As filed on July 31, 2026

Registration No. 333-296940

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CREATD, INC.

(Exact name of registrant as specified in its charter)

Nevada	7819	87-0645394
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1111B S Governors Ave, STE 20721

Dover, DE 19904

(646) 859-5747

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jeremy Frommer

Chief Executive Officer

1111B S Governors Ave, STE 20721

Dover, DE 19904

(646) 859-5747

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq.

Scott E. Linsky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Iselin, NJ 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2026

PRELIMINARY PROSPECTUS

180,030 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the resale, from time to time, of up to 180,030 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Offering”), comprised of:

(i)	up to 126,000 Shares of Common Stock;

(ii)	up to 1,250 Shares, which underlie convertible promissory notes issued pursuant to those certain securities purchase agreements dated November 9, 2025, between the Company and the respective holders, convertible at a price of $10.00 per share, subject to customary adjustment provisions

(iii)	up to 52,780 Shares underlying common stock purchase warrants issued pursuant to those certain securities purchase agreements dated November 9, 2025, between the Company and the respective holders, exercisable on a cashless basis, comprised of 52,155 Shares underlying warrants exercisable at a 3x cashless ratio and 625 Shares underlying warrants exercisable at a 4x cashless ratio.

We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We will, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

Our common stock is quoted on the OTCQB Marketplace operated by OTC Markets Group Inc. (“OTCQB”) under the symbol “CRTD.” Our stock had previously been quoted on OTCQB under the symbol “VOCL,” with such change having become effective on January 24, 2024, following approval from FINRA.

On July 30, 2026 the last reported sale price of our common stock on OTCQB was $3.37 per share.

Our common stock is considered a “penny stock” under SEC rules and is subject to additional sales restrictions under Rule 15g-9 of the Exchange Act. See “Risk Factors – Because our shares of common stock are subject to the penny stock rules, it is more difficult to trade our shares” on page 17 for more information.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of this prospectus. We and our board of directors are not making any recommendation regarding the exercise of your rights.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2026.

Unless the context requires otherwise, references in this prospectus to “Creatd,” “our company,” “we,” “our” “us” and similar terms refer to Creatd, Inc., a Nevada corporation, and its subsidiaries, unless the context otherwise requires.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because the following is only a summary, it does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should carefully read all of the information contained in this prospectus, including the risks described under “Risk Factors” and our consolidated financial statements and the related before making an investment decision.

Overview

Corporate History and Information

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999, under the name LILM, Inc. The Company changed its name on December 3, 2013, to Great Plains Holdings, Inc. (“GTPH”) as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 950 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 79 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On June 16, 2017, the Company filed to form Abacus Pty Ltd, an Australian-based entity, as a wholly-owned subsidiary of the Company.

On July 25, 2019, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-twenty (1:20) reverse stock split (the “2019 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on July 30, 2019. The number of shares of authorized common stock was proportionately reduced as a result of the 2019 Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the 2019 Reverse Stock Split. No fractional shares were issued in connection with the 2019 Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

On September 11, 2019, the Company acquired 100% of the membership interests of Seller’s Choice, LLC, a New Jersey limited liability company (“Seller’s Choice”). Seller’s Choice is digital e-commerce agency based in New Jersey. On March 3, 2022, the Company settled the Seller’s Choice Note for a cash payment of $799,000.

On July 13, 2020, upon approval from our board of directors and stockholders, we filed Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada for the purpose of increasing our authorized shares of Common Stock to 100,000,000.

On August 13, 2020, we filed a certificate of amendment to our second amended and restated articles of incorporation (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-three (1:3) reverse stock split (the “August 2020 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on August 17, 2020. No fractional shares were issued in connection with the August 2020 Reverse Stock Split as all fractional shares were rounded down to the next whole share.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change our name to “Creatd, Inc.”, which became effective on September 10, 2020.

Between October 21, 2020, and August 16, 2021, the Company acquired 21% of the membership interests of Dune, Inc. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages.

On June 4, 2021, the Company acquired 89% of the membership interests of Plant Camp, LLC, a Delaware limited liability company (“Plant Camp”), which the Company subsequently rebranded as Camp. Camp is a direct-to-consumer (DTC) food brand which creates healthy upgrades to classic comfort food favorites. The results of Plant Camp’s operations have been included since the date of acquisition in the Statements of Operations.

On July 20, 2021, the Company acquired 44% of the membership interests of WHE Agency, Inc. WHE Agency, Inc, is a talent management and public relations agency based in New York (“WHE”). WHE has been consolidated due to the Company’s ownership of 55% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

Between October 21, 2020, and August 16, 2021, the Company acquired 21% of the membership interests of Dune, Inc. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages.

On September 16, 2021, the Company filed a Certificate of Incorporation with the State of Delaware to form OG Gallery, Inc, a wholly owned subsidiary of the Company.

On October 3, 2021, the Company acquired an additional 29% of the membership interests of Dune, Inc., bringing our total membership interests to 50%. Dune, Inc., has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On March 7, 2022, the Company acquired 100% of the membership interests of Denver Bodega, LLC, d/b/a Basis, a Colorado limited liability company (“Basis”). Basis is a direct-to-consumer functional beverage brand that makes high-electrolyte mixes meant to aid hydration. Denver Bodega, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On August 1, 2022, the Company acquired 51% of the membership interests of Orbit Media LLC, a New York limited liability company. Orbit is an app-based stock trading platform designed to empower a new generation of investors. Orbit has been consolidated due to the Company’s ownership of 51% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On September 13, 2022, the Company acquired 100% of the membership interests of Brave Foods, LLC, a Maine limited liability company. Brave is a plant-based food company that provides convenient and healthy breakfast food products. Brave Foods, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On December 13, 2022, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 150,000 shares of common stock of OG for a purchase price of $750,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On January 9, 2023, the Company acquired an additional 51% of the equity interest in WHE Agency, Inc. bringing our total ownership to 95%. WHE Agency, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On January 11, 2023, the Company filed a membership agreement to form CEOBLOC, LLC a wholly owned subsidiary of the Company.

On January 25, 2023, the Company acquired an additional 24.3% equity interest in Dune, Inc. bringing its total ownership to 75%. Dune, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On February 1, 2023, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 50,000 shares of common stock of OG for a purchase price of $250,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On February 7, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing its total ownership to 85%.

On May 30, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing our total ownership to 96%. Dune, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On June 30, 2023, the Company acquired an additional 10% of the membership interests of Plant Camp, LLC. Plant Camp, LLC has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On July 28, 2023, the Company acquired an additional 17.5% of the membership interests of Orbit Media, LLC., bringing our total membership interests to 74%. Orbit has been consolidated due to the Company’s ownership of 51% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On July 31, 2023, the Company filed a Certificate of Incorporation with the state of Nevada to form Vocal, Inc., a wholly owned subsidiary. Vocal’s assets, which had been developed directly under the Company since 2016, were reorganized into this new entity. This restructuring marked a significant step in the growth and evolution of Vocal, which began as part of the Company’s business strategy to create a digital publishing platform supporting creators.

On October 8, 2023, the Company entered into an Assignment and Assumption Agreement whereby Omega Eats, LLC was assigned 92.5% of the assets owned by Creatd Ventures, LLC pertaining to the operations of Brave and Denver Bodega DBA Basis in exchange for $1 in cash consideration at closing and the assumption of $214,295 in liabilities related to the operations of these products.

On July 17, 2024, Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. Under this agreement, Creatd issued 829 shares of its common stock (CRTD) to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence.

On July 26, 2024, Creatd acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. The terms of the acquisition involved Creatd issuing 1,750 shares of common stock at a cost basis of $24.00 per share and 3,250 warrants with an exercise price of 24.00.

On August 1, 2024, Vocal, Inc. granted 48.61% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 1,084 shares of the Company’s common stock.

On October 21, 2024, Vocal, Inc. granted an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE, LLC received 16,667 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992 shares of the Company’s common stock.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

On February 27, 2025, the Company completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company, in an all-equity transaction. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved after the acquisition but prior to June 30, 2025. The total purchase price, measured as the fair value of the consideration transferred, was approximately $14.4 million and consisted of shares of the Company’s common stock, Series G Preferred Stock, warrants, and forgiveness of an intercompany note. The acquisition was accounted for as a business combination under ASC 805, Business Combinations, and the results of Flyte, Inc.’s operations have been included in the Company’s consolidated financial statements from the date of acquisition. Additional information about the transaction, including the purchase price allocation, is provided in Note 10 – Acquisitions.

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 4,500 shares of the Company’s common stock.

On June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in the entity Flewber, Inc. for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Flewber, Inc., which the Company plans to make the operating entity for the Hops side of Flewber’s operations. The agreement includes customary investor protections such as down-round anti-dilution rights, a right of first refusal on future financings for 12 months, reinvestment rights, and participation in a potential spin-off of Flyte Luxe. Additionally, the investor received flight credits as non-cash consideration.

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation. The shares were issued as fully paid, non-assessable restricted common stock, duly authorized and validly issued. The 2020 Cirrus Design Corp. SF50 aircraft continues to be leased to the Company under the terms of the Exclusive Aircraft Dry Lease Agreement, with SEG Jets, LLC serving as the lessor.

On October 22, 2025, the Company’s common stock was approved to trade on the OTCQB Venture Market, a higher tier of the OTC Markets requiring current reporting and additional eligibility standards, from the OTCID Market (formerly known as the OTC Pink Market) where it had previously traded. The uplisting became effective on October 22, 2025.

On December 26, 2025, Vocal, Inc. issued an additional 21.73% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of Vocal. In connection with this issuance, 40,404 shares were issued with an aggregate fair value of approximately $78,010, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in Vocal, Inc. decreased from 41.73% to 20.00%.

On December 26, 2025, OG Collection, Inc. issued an additional 24.00% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of OG Collection. In connection with this issuance, 480,000 shares were issued with an aggregate fair value of approximately $57,600, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in OG Collection, Inc. decreased from 44.00% to 20.00%.

On January 24, 2024, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-five hundred (1:500) reverse stock split (the “2024 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on January 24, 2024. The number of shares of authorized common stock was proportionately reduced as a result of the 2024 Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the 2024 Reverse Stock Split. No fractional shares were issued in connection with the 2024 Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

On November 18, 2025, the Company’s Board of Directors approved a 1-for-20 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split was subsequently implemented on February 24, 2026. In connection with the implementation, the per share amounts for loss per share calculations related to prior period and current period were adjusted on the basis of the new number of shares of common stock in the consolidated financial statements. 10,361 shares with a fair value of $103,610 were issued pursuant to rounding from this Reverse Stock Split.

On March 8, 2026, the Company entered into a Stock Purchase Agreement with Catheter Precision, Inc., a Delaware corporation listed on the NYSE American under the symbol “VTAK,” whereby the Company sold its entire 80.02% equity interest in Fly Flyte, Inc., representing all of the Company’s ownership in the subsidiary, for total consideration of $11,554,827. The consideration consists of a cash component of $5,776,827 and a non-cash component of $5,778,000, payable through the issuance to the Company of 5,778 shares of VTAK Preferred Series D Stock. The agreement includes customary representations, warranties, and indemnification provisions. In connection with the closing, the February 27, 2025 loan obligation previously held at the Fly Flyte level was transferred to the purchaser and derecognized from the Company’s consolidated balance sheet. As a result of the transaction, Fly Flyte, Inc. ceased to be a subsidiary of the Company as of March 8, 2026.

Recent Developments

Board of Directors and Management

On August 18, 2025, the Board appointed Arthur Rosen to serve as a member of the Company’s Board of Directors. Mr. Rosen will serve as a director and a member of the audit committee, with a term expiring at the 2026 annual meeting of stockholders and until, or until his earlier resignation or removal.

Acquisition Transactions

Acquisition of Flewber Global, Inc.

On February 27, 2025, Creatd, Inc. (“Creatd” or the “Company”) completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. The acquisition included three subsidiaries: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved following the acquisition and had no active operations at the time of its dissolution.

The total purchase price was approximately $14.4 million, paid through the issuance of 52,807 shares of common stock, 9,475 shares of Series G Preferred Stock, forgiveness of $367,609 in intercompany receivables, and the issuance of 375,503 common stock purchase warrants.

The Company acquired Flyte as part of its strategy to identify businesses where operational efficiencies and data-driven processes can drive growth and margin expansion, and views the private aviation sector as an industry with strong underlying demand and infrastructure that can benefit from these capabilities.

On June 23, 2025, the Company sold a 10% ownership interest in Flewber, Inc., a subsidiary of Flyte, Inc., to an investor for $100,000. Proceeds from the sale were allocated to operating and marketing expenses for Flewber, Inc., which the Company intends to use as the operating entity for the Hops segment of its aviation business.

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation. The shares were issued as fully paid, non-assessable restricted common stock, duly authorized and validly issued. The 2020 Cirrus Design Corp. SF50 aircraft continues to be leased to the Company under the terms of the Exclusive Aircraft Dry Lease Agreement, with SEG Jets, LLC serving as the lessor.

On September 16, 2025, the Company entered into a Conversion Agreement with said investor whereby they exchanged 10% ownership interest in the entity Flewber, Inc., previously purchased for $100,000, into 134 shares of Preferred Series G. The 10% ownership interest in Fly Flyte, Inc. was returned to Creatd, Inc.

On March 8, 2026, the Company entered into a Stock Purchase Agreement with Catheter Precision, Inc., a Delaware corporation listed on the NYSE American under the symbol “VTAK,” whereby the Company sold its entire 80.02% equity interest in Fly Flyte, Inc., representing all of the Company’s ownership in the subsidiary, for total consideration of $11,554,827. The consideration consists of a cash component of $5,776,827 and a non-cash component of $5,778,000, payable through the issuance to the Company of 5,778 shares of VTAK Preferred Series D Stock. The agreement includes customary representations, warranties, and indemnification provisions. In connection with the closing, the February 27, 2025 loan obligation previously held at the Fly Flyte level was transferred to the purchaser and derecognized from the Company’s consolidated balance sheet. As a result of the transaction, Fly Flyte, Inc. ceased to be a subsidiary of the Company as of March 8, 2026.

Financing

On November 9, 2025, the Company entered into a financing arrangement (the “Uplist Financing”) with a group of nine accredited investors (collectively, the “Initial Investors”). The Uplist Financing provided for the issuance of senior convertible promissory notes (the “Notes”) and accompanying warrants (the “Warrants”) in an aggregate principal amount of up to $7,777,778, to be funded in four tranches, including a 20% original issue discount, which would have yielded aggregate net cash proceeds to the Company of $6,222,222 if fully funded. The first tranche was sized at $1,244,445, the second tranche at $933,333, the third tranche at $933,333, and the fourth tranche at $3,173,611, in each case on a gross basis before original issue discount.

The first tranche of $1,244,445 was funded at closing on November 9, 2025, with the Company receiving net cash proceeds after original issue discount. On December 5, 2025, the second tranche of $933,333 was funded upon submission of the Company’s Registration Statement to the Securities and Exchange Commission. On December 9, 2025, an additional accredited investor (the “Tenth Investor,” and together with the Initial Investors, the “Purchasers”) subscribed to the Uplist Financing on substantially the same terms as the Initial Investors and funded the first and second tranches of its investment, in the aggregate amount of $35,000 (net of original issue discount).

On January 16, 2026, one of the Purchasers funded $375,000 of its agreed portion of the third tranche, yielding net cash proceeds to the Company of $300,000 after original issue discount.

In connection with the Company’s sale of its 80.02% equity interest in Fly Flyte, Inc. on March 8, 2026, the Purchasers were released from their obligations to fund the remaining portion of the third tranche and the entirety of the fourth tranche, and accordingly no further funding under the Uplist Financing is required or expected. The Company issued individual Notes and Warrants to each Purchaser in respect of the tranches actually funded, which the company still carries.

The Notes carry no stated interest unless in default, mature twelve months from the initial closing, and are convertible at the holder’s option at $10.00 per share, or mandatorily upon an approved national-exchange uplisting at the lower of (i) $10.00 per share, (ii) the uplist offering price, or (iii) a twenty percent (20%) discount to the lowest daily VWAP during the ten trading days prior to uplist. Each Purchaser received Warrant coverage equal to one hundred percent (100%) of the Note face value, exercisable at $10.00 per share for a five-year term, with customary cashless-exercise provisions and full ratchet anti-dilution protection, as well as a 9.99% beneficial ownership limitation which can be adjusted on 61 days’ notice. The Warrants are automatically cashlessly exercised into common stock upon formal approval of the Company’s uplisting to a national securities exchange.

Employees

As of July 31, 2026, the Company had 6 full-time employees. None of our employees are subject to a collective bargaining agreement, and we believe our relationship with our employees to be good.

We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. Our human capital resources objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Corporate Information

The Company’s mailing address is 1111B S Governors Ave, STE 20721 Dover, DE 19904. The Company’s telephone number is (646) 859-5747. Our website is https://creatd.com. The information on, or that can be accessed through, this website is not part of this Form S-1, and you should not rely on any such information in making the decision whether to purchase the Common Stock.

SUMMARY OF THE OFFERING

This prospectus relates to the resale, from time to time, of up to 180,030 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Offering”), comprised of: (i) up to 126,000 Shares of Common Stock; (ii) up to 1,250 Shares underlying convertible promissory notes issued pursuant to those certain securities purchase agreements dated November 9, 2025, between the Company and the respective holders, convertible at a price of $10.00 per share, subject to customary adjustment provisions; and (iii) up to 52,780 Shares underlying common stock purchase warrants issued pursuant to those certain securities purchase agreements dated November 9, 2025, between the Company and the respective holders. We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We will, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

Issuer	Creatd, Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholders	180,030 (1)

Shares of Common Stock outstanding before the Offering	3,245,085 shares (2)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	3,245,085 shares (2)

Use of proceeds	We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

Market for Common Stock	Our common stock is quoted on OTCQB under the symbol “CRTD.”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)	This amount consists of: (i) up to 126,000 Shares of Common Stock; (ii) up to 1,250 Shares underlying convertible promissory notes issued pursuant to those certain securities purchase agreements dated November 9, 2025, between the Company and the respective holders, convertible at a price of $10.00 per share, subject to customary adjustment provisions; and (iii) up to 52,780 Shares underlying common stock purchase warrants issued pursuant to those certain securities purchase agreements dated November 9, 2025, between the Company and the respective holders.

(2)	The number of shares of Common Stock outstanding before and after the Offering is based on 3,245,085 shares outstanding as of July 31, 2026, which includes 126,000 shares being registered in the Offering that are already issued and outstanding, and excludes the following:

●	1,853,371 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $17.04 per share;

●	1,438,273 shares of Common Stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $10.32 per share;

●	226,600 shares of Common Stock issuable upon the conversion of convertible promissory notes having a conversion price of $10.00 per share;

●	2,000 shares of Common Stock issuable upon the conversion of Series A Preferred having a conversion price of $12.00 per share;

●	11 shares of Common Stock issuable upon the conversion of Series E Preferred having a conversion price of $41,200 per share;

●	114,150 shares of Common Stock issuable upon the conversion of Series F Preferred having a conversion price of $20.00 per share;

●	939,033 shares of Common Stock issuable upon the conversion of Series G Preferred having a stated conversion price of $20.00 per share, of which currently outstanding shares are convertible at prices ranging from $5.14 to $10.00 per share as adjusted pursuant to the full-ratchet anti-dilution provisions of the Series G Certificate of Designation;

●	10,953 shares of Common Stock issuable upon the conversion of Series H Preferred having a conversion price of $5.14 per share; and

●	230,000 shares of Common Stock issuable upon the conversion of Series I Preferred having a stated conversion price of $20.00 per share, of which currently outstanding shares are convertible at $10.00 per share as adjusted pursuant to the full-ratchet anti-dilution provisions of the Series I Certificate of Designation.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information contained in this prospectus, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of common stock and the trading price of Series A warrants, if any, could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

Risks Related to our Business

The Company is a development stage business and subject to the many risks associated with new businesses.

Our current line of business has a limited operating history and our business is subject to all of the risks inherent in the establishment of a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development and expansion of a new business enterprise. We have incurred losses and may continue to operate at a net loss for at least the next several years as we execute our business plan. We had a net loss of approximately $9.4 million for the year ended December 31, 2025, and a working capital deficit and an accumulated deficit of approximately $7.9 million and approximately $262.9 million, respectively.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Based on the report from our independent auditors dated May 3, 2026, except for Note 13, as to which the date is July 17, 2026, management stated that our financial statements for the year ended December 31, 2025, were prepared assuming substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

We are not profitable and may never be profitable.

Since inception through the present, we have been dependent on raising capital to support our working capital needs. During this same period, we have recorded net accumulated losses and are yet to achieve profitability. Our ability to achieve profitability depends upon many factors, including our ability to develop and commercialize our websites. There can be no assurance that we will ever achieve any significant revenues or profitable operations.

Our operating expenses exceed our revenues and will likely continue to do so for the foreseeable future.

We are in an early stage of our development and we have not generated sufficient revenues to offset our operating expenses. Our operating expenses will likely continue to exceed our operating income for the foreseeable future, until such time as we are able to monetize our brands and generate substantial revenues, particularly as we undertake payment of the increased costs of operating as a public company.

We will need additional capital, which may be difficult to raise as a result of our limited operating history or any number of other reasons.

We expect that we will need to raise additional capital within the next 12 months. However, in the event that we exceed our expected growth, we would need to raise additional capital. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms, or even at all. Our limited operating history makes investor evaluation and an estimation of our future performance substantially more difficult. As a result, investors may be unwilling to invest in us or such investment may be offered on terms or conditions that are not acceptable. In the event that we are not able to secure financing, we may have to scale back our growth plans or cease operations.

We face intense competition. If we do not provide services that are useful to users, we may not remain competitive, and our potential revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technologies, shifting user needs, and frequent introductions of new products and services. Our ability to compete successfully depends heavily on providing services that are useful and enjoyable for our users.

We face competition from other companies in all of our business segments. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for users and customers. Emerging start-ups may be able to innovate and provide products and services faster than we can.

As technology continues to develop, our competitors may be able to offer user experiences that are, or that are seen to be, substantially similar to or better than, ours. This may force us to compete in different ways and expend significant resources in order to remain competitive. If our competitors are more successful than we are in attracting and retaining users, customers, and advertisers, our revenues and operating results could be adversely affected.

If we fail to retain existing users or add new users, or if our users decrease their level of engagement with our products, our revenue, financial results, and business may be significantly harmed.

The size of our user base and our user’s level of engagement are critical to our success. Our financial performance will be significantly determined by our success in adding, retaining, and engaging active users of our products, particularly Vocal. We anticipate that our active user growth rate will generally decline over time as the size of our active user base increases, and it is possible that the size of our active user base may fluctuate or decline in one or more markets, particularly in markets where we have achieved higher penetration rates. If people do not perceive Vocal to be useful, reliable, and trustworthy, we may not be able to attract or retain users or otherwise maintain or increase the frequency and duration of their engagement. A number of other content management systems and publishing platforms that achieved early popularity have since seen their active user bases or levels of engagement decline, in some cases precipitously. There is no guarantee that we will not experience a similar erosion of our active user base or engagement levels. Our user engagement patterns have changed over time, and user engagement can be difficult to measure, particularly as we introduce new and different products and services. Any number of factors could potentially negatively affect user retention, growth, and engagement, including if:

●	Users increasingly engage with other competitive products or services;

●	We fail to introduce new features, products or services that users find engaging or if we introduce new products or services, or make changes to existing products and services, that are not favorably received;

●	User behavior on any of our products changes, including decreases in the quality and frequency of content shared on our products and services;

●	There are decreases in user sentiment due to questions about the quality or usefulness of our products or our user data practices, or concerns related to privacy and sharing, safety, security, well-being, or other factors;

●	We are unable to manage and prioritize information to ensure users are presented with content that is appropriate, interesting, useful, and relevant to them;

●	We are unable to obtain or attract engaging third-party content;

●	Users adopt new technologies where our products may be displaced in favor of other products or services, or may not be featured or otherwise available;

●	There are changes mandated by legislation, regulatory authorities, or litigation that adversely affect our products or users;

●	Technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the user experience, such as security breaches or failure to prevent or limit spam or similar content;

●	We adopt terms, policies, or procedures related to areas such as sharing, content, user data, or advertising that are perceived negatively by our users or the general public;

●	We elect to focus our product decisions on longer-term initiatives that do not prioritize near-term user growth and engagement;

●	We make changes in how we promote different products and services across our family of apps;

●	Initiatives designed to attract and retain users and engagement are unsuccessful or discontinued, whether as a result of actions by us, third parties, or otherwise;

●	We fail to provide adequate customer service to users, marketers, developers, or other partners;

●	We, developers whose products are integrated with our products, or other partners and companies in our industry are the subject of adverse media reports or other negative publicity, including as a result of our or their user data practices; or

●	Our current or future products, such as our development tools and application programming interfaces that enable developers to build, grow, and monetize mobile and web applications, reduce user activity on our products by making it easier for our users to interact and share on third-party mobile and web applications.

If we are unable to maintain or increase our user base and user engagement, our revenue and financial results may be adversely affected. Any decrease in user retention, growth, or engagement could render our products less attractive to users, marketers, and developers, which is likely to have a material and adverse impact on our revenue, business, financial condition, and results of operations. If our active user growth rate continues to slow, we will become increasingly dependent on our ability to maintain or increase levels of user engagement and monetization in order to drive revenue growth.

We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to Internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed.

Acquisitions may disrupt growth.

We may pursue strategic acquisitions in the future. Risks in acquisition transactions include difficulties in the integration of acquired businesses into our operations and control environment, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing clients of the acquired entities, assumed or unforeseen liabilities that arise in connection with the acquired businesses, the failure of counterparties to satisfy any obligations to indemnify us against liabilities arising from the acquired businesses, and unfavorable market conditions that could negatively impact our growth expectations for the acquired businesses. Fully integrating an acquired company or business into our operations may take a significant amount of time. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered with acquisitions and other strategic transactions. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the failure to realize the full economic value of a strategic transaction or the impairment of goodwill and/or intangible assets recognized at the time of an acquisition. These risks could be heightened if we complete a large acquisition or multiple acquisitions within a short period of time.

Our business depends on strong brands and relationships, and if we are not able to maintain our relationships and enhance our brands, our ability to expand our base of users, advertisers and affiliates will be impaired and our business and operating results could be harmed.

Maintaining and enhancing our brands’ profiles may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the brands’ profiles, or if we incur excessive expenses in this effort, our business and operating results could be harmed. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands’ profiles may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to be a technology leader and to continue to provide attractive products and services, which we may not do successfully.

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of Jeremy Frommer, our Chief Executive Officer, and our other executive officers and directors. Though no individual is indispensable, the loss of the services of these executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently maintain key man life insurance on the lives of these individuals.

If we are unable to protect our intellectual property, the value of our brands and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality, assignment, and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights. In the United States and internationally, we have filed various applications for protection of certain aspects of our intellectual property, and we currently hold a number of registered trademarks and issued patents in multiple jurisdictions and have acquired patents and patent applications from third parties. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have generally taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. In addition, we regularly contribute software source code under open source licenses and have made other technology we developed available under other open licenses, and we include open source software in our products. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brands and other intangible assets may be diminished and competitors may be able to more effectively mimic our products, services, and methods of operations. Any of these events could have an adverse effect on our business and financial results.

We are subject to payment processing risk.

We accept payments using a variety of different payment methods, including credit and debit cards and direct debit. We rely on third parties to process payments. Acceptance and processing of these payment methods are subject to certain certifications, rules and regulations. To the extent there are disruptions in our or third-party payment processing systems, material changes in the payment ecosystem, failure to recertify and/or changes to rules or regulations concerning payment processing, we could be subject to fines and/or civil liability, or lose our ability to accept credit and debit card payments, which would harm our reputation and adversely impact our results of operations.

We are subject to risk as it relates to software that we license from third parties.

We license software from third parties, much of which is integral to our systems and our business. The licenses are generally terminable if we breach our obligations under the license agreements. If any of these relationships were terminated or if any of these parties were to cease doing business or cease to support the applications we currently utilize, we may be forced to spend significant time and money to replace the licensed software.

Failures or reduced accessibility of third-party software on which we rely could impair the availability of our platform and applications and adversely affect our business.

We license software from third parties for integration into our Vocal platform, including open source software. These licenses might not continue to be available to us on acceptable terms, or at all. While we are not substantially dependent upon any third-party software, the loss of the right to use all or a significant portion of our third-party software required for the development, maintenance and delivery of our applications could result in delays in the provision of our applications until we develop or identify, obtain and integrate equivalent technology, which could harm our business.

Any errors or defects in the hardware or software we use could result in errors, interruptions, cyber incidents or a failure of our applications. Any significant interruption in the availability of all or a significant portion of such software could have an adverse impact on our business unless and until we can replace the functionality provided by these applications at a similar cost. Furthermore, this software may not be available on commercially reasonable terms, or at all. The loss of the right to use all or a significant portion of this software could limit access to our platform and applications. Additionally, we rely upon third parties’ abilities to enhance their current applications, develop new applications on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. We may be unable to effect changes to such third-party technologies, which may prevent us from rapidly responding to evolving customer requirements. We also may be unable to replace the functionality provided by the third-party software currently offered in conjunction with our applications in the event that such software becomes obsolete or incompatible with future versions of our platform and applications or is otherwise not adequately maintained or updated.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations, resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the general strategies of our company we need to maintain and search for hard-working employees who have innovative initiatives, while at the same time, keep a close eye on any and all expanding opportunities in our marketplace.

We plan to generate a significant portion of our revenues from advertising and affiliate sales relationships, and a reduction in spending by or loss of advertisers and general decrease in online spending could adversely harm our business.

We plan to generate a substantial portion of our revenues from advertisers in the form of branded content. Our advertisers may be able to terminate prospective contracts with us at any time. Advertisers will not continue to do business with us if their investment in advertising with us does not generate sales leads, and ultimately customers, or if we do not deliver their advertisements in an appropriate and effective manner. If we are unable to remain competitive and provide value to our advertisers, they may stop placing ads with us, which would adversely affect our revenues and business. In addition, expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Adverse macroeconomic conditions can also have a material negative impact on the demand for advertising and cause our advertisers to reduce the amounts they spend on branded content, which could adversely affect our revenues and business.

Security breaches could harm our business.

Security breaches have become more prevalent in the technology industry. We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect, use, store and disclose, but there is no guarantee that inadvertent (e.g., software bugs or other technical malfunctions, employee error or malfeasance, or other factors) or unauthorized data access or use will not occur despite our efforts. Although we have not experienced any material security breaches to date, we may in the future experience attempts to disable our systems or to breach the security of our systems. Techniques used to obtain unauthorized access to personal information, confidential information and/or the systems on which such information are stored and/or to sabotage systems change frequently and generally are not recognized until launched against a target. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures.

If an actual or perceived security breach occurs, the market perception of our security measures could be harmed, and we could lose sales and customers and/or suffer other negative consequences to our business. A security breach could adversely affect the digital content experience and cause the loss or corruption of data, which could harm our business, financial condition and operating results. Any failure to maintain the security of our infrastructure could result in loss of personal information and/or other confidential information, damage to our reputation and customer relationships, early termination of our contracts and other business losses, indemnification of our customers, financial penalties, litigation, regulatory investigations and other significant liabilities. In the event of a major third-party security incident, we may incur losses in excess of their insurance coverage.

Moreover, if a high-profile security breach occurs with respect to us or another digital entertainment company, our customers and potential customers may lose trust in the security of our business model generally, which could adversely impact our ability to retain existing customers or attract new ones.

The laws and regulations concerning data privacy and data security are continually evolving; our or our platform providers’ actual or perceived failure to comply with these laws and regulations could harm our business.

Customers view our content online, using third-party platforms and networks and on mobile devices. We collect and store significant amounts of information about our customers—both personally identifying and non-personally identifying information. We are subject to laws from a variety of jurisdictions regarding privacy and the protection of this player information. For example, the European Union (EU) has traditionally taken a broader view than the United States and certain other jurisdictions as to what is considered personal information and has imposed greater obligations under data privacy regulations. The U.S. Children’s Online Privacy Protection Act (COPPA) also regulates the collection, use and disclosure of personal information from children under 13 years of age. While none of our content is directed at children under 13 years of age, if COPPA were to apply to us, failure to comply with COPPA may increase our costs, subject us to expensive and distracting government investigations and could result in substantial fines.

Data privacy protection laws are rapidly changing and likely will continue to do so for the foreseeable future. The U.S. government, including the Federal Trade Commission and the Department of Commerce, is continuing to review the need for greater regulation over the collection of personal information and information about consumer behavior on the Internet and on mobile devices and the EU has proposed reforms to its existing data protection legal framework. Various government and consumer agencies worldwide have also called for new regulation and changes in industry practices. In addition, in some cases, we are dependent upon our platform providers to solicit, collect and provide us with information regarding our players that is necessary for compliance with these various types of regulations.

Customer interaction with our content is subject to our privacy policy and terms of service. If we fail to comply with our posted privacy policy or terms of service or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

In the area of information security and data protection, many jurisdictions have passed laws requiring notification when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Our security measures and standards may not be sufficient to protect personal information and we cannot guarantee that our security measures will prevent security breaches. A security breach that compromises personal information could harm our reputation and result in a loss of confidence in our products and ultimately in a loss of customers, which could adversely affect our business and impact our financial condition. This could also subject us to liability under applicable security breach-related laws and regulations and could result in additional compliance costs, costs related to regulatory inquiries and investigations, and an inability to conduct our business.

Changes to federal, state or international laws or regulations applicable to our company could adversely affect our business.

Our business is subject to a variety of federal, state and international laws and regulations, including those with respect to privacy, data, and other laws. These laws and regulations, and the interpretation or application of these laws and regulations, could change. In addition, new laws or regulations affecting our business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If we fail to comply with these applicable laws or regulations, we could be subject to significant liabilities which could adversely affect our business.

Our business involves risks of liability claims arising from our media content, which could adversely affect our ability to generate revenue and could increase our operating expenses.

As a distributor of media content, we face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, obscenity, violation of rights of publicity and/or obscenity laws and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online services and other disseminators of media content. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with content available through our internet websites could require us to take steps that would substantially limit the attractiveness of our internet websites and/or their availability in certain geographic areas, which could adversely affect our ability to generate revenue and could increase our operating expenses.

Intellectual property litigation could expose us to significant costs and liabilities and thus negatively affect our business, financial condition and results of operations.

We may be subject to claims of infringement of third-party patents and trademarks and other violations of third-party intellectual property rights. Intellectual property disputes are generally time-consuming and expensive to litigate or settle and the outcome of such disputes is uncertain and difficult to predict. The existence of such disputes may require us to set-aside substantial reserves and has the potential to significantly affect our overall financial standing. To the extent that claims against us are successful, they may subject us to substantial liability, and we may have to pay substantial monetary damages, change aspects of our business model, and/or discontinue any of our services or practices that are found to be in violation of another party’s rights. Such outcomes may severely restrict or hinder ongoing business operations and impact the value of our business. Successful claims against us could also result in us having to seek a license to continue our practices. Under such conditions, a license may or may not be offered or otherwise made available to us. If a license is made available to us, the cost of the license may significantly increase our operating burden and expenses, potentially resulting in a negative effect on our business, financial condition and results of operations.

Although we have been and are currently involved in multiple areas of commerce, internet services, and high technology where there is a substantial risk of future patent litigation, we have not obtained insurance for patent infringement losses. If we are unsuccessful at resolving pending and future patent litigation in a reasonable and affordable manner, it could disrupt our business and operations, including by negatively impacting areas of commerce or putting us at a competitive disadvantage.

If we are unable to obtain or maintain key website addresses, our ability to operate and grow our business may be impaired.

Our website addresses, or domain names, are critical to our business. We currently own more than 415 domain names. However, the regulation of domain names is subject to change, and it may be difficult for us to prevent third parties from acquiring domain names that are similar to ours, that infringe our trademarks or that otherwise decrease the value of our brands. If we are unable to obtain or maintain key domain names for the various areas of our business, our ability to operate and grow our business may be impaired.

We may have difficulty scaling and adapting our existing network infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could cause us to incur significant expenses and lead to the loss of users and advertisers.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computer power we will need. We could incur substantial costs if we need to modify our websites or our infrastructure to adapt to technological changes. If we do not maintain our network infrastructure successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users’ experience could decline. Maintaining an efficient and technologically advanced network infrastructure is particularly critical to our business because of the pictorial nature of the products and services provided on our websites. A decline in quality could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

Operating a network open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our network and services are only to be used by users who are over 13 years old. Although we will terminate accounts that are known to be held by persons age 13 or younger, it is impractical to independently verify that all activity occurring on our network fits into this description. As such, we run the risk of federal and state law enforcement prosecution.

Risks Related to Our Financial Reporting, Internal Controls, and Public Company Obligations

We identified errors in previously issued interim financial statements, and although the errors were not material and have been corrected, they may raise concerns regarding the effectiveness of our financial reporting processes and internal controls.

During the preparation of the Company’s consolidated financial statements for the year ended December 31, 2025, management identified certain errors in stockholders’ equity (deficit) of its previously issued unaudited condensed consolidated financial statements as of September 30, 2025 within the Company’s third quarter 2025 Quarterly Report.

The Company assessed the materiality of the errors on the prior period condensed consolidated financial statements and concluded they were not material to the prior interim period. The Company corrected these errors by revising its unaudited interim financial information for the nine months ended September 30, 2025 to correct for the impact of such errors. These errors are related to (i) the reporting of the par value of Stock in Subsidiaries: Vocal, Inc. Preferred stock, $0.001 par value, (ii) the reporting of the par value of Stock in Subsidiaries: OG Collection, Inc. Preferred stock, $0.001 par value, and (iii) the reporting of the value of non-controlling interest in consolidated subsidiaries.

These revisions had no impact on total assets, total liabilities, total stockholders’ deficit, or the Company’s previously reported net loss for the period as of and for the three and nine months ended September 30, 2025. The revisions have been reflected in the accompanying consolidated financial statements.

However, the identification of these errors may cause investors to lose confidence in our financial reporting, expose us to potential securities litigation, or require us to incur additional accounting, auditing, or compliance costs. In addition, these errors may indicate that we need to further enhance our internal control over financial reporting. If additional errors are identified in the future, or if we fail to maintain effective internal controls, our business, reputation, and the market price of our securities could be materially adversely affected.

Risks Relating to our Common Stock and the Offering

Future sales or potential sales of our common stock in the public market could cause our share price to decline.

If the existing holders of our common stock, particularly our directors and officers, sell a large number of shares, they could adversely affect the market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

Following this offering, our principal stockholders will continue to own a significant percentage of our stock and be able to exert significant control or significant influence over matters subject to stockholder approval.

Following this offering, our executive officers, directors, and greater than 5% stockholders, in the aggregate, will continue to own a significant portion of our outstanding common stock. As a result, such persons or their appointees to our board of directors, acting together, will have the ability to significantly influence all matters submitted to our board of directors or stockholders for approval, including the appointment of our management, the election and removal of directors and the approval of any significant transaction, as well as our management and business affairs. This concentration of ownership may have the effect of delaying or preventing a change of control of our company or discouraging others from making tender offers for shares of our common stock, which could prevent our stockholders from receiving a premium for their shares. The interests of our principal stockholders may not always coincide with the interests of other stockholders and they may act in a manner that advances their best interests and not necessarily those of other stockholders, including seeking a premium value for their common stock.

Because we will not pay dividends on our common stock in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid cash dividends on our common stock, and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

Our share price has been, and will likely continue to be, volatile, and you may be unable to resell your shares at or above the price at which you acquired them.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a compensation discussion and analysis section in our proxy statements and we will provide only two years of financial statements. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

The market price for our securities may be influenced by many factors that are beyond our control, including, but not limited to:

●	variations in our revenue and operating expenses;

●	market conditions in our industry and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	developments in the financial markets and worldwide or regional economies;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies;

●	general economic, industry and market conditions; and

●	the other factors described in this “Risk Factors” section.

The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Because our shares of common stock are subject to the penny stock rules, it is more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

The price of our common stock may be subject to wide fluctuations.

Even though we have our shares quoted with The OTCQB, the market price of our Common Stock may be highly volatile and subject to wide fluctuations in response to a variety of factors and risks, many of which are beyond our control. In addition to the risks noted elsewhere in this Form S-1, some of the other factors affecting our stock price may include:

●	Variations in our operating results;

●	The level and quality of securities analysts’ coverage of our Common Stock;

●	Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	Announcements by third parties of significant claims or proceedings against us; and

●	Future sales of our Common Stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention.

You may lose all of your investment.

Investing in our common stock involves a high degree of risk. As an investor, you might never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all your investment.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and dilute our share value

Our Second Amended and Restated Articles of Incorporation authorize the issuance of 3,000,000,000 shares of common stock, and 20,000,000 shares of preferred stock. Currently the Company has 200 shares of Preferred Series A stock outstanding, 450 shares of Preferred Series E stock outstanding, 2,283 shares of Preferred Series F stock outstanding, 12,132 shares of Preferred Series G stock outstanding, 563 shares of Preferred Series H stock outstanding, and 23,000 shares of Preferred Series I stock outstanding. Additionally, as of July 31, 2026, there are outstanding (i) warrants to purchase 1,438,273 shares of our common stock; (ii) options exercisable into 1,853,371 shares of our common stock; (iii) 1,296,151 shares underlying the conversion of the aforementioned outstanding preferred shares and (iv) 226,600 shares underlying the conversion of convertible notes.

Assuming all of the Company’s currently outstanding warrants and options are exercised and all convertible notes and preferred shares are converted, the Company would have to issue an additional 4,940,545 shares of common stock representing 152% of our current issued and outstanding common stock. The future issuance of this common stock would result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Liability of directors for breach of duty is limited under Nevada law.

Nevada law provides that directors must discharge their duties as a director in good faith and with a view to the interests of the corporation. Under Nevada law, directors owe a fiduciary duty to the corporation, which is generally comprised of the duty of care and duty of loyalty to the corporation. Except under limited circumstances set forth in NRS 78.138(7), or unless our Second Amended and Restated Articles of Incorporation or an amendment thereto provide for greater individual liability (which ours does not provide), a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as such, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, and any future loan arrangements we enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market by certain of our stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

The issuance of a large number of shares of our common stock could significantly dilute existing stockholders and negatively impact the market price of our common stock.

If we sell shares of Common Stock under the Investment Agreement, we will be issuing such shares at below market prices, which could cause the market price of our Common Stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant. In general, we are unlikely to sell shares of common stock under the Investment Agreement at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

We may issue additional shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Pursuant to our Second Amended and Restated Articles of Incorporation, the aggregate number of shares of capital stock which we are authorized to issue is 3,020,000,000 shares, of which 3,000,000,000 shares are common stock, and 20,000,000 shares are “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. As of the date of this filing the Company has 200 shares of Preferred Series A stock outstanding, 450 shares of Preferred Series E stock outstanding, 2,283 shares of Preferred Series F stock outstanding, 12,132 shares of Preferred Series G stock outstanding, 563 shares of Preferred Series H stock outstanding, and 23,000 shares of Preferred Series I stock outstanding.

The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company. In addition, advanced notice is required prior to stockholder proposals, which might further delay a change of control. Additionally, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us.

Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for certain disputes which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or agents.

Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, each of our Second Amended Articles of Incorporation and our Amended and Restated Bylaws contain a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. As this provision applies to Securities Act claims, there may be uncertainty whether a court would enforce such a provision.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find our choice of forum provisions contained in either our Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Risks Related to this Offering

The Company will have broad discretion in the use of the net proceeds from this offering and may fail to apply these proceeds effectively.

The Company’s management will have broad discretion in the application of the net proceeds of this offering, including using the proceeds to conduct operations, expand the Company’s business lines and for general working capital. The Company may also use the net proceeds of this offering to acquire or invest in complementary businesses, products, or technologies, or to obtain the right to use such complementary technologies. We have no commitments with respect to any acquisition or investment; however, we seek opportunities and transactions that management believes will be advantageous to the Company and its operations or prospects. We cannot specify with certainty the actual uses of the net proceeds of this offering. You may not agree with the manner in which our management chooses to allocate and spend the net proceeds. We may invest the net proceeds from this offering in a manner that does not produce income or that loses value. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations.

There is no guarantee that we will successfully have our common stock listed on The New York Stock Exchange. Even if our common stock is accepted for listing on The New York Stock Exchange, upon our satisfaction of the exchange’s initial listing criteria, the exchange may subsequently delist our common stock if we fail to comply with ongoing listing standards.

We are currently quoted on the OTCQB and intend to apply to list our common stock on the NYSE. There can be no assurance that our application will be approved in a timely manner, if at all. The NYSE has broad discretion in evaluating an applicant’s eligibility for listing, including discretion in interpreting its quantitative and qualitative initial listing standards. The uplisting review may also be affected by factors outside our control, including market conditions, the timing and outcome of the SEC’s review of this registration statement, our ability to satisfy NYSE corporate governance requirements, and other matters that may arise during the NYSE’s evaluation. As a result, the uplisting process may be delayed, require additional actions on our part, or ultimately not occur. Based on information available to the Company as of the date of this filing, we currently estimate that the listing will occur in the second half of 2026.

If we are unable to uplist to the NYSE or if we subsequently fail to meet the NYSE’s continued listing requirements, our common stock would remain quoted on the OTCQB, which could materially and adversely affect liquidity and the value of our securities.

Even if we satisfy the NYSE’s initial listing criteria, we may fail to meet the NYSE’s ongoing listing standards, including minimum thresholds related to stockholders’ equity, market capitalization, share price, public float, corporate governance, and the number of publicly-held shares. Failure to maintain compliance could result in delisting. If our uplisting is not approved or if our common stock is later delisted, our securities would remain quoted on the OTCQB. Securities quoted on OTC platforms generally experience lower trading volumes and liquidity, wider bid-ask spreads, reduced analyst coverage, and greater trading volatility compared to securities listed on a national securities exchange.

Remaining on the OTCQB could adversely affect our ability to raise capital and grow our business. If we are unable to complete the uplisting, our ability to raise additional capital could be significantly impaired, as many institutional investors and funds are limited or restricted from investing in companies whose securities are quoted on the OTCQB. Remaining on this market may also limit our ability to use our equity as consideration in potential acquisitions or strategic transactions and may make it more difficult for us to attract and retain qualified director candidates, advisors, and employees. Even if we ultimately succeed in listing our common stock on the NYSE, there can be no assurance that an active or sustained trading market for our common stock will develop or be maintained following the uplisting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are those that reflect our current views with respect to future events and financial performance, and all statements other than statements of historical fact are statements that are, or could be, deemed forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” or the negative of these terms, and other similar phrases. All statements contained in this prospectus and any prospectus supplement regarding future financial position, sales, costs, earnings, losses, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements.

You should not place undue reliance on our forward-looking statements because they are not guarantees of future performance or expectations, and involve risks and uncertainties. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

The forward-looking statements contained in this prospectus are set forth principally in “Risk Factors” above, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors.” In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Please consider our forward-looking statements in light of these risks as you read this prospectus.

USE OF PROCEEDS

All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the shares of our Common Stock by the Selling Stockholders.

We will also not receive any proceeds from the conversion of the convertible promissory notes covered by this prospectus, the gross proceeds from which were received by the Company in prior periods. The warrants covered by this prospectus are exercisable on a cashless basis, and accordingly we do not expect to receive any proceeds from the exercise of such warrants.

The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our common stock is quoted on the OTCQB under the symbol “CRTD.” As of July 30, 2026, the last reported sale price of the common stock as reported on OTCQB was $3.37 per share.

As of July 31, 2026, there were 307 registered holders of record of our Common Stock, 1 holder of record of our Series A Convertible Preferred Stock, 5 holders of record of our Series E Convertible Preferred Stock, 2 holders of record of our Series F Convertible Preferred Stock, 24 holders of record of our Series G Convertible Preferred Stock, 1 holder of record of our Series H Preferred Stock, and 4 holders of record of our Series I Convertible Preferred Stock. Since certain shares of our Common Stock are held by brokers and other institutions on behalf of stockholders, the foregoing number of holders of our Common Stock is not representative of the number of beneficial holders of our Common Stock.

To date, we have not paid cash dividends on our Common Stock and do not plan to pay such dividends in the foreseeable future. Our Board will determine our future dividend policy on the basis of many factors, including results of operations, capital requirements, and general business conditions. Dividends, under the Nevada Revised Statutes, may only be paid from our net profits or surplus. To date, we have not had a fiscal year with net profits and, subject to a valuation by the Board of the present value of the Company’s assets, do not have surplus.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of March 31, 2026, on an actual basis and on a pro forma basis to reflect our issuance of the shares of our Common Stock offered by this prospectus, after deducting our estimated offering expenses. This table should be read in conjunction with “Use of Proceeds” above and our consolidated audited and unaudited financial statements and the notes thereto set forth in this prospectus.

	March 31, 2026
	Actual	Adjustments	Proforma as Adjusted
Cash	$250,879	$(205,199)	$45,680
Note Payable	197,374		197,374
Convertible Note	1,569,977		1,569,977
Common stock	771		771
Additional paid-in capital	278,415,951		278,415,951
Accumulated deficit	(277,348,505)	205,199	(277,143,306)
Accumulated other comprehensive income (loss)	(298,405)		(298,405)
Treasury stock	(78,456)		(78,456)
Preferred stock	62		62
Non-controlling interest	2,961,914		2,961,914
Total Stockholders’ Equity	$3,653,332	$(205,199)	$3,448,133
Total Capitalization	$5,420,683	$(205,199)	$5,215,484

The table above excludes:

●	1,853,371 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $17.04 per share;

●	1,438,273 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $10.32 per share;

●	2,000 shares of common stock issuable upon the conversion of series A preferred having a conversion price of $12.00.

●	226,600 shares of common stock issuable upon the conversion of convertible promissory notes having a conversion price of $10.00 per share.

●	11 shares of common stock issuable upon the conversion of series E preferred having a conversion price of $41,200 per share.

●	114,150 shares of common stock issuable upon the conversion of series F preferred having a conversion price of $20 per share.

●	939,033 shares of common stock issuable upon the conversion of series G preferred having a stated conversion price of $20.00 per share, of which currently outstanding shares are convertible at either $10.00 or $5.14 per share, due to adjustments pursuant to the full-ratchet anti-dilution provisions of the Series G Certificate of Designation.

●	10,953 shares of common stock issuable upon the conversion of series H preferred having a conversion price of $5.14 per share.

●	230,000 shares of common stock issuable upon the conversion of series I preferred having a stated conversion price of $20.00 per share, of which currently outstanding shares are convertible at $10.00 per share as adjusted pursuant to the full-ratchet anti-dilution provisions of the Series I Certificate of Designation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements and related notes appearing elsewhere in this Quarterly Report. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth in “Part I - Item 1A. Risk Factors” of the Company’s most recent Annual Report.

These condensed consolidated financial statements and other reports filed by Creatd, Inc., (the “Company”), from time to time with the OTC or otherwise provided to current and prospective stakeholders (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the condensed consolidated financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our condensed consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

We intend for this discussion to provide information that will assist in understanding our condensed consolidated financial statements, the changes in certain key items in those condensed consolidated financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our condensed consolidated financial statements.

Overview

Creatd operates a diversified portfolio of businesses generating revenue across media, publishing, and aviation. Our operations include direct-to-consumer product sales, subscription memberships, advertising, licensing, and strategic investments. These businesses are supported by a shared operational infrastructure and a focus on monetizing first-party data, intellectual property, and scalable creative assets.

Results of Operations

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at March 31, 2026 compared to December 31, 2025:

	March 31, 2026	December 31, 2025	Increase / (Decrease)
Current Assets	$10,912,807	$744,646	$10,168,161
Current Liabilities	8,343,778	7,562,858	780,920
Working Capital (Deficit)	$2,569,029	$(6,818,212)	$9,387,241

At March 31, 2026, the Company had a working capital of $2,569,029 as compared to a working capital deficit of $6,818,212   at December 31, 2025, an increase in working capital deficit of $9,387,241. The increase is primarily attributable to consideration received in connection with the March 2026 sale of the Company’s interest in Fly Flyte, Inc.

Material Cash Requirements, Operating Burn, and Liquidity

The Company’s material cash requirements consist of (i) cash operating expenses incurred in the ordinary course of business after cost of goods sold, and (ii) payments related to historic contractual obligations, including settlement-related payments and remaining payments under restructured loan obligations. While the Company has historically reported operating losses, management evaluates liquidity primarily based on net operating cash burn rather than gross revenue and expense totals.

From the date of this filing through December 31, 2026, management estimates that the Company’s net operating cash requirements, after giving effect to expected revenues and cost of goods sold, will be approximately $2 million of residual cash requirements. This amount represents the difference between the Company’s projected net revenues and its operating expenses, including payroll, audit and compliance costs, insurance, technology and development, and other general and administrative expenses. The reduction in projected operating cash requirements as compared to prior periods reflects the divestiture of Fly Flyte, Inc. on March 9, 2026, which eliminated the aviation-related operating expenses, lease obligations, and personnel costs previously consolidated within the Company’s results.

Of the approximately $2 million in residual net cash requirements over this period, approximately $168,000 relates to historic payables, commitments, and settlement-related payments that are non-recurring in nature.

Management’s estimate of residual cash requirements does not reflect any material change as a result of the Company’s July 24, 2026 sale of a portion of its VTAK Series D Convertible Preferred Stock, which affected the Company’s sources of liquidity rather than its operating cost structure. The Company received cash proceeds of $2,989,266   at the closing of that transaction, which management expects to fund substantially all of the approximately $2 million of residual net cash requirements through December 31, 2026. In addition, the transaction satisfied and cancelled in full the outstanding principal amount of the Company’s Senior Convertible Promissory Notes held by the Investors, together with all accrued and unpaid interest, fees and premiums thereunder, and terminated all warrants held by the Investors, thereby eliminating the associated future cash and dilution obligations. See “Expected Sources of Liquidity to Fund Residual Cash Requirements — Sale of VTAK Series D Preferred Shares” below.

Known Contractual and Other Obligations

In response to Item 303(b)(1) of Regulation S-K and Instructions 4 and 8 to Item 303(b), the Company’s known contractual and other obligations as of the most recent practicable date consist of the following:

Trade Payables and Accrued Liabilities. The Company has historic trade payables and accrued liabilities expected to be satisfied through a combination of operating cash flows and inflows from the Flyte Transaction (as defined below) and, where applicable, negotiated settlements.

Note Obligations. As of the most recent practicable date, the Company has no material outstanding note obligations requiring cash payment during the remainder of 2026, other than the immaterial settlement-related installment payments described above.

Operating Leases and Other Long-Term Obligations. Following the closing of the Flyte Transaction on March 9, 2026, the Company has no operating lease obligations or other material long-term contractual obligations. All operating lease obligations previously held by Fly Flyte, Inc. and its subsidiaries were transferred to the purchaser in connection with the sale.

Expected Sources of Liquidity to Fund Residual Cash Requirements

The Company expects to fund its remaining cash requirements through the following principal sources:

Cash Proceeds from the Sale of Fly Flyte, Inc. On March 9, 2026, the Company completed the sale of its 80.02% equity interest in Fly Flyte, Inc. to Catheter Precision, Inc. (NYSE American: VTAK) for total consideration of $11,554,827 (the “Flyte Transaction”). The cash component of the consideration totals $5,776,827, of which $776,827 was received at closing as the Initial Closing Date Payment. The remaining $5,000,000 is payable in nine scheduled installments under a note receivable as follows: $500,000 due within three business days of the buyer’s April 2026 shareholder meeting; $500,000 due on each of May 15, June 15, and July 15, 2026; and $600,000 due on each of August 15, September 15, October 15, November 15, and December 15, 2026. All scheduled installments are required to be received in full by December 15, 2026. The Company expects these installment payments to be its primary source of liquidity for the remainder of 2026. The remaining $5,778,000 of consideration was satisfied through the issuance of 5,778 shares of VTAK Preferred Series D Stock and was non-cash in nature at the time of the closing of the Flyte Transaction. On July 24, 2026, the Company monetized 5,092 of those shares for cash consideration and the extinguishment of outstanding note and warrant obligations, as described under “Sale of VTAK Series D Preferred Shares” below.

Notwithstanding, the Company recorded the value of the note receivable owed from VTAK as $4,787,469 as of March 31, 2026. Because the Note carries no stated interest rate, the Company imputed a market rate of 10% per annum pursuant to ASC 835-30-25. The 10% rate was determined based on the following analysis of VTAK’s prevailing borrowing costs and comparable market rates as of the March 9, 2026 closing date:

●	VTAK’s own unsecured debt – direct comparable: In December 2025, VTAK issued unsecured convertible notes payable to Boot Capital LLC and Vanquish Funding Group Inc. with a stated interest rate of 10% per annum, with a default rate of 22% per annum (Source: VTAK 2025 Form 10-K filed with the SEC). These instruments are unsecured, issued by the same obligor, and were outstanding contemporaneously with the Creatd note. This represents the most direct observable market rate for VTAK’s unsecured borrowings and provides direct support for the 10% imputed rate applied to the Note.

●	VTAK credit profile: VTAK is a micro-cap, going-concern issuer with an accumulated deficit of approximately $309.5 million as of December 31, 2025 and limited liquidity. Unsecured debt for issuers of this credit profile in early 2026 would typically command rates in the 10–15%+ range, consistent with high-yield and distressed market benchmarks. The 10% rate applied to the Creatd note is at the conservative (low) end of this range.

●	Short duration adjustment: The Note matures within approximately nine months of issuance. The short duration reduces the lender’s exposure to long-term credit deterioration, which would, if anything, support a rate at or below the longer-term unsecured borrowing rate. The 10% rate is therefore appropriate and not understated relative to the instrument’s term.

Taken together, VTAK’s own contemporaneous unsecured borrowing rate of 10% provides direct market-based support for the imputed rate applied to this Note. The 10% rate is both internally consistent with VTAK’s actual borrowing costs and appropriate given VTAK’s credit profile and the Note’s short duration.

Cash Generated from Operations

The Company expects to generate cash from operations at its existing operating subsidiaries, Vocal, Inc. and OG Collection, Inc., as well as from the parent-level advisory services described elsewhere in this filing. Vocal operates a subscription-based content and creator platform that generates recurring revenue through membership subscriptions, processing fees, and related monetization features, providing the Company with a base of repeatable revenue. OG Collection generates revenue through the licensing and commercialization of its photography and media assets. The Company continues to focus on improving operating margins across both subsidiaries through cost discipline and increased monetization of its existing user and content base, and expects operations to contribute increasingly to the Company’s liquidity over the course of 2026.

In addition, the Company expects to pursue financing at the subsidiary level to fund operations and growth initiatives across its operating businesses. Based on the Company’s internal forecasts through the end of 2026, the Company anticipates raising approximately $5,750,000 in subsidiary-level financing, including approximately $5,500,000 at its Vocal subsidiary and approximately $250,000 at the OG Collection. These subsidiary-level financings are intended to fund both ongoing operations and targeted growth initiatives. There can be no assurance that the Company will be able to consummate any such subsidiary-level financings on acceptable terms or at all.

Growth Through Acquisition

Consistent with its operating strategy, the Company intends to pursue selective acquisitions of revenue-generating businesses that complement its existing operating subsidiaries. The Company’s strategy is to identify and acquire businesses with established revenue, integrate them within its operating structure, and increase their value through operational improvements and access to the Company’s platform and capital markets infrastructure. The Company believes this acquisition strategy provides an additional avenue to grow consolidated revenue and cash flow over time. There can be no assurance that the Company will identify suitable acquisition candidates or complete any such acquisitions on acceptable terms.

Sale of VTAK Series D Preferred Shares

On July 24, 2026, the Company entered into and closed a Securities Exchange and Purchase Agreement with two Investors (collectively, the “Investors”), pursuant to which the Company monetized 5,092 of the 5,778 shares of VTAK Series D Convertible Preferred Stock received as consideration in the Flyte Transaction. Under that agreement, (i) the Company sold 4,217 of such shares (aggregate stated value $4,217,000) to the Investors for an aggregate cash purchase price of $2,989,266, and (ii) the Company transferred an additional 875 of such shares (aggregate stated value $875,000) to the Investors in full satisfaction, extinguishment and discharge of the entire outstanding principal amount of the Company’s Senior Convertible Promissory Notes held by the Investors, inclusive of original issue discount, together with all accrued and unpaid interest, fees and premiums thereunder. Effective upon the closing, all warrants held by the Investors were terminated, cancelled and extinguished in their entirety.

The cash purchase price was received by the Company at the closing. Together with the remaining scheduled installments under the VTAK note receivable and cash generated from operations, the Company expects these proceeds to fund substantially all of its residual cash requirements through December 31, 2026. The transaction also reduced the Company’s outstanding indebtedness and eliminated the potential dilution associated with the cancelled notes and warrants.

Net Cash

Net cash used in operating activities for the three months ended March 31, 2026 was $1,308,704, as compared to net cash used in operating activity of $710,506 for the same period in 2025. The net loss for the three months ended March 31, 2026, and 2025 was $14,823,762 and $2,040,033 respectively. Although the net loss increased substantially period-over-period, the loss for 2026 was largely non-cash in nature. Net loss of $14,823,762 was offset in operating activities by non-cash charges including stock-based compensation of $11,307,992 and accretion of debt discount and issuance costs of $1,203,851.

Net cash provided by investing activities for the three months ended March 31, 2026, was $980,896, primarily attributable to cash received as consideration for the sale of Fly Flyte, Inc. Comparatively, net cash provided by investing activities for the three months ended March 31, 2025, was $0.

Net cash provided by financing activities for the three months ended March 31, 2026 and 2025 was $356,945 and $1,431,772, respectively. During the three months ended March 31, 2026, financing activity was limited, consisting primarily of proceeds from a single convertible note issuance during the quarter (see Note 6 – Convertible Notes Payable), along with proceeds from the issuance of notes payable and warrants of $164,500 partially offset by repayments of notes payable of $107,555. The higher level of financing in the comparative 2025 period was primarily attributable to capital raised in connection with the acquisition of Fly Flyte, Inc., including proceeds from the issuance of preferred stock and common stock (see Note 10 – Acquisitions, Investments and Disposals).

Summary of Statements of Operations for the three months ended March 31, 2026 and 2025:

	Three months ended March 31,
	2026	2025
Revenue	$203,727	$291,884
Cost of revenue	1,429	39,976
Operating expenses	12,542,905	2,248,289
Loss from operations	(12,340,607)	(1,996,381)
Other (expenses) income	(1,103,816)	257,898
Net loss attributable to noncontrolling interest	(401,575)	(35,078)
Net loss attributable to Creatd, Inc. common stockholders	(14,422,187)	(3,316,178)
Loss per common share - basic and diluted	$(17.61)	$(4.94)

Revenue

Revenue was $203,727 for the three months ended March 31, 2026, as compared to $291,884 for the three months ended March 31, 2025. The decrease of $88,156 was primarily attributable to the reduction in subscription revenue between the two periods.

Cost of Revenue

Cost of revenue for the three months ended March 31, 2026, was $1,429 as compared to $39,976 for the three months ended March 31, 2025, a decrease of $38,547. The majority of the balance in both periods reflects adjustments to the liability associated with unpaid balances in users’ Vocal Wallets. During the three months ended March 31, 2026, updated data indicated that a lower percentage of users were meeting the thresholds required to access their wallet balances, resulting in a downward revision to the estimated liability and a corresponding decrease to cost of revenue for the period. This revision was driven by shifts in user behavior and platform trends, including a reduction in the frequency of welcome bonuses and a decrease in the number of challenges and challenge winners on Vocal. The adjustment was accounted for as a change in estimate on a prospective basis.

Operating Expenses

Operating expenses for the three months ended March 31, 2026, were $12,542,905 as compared to $2,248,289 for the three months ended March 31, 2025. The increase of $10,294,616 is primarily attributable to stock-based compensation expense of $11,307,992 recognized during the three months ended March 31, 2026 in connection with stock option grants to officers, directors, employees, and consultants, with $949,924 prior period. Excluding stock-based compensation, operating expenses decreased on a net basis period over period. Compensation expense decreased by $158,514, reflecting reduced compensation among three executives and the removal of one board member from payroll. General and administrative expenses decreased by $11,175 to $716,405, reflecting modest efficiency improvements. These decreases were partially offset by an increase in research and development expense, related to Vocal’s engagement of a third-party software design and engineering consultancy during the first quarter of 2026, and an increase in marketing expense, reflecting concerted efforts during the first quarter of 2026 to expand marketing for Vocal and OG products and services, primarily through additional spend on social media advertising.

Loss from Operations

Loss from operations for the three months ended March 31, 2026, was $(12,340,607) as compared to $(1,996,381) for the three months ended March 31, 2025, an increase in operating loss of $10,344,226. This was primarily driven by a $10,358,068 increase in stock based compensation expense, which rose from the $949,924 in the prior period to $11,307,992 in the current period. This was partially offset by a decrease in cost of revenue, as described above.

Other Income/Expenses

Other income (expenses) for the three months ended March 31, 2026, were $(1,103,816) as compared to $257,898 for the three months ended March 31, 2025, a change of $(1,361,714). The change was driven primarily by $1,203,851 of non-cash accretion of debt discount and issuance costs on the convertible notes issued in November 2025, and a $155,688 unrealized loss on marketable securities, partially offset by a $270,784 non-cash gain from the change in fair value of the derivative liability. The prior-year period had also benefited from $188,660 of other income, consisting of a non-recurring Employee Retention Credit received from the IRS, and a $105,605 gain on settlement of liabilities, neither of which recurred in 2026.

Net Loss

Net loss attributable to common stockholders for the three months ended March 31, 2026, was $(14,422,187), as compared to a net loss attributable to common stockholders of $(3,316,178) for the three months ended March 31, 2025. The loss per basic and diluted share was $(17.61) for the three months ended March 31, 2026 as compared to a loss per basic and diluted share of $(4.94) during the three months ended March 31, 2025. The increase in net loss is primarily attributable to the decrease in other income and increase in other expenses as noted above.

Off-Balance Sheet Arrangements

As of March 31, 2026, we had no off-balance sheet arrangements.

Significant Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for doubtful accounts, stock-based compensation, income tax provisions, excess and obsolete inventory reserve, and impairment of intellectual property.

The Company also uses estimates in determining the liability associated with unpaid balances in user accounts (“Vocal Wallets”) on its platform. These balances represent amounts earned by users for content views, bonuses, and contest winnings. However, due to various platform-specific contingencies—such as minimum withdrawal thresholds, third-party processor access, and account compliance requirements—not all users will be able to withdraw their full balances. The Company applies a weighted average methodology based on historical payout rates to estimate the proportion of wallet balances likely to be paid out. This estimate is updated each reporting period to reflect new trends in user behavior and platform data. In the three months ended March 31, 2026, updated data supported a downward revision of the estimated liability in the amount of approximately $295,120, being recorded to cost of revenue on the condensed consolidated statements of operations and comprehensive loss.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including Company assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, accounts payable, prepaid and other current assets, line of credit and due to related parties. Management believes the estimated fair value of these accounts at March 31, 2026 approximate their carrying value as reflected in the condensed consolidated balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined by using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

Long-lived Assets Including Acquired Intangible Assets

The Company evaluates the recoverability of property and equipment, acquired finite-lived intangible assets, and purchased infinite life digital assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. The Company routinely reviews the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If the Company changes the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life. As of March 31, 2026 and December 31, 2025, the Company has $25,258 and $28,043, respectively, of intangible assets on its condensed consolidated balance sheets. The decrease of $2,785 in intangible assets is all attributable to amortization of the intangibles during the three months ended March 31, 2026. The intangible assets on the condensed consolidated balance sheets as of March 31, 2026 relate to the Company’s July 2024 acquisition of Studio 96 Publishing.

The breakdown of intangible assets, net of amortization, as of March 31, 2026 was as follows:

Asset Description	Amount
Customer Relations	$4,685
Know-How and Intellectual Property	$12,494
Website & Apps	$8,079
Total Intangible Assets	$25,258

Amortization expense from continuing operations was $85,269 and $6,631 for the three months ended March 31, 2026 and 2025, respectively.

Minority equity investments

Minority equity investments in private companies in which the Company holds a passive ownership interest and does not exercise significant influence are accounted for using the cost method in accordance with ASC 321. These investments are recorded on the condensed consolidated balance sheets as long-term assets under Minority investment in business. The carrying value of such investments is initially recognized at cost and is assessed periodically for impairment or other indicators that the investment may no longer be recoverable. Fair value adjustments are not required unless observable price changes in orderly transactions for the identical or a similar investment become available.

Goodwill

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with ASC Topic 350 “Intangibles – Goodwill and Other – Testing Indefinite-Lived Intangible Assets for Impairment” (“ASC Topic 350”). The Company tests goodwill for impairment on an annual basis as of the last day of the Company’s fiscal December each year or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company uses an income-based approach to determine the fair value of the reporting units. This approach uses a discounted cash flow methodology and the ability of our reporting units to generate cash flows as measures of fair value of our reporting units.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB ASC. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the condensed consolidated statements of operations and comprehensive loss as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the date of conversion or exercise or cancellation and then the related fair value is reclassified to equity. Upon extinguishment or cancellation of a derivative instrument, any difference between the fair value and the settlement amount is recognized as a gain or loss under change in derivative liability on the condensed consolidated statements of operations and comprehensive loss.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a Monte Carlo simulation model for the make whole feature in the Company’s outstanding Equity Line of Credit and for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

As of March 31, 2026 and December 31, 2025, the Company had $1,459,084 and $1,668,038 of derivative liability on its condensed consolidated balance sheets, respectively. This was primarily attributable to the change in the fair value of the bifurcated conversion and make-whole features associated with the Company’s convertible notes and warrants, as re-measured under the Monte Carlo simulation model at the March 31, 2026 balance sheet date, reflecting the shorter remaining term and updated market-based inputs. During the three months ended March 31, 2026 and 2025, the Company recorded a change in the derivative valuation of $270,784 and $0, respectively.

Revenue Recognition

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mile basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Deferred Revenue

Deferred revenue consists of billings and payments from clients in advance of revenue recognition. The Company has two types of deferred revenue, subscription revenue whereas the revenue is recognized over the subscription period and contract liabilities where the performance obligation was not satisfied. The Company will recognize the deferred revenue within the next twelve months.

As of March 31, 2026 and December 31, 2025, the Company had deferred revenue of $98,511 and $118,862, respectively. The decrease of $20,351 reflects the recognition of previously deferred subscription revenue outpacing new subscription billings during the period, consistent with the overall decline in subscription sales.

Stock-Based Compensation

The Company recognizes a compensation expense for all equity-based payments granted in accordance with Accounting Standards Codification 718 “Compensation - Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity-based compensation over the requisite service period of the award. The company has a relatively low forfeiture rate of stock-based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk-free interest rate, the expected life of the option, the dividend yield on the underlying stock and forfeitures are recognized as they occur.. Expected volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk-free interest rates are calculated based on continuously compounded risk-free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity-based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity-based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity-based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

During the three months ended March 31, 2026 and 2025, the Company had stock based compensation of $11,307,992 and $949,924, respectively. The increase is primarily attributable to the issuance of stock options to the Company’s officers, directors, employees, and consultants during the period, substantially all of which vested upon grant and were therefore recognized in full at their grant-date fair value.

Recently Adopted Accounting Guidance

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 aims to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 requires disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss. The update also requires disclosure regarding the CODM and expands the interim segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of ASU 2023-07 did not have a material impact on the Company’s condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosure requirements by:

●	Standardizing and disaggregating rate reconciliation categories.

●	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

The adoption of ASU 2023-09 did not have a material impact on the Company’s condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-04 – Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the accounting for inducements offered to holders of convertible debt. The amendments:

●	Require application of the “pre-existing contract” approach when determining whether a transaction qualifies as an induced conversion.

●	Clarify that induced conversion accounting may apply whether settlement is in cash or equity, provided the original conversion terms are preserved.

●	Provide guidance for evaluating inducements when the underlying convertible debt was modified or exchanged within the prior 12 months.

This ASU is effective for annual periods beginning after December 15, 2025, and for interim periods within those annual periods. Early adoption is permitted.

The adoption of ASU 2024-04 did not have a material impact on the Company’s condensed consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03 – Income Statement—Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses, which enhances expense disclosure requirements by:

●	Requiring tabular disclosure of certain natural expense categories—such as employee compensation, depreciation, amortization, and inventory purchases—within relevant income statement line items.

●	Requiring qualitative descriptions of any remaining expenses included within those line items that are not separately disclosed.

●	Requiring annual disclosure of total selling expenses and the Company’s definition of selling expenses, where applicable.

This ASU is effective for annual periods beginning after December 15, 2026, and for interim periods within annual periods beginning after December 15, 2027. Early adoption is permitted.

The Company is currently evaluating the impact of ASU 2024-03 on its expense disclosures and related reporting requirements.

ASU 2025-01 – Clarifying the Effective Date of ASU 2024-03

In January 2025, the FASB issued ASU 2025-01 – Income Statement—Reporting Comprehensive Income (Topic 220): Clarifying the Effective Date, which clarifies the effective date provisions of ASU 2024-03 for all public business entities. The amendments confirm that the guidance in ASU 2024-03 is effective for:

●	Annual periods beginning after December 15, 2026, and

●	Interim periods within annual periods beginning after December 15, 2027.

Early adoption remains permitted. The Company is evaluating the impact of ASU 2025-01 in conjunction with its assessment of ASU 2024-03.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

BUSINESS

Creatd operates a diversified portfolio of businesses generating revenue across media, and publishing. Our operations include direct-to-consumer product sales, subscription memberships, advertising, licensing, and strategic investments. These businesses are supported by a shared operational infrastructure and a focus on monetizing first-party data, intellectual property, and scalable creative assets.

Current Business Operations

Creatd, Inc. operates a diversified portfolio of businesses across media, and publishing. As of the date of this filing, the Company conducts revenue-generating operations through its wholly owned subsidiaries Vocal, Inc., and OG Collection, Inc., as well as through certain revenue-generating services provided directly by the parent company.

Creatd, Inc. (Parent Company Services)

In addition to overseeing its operating subsidiaries, Creatd, Inc. generates revenue by providing advertising, technology, and compliance-related advisory services. These services are developed and standardized across the Company’s portfolio companies and are also offered to third-party businesses seeking similar operational support. Revenue generated by Creatd, Inc. consists primarily of fees for these services and leverages the Company’s centralized operational infrastructure and expertise.

Vocal, Inc.

Vocal operates a creator-focused digital publishing platform. Revenue is generated through a combination of recurring subscription memberships and transactional activity. The platform offers paid membership tiers, including monthly and annual subscription options, as well as free user access.

Transactional revenue is generated primarily through the Company’s “Vocal for Brands” offering, pursuant to which brands pay to advertise on the platform and engage with Vocal’s audience. These arrangements typically involve sponsored content and advertising placements presented to readers and creators on the platform.

Vocal has achieved scale in terms of user adoption, with approximately three million registered free users, but continues to focus on increasing paid subscriber conversions and enhancing platform functionality.

OG Collection, Inc.

OG Collection operates a media and publishing business focused on the monetization of archival intellectual property. Revenue is currently transactional in nature and derived primarily from the sale of books and archival materials. OG Collection is in active operation but remains sub-scale and in an early stage of development. The Company continues to expand its product offerings derived from its archival assets, including additional books, art, and related materials.

Studio 96 Publishing

Studio 96 Publishing is being wound down, and its operations and assets are being consolidated into OG Collection, Inc.

Proposed and Planned Business Operations

The Company’s proposed business operations consist of two principal components: (i) the continued expansion and scaling of its existing operating subsidiaries, and (ii) the pursuit of acquisitions of established, cash-flowing small and middle-market operating companies intended to be operated as additional subsidiaries within the Company’s portfolio.

With respect to its acquisition strategy, the Company intends to pursue a sector-agnostic roll-up of operating companies that demonstrate consistent cash flow, durable customer relationships, and the capacity to benefit from the Company’s centralized operational infrastructure, including its advertising, technology, and compliance-related capabilities. The Company’s approach draws on its prior operational experience with Fly Flyte, Inc., which the Company acquired, operated, and scaled prior to its divestiture during the first quarter of 2026, and which provided the Company with experience in integrating and developing acquired operating businesses. Management intends to evaluate acquisition candidates based on financial performance, integration potential, valuation, and the expected accretion to consolidated earnings, and to apply a similar operational approach of investment and scaling to future acquired businesses. The Company has not entered into any binding agreements with respect to any specific acquisition as of the date of this filing, and there can be no assurance that any acquisition will be completed on acceptable terms or at all.

Vocal intends to focus on further development of its platform, including enhanced creator monetization tools, additional feature development to improve user engagement, and marketing initiatives designed to increase paid membership conversions.

OG Collection intends to continue expanding its existing business through the publication of additional books and the creation of new art and products derived from its archival assets. OG Collection is expected to remain sub-scale over the next twelve months while continuing to grow its operations.

The execution of these proposed business operations is dependent on the availability of capital, the identification and successful negotiation of acquisition opportunities, the Company’s ability to integrate acquired businesses into its existing operations, and, with respect to organic growth at the Company’s existing subsidiaries, continued investment in platform development, marketing, and personnel.

Plan of Operations for the Next Twelve Months

Over the next twelve months, the Company’s primary operational focus will be on (i) scaling its existing media and publishing businesses and (ii) sourcing, evaluating, and executing acquisitions of cash-flowing operating companies consistent with the Company’s strategy.

The Company expects that its capital deployment during this period will be directed primarily toward acquisition consideration and related transaction costs, continued investment in platform development at Vocal, and expansion of OG Collection’s product offerings. Advertising expenditures across the Company’s businesses are expected to be meaningful and will be focused primarily on digital advertising platforms, optimized based on the objectives of each business, including paid subscriber growth for Vocal. Technology development expenditures, particularly at Vocal, are expected to be moderate relative to acquisition-related capital deployment.

Management expects the Company to continue operating at a net loss as it invests in the growth and scaling of its businesses and in the execution of its acquisition strategy. The Company has already made significant investments in building foundational infrastructure across its portfolio and intends to deploy future capital primarily toward scaling existing operations and completing acquisitions.

The Company expects to fund its operations over the next twelve months through a combination of existing cash resources, cash generated from operations, the remaining proceeds from financings associated with this registration statement, and, where appropriate, acquisition-specific financing arrangements, which may include the issuance of equity or debt securities, seller financing, or third-party debt.

Creatd operates a diversified portfolio of businesses generating revenue across media and publishing. Our operations include direct-to-consumer product sales, subscription memberships, advertising, licensing, and strategic investments. These businesses are supported by a shared operational infrastructure and a focus on monetizing first-party data, intellectual property, and scalable creative assets.

Corporate History and Information

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999, under the name LILM, Inc. The Company changed its name on December 3, 2013, to Great Plains Holdings, Inc. (“GTPH”) as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 950 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 79 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On June 16, 2017, the Company filed to form Abacus Pty Ltd, an Australian-based entity, as a wholly-owned subsidiary of the Company.

On July 25, 2019, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-twenty (1:20) reverse stock split (the “2019 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on July 30, 2019. The number of shares of authorized common stock was proportionately reduced as a result of the 2019 Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the 2019 Reverse Stock Split. No fractional shares were issued in connection with the 2019 Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

On September 11, 2019, the Company acquired 100% of the membership interests of Seller’s Choice, LLC, a New Jersey limited liability company (“Seller’s Choice”). Seller’s Choice is digital e-commerce agency based in New Jersey. On March 3, 2022, the Company settled the Seller’s Choice Note for a cash payment of $799,000.

On July 13, 2020, upon approval from our board of directors and stockholders, we filed Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada for the purpose of increasing our authorized shares of Common Stock to 100,000,000.

On August 13, 2020, we filed a certificate of amendment to our second amended and restated articles of incorporation (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-three (1:3) reverse stock split (the “August 2020 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on August 17, 2020. No fractional shares were issued in connection with the August 2020 Reverse Stock Split as all fractional shares were rounded down to the next whole share.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change our name to “Creatd, Inc.”, which became effective on September 10, 2020.

Between October 21, 2020, and August 16, 2021, the Company acquired 21% of the membership interests of Dune, Inc. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages.

On June 4, 2021, the Company acquired 89% of the membership interests of Plant Camp, LLC, a Delaware limited liability company (“Plant Camp”), which the Company subsequently rebranded as Camp. Camp is a direct-to-consumer (DTC) food brand which creates healthy upgrades to classic comfort food favorites. The results of Plant Camp’s operations have been included since the date of acquisition in the Statements of Operations.

On July 20, 2021, the Company acquired 44% of the membership interests of WHE Agency, Inc. WHE Agency, Inc, is a talent management and public relations agency based in New York (“WHE”). WHE has been consolidated due to the Company’s ownership of 55% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

Between October 21, 2020, and August 16, 2021, the Company acquired 21% of the membership interests of Dune, Inc. Dune, Inc. is a direct-to-consumer brand focused on promoting wellness through its range of health-oriented beverages.

On September 16, 2021, the Company filed a Certificate of Incorporation with the State of Delaware to form OG Gallery, Inc, a wholly owned subsidiary of the Company.

On October 3, 2021, the Company acquired an additional 29% of the membership interests of Dune, Inc., bringing our total membership interests to 50%. Dune, Inc., has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On March 7, 2022, the Company acquired 100% of the membership interests of Denver Bodega, LLC, d/b/a Basis, a Colorado limited liability company (“Basis”). Basis is a direct-to-consumer functional beverage brand that makes high-electrolyte mixes meant to aid hydration. Denver Bodega, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On August 1, 2022, the Company acquired 51% of the membership interests of Orbit Media LLC, a New York limited liability company. Orbit is an app-based stock trading platform designed to empower a new generation of investors. Orbit has been consolidated due to the Company’s ownership of 51% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On September 13, 2022, the Company acquired 100% of the membership interests of Brave Foods, LLC, a Maine limited liability company. Brave is a plant-based food company that provides convenient and healthy breakfast food products. Brave Foods, LLC has been consolidated due to the Company’s ownership of 100% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On December 13, 2022, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 150,000 shares of common stock of OG for a purchase price of $750,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On January 9, 2023, the Company acquired an additional 51% of the equity interest in WHE Agency, Inc. bringing our total ownership to 95%. WHE Agency, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On January 11, 2023, the Company filed a membership agreement to form CEOBLOC, LLC a wholly owned subsidiary of the Company.

On January 25, 2023, the Company acquired an additional 24.3% equity interest in Dune, Inc. bringing its total ownership to 75%. Dune, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On February 1, 2023, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 50,000 shares of common stock of OG for a purchase price of $250,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On February 3, 2023, the Company acquired an additional 5% of the membership interests of Orbit Media, LLC., bringing our total membership interests to 56%. Orbit Media LLC., has been consolidated due to the Company’s ownership of 56% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On February 7, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing its total ownership to 85%.

On May 30, 2023, the Company acquired an additional 11% equity interest in Dune, Inc. bringing our total ownership to 96%. Dune, Inc., has been consolidated due to the Company’s ownership of over 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On June 30, 2023, the Company acquired an additional 10% of the membership interests of Plant Camp, LLC. Plant Camp, LLC has been consolidated due to the Company’s ownership of 50% voting control, and the results of operations have been included since the date of acquisition in the Statements of Operations.

On July 28, 2023, the Company acquired an additional 17.5% of the membership interests of Orbit Media, LLC., bringing our total membership interests to 74%. Orbit has been consolidated due to the Company’s ownership of 74% voting control, and the results of operations have been included since the date of acquisition in the Statement of Operations.

On July 31, 2023, the Company filed a Certificate of Incorporation with the state of Nevada to form Vocal, Inc., a wholly owned subsidiary. Vocal’s assets, which had been developed directly under the Company since 2016, were reorganized into this new entity. This restructuring marked a significant step in the growth and evolution of Vocal, which began as part of the Company’s business strategy to create a digital publishing platform supporting creators.

On October 8, 2023, the Company entered into an Assignment and Assumption Agreement whereby Omega Eats, LLC was assigned 92.5% of the assets owned by Creatd Ventures, LLC pertaining to the operations of Brave and Denver Bodega DBA Basis in exchange for $1 in cash consideration at closing and the assumption of $214,295 in liabilities related to the operations of these products.

On July 17, 2024, Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. Under this agreement, Creatd issued 829 shares of its common stock (CRTD) to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence.

On July 26, 2024, Creatd acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. The terms of the acquisition involved Creatd issuing 1,750 shares of common stock at a cost basis of $24.00 per share and 3,250 warrants with an exercise price of $24.00.

On August 1, 2024, Vocal, Inc. granted 48.61% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 1,084 shares of the Company’s common stock.

On October 21, 2024, Vocal, Inc. granted an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE, LLC received 16,667 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992 shares of the Company’s common stock.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

On February 27, 2025, the Company completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company, in an all-equity transaction. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved after the acquisition but prior to June 30, 2025. The total purchase price, measured as the fair value of the consideration transferred, was approximately $14.4 million and consisted of shares of the Company’s common stock, Series G Preferred Stock, warrants, and forgiveness of an intercompany note. The acquisition was accounted for as a business combination under ASC 805, Business Combinations, and the results of Flyte, Inc.’s operations have been included in the Company’s consolidated financial statements from the date of acquisition. Additional information about the transaction, including the purchase price allocation, is provided in Note 10 – Acquisitions.

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 4,500 shares of the Company’s common stock.

On June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in the entity Fly Flyte, Inc. for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Fly Flyte, Inc., which the Company plans to make the operating entity for the Hops side of Flyte’s operations. The agreement includes customary investor protections such as down-round anti-dilution rights, a right of first refusal on future financings for 12 months, reinvestment rights, and participation in a potential spin-off of Flyte Luxe. Additionally, the investor received flight credits as non-cash consideration. On September 16, 2025, the Company entered into a Conversion Agreement with said investor whereby they exchanged 10% ownership interest in the entity Fly Flyte, Inc., previously purchased for $100,000, into 134 shares of Preferred Series G. The 10% ownership interest in Fly Flyte, Inc. was returned to Creatd, Inc.

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation. The shares were issued as fully paid, non-assessable restricted common stock, duly authorized and validly issued. The 2020 Cirrus Design Corp. SF50 aircraft continues to be leased to the Company under the terms of the Exclusive Aircraft Dry Lease Agreement, with SEG Jets, LLC serving as the lessor.

On January 24, 2024, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-five hundred (1:500) reverse stock split (the “2024 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on January 24, 2024. The number of shares of authorized common stock was proportionately reduced as a result of the 2024 Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the 2024 Reverse Stock Split. No fractional shares were issued in connection with the 2024 Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

On November 18, 2025, the Company’s Board of Directors approved a 1-for-20 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split was subsequently implemented on February 24, 2026. In connection with the implementation, the per share amounts for loss per share calculations related to prior period and current period were adjusted on the basis of the new number of shares of common stock in the consolidated financial statements. 10,361 shares with a fair value of $103,610 were issued pursuant to rounding from this Reverse Stock Split.

On March 9, 2026, the Company entered into a Securities Purchase Agreement with Catheter Precision, Inc., pursuant to which the Company sold its 80.02% equity interest in Fly Flyte, Inc. for total consideration of $11,676,828. As a result of the transaction, the Company deconsolidated Fly Flyte, Inc. and Ponderosa Air, LLC from its consolidated financial statements as of the closing date.

Recent Developments

Board of Directors and Management

On November 27, 2024, Erica Wagner resigned as a director of the Company.

On August 1, 2024, Vocal, Inc. issued an aggregate of 48.72% of its membership interests, in the form of shares of Preferred Stock, to certain officers, directors, employees, and consultants involved in its operations (“Key Drivers”). On the same date, OG Collection, Inc. issued an aggregate of 46% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved in its operations. On August 9, 2024, Vocal, Inc. issued an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to its Key Drivers. On August 12, 2024, OG Collection, Inc. issued an additional 1.5% of its membership interests, in the form of shares of Preferred Stock, to its Key Drivers. On October 21, 2024, Vocal, Inc. issued an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to its Key Drivers.

On August 18, 2025, the Board appointed Arthur Rosen to serve as a member of the Company’s Board of Directors. Mr. Rosen will serve as a director and a member of the audit committee, with a term expiring at the 2026 annual meeting of stockholders and until, or until his earlier resignation or removal.

Amendment to Articles of Incorporation

On January 24, 2024, we filed a certificate of amendment to our articles of incorporation, as amended (the “Amendment”), with the Secretary of State of the State of Nevada to effectuate a one-for-twenty (1:20) reverse stock split (the “2024 Reverse Stock Split”) of our common stock without any change to its par value. The Amendment became effective on January 24, 2024. The number of shares of authorized common stock was proportionately reduced as a result of the 2024 Reverse Stock Split. The number of shares of authorized preferred stock was not affected by the 2024 Reverse Stock Split. No fractional shares were issued in connection with the 2024 Reverse Stock Split as all fractional shares were “rounded up” to the next whole share.

On November 18, 2025, the Company’s Board of Directors approved a 1-for-20 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split was subsequently implemented on February 24, 2026. In connection with the implementation, the per share amounts for loss per share calculations related to prior period and current period were adjusted on the basis of the new number of shares of common stock in the consolidated financial statements. 10,361 shares with a fair value of $103,610 were issued pursuant to rounding from this Reverse Stock Split.

Acquisition Transactions

Studio 96 Publishing

On July 26, 2024, the Company acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. As consideration for the acquisition, the Company issued 1,750 shares of common stock with a fair value of $38,150 and 65,000 warrants with an exercise price of $24.00 per share and an expected term of five years, valued at $70,850. The total purchase price was $109,000.

The acquisition was accounted for as a business combination in accordance with ASC 805. The total purchase consideration was allocated to the identified intangible assets and goodwill based on their estimated fair values. Of the total purchase price, $43,600 was allocated to know-how, $16,350 to the Company’s website and app, and $43,600 to the acquired customer list. The remaining $5,450 was recorded as goodwill.

The know-how and customer list were valued using the income approach, specifically the multi-period excess earnings method, which estimates the present value of future cash flows attributable to each asset. The website and app were valued using the cost approach, which reflects the estimated cost to replace the existing digital infrastructure. Goodwill represents the expected synergies and benefits from the integration of Studio 96 Publishing with the Company’s existing operations. The goodwill recognized is not deductible for tax purposes.

Hollywall Entertainment, Inc.

Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. on July 17, 2024. Under this agreement, Creatd issued 829 shares of its common stock with a fair value of $16,578 to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence. The agreement outlines confidentiality measures and is non-binding outside of the stock exchange. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Geopulse Explorations, Inc.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 1,084 shares of the Company’s common stock with a fair value of $18,208. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Murge E-Commerce, Inc.

On September 20, 2024, Creatd entered into a definitive agreement with Murge E-commerce Inc., acquiring a 49% equity stake in Murge in exchange for establishing an equity reserve. Murge’s initial assets include Letters of Intent with four named, target companies, each meeting a collective $30 million in revenue for 2024. Creatd’s equity stake is protected by anti-dilution measures contingent upon successful acquisitions. Financing utilizes non-dilutive Creatd preferred shares backed by a 100 million share reserve, capped at 4.99% voting rights for new holders. The agreement includes a 90-day exclusivity period and mandates confidentiality regarding transaction terms.

Investment in THEPOWERHOUSE, LLC

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE LLC received 16,667 shares of the Company’s common stock. The value of the shares issued by the Company were recorded to long-term assets under Minority interest in business on the Company’s consolidated balance sheets.

Enzylotics, Inc.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992 shares of the Company’s common stock at a fair value of $32,855. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Acquisition of Flewber Global, Inc.

On February 27, 2025, Creatd, Inc. (“Creatd” or the “Company”) completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company. Upon closing, Flewber was renamed Flyte, Inc. and became a wholly owned subsidiary of the Company. The acquisition included three subsidiaries: (i) Flewber, Inc.; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved following the acquisition and had no active operations at the time of its dissolution.

The total purchase price was approximately $14.4 million, paid through the issuance of 52,807 shares of common stock, 9,475 shares of Series G Preferred Stock, forgiveness of $367,609 in intercompany receivables, and the issuance of 375,503 common stock purchase warrants.

The Company acquired Flyte as part of its strategy to identify businesses where operational efficiencies and data-driven processes can drive growth and margin expansion, and views the private aviation sector as an industry with strong underlying demand and infrastructure that can benefit from these capabilities.

On June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in the entity Fly Flyte, Inc. for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Fly Flyte, Inc., which the Company plans to make the operating entity for the Hops side of Flyte’s operations. The agreement includes customary investor protections such as down-round anti-dilution rights, a right of first refusal on future financings for 12 months, reinvestment rights, and participation in a potential spin-off of Flyte Luxe. Additionally, the investor received flight credits as non-cash consideration. On September 16, 2025, the Company entered into a Conversion Agreement with said investor whereby they exchanged 10% ownership interest in the entity Fly Flyte, Inc., previously purchased for $100,000, into 134 shares of Preferred Series G. The 10% ownership interest in Fly Flyte, Inc. was returned to Creatd, Inc.

Divestiture of Fly Flyte, Inc.

On March 9, 2026, the Company sold to Catheter Precision, Inc. (NYSE American: VTAK) (the “Buyer”) (i) 800,200 shares, representing 80.02% of the outstanding common stock of Fly Flyte, Inc. (“Fly Flyte”), and (ii) 100% of the membership interests of Ponderosa Air, LLC (“Ponderosa,” and together with Fly Flyte, the “Disposal Group”). The Buyer held the remaining 19.98% of Fly Flyte prior to the transaction and owns 100% of the entity following the closing. As a result, the Company no longer holds a controlling interest in the Disposal Group.

The Company previously consolidated Fly Flyte and Ponderosa. The transfer of its entire remaining interest resulted in a loss of control, and the Company accounted for the transaction as a deconsolidation under ASC 810-10-40, derecognizing the assets, liabilities, and noncontrolling interest of the Disposal Group, measuring the consideration received at fair value, and recording the resulting loss within discontinued operations in the accompanying condensed consolidated statements of operations and comprehensive loss.

MineralRite Corporation

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 4,500 shares of the Company’s common stock.

Financing

On November 9, 2025, the Company entered into a financing arrangement (the “Uplisting Financing”) with a group of nine accredited investors (the “nine Accredited Investors”). The financing provides for the issuance of senior convertible promissory notes (the “Notes”) and accompanying warrants (the “Warrants”) in an aggregate principal amount of up to $7,777,778, to be funded in four tranches. This includes a 20% original issue discount, yielding net cash proceeds to the Company of $6,222,222.

On November 9, 2025, the first tranche (the “First Tranche of Uplist Financing”) of $1,244,445 was funded at closing, whereby the nine Accredited Investors issued the Company a convertible promissory note of $1,555,556 with an original issuance discount of $311,111. The Company received net cash proceeds after the original issue discount. In addition, the Company recorded an additional $777,817 debt discount relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the note. On December 9, 2025, an additional accredited investor (the “Tenth Accredited Investor”) subscribed to the Uplisting Financing on substantially the same terms as the nine Accredited Investors. On such date, the Tenth Accredited Investor funded the first and second tranches of its investment. The first tranche of $20,000 was funded at closing, whereby the Tenth Accredited Investor issued the Company a convertible promissory note of $25,000 with an original issue discount of $5,000. The Company recorded an additional debt discount of $16,489 from the first tranche relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the notes. During the three months ended March 31, 2026 and 2025, the Company recorded $310,127 and $0, in amortization expense of debt discount, respectively. As of March 31, 2026 and December 31, 2025, the balance of debt discount is $642,094 and $952,221, respectively.

On December 5, 2025, the second tranche (the “Second Tranche of Uplist Financing”) of $933,333 was funded upon the submission of the Company’s Registration Statement to the Securities and Exchange Commission, whereby the nine Accredited Investors issued the Company a convertible promissory note of $1,166,667 with an original issuance discount of $233,334. The Company received net cash proceeds after the original issue discount. In addition, the Company recorded an additional $722,222 debt discount relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the note. On December 9, 2025, the Tenth Accredited Investor subscribed to the Uplisting Financing on substantially the same terms as the nine Accredited Investors. On such date, the Tenth Accredited Investor funded the first and second tranches of its investment. The second tranche of $15,000 was funded at closing, whereby the Tenth Accredited Investor issued the Company a convertible promissory note of $18,750 with an original issue discount of $3,750. The Company received aggregate net cash proceeds of $35,000 from the Tenth Accredited Investor on December 9, 2025. The Company recorded an additional debt discount of $10,568 from the second tranche, relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the notes.During the three months ended March 31, 2026 and 2025, the Company recorded $254,250 and $0, in amortization expense of debt discount, respectively. As of March 31, 2026 and December 31, 2025, the balance of debt discount is $644,391 and $898,641, respectively.

On January 16, 2026, the third tranche (the “Third Tranche of Uplist Financing”) of $300,000 was funded at closing, whereby one of the 10 Accredited Investors issued the Company an additional convertible promissory note of $375,000 with an original issuance discount of $75,000 and with common stock warrants, initially exercisable for an aggregate of 58,594 shares, with a term of five years from the date of issuance. The note had a 20% original issue discount, yielding net cash proceeds to the Company of $300,000. In addition, the Company recorded an additional $238,170 debt discount relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the note. During the three months ended March 31, 2026, the Company recorded $62,974 in amortization expense of debt discount. As of March 31, 2026, the balance of debt discount was $250,196.

The Notes carry no stated interest unless in default, mature twelve months from the initial closing, and are convertible at the holder’s option at $10.00 per share, or mandatorily upon an approved national-exchange uplisting at the lower of (i) $10.00 per share, (ii) the uplist offering price, or (iii) a twenty percent (20%) discount to the lowest daily VWAP during the ten trading days prior to uplist. Each Note holder received Warrant coverage equal to one hundred percent (100%) of the Note face value, exercisable at $10.00 per share for a five-year term, with customary cashless-exercise provisions and full ratchet anti-dilution protection, as well as a 9.99% beneficial ownership limitation which can be adjusted on 61 days’ notice. The warrants are automatically cashlessly exercised upon formal approval of the Company’s uplisting to a national securities exchange.

On March 5, 2026, the Company entered into an Omnibus Waiver and Amendment Agreement (the “March 5, 2026 Amendment”) with Catheter Precision, Inc. and certain investors holding the Company’s Notes. The Amendment extended the maturity date of the funded Notes to January 19, 2027, and revised the trigger for the alternative conversion price such that the alternative price applies if the Uplist Application Date has not occurred on or after November 10, 2026. The Amendment also reduced the Company’s share reservation obligation on a pro rata basis to reflect the portion of the financing actually funded.

The Company evaluated the Amendment under ASC 470-50 and concluded that the changes to the host debt did not constitute a substantial modification. Accordingly, the March 5, 2026 Amendment was accounted for as a debt modification, and no gain or loss was recognized. The Company continues to amortize the remaining debt discount over the revised term to maturity. The net carrying amount of the funded Notes was approximately $1,604,292 as of March 5, 2026. The conversion feature embedded in the Notes is bifurcated and accounted for as a derivative liability measured at fair value, with changes in fair value recognized in earnings at each reporting period.

All tranches are held in third-party escrow until each respective milestone is achieved. The full subscription amount was divided among all investors, and the Company issued individual Notes to each of those investors.

As part of the sale of Fly Flyte, Inc., Note 10 – Acquisitions, Investments and Disposals, the investors were released from the obligation to fund the remaining third and fourth tranches.

The Company entered into customary registration rights requiring it to file and maintain a resale Registration Statement for the shares underlying the Notes and Warrants. The agreement sets specific deadlines for filing and effectiveness and provides investors with protections and remedies if the Company fails to meet these requirements.

The Purchasers who invested at least $1,000,000 were also granted participation rights allowing them to purchase their pro rata portion of up to 50% of any future financing the Company conducts for a period of twelve months following the uplist, on the same terms and conditions as the new offering.

As part of the Uplisting Financing, holders representing approximately 90.38% of the Company’s outstanding preferred stock have agreed to convert their preferred shares into common stock upon uplist approval. The Company is continuing to obtain agreements from the remaining preferred stockholders representing approximately 9.62% of the outstanding preferred shares. Following the uplist, the Company expects to have almost all common stock outstanding and very few to no outstanding convertible debt or preferred securities.

In connection with this note, the Company recognized a derivative liability of $648,464 for tranche 1, and $680,609 for tranche 2 during 2025. During 2026, and in connection with tranche 3, the Company recognized a derivative liability of $243,195. These derivatives are remeasured at fair value at each reporting period and a gain or loss on derivative is recorded on the condensed consolidated statements of operations and comprehensive loss as of the balance sheet date. These liabilities were recorded as additional debt discounts and amortized over the life of the note. However, because the liabilities, when added to the pre-existing debt discounts, exceeded the fair value of the notes, an immediate loss on derivative of $652,766 was recorded during the year ended December 31, 2025 for tranche 1 and tranche 2. For tranche 3, the Company recorded an immediate loss on derivative of $181,365. During the three months ended March 31, 2026 and 2025, the Company recorded $559,252 and $0, respectively, in accretion of debt discount.

On July 24, 2026, in connection with the sale of the Company’s VTAK Series D Convertible Preferred Stock, the Company transferred 875 of such shares (aggregate stated value $875,000) to two of the Accredited Investors in full satisfaction, extinguishment and discharge of the entire outstanding principal amount of the Senior Convertible Promissory Notes held by such holders, inclusive of original issue discount, together with all accrued and unpaid interest, fees and premiums thereunder. All warrants held by such holders were terminated and cancelled in their entirety upon the closing, and the related securities purchase agreement, registration rights agreement and omnibus waiver were terminated, with the parties exchanging mutual releases.

The entire balance of $1,569,977 of convertible notes payable reflected above represents the net carrying amount of the Notes as of March 31, 2026, all of which matures on January 19, 2027. Subsequent to that date, on July 24, 2026, the Notes held by the Investors were satisfied, extinguished and discharged in full in connection with the transfer of VTAK Series D Convertible Preferred Stock described above, and the Notes held by the remaining holders continue to mature on January 19, 2027.

Employees

As of July 31, 2026, we had 6 full-time employees. None of our employees are subject to a collective bargaining agreement, and we believe our relationship with our employees to be good.

We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. Our human capital resources objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Facilities

The Company’s mailing address is 1111B S Governors Ave, STE 20721 Dover, DE 19904. The Company’s telephone number is (646) 859-5747. Our website is https://creatd.com. The information on, or that can be accessed through, this website is not part of this Form S-1, and you should not rely on any such information in making the decision whether to purchase the Common Stock.

During 2024, the Company entered into and then subsequently amended the lease agreement for 419 Lafayette Street, with the goal of terminating the lease going forward contingent upon a payment plan for amounts owed under the lease. Under this agreement $120,000 was owed prior to February 4, 2025, which amount was satisfied via the issuance of 125,000 shares of common stock in August 2024 (see Common Stock for full details on this issuance). An additional $220,000 is due in monthly installments of $19,000 between February 2025 and February 2026, and an additional $252,000 is due in monthly installments of $21,000 per month between February 2026 and February 2027. These payments were subject to acceleration based upon the Company’s financing proceeds.

During the year ended December 31, 2025, the Company issued 640 shares of Series G Preferred stock with a fair value of $192,000 to settle an outstanding payable of $480,000 for the office at 419 Lafayette Street, resulting in a gain on settlement of vendor liabilities of $288,000.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Corporate Information

The Company’s mailing address is 1111B S Governors Ave, STE 20721 Dover, DE 19904. The Company’s telephone number is (646) 859-5747. Our website is https://creatd.com. The information on, or that can be accessed through, this website is not part of this Form S-1, and you should not rely on any such information in making the decision whether to purchase the Common Stock.

MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers as of the date of this prospectus:

Name	Age	Positions
Jeremy Frommer	57	Chief Executive Officer, Chief Financial Officer, Executive Chairman of the Board of Directors
Peter Majar	61	Director
Justin Maury	37	Chief Operating Officer, President and Director
Arthur Rosen	52	Director

Jeremy Frommer – Chief Executive Officer, Chief Financial Officer, Executive Chairman of the Board of Directors

Mr. Frommer was appointed Executive Chairman in February 2022, appointed Chief Executive Officer in September 2022, and appointed Chief Financial Officer in October 2023, and has been a member of our board of directors since February 2016. Previously, he served as our Chief Executive Officer from February 2016 to August 2021, and Co-Chief Executive Officer from August 2021 to February 2022. Mr. Frommer has over 20 years of experience in the financial technology industry. Previously, Mr. Frommer held key leadership roles in the investment banking and trading divisions of large financial institutions. From 2009 to 2012, Mr. Frommer was briefly retired until beginning concept formation for Jerrick Ventures which he officially founded in 2013. From 2007 to 2009, Mr. Frommer was Managing Director of Global Prime Services at RBC Capital Markets, the investment banking arm of the Royal Bank of Canada, the largest financial institution in Canada, after the sale of Carlin Financial Group, a professional trading firm. From 2004 to 2007, Mr. Frommer was the Chief Executive Officer of Carlin Financial Group after the sale of NextGen Trading, a software development company focused on building equity trading platforms. From 2002 to 2004, Mr. Frommer was Founder and Chief Executive Officer of NextGen Trading. From 2000 to 2002, he was Managing Director of Merger Arbitrage Trading at Bank of America, a financial services firm. Mr. Frommer was also a director of LionEye Capital, a hedge fund from June 2012 to June 2014. He holds a B.A. from the University of Albany. We believe Mr. Frommer is qualified to serve on our board of directors due to his financial and leadership experience.

Peter Majar– Director

Mr. Majar joined the Board in November 2022. Mr. Majar, Founder and Managing Member of Majar Advisors, previously held numerous senior management and executive positions including Chief Financial Officer, Head of Financial Technology, Head of Strategy, as well as several Managing Director positions. From 2015 to 2017, Mr. Majar served as Managing Director in Investment Banking and co-Head of Diversified Financial Services at Piper Jaffray & Co. (now Piper Sandler Companies). From 2017 to 2018, Mr. Majar provided management consulting services through his self-established firm, Majar Advisors LLC, which remains in operation through the present. From 2018 to 2021, Mr. Majar served as Managing Director, Head of Financial Technology at New York-based investment banking and financial advisory firm, TAP Advisors, LLC. Between 2021 and 2022, Mr. Majar served as Chief Financial Officer at information technology company Hoyos Integrity Corp., having previously served as a longtime advisor to the firm. Mr. Majar holds an undergraduate degree from University of Washington and an MBA from Columbia University. As a board director, Mr. Majar will add considerable value, including through his comprehensive and diverse investment management experience, deep knowledge of financial technology services and transactions, and broad experience with corporate development, strategy consulting, and executive leadership.

Justin Maury – Chief Operating Officer, President and Director

Mr. Maury has served as our President since January 2019, and was appointed Chief Operating Officer in August 2021. He is a full stack design director with an expertise in product development. With over ten years of design and product management experience in the creative industry, Mr. Maury’s passion for the creative arts and technology ultimately resulted in the vision for Vocal. Since joining Creatd in 2013, Maury has overseen the development and launch of the company’s flagship product, Vocal, an innovative platform that provides storytelling tools and engaged communities for creators and brands to get discovered while funding their creativity. Under Maury’s supervision, Vocal has achieved growth to over 380,000 creators across 34 genre-specific communities in its first two years since launch.

Arthur Rosen– Director

Mr. Rosen joined the Board in 2025. He is an experienced investment executive with deep expertise in public markets, event-driven strategies, and portfolio management. He is the co-founder and former President of LionEye Capital Management, an event-driven hedge fund that he grew from an initial $3 million in 2009 to $1.5 billion in assets under management by 2015, including a strategic partnership negotiated with the founders of Jana Partners.

Before establishing LionEye, Mr. Rosen held senior roles across several major financial institutions. From 2002 to 2008, he served as Managing Director at Ramius, where he co-managed the North American arbitrage fund as Head Risk Manager and Trader and contributed to the incubation and development of the Starboard Value activist platform. From 2001 to 2002, he was Managing Director at Bank of America Merrill Lynch, co-managing a global merger arbitrage portfolio. Earlier in his career, he served as a Trader and Risk Manager of the North American merger arbitrage portfolio at RBC Dominion Securities, and prior to that, he began his career at Cantor Fitzgerald after graduating first in the firm’s semi-annual training program.

In addition to his investment career, Mr. Rosen has served on the Board of Wings for Kids since 2018 and was Chairman of the Board from 2023 to 2025. He also advises Eldridge as a full-time consultant and was the Founder of Pearl Digital, a venture capital fund focused on digital media technology.

Mr. Rosen holds a B.A. in Economics from Duke University.

As a board director of Creatd, Inc., Mr. Rosen provides substantial value through his extensive public markets experience, leadership in building and scaling investment platforms, and longstanding background in event-driven and arbitrage strategies.

Director Terms; Qualifications

Members of our board of directors serve until the next annual meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the board of directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Director or Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Director Independence

The listing rules of the New York Stock Exchange (the “NYSE”) require that a majority of the members of a listed company’s board of directors be independent. In addition, the NYSE rules provide that, subject to specified exceptions, each member of the company’s audit committee, compensation committee and nominating/corporate-governance committee must be independent. The NYSE rules further require that audit committee members satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of NYSE, a director will only qualify as “independent” if the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) and that such relationship would not interfere with the exercise of the director’s independent judgment.

Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations (including family relationships), the board of directors has determined that Peter Majar and Arthur Rosen are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company, and all other facts and circumstances the board deemed relevant in determining their independence—including the beneficial ownership of the Company’s capital stock by each non-employee director and any transactions involving them described in the section captioned “—Certain Relationships and Related Transactions and Director Independence.”

Board Committees

The Company’s Board has established three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees operates pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

The NYSE provides phase-in periods for companies listing in connection with an initial public offering to comply with the independence requirements applicable to the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Under these NYSE phase-in provisions, a company is required to have at least one independent member on each of these committees as of the listing date. A majority of the members of each committee must be independent within 90 days of the listing date, and all members of each committee must be independent within one year of the listing date. In addition, audit committee members must meet the heightened independence standards of Rule 10A-3 under the Exchange Act as incorporated into Section 303A.06 of the NYSE Listed Company Manual.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	Appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	Reviewing the internal audit function, including its independence, plans, and budget;

●	Approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	Reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	Reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	Overseeing our financial compliance system; and

●	Overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The board of directors has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and NYSE listing rules. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Majar meets the qualifications of an Audit Committee financial expert.

The Audit Committee consists of Mr. Majar, Chair and Mr. Rosen.

Compensation Committee

The Compensation Committee will be responsible for:

●	Reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	Overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	Negotiating and overseeing employment agreements with officers and directors; and

●	Overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee consists of Mr. Majar, who serves as chair. The board of directors has affirmatively determined that Peter Majar meets the independence criteria applicable to compensation committee members under SEC rules and NYSE listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of NYSE listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, is responsible for:

●	Reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	Evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	Working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	Annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	Reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and Committee Charters;

●	Recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	Overseeing the Company’s compliance program, including the Code of Conduct; and

●	Overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

The board of directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee.

The Nominating and Corporate Governance Committee consists of Mr. Majar, who serves as chair. The Company’s board of directors has determined that Peter Majar is independent within the meaning of the independent director guidelines of NYSE listing rules.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s board of directors or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the company.

Code of Business Conduct and Ethics

The Company’s Board of Directors has adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of NYSE. The code of business conduct and ethics will be publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of NYSE.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of NYSE.

EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the years ended December 31, 2025 and December 31, 2024 for our Chief Executive Officer (principal executive officer) serving during the year ended December 31, 2025 and the one other executive officer serving at December 31, 2025 whose total compensation exceeded $100,000 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeremy Frommer	2025	375,000	-	-	648,500	-	-	77,443	1,100,943
Chief Executive Officer	2024	356,250	-	-	690,418	-	-	57,313	1,103,981
Justin Maury	2025	375,000	-	-	648,500	-	-	72,000	1,095,500
Chief Operating Officer	2024	356,250	-	-	690,418	-	-	65,691	1,112,359

(1)	The $57,313 includes payment to Mr. Frommer for living expenses.

(2)	The $77,443 includes payment to Mr. Frommer for living expenses.

(3)	The $65,691 includes payment to Mr. Maury for living expenses.

(4)	The $72,000 includes payment to Mr. Maury for living expenses and health insurance.

Employment Agreements

As of the date of this filing, the Company does not have employment agreements with its executives or any other employees.

2026 Equity Incentive Plan

Our Omnibus Securities and Incentive Plan (the “2026 Plan”) provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards and there are 1,754,369 shares originally reserved under the 2026 Plan. The 2024 Plan contains a clause whereby the plan shall increase to 30% of the fully diluted shares issued and outstanding on the final day of the immediately preceding calendar year. As of the date of this filing, there are 565,869 shares available for issuance under the 2026 Plan.

No further awards may be issued under the Jerrick Ventures 2015 Incentive and Award Plan (the “2015 Plan”), the 2020 Equity Incentive Plan (the “2020 Plan”), the 2022 Equity Incentive Plan (the “2022 Plan”), or the 2024 Equity Incentive Plan (the “2024 Plan”) but all awards under the 2015 Plan, the 2020 Plan, the 2022 Plan, and the 2024 Plan that are outstanding as of the Effective Date will continue to be governed by the terms, conditions and procedures set forth in the respective plans and any applicable award agreement.

Outstanding Equity Awards at Fiscal Year-End 2026

At March 31, 2026, we had outstanding equity awards as follows to the officers of the Company:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Weighted Average Exercise Price	Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jeremy Frommer (1)	419,658	-	-	$16.52	September 25, 2035(1)	-	$-	-	-
Justin Maury (2)	419,645	-	-	$15.53	September 25, 2035(2)	-	$-	-	-

(1)	13 options expire October 28, 2026; 20 options expire February 19, 2027; 13 options expire April 5, 2027; 20 options expire June 1, 2027; 21 options expire June 3, 2027; 20 options expire February 19, 2028; 1,800 options expire September 9, 2028; 8,246 options expire February 12, 2034; 10,500 options expire April 30, 2034; 35,000 options expire January 2, 2035; 32,500 options expire April 10, 2035; 31,500 options expire September 25, 2035.

(2)	13 options expire October 28, 2026; 20 options expire February 19, 2027; 13 options expire April 5, 2027; 20 options expire June 1, 2027; 21 options expire June 3, 2027; 20 options expire February 19, 2028; 1,800 options expire September 9, 2028; 8,246 options expire February 12, 2034; 10,500 options expire April 30, 2034; 35,000 options expire January 2, 2035; 32,500 options expire April 10, 2035; 31,500 options expire September 25, 2035

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal quarter ended March 31, 2026. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2026.

Director	Option Awards(1)	Fees Earned or Paid in Cash	Total
Peter Majar	$599,500	$45,000	$644,500
Arthur Rosen(2)	$327,250	$22,750	$350,000

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718.

(2)	Arthur Rosen joined the board effective August 18, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended March 31, 2026 and March 31, 2025 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this Prospectus. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

None

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of July 31, 2026, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Shares Beneficially Owned(1)		Percentage Ownership
Executive Officers and Directors
Jeremy Frommer	837,720	(2)	22.70%
Justin Maury	654,187	(3)	17.73%
Peter Majar	326,075	(4)	9.69%
Arthur Rosen	89,768	(5)	2.73%
All current directors and officers as a group	1,907,750		52.86%

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days. All share amounts give effect to the Company’s 1-for-20 reverse stock split implemented on February 24, 2026.

(2)	Includes 393,067 shares of common stock and 444,653 shares of common stock underlying stock options.

(3)	Includes 209,544 shares of common stock and 444,643 shares of common stock underlying stock options.

(4)	Includes 207,162 shares of common stock and 118,913 shares of common stock underlying stock options.

(5)	Includes 51,018 shares of common stock and 38,750 shares of common stock underlying stock options.

Securities Authorized for Issuance Under Equity Compensation Plans

As of March 31, 2026, we had awards outstanding under our 2026 Equity Incentive Plan:

	Number of securities to be issued upon exercise of outstanding options and warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Plan Category
Equity compensation plans approved by security holders	1,108,500	$9.67	565,869
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	1,108,500	$9.67	565,869

SELLING SHAREHOLDERS

On November 9, 2025, the Selling Stockholders purchased senior convertible promissory notes (the “Notes”) and accompanying common stock purchase warrants (the “Warrants”) from the Company pursuant to a Securities Purchase Agreement entered into between the Company and nine accredited investors (the “Initial Investors”). On December 9, 2025, an additional accredited investor (the “Tenth Investor,” and together with the Initial Investors, the “Purchasers”) subscribed to the financing on substantially the same terms. Under the Securities Purchase Agreement, the Purchasers committed to fund the Notes across four tranches, each of which was held in escrow and released upon satisfaction of specified milestones, including the filing and effectiveness of the Registration Statement and the Company’s approval for uplisting to a national securities exchange. The Purchasers funded the first and second tranches in full, and one Purchaser funded an additional $375,000 toward the third tranche on January 16, 2026. In connection with the closing of the Company’s sale of its 80.02% equity interest in Fly Flyte, Inc. on March 9, 2026, the Purchasers were released from their obligations to fund the remaining portion of the third tranche and the entirety of the fourth tranche, and accordingly no further funding under the financing is required or expected. The Company has issued individual Notes and Warrants to each Purchaser only in respect of the tranches actually funded, and as of the date of this filing, all securities overlying the shares being registered have been fully issued and are no longer subject to any conditions of issuance.

The shares of Common Stock being registered for resale consist of (i) shares of Common Stock previously issued and outstanding held by certain of the Selling Stockholders, including shares held by holders that did not participate in the financing described above, (ii) shares issuable upon conversion of the Notes, and (iii) shares issuable upon exercise of the Warrants. As provided in the Securities Purchase Agreement, this Registration Statement covers the resale of up to 100% of the maximum number of shares issuable upon conversion of the Notes and exercise of the Warrants registered hereunder, without regard to conversion or exercise limitations solely for purposes of this calculation. The Selling Stockholders may convert their Notes and exercise their Warrants in accordance with their terms, subject to beneficial ownership limitations set forth in those instruments. We will not receive any proceeds from the sale of the shares by the Selling Stockholders. The Warrants are exercisable on a cashless basis, and accordingly we do not expect to receive any proceeds from the exercise of the Warrants.

The selling stockholders identified in this prospectus may offer and sell:

180,030 Shares of our Common Stock, registered for resale herein, which would represent approximately 5.5% of our issued and outstanding shares of common stock as of July 31, 2026;

The selling security holders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares to be Offered” in the table below.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering, because the selling security holders may offer some or all of the common stock being registered on its behalf under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of the selling stockholders, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholders’ account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 3,245,085 shares of our common stock outstanding as of July 31, 2026 and including the issuance of such shares to be purchased.

Unless otherwise set forth below, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable.

Except for ownership of the securities listed in the table below, no Selling Stockholder has had any material relationship with us within the past three (3) years, other than as described in the footnotes to the table below. Such relationships include, with respect to certain Selling Stockholders, (i) service as an officer, director, or employee of the Company or its subsidiaries, (ii) the entry into the Securities Purchase Agreement and acquisition of the Notes and Warrants thereunder, and (iii) prior financing transactions, including purchases of debt or equity securities of the Company.

The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering	Shares to be Offered(1)(2)	Shares Beneficially Owned After Offering(2)	Amount Beneficially Owned After Offering(2)
SEG Opportunity Fund LLC(3)	0	25,000	-	-	%*
Iroquois Capital Investment Group LLC(4)	0	340	-	-	%*
Iroquois Master Fund Ltd.(5)	0	565	-	-	%*
Robert Forster(6)	0	12,500	-	-	%*
Sixth Borough Capital Fund, LP(7)	0	12,500	-	-	%*
Richard Molinsky(8)	667	625	667	-	%*
Jason Adelman(9)	0	1,250	-	-	%*
Leonard Warner(10)	0	1,250	-	-	%*
Jeremy Frommer(11)	393,067	31,000	368,067	24.44%
Justin Maury(12)	209,544	31,000	184,544	18.88%
Robert Tal(13)	207,616	31,000	182,616	18.80%
Ayelet Abitbul(14)	89,961	14,000	81,961	5.97%
Christopher Riggio(15)	46,013	9,000	38,013	5.10%
Peter Majar(16)	207,162	5,000	202,162	9.73%
MACK Financial Solutions(17)	34,350	5,000	29,350	1.26%

*	Less than 1%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)	Because the selling security holder may offer and sell all or only some portion of their shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering. The column titled “Amount Beneficially Owned After Offering” assumes that the selling stockholders will sell all of its Shares.

(3)	Shares Beneficially Owned Prior to the Offering excludes 195,150 shares underlying the conversion of Series G Preferred Stock and 390,463 shares underlying the exercise of warrants. Shares to be Offered consists of 25,000 shares underlying warrants. Joseph Reda is Managing Member of SEG Opportunity Fund, LLC and may be deemed to have voting and dispositive power over the securities listed in the table above. Such Selling Stockholder’s address is 135 Sycamore Drive, Roslyn, NY 11576.

(4)	Shares Beneficially Owned Prior to the Offering excludes 37,500 shares underlying the conversion of Series G Preferred Stock and 39,352 shares underlying the exercise of warrants. Shares to be Offered consists of 340 shares underlying warrants. Mr. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. The address for Iroquois Capital Investment Group LLC and Mr. Abbe is 2 Overhill Rd., Suite 400, Scarsdale, New York 10583.

(5)	Shares Beneficially Owned Prior to the Offering excludes 62,550 shares underlying the conversion of Series G Preferred Stock and 65,637 shares underlying the exercise of warrants. Shares to be Offered consists of 565 shares underlying warrants. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The address for Iroquois Master Fund Ltd., Mr. Abbe and Mrs. Page is c/o Iroquois Capital Management, LLC, 2 Overhill Road, Suite 400, Scarsdale, New York 10583.

(6)	Shares Beneficially Owned Prior to the Offering excludes 40,125 shares underlying the conversion of Series G Preferred Stock and 108,485 shares underlying the exercise of warrants. Shares to be Offered consists of 12,500 shares underlying warrants.

(7)	Shares Beneficially Owned Prior to the Offering excludes 55,125 shares underlying the conversion of Series G Preferred Stock and 123,485 shares underlying the exercise of warrants. Shares to be Offered consists of 12,500 shares underlying warrants. Robert D. Keyser, Jr. serves as the president and has voting and dispositive control over the Common Stock held by Sixth Borough Capital Fund LP. The address for Sixth Borough Capital Fund LP is 1515 N Federal Hwy, Suite 300, Boca Raton, FL, 33432.

(8)	Shares Beneficially Owned Prior to the Offering consists of 667 shares of common stock. Shares Beneficially Owned Prior to the Offering excludes 13,639 shares underlying the conversion of Series G Preferred Stock and 13,012 shares underlying the exercise of warrants. Shares to be Offered consists of 625 shares underlying warrants.

(9)	Shares Beneficially Owned Prior to the Offering excludes 6,837 shares underlying the exercise of warrants. Shares to be Offered consists of 1,250 shares underlying warrants.

(10)	Shares Beneficially Owned Prior to the Offering excludes 22,575 shares underlying the conversion of Series G Preferred Stock and 19,437 shares underlying the exercise of warrants. Shares to be Offered consists of 1,250 shares underlying warrants.

(11)	Shares Beneficially Owned Prior to the Offering consists of 393,067 shares of common stock. Shares Beneficially Owned Prior to the Offering excludes 444,653 shares underlying the exercise of options. Shares to be Offered consists of 31,000 shares of common stock.

(12)	Shares Beneficially Owned Prior to the Offering consists of 209,544 shares of common stock. Shares Beneficially Owned Prior to the Offering excludes 444,643 shares underlying the exercise of options. Shares to be Offered consists of 31,000 shares of common stock.

(13)	Shares Beneficially Owned Prior to the Offering consists of 207,616 shares of common stock. Shares Beneficially Owned Prior to the Offering excludes 443,764 shares underlying the exercise of options. Shares to be Offered consists of 31,000 shares of common stock.

(14)	Shares Beneficially Owned Prior to the Offering consists of 89,961 shares of common stock. Shares Beneficially Owned Prior to the Offering excludes 121,038 shares underlying the exercise of options. Shares to be Offered consists of 14,000 shares of common stock.

(15)	Shares Beneficially Owned Prior to the Offering consists of 46,013 shares of common stock. Shares Beneficially Owned Prior to the Offering excludes 131,243 shares underlying the exercise of options. Shares to be Offered consists of 9,000 shares of common stock.

(16)	Shares Beneficially Owned Prior to the Offering consists of 207,162 shares of common stock. Shares Beneficially Owned Prior to the Offering excludes 118,913 shares underlying the exercise of options. Shares to be Offered consists of 5,000 shares of common stock.

(17)	Shares Beneficially Owned Prior to the Offering consists of 34,350 shares of common stock. Shares Beneficially Owned Prior to the Offering excludes 12,219 shares underlying the exercise of options, 10,954 shares underlying the conversion of Series H Preferred Stock and 35,073 shares underlying the exercise of warrants. Shares to be Offered consists of 5,000 shares of common stock. Chelsea Pullano has voting and dispositive control over the Common Stock held by MACK Financial Solutions. The principal business address of MACK Financial Solutions is 78 Dudley Drive, Bergenfield, NJ 07621.

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock and provisions of its Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are summaries and are qualified by reference to the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Description of Stock

The Company is authorized to issue 3,020,000,000 shares of capital stock, par value $0.001 per share, of which 3,000,000,000 are shares of common stock and 20,000,000 are shares of “blank check” preferred stock. On January 26, 2023, the Company filed an amendment to the Company’s Second Amended and Restated Articles of Incorporation increasing the number of common shares that the Company is authorized to issue to 1.5 billion. On August 15, 2024, the Company filed an amendment to the Company’s Second Amended and Restated Articles of Incorporation increasing the number of common shares that the Company is authorized to issue to 3 billion.

As of July 31, 2026, there were 3,245,085 shares of Common Stock issued and outstanding, and there were 200 shares of Preferred Series A stock outstanding, Preferred Series E stock outstanding, 2,283 shares of Preferred Series F stock outstanding, 12,132 shares of Preferred Series G stock outstanding, 563 shares of Preferred Series H stock outstanding, and 23,000 shares of Preferred Series I stock outstanding.

Series A Convertible Preferred Stock.

The Series A Convertible Preferred Stock has a stated value of $100 per share and a fixed conversion price of $12.00 per share, as expressly set forth in its certificate of designation. As of the reporting date, there is 1 holder of Series A Preferred Stock. This series represents the most recent preferred issuance and was used primarily to exchange notes, payables, and other approved obligations.

Series E Convertible Preferred Stock.

The Series E Convertible Preferred Stock has a stated value of $1,000 per share and is convertible into common stock at a conversion price of $41,200.00 per share, subject to the terms and limitations set forth in the certificate of designation. As of the relevant reporting date, the Series E Preferred Stock is held by 5 holders. The Series E Preferred Stock does not bear a dividend and is intended to be realized through conversion into common stock rather than long-term retention as preferred equity.

Series F Convertible Preferred Stock.

The Series F Convertible Preferred Stock has a stated value of $1,000 per share and is convertible into common stock at a conversion price of $100.00 per share, subject to customary ownership limitations and adjustment provisions. As of the reporting date, there are 2 holders of Series F Preferred Stock. The Series F Preferred Stock was primarily issued in connection with exchanges of existing obligations and functions as structured equity rather than yield-bearing preferred capital.

Series G Convertible Preferred Stock.

The Series G Convertible Preferred Stock carries a stated value of $750 per share and is convertible into common stock at a conversion price of $20.00 per share, in accordance with the terms of the applicable certificate of designation, of which currently outstanding shares are convertible at either $10.00 or $5.14 per share, due to adjustments pursuant to the full-ratchet anti-dilution provisions of the Series G Certificate of Designation. As of the applicable date, the Series G Preferred Stock is held by 24 holders. The Series G Preferred Stock was primarily issued in connection with cash and exchanges of existing obligations and functions as structured equity rather than yield-bearing preferred capital. The Series G Convertible Preferred Stock includes price-protection provisions pursuant to which the conversion price is subject to adjustment based on subsequent issuances of equity or equity-linked securities, as set forth in the applicable certificate of designation.

Series H Convertible Preferred Stock.

The Series H Convertible Preferred Stock has a stated value of $100 per share and is convertible into common stock at a conversion price of $5.14 per share, subject to the conversion mechanics and ownership limitations set forth in the governing documents. As of the reporting date, there is 1 holder of Series H Preferred Stock. The Series H Preferred Stock is a narrowly scoped series designed for employees and key drivers and later-stage restructuring activity. The Series H Convertible Preferred Stock includes price-protection provisions pursuant to which the conversion price is subject to adjustment based on subsequent issuances of equity or equity-linked securities, as set forth in the applicable certificate of designation.

Series I Convertible Preferred Stock.

The Series I Convertible Preferred Stock has a stated value of $100 per share and is convertible into common stock at a conversion price of $20.00 per share, pursuant to the certificate of designation and related exchange agreements. As of the relevant reporting date, the Series I Preferred Stock is held by 4 holders. This series represents the most recent preferred issuance and was used primarily to exchange notes, payables, and other approved obligations. The Series G Preferred Stock was primarily issued in connection with acquisitions. The Series I Convertible Preferred Stock includes price-protection provisions pursuant to which the conversion price is subject to adjustment based on subsequent issuances of equity or equity-linked securities, as set forth in the applicable certificate of designation.

Common Stock

The holders of the Common Stock are entitled to one vote per share. In addition, the holders of the Company’s common stock will be entitled to receive dividends ratably, if any, declared by the Company’s board of directors out of legally available funds; however, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Company’s common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of the Company’s common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Company’s common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

The Common Stock is quoted on the OTCQB marketplace operated by OTC Markets Group Inc. under the trading symbol “CRTD.”

The Company’s transfer agent is Pacific Stock Transfer Company.

Exclusive Forum Provision

Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws.

This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Applicable Anti-Takeover Law

Set forth below is a summary of provisions in our Articles of Incorporation and the Bylaws that could have the effect of delaying or preventing a change in control of the Company. The following description is only a summary and it is qualified by refence our Articles of Incorporation, Bylaws and relevant provisions of the Nevada Revised Statutes.

No Cumulative Voting

Our Articles of Incorporation and the Bylaws do not provide holders of our common stock cumulative voting rights in the election of directors. The absence of cumulative voting could have the effect of preventing stockholders holding a minority of our shares of common stock from obtaining representation on our board of directors. The absence of cumulative voting might also, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest favored by a majority of our stockholders, the assumption of control by a holder of a large block of our stock or the removal of incumbent management.

PLAN OF DISTRIBUTION

We are registering the Common Shares to permit the resale of those Common Shares under the Securities Act from time to time after the date of this Prospectus at the discretion of the holders of such Common Shares. We will not receive any of the proceeds from the sale by the selling stockholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Common Shares on the OTCQB, or any other stock exchange, market, quotation service or trading facility on which the shares are traded or in private transactions, provided that all applicable laws are satisfied. The selling stockholder may also sell its Common Shares directly or through one or more underwriters, broker-dealers, or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this Prospectus.

If the selling stockholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling stockholder or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by any selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of Common Shares or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling stockholder may also sell Common Shares short and deliver Common Shares covered by this Prospectus to close out its short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge Common Shares to broker-dealers that in turn may sell such Common Shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this Prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholder.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Common Shares registered pursuant to the registration statement of which this Prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Shares may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Shares by the selling stockholder or any other person. All of the foregoing provisions may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Common Shares, estimated to be approximately $15,157 in total, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws, and legal and accounting fees; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Common Shares may be resold by the selling stockholder without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the Common Shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Once sold under the registration statement of which this Prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lucosky Brookman LLP. Lucosky Brookman LLP, and certain members of Lucosky Brookman LLP own 19,445 shares of our Common Stock.

EXPERTS

The financial statements as of and for the fiscal years ended December 31, 2025 and 2024 have been audited by Astra Audit & Advisory LLC, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC and with OTC Markets. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Information filed by us with OTC Markets can be located at the web address https://www.otcmarkets.com/stock/crtd/disclosure.

Our website address is https://creatd.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Creatd, Inc.

March 31, 2026

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Creatd, Inc.

Condensed Consolidated Balance Sheets

	As of	As of
	March 31, 2026	December 31, 2025
	(Unaudited)

Assets

Current Assets
Cash	$250,879	$221,742
Accounts receivable, net	5,000	10,000
Marketable securities	96,295	251,983
Prepaid expenses and other current assets	159,078	260,921
Preferred stock receivable	5,614,086	-
Note receivable, net	4,787,469	-
Total Current Assets	10,912,807	744,646

Non-current Assets

Property and equipment, net	16,861	6,176
Intangible assets, net	25,258	28,043
Minority investment in businesses	1,172,833	1,172,832
Total Non-current Assets	1,214,952	1,207,051
Assets of discontinued operations (Note 11)	-	16,190,250

Total Assets	$12,127,759	$18,141,947

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued liabilities	$5,064,691	$5,285,765
Convertible notes, net of debt discount and issuance costs	1,569,977	383,374
Notes payable, net of debt discount and issuance costs	151,515	106,819
Deferred revenue	98,511	118,862
Derivative Liability	1,459,084	1,668,038
Total Current Liabilities	8,343,778	7,562,858

Non-current Liabilities:
Note payable	45,859	14,311
Total Non-current Liabilities	45,859	14,311

Liabilities of discontinued operations (Note 11)	-	1,492,069
Total Liabilities	8,389,637	9,069,238

Commitments and contingencies (Note 9)

Mezzanine Equity
Redeemable Preferred Stock in Vocal, Inc.	84,790	84,790

Stockholders’ Equity
Preferred stock, $0.001 par value, 20,000,000 shares authorized
Series A Preferred stock, $0.001 par value, 50,000 shares authorized; 1,087 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1	1
Series E Preferred stock, $0.001 par value, 8,000 shares authorized; 450 shares issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Series F Preferred stock, $0.001 par value, 5,500,000 shares authorized; 2,283 shares issued and outstanding as of March 31, 2026 and December 31, 2025	2	2
Series G Preferred stock, $0.001 par value, 500,000 shares authorized; 17,280 shares issued and outstanding as of March 31, 2026 and December 31, 2025	17	17
Series H Preferred stock, $0.001 par value, 50,000 shares authorized; 3,798 shares issued and outstanding as of March 31, 2026 and December 31, 2025	4	4
Series I Preferred stock, $0.001 par value, 100,000 shares authorized; 37,812 shares issued and outstanding as of March 31, 2026 and December 31, 2025	38	38
Common stock par value $0.001: 3,000,000,000 shares authorized; 770,188 issued and 770,179 outstanding and 757,792 issued and 757,783 outstanding as of March 31, 2026 and December 31, 2025, respectively	771	759
Less: Treasury stock, 9 shares and 9 shares as of March 31, 2026 and December 31, 2025	(78,456)	(78,456)
Additional paid in capital	278,415,951	266,973,016
Accumulated deficit	(277,348,505)	(262,926,318)
Accumulated other comprehensive loss	(298,405)	(298,405)
Total Creatd, Inc. Stockholders’ Equity	691,418	3,670,658
Non-controlling interest in consolidated subsidiaries	2,961,914	5,317,261
Total Stockholders’ Equity	3,653,332	8,987,919
Total Liabilities and Stockholders’ Equity	$12,127,759	$18,141,947

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Creatd, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended	For the three months ended
	March 31, 2026	March 31, 2025

Net revenue	$203,727	$291,884
Cost of revenue	1,429	39,976
Gross margin	202,298	251,908
Operating expenses
Stock based compensation	11,307,992	949,924
General and administrative	716,405	727,580
Marketing	106,474	41,463
Compensation	370,809	529,322
Research and development	41,225	-
Total operating expenses	12,542,905	2,248,289
Loss from operations	(12,340,607)	(1,996,381)
Other (expenses) income
Change in fair value of derivative liability	270,784	-
Other income	2,875	188,660
(Loss) gain on settlement of liabilities	(2,376)	105,605
Interest expense	(15,560)	(68,095)
Unrealized (loss) gain on marketable securities	(155,688)	58,019
Accretion of debt discount and issuance cost	(1,203,851)	(35,529)
Gain on extinguishment of debt	-	9,238
Other (expenses) income, net	(1,103,816)	257,898
Net loss from continuing operations	$(13,444,423)	$(1,738,483)
Net loss from discontinued operations (including loss on disposal of $912,840)	(1,379,339)	(301,192)
Net loss	(14,823,762)	$(2,039,675)
Net loss attributable to noncontrolling interest	(401,575)	(35,078)
Net loss attributable to Creatd, Inc.	$(14,422,187)	$(2,004,597)
Deemed dividend	-	1,311,581
Net loss attributable to Creatd, Inc. common stockholders	$(14,422,187)	$(3,316,178)

Comprehensive loss
Net loss	(14,823,762)	(2,039,675)
Currency translation loss	-	(358)
Comprehensive loss	$(14,823,762)	$(2,040,033)

Per-share data
Basic and diluted loss per share from continuing operations	$(17.61)	$(4.94)
Basic and diluted loss per share from discontinued operations	$(1.81)	$(0.49)
Weighted average number of common shares outstanding from continuing operations	$763,624	$617,192
Weighted average number of common shares outstanding from discontinued operations	$763,624	$617,192

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	Series A Preferred Stock		Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock		Series I Preferred Stock		Common Stock		Treasury stock		Additional Paid in	Accumulated	Non- Controlling	Other Comprehensive	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Income	(Deficit)
Balance, January 1, 2026	1,087	$1	450	$—	2,283	$2	17,280	$17	3,798	$4	37,812	$38	757,792	$759	(9)	$(78,456)	$266,973,016	$(262,926,318)	$5,317,261	$(298,405)	$8,987,919
Stock based compensation in Creatd, Inc.	—	—	—	—	—	—	—	—	—	—	—	—	1,819	1	—	—	11,204,776	—	—	—	11,204,777
Fair value allocation of warrants issued with debt	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	238,170	—	—	—	238,170
Issuance of common stock for fractional shares	—	—	—	—	—	—	—	—	—	—	—	—	10,577	11	—	—	(11)	—	—	—	—
Non controlling interest divested in disposition of business	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,953,772)	—	(1,953,772)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(14,422,187)	(401,575)	—	(14,823,762)
Balance, March 31, 2026	1,087	$1	450	$—	2,283	$2	17,280	$17	3,798	$4	37,812	$38	770,188	$771	(9)	$(78,456)	$278,415,951	$(277,348,505)	$2,961,914	$(298,405)	$3,653,332

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock		Series I Preferred Stock		Common Stock		Treasury stock		Additional Paid in	Accumulated	Non-Controlling	Other Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Income	Equity
Balance, January 1, 2025	450	$—	3,118	$3	2,085	$2	3,798	$4	—	$—	230,700	$230	(9)	$(78,456)	$239,186,990	$(252,800,800)	$3,606,634	$(297,717)	$(10,383,110)
Shares issued for exercise of warrants	—	$—	—	$—	—	$—	—	$—	—	$—	224,820	$225	—	$—	$(225)	$—	$—	$—	$—
Cash received for stock	—	$—	—	$—	1,657	$2	—	$—	—	$—	13,807	$13	—	$—	$1,507,125	$—	$—	$—	$1,507,140
Shares issued as part of acquisition of consolidated subsidiaries	—	$—	—	$—	9,475	$9	—	$—	—	$—	52,807	$53	—	$—	$14,072,253	$—	$—	$—	$14,072,315
Deemed Dividend	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	$1,311,581	$(1,311,581)	$—	$—	$—
Foreign currency translation adjustments	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$(358)	$(358)
Common stock issued for financing fees	—	$—	—	$—	—	$—	—	$—	—	$—	92	$2	—	$—	$2,120		$—	$—	$2,122
Shares issued for conversion of preferred to common	—	$—	(835)	$(1)	—	$—	—	$—	—	$—	8,350	$9	—	$—	$(8)	$—	$—	$—	$—
Shares issued for settlement of liabilities	—	$—	—	$—	—	$—	—	$—	—	$—	747	$1	—	$—	$9,157	$—	$—	$—	$9,158
Stock issued for prepaid services	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	$21,875	$—			$21,875
Stock based compensation in Creatd, Inc.	—	$—	—	$—	—	$—	—	$—	—	$—	8,683	$8	—	$—	$949,924	$—	$—	$—	$949,932
Net loss for the three months ended March 31, 2025	—	$—	—	$—	—	$—	—	$—					—	$—	$—	$(2,004,597)	$(35,078)	$—	$(2,039,675)
Balance, March 31, 2025	450	$—	2,283	$2	13,217	$13	3,798	$4	0	$—	540,006	$541	(9)	$(78,456)	$257,060,792	$(256,116,978)	$3,571,556	$(298,075)	$4,139,399

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Creatd, Inc.

Condensed Consolidated Statements of Cash Flows

	For the three months ended	For the three months ended
	March 31, 2026	March 31, 2025
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net loss for the period	$(14,823,762)	$(2,039,675)
Adjustments to reconcile net loss to cash for operating activities
Depreciation and amortization	4,535	77,611
Accretion of debt discount and issuance cost	1,203,851	35,529
Stock based compensation	11,307,992	949,924
Unrealized loss (gain) on marketable securities	155,688	(58,019)
Change in fair value of derivative liabilities	(270,784)	-
Loss from discontinued operations	466,499	-
Loss on disposal of discontinued operations	912,840	-
Gain on extinguishment of debt	-	(9,238)
Amortization of right of use asset	-	18,519
Loss (gain) settlement of liabilities	2,376	(105,605)
Changes in operating assets and liabilities (net of acquired amounts):
Accounts receivable	5,000	(24,327)
Prepaid expenses and other current assets	88,575	21,875
Deposits and other assets	-	9,291
Deferred revenue	(211,201)	88,697
Change in operating lease liabilities	-	(7,289)
Accounts payable and accrued liabilities	(150,313)	332,201
Net cash used in operating activities	(1,308,704)	(710,506)

Cash flows from investing activities:
Cash received in consideration for disposal of business, net of cash divested	993,332	-
Purchases of property and equipment	(12,436)	-
Net cash provided by investing activities	980,896	-

Cash flows from financing activities:
Proceeds from issuance of notes payable and warrants	164,500	-
Proceeds from issuance of convertible notes	300,000	-
Repayment of notes payable	(107,555)	(71,768)
Repayment of convertible notes	-	(3,600)
Proceeds from issuance of preferred stock	-	1,231,000
Proceeds from issuance of common stock	-	276,140
Net cash provided by financing activities	356,945	1,431,772

Effect of exchange rate changes on cash	-	(358)

Net increase in cash and cash equivalents	29,137	720,908

Cash and cash equivalents at beginning of period	221,742	15,490

Cash and cash equivalents at end of period	$250,879	$736,398

Supplemental disclosure of cash flow information:
Cash paid for interest	$36,672	$8,895
Cash paid for income taxes	-	-

Supplemental disclosure of non-cash investing and financing activities:
Stock issued for acquisition of business	$-	$14,072,253
Goodwill recognized in acquisition of business	-	8,085,003
Intangible assets recognized in acquisition of business	-	7,821,867
Shares issued with debt	-	2,122
Non-cash settlement of liabilities	-	9,158
Preferred stock receivable in consideration for disposal of business	5,614,086	-
Promissory Note Receivable issued in consideration for disposal of business	4,787,469	-
Liabilities assumed as consideration for disposal of business	239,446	-
Debt discount recorded on issuance of convertible note from equity classified warrants	238,170	-
Day 1 bifurcation of embedded derivative on convertible note	61,830	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Creatd, Inc.

March 31, 2026

Notes to the Condensed Consolidated Financial Statements

Note 1 – Organization and Operations

Creatd, Inc., formerly Jerrick Media Holdings, Inc. (the “Company” or “Creatd”), is a technology company focused on providing economic opportunities for creators, which it accomplishes through its four main business pillars: Vocal, OG Collection, Inc., Flyte, Inc., and Corporate. Vocal delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Creatd’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests. OG Collection, Inc. leverages Creatd’s digital and physical media assets to develop and monetize intellectual property, including photography, film, and historical archives, often through publishing, licensing, and brand development. Flyte, Inc. is a private aviation business that operates both charter and brokered flights, supported by proprietary technology that facilitates seamless booking and optimized aircraft utilization, with a focus on premium short-hop routes and high-margin clientele.

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999, under the name LILM, Inc. The Company changed its name on December 3, 2013, to Great Plains Holdings, Inc. (“GTPH”) as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 950 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 79 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick. Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On June 16, 2017, the Company filed to form Abacus Pty Ltd, an Australian-based entity, as a wholly-owned subsidiary of the Company.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change its name to “Creatd, Inc.”, which became effective on September 10, 2020.

On September 16, 2021, the Company filed a Certificate of Incorporation with the State of Delaware to form OG Gallery, Inc, a wholly owned subsidiary of the Company.

On April 24, 2022, the Company filed a certificate of amendment with the Secretary of State of the State of Delaware to change the name of OG Gallery, Inc. to “OG Collection, Inc.”

On December 13, 2022, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 150,000 shares of common stock of OG for a purchase price of $750,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On January 11, 2023, the Company filed a membership agreement to form CEOBLOC, LLC a wholly owned subsidiary of the Company.

On February 1, 2023, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc, 50,000 shares of common stock of OG for a purchase price of $250,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On July 31, 2023, the Company filed a Certificate of Incorporation with the state of Nevada to form Vocal, Inc., a wholly owned subsidiary. Vocal’s assets, which had been developed directly under the Company since 2016, were reorganized into this new entity. This restructuring marked a significant step in the growth and evolution of Vocal, which began as part of the Company’s business strategy to create a digital publishing platform supporting creators.

On July 17, 2024, Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. Under this agreement, Creatd issued 829 shares of its common stock (CRTD) to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence.

On July 26, 2024, Creatd acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. The terms of the acquisition involved Creatd issuing 1,750 shares of common stock at a cost basis of $24.00 per share and 3,250 warrants with an exercise price of $24.00.

On August 1, 2024, Vocal, Inc. granted 48.72% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 21,675 shares of the Company’s common stock.

On October 21, 2024, Vocal, Inc. granted an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE, LLC received 16,667 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 4,500 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

On February 27, 2025, the Company completed the acquisition of Flewber Global, Inc., a private on-demand aviation company, in an all-equity transaction. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc., which contains all operations; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved after the acquisition.

On August 11, 2025, Flewber Global, Inc. was dissolved, and Flewber Inc., which contained all the operational infrastructure, was renamed to Fly Flyte, Inc (“Flyte”). Both Ponderosa Air LLC and Fly Flyte Inc. subsequently became a direct subsidiary of Creatd, Inc. The total purchase price, measured as the fair value of the consideration transferred, was approximately $14.4 million and consisted of shares of the Company’s common stock, Series G Preferred Stock, warrants, and forgiveness of an intercompany note. The acquisition was accounted for as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations, and the results of Fly Flyte, Inc.’s operations have been included in the Company’s condensed consolidated financial statements from the date of acquisition. Additional information about the transaction, including the purchase price allocation, is provided in Note 10 – Acquisitions, Investments and Disposals.

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 4,500 shares of the Company’s common stock.

On June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in the entity Fly Flyte, Inc. for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Fly Flyte, Inc., which the Company plans to make the operating entity for the Hops side of Flyte’s operations. The agreement includes customary investor protections such as down-round anti-dilution rights, a right of first refusal on future financings for 12 months, reinvestment rights, and participation in a potential spin-off of Flyte Luxe. Additionally, the investor received flight credits as non-cash consideration. On September 16, 2025, the Company entered into a Conversion Agreement with said investor whereby they exchanged 10% ownership interest in the entity Fly Flyte, Inc., previously purchased for $100,000, into 134 shares of Preferred Series G. The 10% ownership interest in Fly Flyte, Inc. was returned to Creatd, Inc.

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation. The shares were issued as fully paid, non-assessable restricted common stock, duly authorized and validly issued. The 2020 Cirrus Design Corp. SF50 aircraft continues to be leased to the Company under the terms of the Exclusive Aircraft Dry Lease Agreement, with SEG Jets, LLC serving as the lessor.

On October 22, 2025, the Company’s common stock was approved to trade on the OTCQB Venture Market, a higher tier of the OTC Markets requiring current reporting and additional eligibility standards, from the OTCID Market (formerly known as the OTC Pink Market) where it had previously traded. The uplisting became effective on October 22, 2025.

On December 26, 2025, Vocal, Inc. issued an additional 21.73% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of Vocal. In connection with this issuance, 40,404 shares were issued with an aggregate fair value of approximately $78,010, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in Vocal, Inc. decreased from 41.71% to 20%.

On December 26, 2025, OG Collection, Inc. issued an additional 24% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of OG Collection. In connection with this issuance, 480,000 shares were issued with an aggregate fair value of approximately $57,600, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in OG Collection, Inc. decreased from 44% to 20%.

On March 9, 2026, the Company entered into a Securities Purchase Agreement with Catheter Precision, Inc., pursuant to which the Company sold its 80.02% equity interest in Fly Flyte, Inc. for total consideration of $11,676,828. As a result of the transaction, the Company deconsolidated Fly Flyte, Inc. and Ponderosa Air, LLC from its consolidated financial statements as of the closing date. See Note 10 – Acquisitions, Investments and Disposals.

Note 2 – Significant Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Presentation

The Company’s condensed consolidated financial statements have been prepared in accordance with U.S GAAP and following the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These interim financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2026, or any other interim period or for any other future year. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2025, included in the Company’s 2025 Annual Report filed with the OTCQB. The consolidated balance sheet as of December 31, 2025, has been derived from audited financial statements at that date but does not include all of the information required by U.S. GAAP for complete financial statements.

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the condensed consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for credit losses, stock-based compensation, income tax provisions, and impairment of intangible assets.

Actual results could differ from those estimates.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries in which the parent’s power to control exists.

As of March 31, 2026 and December 31, 2025, the Company’s consolidated subsidiaries and/or entities are as follows:

		Company Ownership Interest
Name of combined affiliate	State or other jurisdiction of incorporation or organization	March 31, 2026	December 31, 2025
Jerrick Ventures LLC	Delaware	100%	100%
Abacus Tech Pty Ltd	Australia	100%	100%
OG Collection, Inc.	Delaware	20%	20%
Vocal, Inc.	Nevada	20%	20%
S96 NYC, LLC	New York	100%	100%
Fly Flyte, Inc.	New York	-%	80%
Ponderosa Air, LLC	New York	-%	100%

All intercompany balances and transactions have been eliminated.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including Company assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, accounts payable, and prepaid and other current assets. Management believes the estimated fair value of these accounts at March 31, 2026 and December 31, 2025 approximate their carrying value as reflected in the condensed consolidated balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company does not currently hold any Level 2 assets/liabilities.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, marketable debt securities, derivative liability and equity investments at cost. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined by using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

The following tables provide a summary of the relevant assets that are measured at fair value on a recurring basis:

	Fair Value Measurements as of March 31, 2026
	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities	$96,295	$96,295	$-	$-
Total assets	$96,295	$96,295	$-	$-
Liabilities:
Derivative liabilities	$1,459,084	$-	$-	$1,459,084
Total Liabilities	$1,459,084	$-	$-	$1,459,084

	Fair Value Measurements as of December 31, 2025
	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities	$251,983	$251,983	$-	$-
Total assets	$251,983	$251,983	$-	$-
Liabilities:
Derivative Liabilities	$1,668,038	$-	$-	1,668,038
Total Liabiities	$1,668,038	$-	$-	$1,668,038

The Company’s marketable equity securities are publicly traded stocks measured at fair value using quoted prices for identical assets in active markets and classified as Level 1 within the fair value hierarchy. There have been no material changes to the Company’s fair value measurement techniques since December 31, 2025, as disclosed in its Annual Report.

The following tables provide a summary of the relevant assets that are measured at fair value on a non-recurring basis:

	Fair Value Measurements as of March 31, 2026
	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Preferred stock receivable	$5,614,086	$5,614,086	$-	$-
Intangible assets, net	$25,258	$-	$-	$25,258
Total assets	$5,639,344	$5,614,086	$-	$25,258

	Fair Value Measurements as of December 31, 2025
	Total	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Intangibles assets, net	$28,043	$—	$—	28,043
Total assets	$28,043	$—	$—	$28,043

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) or Financial Claims Scheme (“FCS”) insurable limits. The Company has never experienced any losses related to these balances. The uninsured cash balance as of March 31, 2026 was $0. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company provides credit in the normal course of business. The Company maintains allowances for credit losses on factors surrounding the credit risk of specific customers, historical trends, and other information.

The Company operates in Australia and holds total assets of $0. It is reasonably possible that operations located outside an entity’s home country will be disrupted in the near term.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Asset Class	Useful Life (Years)
Computers & Software	3
Furniture & Fixtures	2 – 10
Automobile	5
Software	3
Leasehold Improvements*	3

*	Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the condensed consolidated statements of operations and comprehensive loss.

Goodwill

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with ASC and ASC Topic 350 “Intangibles – Goodwill and Other – Testing Indefinite-Lived Intangible Assets for Impairment” (“ASC Topic 350”). The Company tests goodwill for impairment on an annual basis as of the last day of the Company’s fiscal year or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company uses an income-based approach to determine the fair value of the reporting units. This approach uses a discounted cash flow methodology and the ability of the reporting units to generate cash flows as measures of fair value of the reporting units.

As of March 31, 2026 and December 31, 2025, the Company has $0 goodwill on its condensed consolidated balance sheets, respectively. The Company recorded no impairment charges during the three months ended March 31, 2026 and 2025.

Impairment of Long-lived Assets Including Acquired Intangible Assets

The Company evaluates the recoverability of property and equipment, and acquired finite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. The Company routinely reviews the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If the Company changes the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life. As of March 31, 2026 and December 31, 2025, the Company has $25,258 and $28,043, respectively, of intangible assets on its condensed consolidated balance sheets. The intangible assets presented on the condensed consolidated balance sheets as of March 31, 2026 relate to the Company’s July 2024 acquisition of Studio 96 Publishing.

The breakdown of intangible assets, net of amortization, as of March 31, 2026 was as follows:

Asset Description	Amount
Customer Relations	$4,685
Know-How and Intellectual Property	12,494
Website & Apps	8,079
Total Intangible Assets	$25,258

Amortization expense from continuing operations was $2,784 and $6,631 for the three months ended March 31, 2026 and 2025, respectively.

Commitments and Contingencies

The Company follows subtopic 450-20 of the Financial Accounting Standards Board (“FASB”) to report accounting for contingencies. Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Foreign Currency

Foreign currency denominated assets and liabilities are translated into U.S. dollars using the exchange rates in effect at the condensed consolidated balance sheet dates. Results of operations and cash flows are translated using the average exchange rates throughout the periods. The effect of exchange rate fluctuations on the translation of assets and liabilities is included as a component of stockholders’ equity in accumulated other comprehensive loss. Gains and losses from foreign currency transactions, which are included in operating expenses, have not been significant in any period presented.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB ASC. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the condensed consolidated statements of operations and comprehensive loss as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the date of conversion or exercise or cancellation and then the related fair value is reclassified to equity. Upon extinguishment or cancellation of a derivative instrument, any difference between the fair value and the settlement amount is recognized as a gain or loss under change in derivative liability on the condensed consolidated statements of operations and comprehensive loss.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the condensed consolidated balance sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the condensed consolidated balance sheet dates.

The Company adopted Section 815-40-15 of the FASB ASC (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a Monte Carlo simulation model for the make whole feature in the Company’s outstanding Equity Line of Credit and for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each condensed consolidated balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the condensed consolidated statements of operations and comprehensive loss.

As of March 31, 2026 and December 31, 2025, the Company had $1,459,084 and $1,668,038 of derivative liability on its condensed consolidated balance sheets, respectively. This was primarily attributable to the change in the fair value of the bifurcated conversion and make-whole features associated with the Company’s convertible notes and warrants, as re-measured under the Monte Carlo simulation model at the March 31, 2026 balance sheet date, reflecting the shorter remaining term and updated market-based inputs. During the three months ended March 31, 2026 and 2025, the Company recorded a change in the derivative valuation of $270,784 and $0, respectively.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as cost of revenue.

Revenue Recognition

Under ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company determines revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mile basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, the Company satisfies a performance obligation.

Revenue from continuing operations disaggregated by revenue source for the three months ended March 31, 2026 and 2025 consists of the following:

	For the three months ended
	March 31,
	2026	2025
Agency (Managed Services + Branded Content)	$69,000	$134,800
Platform (Creator Subscriptions)	101,967	133,299
Ecommerce	32,760	23,785
Total Revenue	$203,727	$291,884

The Company utilizes the output method to measure the results achieved and value transferred to a customer over time. Timing of revenue recognition from continuing operations for the three months ended March 31, 2026 and 2025 consists of the following:

	For the three months ended
	March 31,
	2026	2025
Products and services transferred over time	$170,877	$275,780
Products transferred at a point in time	32,850	16,104
	$203,727	$291,884

Customer and Sales Concentrations

The Company’s revenue stream may be dependent on a limited number of key customers. A loss of any significant customer, a decline in demand from such customers, or a deterioration in their financial condition could negatively impact the Company’s future revenues and profitability.

During the three months ended March 31, 2026, one customer represented 33.87% of total revenue. During the three months ended March 31, 2025, two customers represented 46% of total revenue.

Agency Revenue

Managed Services

The Company provides Studio/Agency Service offerings to business-to-business (B2B) and business-to-consumer (B2C) product and service brands which encompasses a full range of digital marketing and e-commerce solutions. The Company’s services include the setup and ongoing management of clients’ websites, Amazon and Shopify storefronts and listings, social media pages, search engine marketing, and other various tools and sales channels utilized by e-commerce sellers for sales and growth optimization. Contracts are broken into three categories: Partners, Monthly Services, and Projects. Contract amounts for Partner and Monthly Services clients range from approximately $5,000-$45,000 per month while Project amounts vary depending on the scope of work. Partner and Monthly clients are billed monthly for the work completed within that month. Revenue is recognized over time as service obligations and milestones in the contract are met.

Branded Content

Branded content represents the revenue recognized from the Company’s obligation to create and publish branded articles and/or branded challenges for clients on the Vocal platform and promote said stories, tracking engagement for the client. In the case of branded articles, the performance obligation is satisfied when the Company successfully publishes the articles on its platform and meets any required promotional milestones as per the contract. In the case of branded challenges, the performance obligation is satisfied when the Company successfully closes the challenge and winners have been announced. The Company recognizes revenue over time as the services are performed and any required milestones are met. Certain contracts contain separate milestones whereas the Company separates its performance obligations and utilizes the stand-alone selling price method and residual method to determine the estimate of the allocation of the transaction price.

Below are the significant components of a typical agreement pertaining to branded content revenue:

●	The Company collects fixed fees ranging from $5,000 to $60,000 per month, with branded challenges ranging from $10,000 to $25,000 and branded articles ranging from $2,500 to $10,000 per article.

●	Branded articles are created and published, and challenges are completed, within three months of the signed agreement, or as previously negotiated with the client.

●	Branded articles and challenges are promoted per the contract and engagement reports are provided to the client.

Platform Revenue

Creator Subscriptions

Vocal+ is a premium subscription offering for Vocal creators. In addition to joining for free, Vocal creators have the option to sign up for a Vocal+ membership for either $9.99 monthly or $99 annually, though these amounts are subject to promotional discounts and free trials. Vocal+ subscribers receive access to value-added features such as increased rate of cost per mile (thousand) (“CPM”) monetization, a decreased minimum withdrawal threshold, a discount on platform processing fees, member badges for their profiles, access to exclusive Vocal+ Challenges, and early access to new Vocal features. Subscription revenues stem from both monthly and annual subscriptions, the latter of which is amortized over a twelve-month period. Any customer payments received are recognized over the subscription period, with any payments received in advance being deferred until they are earned. Any discounts are run as coupon codes applied at the time of transaction and accounted for as a reduction in gross revenue.

The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mille basis) and cash prizes offered to Challenge winners. Potential revenue offset is calculated by reviewing a subscriber’s earnings in conjunction with payments made by the subscriber on a monthly and/or annual basis.

Air Mobility Revenue

Fly Flyte, Inc., acquired by the Company during the three months ended March 31, 2025 and operating under the brand name of Flyte, generates revenue through three primary private aviation services: Flyte Hops, Flyte Luxe, and Jet Card Memberships.

Flyte Hops refers to short-haul private flights operated directly by Flyte under its Part 135 certificate. These flights are conducted on Flyte-managed aircraft and typically service high-demand regional routes throughout the New York Metro Area, Long Island, New England and the Eastern seaboard, to any destination within 400 nautical miles of Flyte’s base in Farmingdale, New York. Revenue is recognized upon completion of each flight segment and includes base charter rates, repositioning fees, and ancillary charges. Customer payments received in advance are recorded as deferred revenue until the related flight is completed.

Flyte Luxe is Flyte’s brokerage division, offering clients access to on-demand charters through a vetted network of third-party operators. In these transactions, Flyte acts as an agent and earns revenue on a net basis through booking fees or a markup over the wholesale cost. Revenue is recognized when the flight occurs. Deposits or prepayments made prior to flight are deferred until service is rendered.

Jet Card Memberships allow clients to prepay for charter credit in U.S. dollars, which can be applied to both Flyte Hops and Flyte Luxe flights. Members benefit from preferred booking access, flexible terms, and loyalty-based perks. Flyte retains full discretion over flight pricing, and credit may be applied across both operated and brokered flights. Revenue is recognized as credit is drawn down for completed charters. Any unused credit at period-end is recorded as deferred revenue.

Discounts, promotions, and any flight credits issued are treated as reductions to gross revenue. Refunds or pricing adjustments are reflected in the period in which they occur.

On March 9, 2026, the Company sold Fly Flyte, Inc. and will no longer consolidate its revenues for the remainder of the year. See Note 10 – Acquisitions, Investments and Disposals.

Cost of Revenue

Cost of revenues consists of costs that are directly attributable to the generation of the Company’s revenues and varies by business and operating segment.

For the Vocal segment, cost of revenues primarily includes amounts paid to content creators based on engagement metrics, such as the number of reads generated by published content, as well as prize payments awarded in connection with branded and non-branded writing challenges.

For the OG Collection segment, cost of revenues includes contract assembly labor, materials used to produce goods, and shipping and packaging costs associated with fulfilling customer orders. The Company does not carry inventory on its balance sheet, as inventory balances have been previously written down as obsolete.

Gross margin includes all costs that are allocable to cost of revenues in accordance with GAAP. The Company does not include depreciation or amortization within cost of revenues, as it does not own or utilize depreciable or amortizable assets that are directly attributable to revenue-producing activities. Accordingly, no depreciation or amortization is allocable to cost of revenues.

Deferred Revenue

Deferred revenue consists of billings and payments received from clients in advance of revenue recognition. The Company has two types of deferred revenue: (i) subscription revenue, where revenue is recognized ratably over the subscription period, and (ii) contract liabilities, where revenue is recognized when the related performance obligation is satisfied.

For subscription revenue, the Company expects to recognize the deferred revenue within the next twelve months, over the life of the subscription. For contract liabilities, the Company will recognize the deferred revenue at the point in time the related service is performed, which can vary depending on the nature of the contract but is generally expected to occur within one year.

As of March 31, 2026 and December 31, 2025, the Company had deferred revenue of $98,511 and $118,862, respectively.

Accounts Receivable and Allowances

Accounts receivable are recorded and carried when the Company has performed the work in accordance with managed services, project, partner, consulting and branded content agreements. For example, the Company bills a branded content client and records the receivable once milestones are reached that are set in the agreement. The Company makes estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, and other factors that may affect its ability to collect from customers.

The Company adheres to the provisions of ASC 326, Financial Instruments – Credit Losses, which requires the measurement of credit losses based on an expected loss model, known as the Current Expected Credit Losses (CECL) model. The CECL model replaces the incurred loss methodology and requires the Company to estimate credit losses over the life of its receivables, considering historical data, current conditions, and reasonable and supportable forecasts.

During the three months ended March 31, 2026 and 2025, the Company recorded $0 as a credit loss.

Advertising Costs

Advertising costs are expensed as incurred, in accordance with ASC 720-35, “Advertising Costs.” These costs are recognized as operating expenses in the period in which they are incurred and are classified within general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

The Company does not capitalize direct-response advertising costs, as they do not meet the criteria for deferral under ASC 720-35-25-1.

The Company recognized $106,474 and $41,463 in marketing and advertising costs during the three months ended March 31, 2026 and 2025, respectively.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation over the requisite service period of the award. The Company has a relatively low forfeiture rate of stock-based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and forfeitures are recognized as they occur. Expected volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

During the three months ended March 31, 2026 and 2025, the Company had stock based compensation of $11,307,992 and $949,924, respectively. The increase is primarily attributable to the issuance of stock options to the Company’s officers, directors, employees, and consultants during the period, substantially all of which vested upon grant and were therefore recognized in full at their grant-date fair value.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. For the three months ended March 31, 2026 and March 31, 2025, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at March 31, 2026 and 2025:

	March 31,
	2026	2025
Series A preferred	10,870	-
Series E preferred	11	11
Series F preferred	114,150	22,830
Series G preferred	1,296,000	495,638
Series H preferred	73,892	73,892
Series I preferred	378,120	-
Options	1,663,415	266,260
Warrants	2,461,972	1,688,062
Convertible notes	314,097	26,177
Totals	6,312,527	2,572,870

Segment Reporting

The Company operates in two reportable segments: Vocal and OG Collection. Following the divestiture of the Air Mobility segment in March 2026, Air Mobility is presented as discontinued operations in the Company’s condensed consolidated financial statements and is no longer reported as a separate segment. See Note 11 – Discontinued Operations for further discussion of discontinued operations. The Company’s segments are determined based on the economic characteristics of its products and services, the internal organizational structure, and the manner in which operations are managed. Segment determinations are also based on the information regularly reviewed by the CEO, the Company’s Chief Operating Decision Maker (“CODM”), who evaluates segment performance primarily using measures such as revenue, gross margin, operating profit, and platform engagement metrics.

The Company discloses segment information in accordance with ASC Topic 280, Segment Reporting, including the identification of reportable segments and the presentation of measures of segment profit or loss that are regularly reviewed by the CODM. With the adoption of ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, the Company now provides enhanced disclosures of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment performance. The amended guidance also requires disclosure of the CODM’s role and expands required interim segment disclosures.

Recently Adopted Accounting Guidance

In December 2023, the FASB issued Accounting Standards Update 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosure requirements by:

●	Standardizing and disaggregating rate reconciliation categories.

●	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

The adoption of ASU 2023-09 did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 aims to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 requires disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss. The update also requires disclosure regarding the CODM and expands the interim segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of ASU 2023-07 did not have a material impact on the Company’s condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-04 – Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the accounting for inducements offered to holders of convertible debt. The amendments:

●	Require application of the “pre-existing contract” approach when determining whether a transaction qualifies as an induced conversion.

●	Clarify that induced conversion accounting may apply whether settlement is in cash or equity, provided the original conversion terms are preserved.

●	Provide guidance for evaluating inducements when the underlying convertible debt was modified or exchanged within the prior 12 months.

This ASU is effective for annual periods beginning after December 15, 2025, and for interim periods within those annual periods. Early adoption is permitted.

The adoption of ASU 2024-04 did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03 – Income Statement—Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses, which enhances expense disclosure requirements by:

●	Requiring tabular disclosure of certain natural expense categories—such as employee compensation, depreciation, amortization, and inventory purchases—within relevant income statement line items.

●	Requiring qualitative descriptions of any remaining expenses included within those line items that are not separately disclosed.

●	Requiring annual disclosure of total selling expenses and the Company’s definition of selling expenses, where applicable.

This ASU is effective for annual periods beginning after December 15, 2026, and for interim periods within annual periods beginning after December 15, 2027. Early adoption is permitted.

The Company is currently evaluating the impact of ASU 2024-03 on its expense disclosures and related reporting requirements.

ASU 2025-01 – Clarifying the Effective Date of ASU 2024-03

In January 2025, the FASB issued ASU 2025-01 – Income Statement—Reporting Comprehensive Income (Topic 220): Clarifying the Effective Date, which clarifies the effective date provisions of ASU 2024-03 for all public business entities. The amendments confirm that the guidance in ASU 2024-03 is effective for:

●	Annual periods beginning after December 15, 2026, and

●	Interim periods within annual periods beginning after December 15, 2027.

Early adoption remains permitted.

The Company is evaluating the impact of ASU 2025-01 in conjunction with its assessment of ASU 2024-03.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company’s condensed consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the condensed consolidated financial statements as of March 31, 2026 the Company had an accumulated deficit of $277 million, a net loss from continuing operations of $13.44 million and net cash used in operating activities of approximately $1.31 million for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these condensed consolidated financial statements.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance that it will be able to do so on reasonable terms, or at all. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation, consisted of the following at:

	March 31, 2026	December 31, 2025
Computer Equipment	$459,307	$457,893
Furniture and Fixtures	195,545	184,524
Automobile	-	-
Software	13,564	13,564
Leasehold Improvements	-	-
	668,416	655,981
Less: Accumulated Depreciation	(651,555)	(649,805)
	$16,861	$6,176

Depreciation expense from continuing operations was $1,750 and $8,264 for the three months ended March 31, 2026 and 2025.

Note 5 – Notes Payable

Notes payable as of March 31, 2026 and December 31, 2025 is as follows:

	Outstanding Principal as of March 31, 2026	Outstanding Principal as of December 31, 2025	Interest Rate	Original Maturity Date
The June 13, 2020 Loan	$-	$-	3.75%	June 2050
The April 20 2023 Loan Agreement	25,433	31,213	18%	June 2026
The May 31, 2024 Loan Agreement	44,317	55,000	15%	June 2026
The December 30, 2024 Loan Agreement	-	23,965	20%	February 2026
The February 27, 2025 Loan Agreement	-		18%	February 2026
The June 1, 2025 Loan	-	81	-%	December 2026
The July 23, 2025 Loan Agreement	-	358	-%	January 2027
The October 1, 2025 Loan Agreement	-	18,677	-%	April 2027
The January 5, 2026 Loan Agreement	4,908	-	-%	January 2027
The January 29, 2026 Loan Agreement	94,110	-	20%	July 2026
The February 9, 2026 Loan Agreement	50,593	-	-%	August 2027
	219,361	129,294
Less: Debt Discount	(21,987)	(8,164)
Total Debt	197,374	121,130
Less: Current Debt	(151,515)	(106,819)
Total Long Term Debt	$45,859	$14,311

The June 13, 2020 Loan Agreement

On June 13, 2020, Flewber Global, Inc. received a loan of $63,800 from the United States’ Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). This loan was assumed by the Company on February 27, 2025 as part of the acquisition of Flewber Global, Inc.

This loan accrues interest at 3.75% per annum. The balance of principal and interest will be fully repaid thirty years from the date the loan was received. Future payments of $3,732 will be made each year, in the form of monthly payments of $311 until the principal balance is fully repaid. During the three months ended March 31, 2026 and March 31, 2025, the Company recorded $384 and $200 in interest expense, respectively.

In connection with the sale of Fly Flyte Inc., Note 10 – Acquisitions, Investments and Disposals, on March 9, 2026 the SBA loan, with a carrying value of $57,291, was derecognized upon the divestiture, as the obligor under the note was the entity included in the disposal group. All accrued interest had been paid prior to the closing, and no material accrued interest remained outstanding at the date of sale. Upon the loss of control and deconsolidation of the divested entity in accordance with ASC 810-10-40, the note was removed from the Company’s condensed consolidated balance sheet, and its carrying value was included in the net assets disposed of in the determination of the loss on sale. Accordingly, as of December 31, 2025, the SBA note was outstanding, but as of March 31, 2026, it was no longer outstanding.

The Second September 2022 Loan Agreement

On September 22, 2022, the Company entered into a loan agreement (the “Second September 2022 Loan Agreement”) with a lender (the “First September 2022 Lender”), whereby the Second September 2022 Lender issued the Company a promissory note of $876,000 (the “Second September 2022 Note”). The Company received cash proceeds of $272,614 and rolled the remaining $303,386 of principal from the First May 2022 Loan Agreement. Pursuant to the Second September 2022 Loan Agreement, the Second September 2022 Note has a flat interest fee of $321,637, for an effective interest rate of 100%. The maturity date of the Second September 2022 Note was May 5, 2023 (the “Second September 2022 Maturity Date”). The Company is required to make weekly payments of $27,375. The Second September 2022 Note is secured by officers of the Company. On June 23, 2023, the Company and the Second September 2022 Lender executed an agreement amending the payment terms and extending the Second September 2022 Maturity Date to December 31, 2023.

On June 13, 2025, the Company entered into a Settlement Agreement with the Second September 2022 Lender, whereby the Company agreed to make a payment of $2,500 by June 13, 2025, and two subsequent payments of $25,000 to close out the remaining note.

On July 9, 2025, the Company amended the Settlement Agreement with the Second September 2022 Lender, whereby the Second September 2022 Lender agreed to a payment of $40,000 and forgive the remainder of the note.

During the year ended December 31, 2025, the Company paid $65,000 towards the Second September 2022 Note and entered into a settlement agreement with the lender for the remaining balance, resulting in a gain on settlement of debt of $343,625.

During the three months ended March 31, 2026 and March 31, 2025, the Company recorded $0 in accretion of debt discount, respectively. As of March 31, 2026 and December 31, 2025, this note was no longer outstanding.

The April 20 2023 Loan Agreement

On April 20, 2023, the Company entered into a loan agreement with Arthur Rosen, a director of the Company since August 2025, pursuant to which Mr. Rosen issued the Company a promissory note in the principal amount of $130,000 at an interest rate of 18% per annum. The note has been extended multiple times and currently matures June 30, 2026. See Note 7 – Related Party for additional information regarding this note, including modification history and associated warrant issuances.

The April 5th, 2024 Loan Agreement

On April 5, 2024, the Company entered into a promissory note agreement (the “April 5 Loan Agreement”) with a lender (“April 5 lender”), whereby the April 5 lender issued the Company a promissory note of $56,250 (the “April 5 Note”). The original maturity date of the April 5 Note is February 15, 2025. This note has a flat interest fee of 15%. During the three months ended March 31, 2026 and 2025, the Company recorded $0 and $1,228 in interest expense, respectively. As of March 31, 2026 and December 31, 2025, the balance of accrued interest was $0.

The Company recorded a $11,250 debt discount relating to an original issue discount and debt issuance costs of $5,000. The debt discount is being accreted over the life of the note. During the three months ended March 31, 2026 and 2025, the Company recorded $0 and $2,366 in accretion of debt discount, respectively. The debt discount was fully amortized as of December 31, 2025.

On December 4, 2024, the Lender agreed to extend the note’s maturity date to March 31, 2025.

On August 14, 2025, the Lender and the Company reached a Settlement Agreement, whereby the Lender agreed to accept $60,000 to satisfy all remaining principal, interest and penalties due. The Company paid this settlement amount on August 14, 2025. As of March 31, 2026 and December 31, 2025, this note was no longer outstanding.

The May 3rd, 2024 Loan Agreement

On May 3, 2024, the Company entered into a promissory note agreement (the “May 3 Loan Agreement”) with a lender (“May 3 lender”), whereby the May 3 lender issued the Company a convertible promissory note of $60,000 (the “May 3rd Note”). This note does not accrue interest. The May 3 Note has a maturity date of May 3, 2025.

The Company recorded a $24,600 debt discount relating to an original issue discount and debt issuance costs of $2,400. The debt discount is being accreted over the life of the note. During the three months ended March 31, 2026 and 2025, the Company recorded $0 and $8,276 in accretion of debt discount, respectively. As of March 31, 2026 and December 31, 2025, the discount had been fully amortized.

On July 7, 2025, the Company and the May 3 Loan Agreement Lender agreed to settle the outstanding balance of the note with a $11,000 cash payment against the balance and forgave the remainder of the balance. This note was no longer outstanding as of March 31, 2026 and December 31, 2025.

The May 31, 2024 Loan Agreement

On May 31, 2024, the Company entered into a promissory note agreement (the “May 31 Loan Agreement”) with a lender (the “May 31 Lender”) whereby the May 31 Lender issued the Company a promissory note in the amount of $60,000. The Maturity Date of the note is May 31, 2025. The Company recorded debt issuance costs of $1,800 for an original issue discount. The debt discount is being accreted over the life of the note. The principal of the note shall be due and payable in full on the Maturity Date. During the three months ended March 31, 2026 and 2025, the Company recorded $0 and $620, respectively, in accretion of debt issuance costs. The debt issuance costs have been fully amortized as of March 31, 2026 and December 31, 2025.

The note has a flat interest fee of 15%. During the three months ended March 31, 2026 and 2025, the Company recorded $1,828 and $2,072, respectively, in interest expense. As of March 31, 2026 and December 31, 2025, the balances of accrued interest were $328 and $11,267, respectively.

On January 12, 2026, the Company entered into a settlement agreement with the May 31, 2024 Loan Agreement Lender, whereby the Company agreed to pay $46,899 over a period of six monthly installments through June 2026. Upon completion of the full settlement payment, the remainder of the balance shall be forgiven and the loan will be completed. As of March 31, 2026 and December 31, 2025, the note was outstanding and the Company is current on its settlement installment payments.

The August 20th, 2024 Loan Agreement

On August 20, 2024, the Company entered into a loan agreement (the “August 20 Loan Agreement”) with a lender (the “August 20 Lender”), whereby the August 20 Lender issued the Company a promissory note of $15,415 (the “August 20 Note”). The estimated term of the August 20 Note was approximately 181 days, or February 17, 2025, based on the Lender’s projection of daily collections at 10% of the Company’s receivables until the total payment amount was satisfied. Although payments continued beyond the estimated 181-day period, the note remained in good standing, all payment obligations were satisfied, and the note did not go into default.

The Company recorded debt issuance costs of $1,615. The debt discount is being accreted over the life of the note. During the three months ended March 31, 2026 and March 31, 2025, the Company recorded $0 and $428 in accretion of debt discount, respectively. As of March 31, 2026 and December 31, 2025, the discount had been fully amortized.

As of March 31, 2026 and December 31, 2025, this note is no longer outstanding.

The October 18, 2024 Loan Agreement

On October 18, 2024, the Company entered into a loan agreement (the “October 18 Loan Agreement”) with a lender (the “October 18 Lender”), whereby the October 18 Lender issued the Company a promissory note of $43,041 (the “October 18 Note”). The maturity date of the October 18 Note is April 18, 2025 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $4,782. The note does not accrue interest.

The Company recorded debt issuance costs of $3,841. The debt discount is being accreted over the life of the note. During the three months ended March 31, 2026 and March 31, 2025, the Company recorded $0 and $3,364 in accretion of debt discount. As of March 31, 2026 and December 31, 2025, the discount had been fully amortized.

As of March 31, 2026 and December 31, 2025, this note is no longer outstanding.

The December 30, 2024 Loan Agreement

On December 30, 2024, the Company entered into a loan agreement with Jeremy Frommer, Chief Executive Officer, consolidating three prior notes into a single promissory note with a principal amount of $117,614 at an interest rate of 20% per annum. The note matured February 28, 2026 and entered into default; on March 30, 2026, the outstanding principal and accrued interest were repaid in full and the lender waived all default interest and penalties. This note is no longer outstanding as of March 31, 2026. See Note 7 – Related Party for additional information regarding this note.

The February 4, 2025 Loan Agreement

On February 4, 2025, Flewber Global, Inc. entered into a Loan Agreement (the “February 4, 2025 Loan Agreement”) with a lender (the “February 4, 2025 Lender”) whereby the February 4, 2025 Lender issued the Company a promissory note of $67,500 (the “February 4, 2025 Note”). The note has a maturity date of December 31, 2025.

Prior to February 27, 2025, Flewber Global, Inc. repaid $2,500 towards the principal of this note. On February 27, 2025, the outstanding note balance of $65,000 became a liability of the Company via the acquisition of Flewber Global, Inc.

On November 13, 2025, the Lender agreed to a $25,000 cash payment against the balance, and to convert the remainder of the balance to 200 shares of Series A preferred stock, for a consideration value of $24,000.

During the three months ended March 31, 2026 and March 31, 2025, the Company recorded $0 in interest expense, respectively. As of March 31, 2026 and December 31, 2025, this note is no longer outstanding.

The June 1, 2025 Loan Agreement

On June 1, 2025, the Company entered into a loan agreement (the “June 1, 2025 Loan Agreement”) with a lender (the “June 1, 2025 Lender”), whereby the June 1, 2025 Lender issued the Company a promissory note of $44,871 (the “June 1, 2025 Note”). The maturity date of the June 1, 2025 Note is December 1, 2026 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $4,986. The note does not accrue interest.

The Company recorded debt issuance costs of $4,771. The debt discount is being accreted over the life of the note. During the three months ended March 31, 2026 and 2025, the Company recorded $3,439 and $0 in accretion of debt discount, respectively. As of March 31, 2026, the debt discount balance was $0 and as of December 31, 2025, the debt discount balance was $3,439. During the three months ended March 31, 2026, the remaining balance of $81 was fully repaid. As of March 31, 2026, this note is no longer outstanding and as of December 31, 2025, this note was outstanding.

The First June 4, 2025 Loan Agreement

On June 4, 2025, the Company entered into a loan agreement (the “First June 4, 2025 Loan Agreement”) with a lender (the “First June 4, 2025 Lender”) whereby the First June 4, 2025 Lender issued the Company a promissory note of $12,500 (the “First June 4, 2025 Notes”). The note has a maturity date of June 30, 2025.

As additional consideration, the First June 4, 2025 Lender was issued 37,500 5-year warrants to purchase the Company’s common stock at an exercise price of $1.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,477 to the debt instrument (52%) and $6,023 to the warrants (48%). The Company recorded a $6,023 debt discount over the life of the note. During the three months ended March 31, 2026 and March 31, 2025, the Company recorded $0 in accretion of debt discount, respectively. As of March 31, 2026 and December 31, 2025 the discount has been fully amortized.

As March 31, 2026 and December 31, 2025, this note was no longer outstanding.

The June 13, 2025 Loan Agreement

On June 13, 2025, the Company entered into a loan agreement (the “June 13, 2025 Loan Agreement”) with a lender (the “June 13, 2025 Lender”) whereby the June 13, 2025 Lender issued the Company a promissory note of $10,000 (the “June 13, 2025 Note”). The note has a maturity date of February 15, 2026, and has repayment rights upon the return of the security deposit of a leased aircraft by the Company or any sale of Fly Flyte, Inc. or Ponderosa Air LLC or its assets.

As additional consideration for the issuance of the promissory note, the Company granted the lender seven complimentary Hops flights on the Company’s aircraft, with a total fair value of $7,805 ($1,115 per flight). The flights are redeemable at the lender’s discretion and are recorded as a flight obligation liability until redeemed under accounts payable and accrued liabilities on the condensed consolidated balance sheets. The full value was recognized as interest expense upon issuance of the note. On September 18, 2025, the Lender agreed to convert the remaining principal balance due on the Note of $100,000 to 134 shares of Series G Preferred Stock.

During the three months ended March 31, 2026 and 2025, the Company recorded $0 in accretion of debt discount, respectively. As of March 31, 2026 and December 31, 2025, the Note was no longer outstanding.

The July 23, 2025 Loan Agreement

On July 23, 2025, the Company entered into a loan agreement (the “July 23, 2025 Loan Agreement”) with a lender (the “July 23, 2025 Lender” whereby the July 23, 2025 Lender issued the Company a promissory note of $7,827. The maturity date of the July 23, 2025 Note is January 23, 2027 (the “Maturity Date”). The note does not accrue interest.

The Company recorded a debt discount of $1,027. The debt discount is being accreted over the life of the note. During the three months ended March 31, 2026 and 2025, the Company recorded $634 and $0 in accretion of debt discount, respectively. As of March 31, 2026 and December 31, 2025, the debt discount balance is $0 and $898, respectively.

As of March 31, 2026, the note is no longer outstanding. As of December 31, 2025 this note was outstanding.

The October 1, 2025 Loan Agreement

On October 1, 2025, the Company entered into a loan agreement (the “October 1, 2025 Loan Agreement”) with a lender, (the “October 1, 2025 Lender”) whereby the October 1, 2025 Lender issued the Company a promissory note of $43,758. The maturity date of the October 1, 2025 Loan Agreement is April 2, 2027 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $4,862. The note does not accrue interest.

The Company recorded a debt discount of $4,862. The debt discount is being accreted over the life of the note. During the three months ended March 31, 2026 and 2025, the Company recorded $4,090 and $0, respectively, in accretion of debt discount and issuance cost. As of March 31, 2026 and December 31, 2025, the debt discount balance was $0 and $4,090, respectively.

As of March 31, 2026, the note is no longer outstanding. As of December 31, 2025, this note is outstanding.

The January 5, 2026 Loan Agreement

In January 2026, OG Gallery Inc., a subsidiary of the Company, entered into a Merchant Loan Agreement with WebBank (the “Lender”) through the Shopify Capital program. The agreement provides for a loan of $9,200, with a total repayment obligation of $9,963. The $763 difference, representing the cost of funds, was recorded as a debt discount and is being accreted to interest expense over the expected repayment term.

The loan is repaid through daily remittances equal to 25% of the subsidiary’s Shopify sales, applied against the total repayment obligation until paid in full. The agreement has a maximum term of 18 months, with minimum cumulative payments of 30% of the total repayment amount due within six months and 60% due within twelve months. Prepayment is permitted without penalty.

Borrowings are secured by a first-priority lien on substantially all assets of OG Gallery Inc. (excluding real estate) and may be accelerated upon an event of default.

As of March 31, 2026, the debt discount balance was $591, and the Company recorded $172 in accretion of debt discount during the three months ended March 31, 2026. As of March 31, 2026, this note is outstanding.

The February 9, 2026 Loan Agreement

On February 9, 2026, the Company, through a subsidiary, entered into a loan agreement (the “February 9, 2026 Loan Agreement”) with a lender (the “February 9, 2026 Lender”) whereby the February 9, 2026 Lender extended the Company a loan in the principal amount of $55,300 (the “February 9, 2026 Loan”). The loan carries a fixed fee of $5,308, for a total repayment amount of $60,608, and has a final repayment date of August 10, 2027. The loan is repaid through the withholding of 25.00% of the Company’s daily Stripe receivables, with a minimum payment of $6,734 due every 60 days. The loan is secured by the Company’s Stripe account and substantially all of the Company’s business assets. Of the gross proceeds, $8,035 was applied to repay the outstanding balance of a prior financing arrangement, resulting in net loan proceeds of $47,265.

The fixed fee of $5,308 was recorded as a debt discount and is being accreted over the term of the loan. During the three months ended March 31, 2026 and 2025, the Company recorded $485 and $0, respectively, in accretion of debt discount. As of March 31, 2026 the note was outstanding.

The February 13, 2026 Loan Agreement

In February 13, 2026, the Company issued an unsecured promissory note with a lender (the “February 13, 2026 lender”) with a principal balance of $145,000, bearing interest at 12.0% per annum. In connection with the divestiture of Flyte, Note 10 – Acquisitions, Investments and Disposals, the proceeds advanced under the note had been provided by the buyer, and upon closing the note was treated as consideration in the transaction rather than repaid in cash. The note had not been repaid as of the closing date. Accordingly, the $145,000 was applied toward the purchase consideration and the Company was fully released from its obligations under the note, with the resulting effect reflected in the determination of the loss on sale.

Debt Maturities

The entire balance of $45,859 in total long-term debt matures August 2027.

Note 6 – Convertible Notes Payable

Convertible notes payable as of March 31, 2026 and December 31, 2025 is as follows:

	Outstanding Principal as of March 31, 2026	Outstanding Principal as of December 31, 2025	Interest Rate	Conversion Price		Maturity Date
The First Tranche of Uplist Financing	$1,580,556	$1,580,556	—%	10	*	January 2027
The Second Tranche of Uplist Financing	1,185,417	1,185,417	—%	10	*	January 2027
The Third Tranche of Uplist Financing	375,000		—%	10	*	January 2027
	3,140,973	2,765,973
Less: Debt Discount	(1,570,996)	(2,382,599)
Total	$1,569,977	$383,374

*	Variable conversion price, as further described below

The March 13 Loan Agreement

On March 13, 2024, the Company entered into a restructuring agreement with two of the remaining holders of the May 2022 Convertible Notes (the “First March 13 Loan Agreement”). As part of the agreement, the principal balance of the notes, each $495,000, was combined into a single note and increased to $1,100,000 and the conversion price was reduced to $170 per share. The notes accrue interest at a rate of 10% per annum for the first 12 months following closing and 15% thereafter, with interest payable monthly in cash beginning April 15, 2024. The maturity date was extended to 18 months from the date of closing, to September 13, 2025.

As additional consideration for the exchange, the Company cancelled all Series C and Series D Warrants held by the note holders and issued preferred shares convertible into 1,500 shares of the Company’s common stock. The Company also granted the note holders a first-priority security interest in all of its assets and those of its subsidiaries.

Since the present value of the cash flows of the new and old debt were more than 10% different, the Company used extinguishment accounting under ASC 470-50. As part of the agreement, the Company recognized a $110,000 loss on extinguishment of debt due to the additional principal and a $148,907 gain on extinguishment of debt due to the forgiveness of accrued interest.

On September 13, 2025, the Note went into default incurring 18% interest rate. On November 4, the Lender and the Company reached a settlement agreement. The Lender agreed to a $350,000 cash payment against the balance, and to convert the remainder of the balance to 1,249 shares of Series G preferred stock, for a consideration value of $936,750. As additional consideration, the Company issued 134 shares of Series G Preferred stock, for a consideration of $100,500. As a result of the settlement, the Company recorded $81,354 in gain in settlement of liabilities.

During the three months ended March 31, 2026 and 2025, the Company recorded $0 and $26,822 in interest expense, respectively. As of March 31, 2026 and December 31, 2025, this note was no longer outstanding.

The First April 2nd Loan Agreement

On April 2, 2024, the Company entered into a loan agreement (the “First April 2 Loan Agreement”) with a lender (the “First April 2 Lender”), whereby the First April 2 Lender issued the Company a promissory note of $55,556 (the “First April 2 Note”). The maturity date of the First April 2 Note was October 2, 2024 (the “Maturity Date”). The First April 2 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $50.00. As additional consideration for entering in the First April 2 Loan Agreement, the Company issued 556 warrants of the Company’s common stock. The Company recorded a $5,556 debt discount relating to an original issue discount. The debt discount is being accreted over the life of the note to accretion of debt discount and issuance cost.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $31,210 to the debt instrument (56%) and $24,346 to the warrants (44%). The Company recorded $14,951 of debt discount relating to an original issue discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. The debt discount is fully amortized as of March 31, 2026 and December 31, 2025.

On October 15, 2024 the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to April 2, 2025. As consideration for the exchange, the Company agreed to increase the principal to $108,970, which was inclusive of all penalty principal additions and original issue discounts. The amendment was accounted for as a debt modification in accordance with ASC 470-50. As part of the agreement, the Company is required to make monthly payments of $1,800 towards the balance of the note per month.

On April 10, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to June 30, 2025. As consideration for the extension, the Company agreed to pay a one-time payment of $7,500 against the note, reinstate an 18% annualized interest rate, and continue $1,800 monthly payments. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On July 8, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to September 30, 2025.

On September 4, 2025, the Lender agreed to extend the Maturity Date of the Note to April 2, 2026.

On November 5, 2025, the Company entered a settlement agreement with the April 2 Lender. The Lender agreed to a $26,157 cash payment against the balance, and to convert the remainder of the balance to 93 shares of Series G Preferred stock, for a consideration value of $69,127. As additional consideration, the Company issued 162 shares of Series G Preferred stock, for a consideration of $121,389. As part of the settlement agreement, the Company allocated the Preferred G stock issuance of $69,127 in value as $68,515 towards principal and $612 towards interest, satisfying the remainder owed on the note During the three months ended March 31, 2026 and 2025, the Company recorded no interest expense. As of March 31, 2026 and December 31, 2025 there was $0 in accrued interest. As of March 31, 2026 and December 31, 2025, this note was no longer outstanding.

The November 22nd Loan Agreement

On November 22, 2024, the Company entered into a promissory note agreement (the “November 22 Loan Agreement”) with a lender (“November 22 lender”), whereby the November 22 lender issued the Company a convertible promissory note of $30,000 (the “November 22 Note”) with an original issuance discount of $5,000. The November 22 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $20, or the lesser of and the lowest per-share amount of any financing consummated after the date of the Agreement. As additional consideration for entering in the November 22 Loan Agreement, the Company issued 120,000 warrants of the Company’s common stock. The original maturity date of the November 22 Note was March 22, 2025.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,537 to the debt instrument (22%) and $24,463 to the warrants (78%).

During the year ended December 31, 2024, the Company recorded a $29,463 debt discount relating to an original issue discount and the issuance of warrants, which is being amortized over the life of the note to accretion of debt discount and issuance cost. During the three months ended March 31, 2026 and 2025, the Company recorded $0 and $19,213, respectively, in accretion of debt discount. As of March 31, 2026, the debt discount had been fully amortized.

On April 10, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to July 1, 2025. As consideration for the extension, the Company agreed to reinstate an 18% annualized interest rate. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On July 7, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to September 30, 2025.

On September 4, 2025, the Lender agreed to extend the Maturity Date of the Note to April 2, 2026.

On November 5, 2025, the Company settled the note with the Lender. The Lender agreed to a $8,843 cash payment against the balance, and to convert the remainder of the balance to 32 shares of Series G Preferred stock, for a consideration value of $23,386. As additional consideration, the Company issued 55 shares of Series G Preferred stock, for a consideration of $41,123. As part of the settlement agreement, the Company allocated the Preferred G stock issuance of $23,386 in value as $21,157 towards principal and $2,229 towards interest, satisfying the remainder owed on the note.

During the three months ended March 31, 2026 and 2025, the Company recorded $0 and $1,317 in interest expense, respectively. As of March 31, 2026 and December 31, 2025, this note is was no longer outstanding

Uplist Financing

On November 9, 2025, the Company entered into a financing arrangement (the “Uplisting Financing”) with a group of nine accredited investors (the “nine Accredited Investors”). The financing provides for the issuance of senior convertible promissory notes (the “Notes”) and accompanying warrants (the “Warrants”) in an aggregate principal amount of up to $7,777,778, to be funded in four tranches. This includes a 20% original issue discount, yielding net cash proceeds to the Company of $6,222,222.

On November 9, 2025, the first tranche (the “First Tranche of Uplist Financing”) of $1,244,445 was funded at closing, whereby the nine Accredited Investors issued the Company a convertible promissory note of $1,555,556 with an original issuance discount of $311,111. The Company received net cash proceeds after the original issue discount. In addition, the Company recorded an additional $777,817 debt discount relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the note. On December 9, 2025, an additional accredited investor (the “Tenth Accredited Investor”) subscribed to the Uplisting Financing on substantially the same terms as the nine Accredited Investors. On such date, the Tenth Accredited Investor funded the first and second tranches of its investment. The first tranche of $20,000 was funded at closing, whereby the Tenth Accredited Investor issued the Company a convertible promissory note of $25,000 with an original issue discount of $5,000. The Company recorded an additional debt discount of $16,489 from the first tranche relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the notes. During the three months ended March 31, 2026 and 2025, the Company recorded $310,127 and $0, in amortization expense of debt discount, respectively. As of March 31, 2026 and December 31, 2025, the balance of debt discount is $642,094 and $952,221, respectively.

On December 5, 2025, the second tranche (the “Second Tranche of Uplist Financing”) of $933,333 was funded upon the submission of the Company’s Registration Statement to the Securities and Exchange Commission, whereby the nine Accredited Investors issued the Company a convertible promissory note of $1,166,667 with an original issuance discount of $233,334. The Company received net cash proceeds after the original issue discount. In addition, the Company recorded an additional $722,222 debt discount relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the note. On December 9, 2025, the Tenth Accredited Investor subscribed to the Uplisting Financing on substantially the same terms as the nine Accredited Investors. On such date, the Tenth Accredited Investor funded the first and second tranches of its investment. The second tranche of $15,000 was funded at closing, whereby the Tenth Accredited Investor issued the Company a convertible promissory note of $18,750 with an original issue discount of $3,750. The Company received aggregate net cash proceeds of $35,000 from the Tenth Accredited Investor on December 9, 2025. The Company recorded an additional debt discount of $10,568 from the second tranche, relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the notes. During the three months ended March 31, 2026 and 2025, the Company recorded $254,250 and $0, in amortization expense of debt discount, respectively. As of March 31, 2026 and December 31, 2025, the balance of debt discount is $644,391 and $898,641, respectively.

On January 16, 2026, the third tranche (the “Third Tranche of Uplist Financing”) of $300,000 was funded at closing, whereby one of the 10 Accredited Investors issued the Company an additional convertible promissory note of $375,000 with an original issuance discount of $75,000 and with common stock warrants, initially exercisable for an aggregate of 58,594 shares, with a term of five years from the date of issuance. The note had a 20% original issue discount, yielding net cash proceeds to the Company of $300,000. In addition, the Company recorded an additional $238,170 debt discount relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the note. During the three months ended March 31, 2026, the Company recorded $62,974 in amortization expense of debt discount. As of March 31, 2026, the balance of debt discount was $250,196.

The Notes carry no stated interest unless in default, mature twelve months from the initial closing, and are convertible at the holder’s option at $10.00 per share, or mandatorily upon an approved national-exchange uplisting at the lower of (i) $10.00 per share, (ii) the uplist offering price, or (iii) a twenty percent (20%) discount to the lowest daily VWAP during the ten trading days prior to uplist. Each Note holder received Warrant coverage equal to one hundred percent (100%) of the Note face value, exercisable at $10.00 per share for a five-year term, with customary cashless-exercise provisions and full ratchet anti-dilution protection, as well as a 9.99% beneficial ownership limitation which can be adjusted on 61 days’ notice. The warrants are automatically cashlessly exercised upon formal approval of the Company’s uplisting to a national securities exchange.

On March 5, 2026, the Company entered into an Omnibus Waiver and Amendment Agreement (the “March 5, 2026 Amendment”) with Catheter Precision, Inc. and certain investors holding the Company’s Notes. The Amendment extended the maturity date of the funded Notes to January 19, 2027, and revised the trigger for the alternative conversion price such that the alternative price applies if the Uplist Application Date has not occurred on or after November 10, 2026. The Amendment also reduced the Company’s share reservation obligation on a pro rata basis to reflect the portion of the financing actually funded.

The Company evaluated the Amendment under ASC 470-50 and concluded that the changes to the host debt did not constitute a substantial modification. Accordingly, the March 5, 2026 Amendment was accounted for as a debt modification, and no gain or loss was recognized. The Company continues to amortize the remaining debt discount over the revised term to maturity. The net carrying amount of the funded Notes was approximately $1,604,292 as of March 5, 2026. The conversion feature embedded in the Notes is bifurcated and accounted for as a derivative liability measured at fair value, with changes in fair value recognized in earnings at each reporting period.

All tranches are held in third-party escrow until each respective milestone is achieved. The full subscription amount was divided among all investors, and the Company issued individual Notes to each of those investors.

As part of the sale of Fly Flyte, Inc., Note 10 – Acquisitions, Investments and Disposals, the investors were released from the obligation to fund the remaining third and fourth tranches.

The Company entered into customary registration rights requiring it to file and maintain a resale Registration Statement for the shares underlying the Notes and Warrants. The agreement sets specific deadlines for filing and effectiveness and provides investors with protections and remedies if the Company fails to meet these requirements.

The Purchasers who invested at least $1,000,000 were also granted participation rights allowing them to purchase their pro rata portion of up to 50% of any future financing the Company conducts for a period of twelve months following the uplist, on the same terms and conditions as the new offering.

As part of the Uplisting Financing, holders representing approximately 90.38% of the Company’s outstanding preferred stock have agreed to convert their preferred shares into common stock upon uplist approval. The Company is continuing to obtain agreements from the remaining preferred stockholders representing approximately 9.62% of the outstanding preferred shares. Following the uplist, the Company expects to have almost all common stock outstanding and very few to no outstanding convertible debt or preferred securities.

In connection with this note, the Company recognized a derivative liability of $648,464 for tranche 1, and $680,609 for tranche 2 during 2025. During 2026, and in connection with tranche 3, the Company recognized a derivative liability of $243,195. These derivatives are remeasured at fair value at each reporting period and a gain or loss on derivative is recorded on the condensed consolidated statements of operations and comprehensive loss as of the balance sheet date. These liabilities were recorded as additional debt discounts and amortized over the life of the note. However, because the liabilities, when added to the pre-existing debt discounts, exceeded the fair value of the notes, an immediate loss on derivative of $652,766 was recorded during the year ended December 31, 2025 for tranche 1 and tranche 2. For tranche 3, the Company recorded an immediate loss on derivative of $181,365. During the three months ended March 31, 2026 and 2025, the Company recorded $559,252 and $0, respectively, in accretion of debt discount.

The entire balance of $1,569,977 in convertible notes payable matures on January 19, 2027.

Note 7 – Related Party

Officer compensation

During the three months ended March 31, 2026 and 2025, the Company recorded $60,163 and $38,840, respectively for living expenses for officers of the Company under general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

During the three months ended March 31, 2026 and 2025, the Company recorded $45,000 and $34,000, respectively, in insurance and consulting services to board members of the Company under general and administrative expenses in the accompanying condensed consolidated statements of operations and comprehensive loss. As of March 31, 2026 and December 31, 2025, the Company owed board members $10,000 and $0, respectively, for consulting services. This amount is included in accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheets.

The April 20 2023 Loan Agreement

On April 20, 2023, the Company entered into a loan agreement (the “April 2023 Loan Agreement”) with Arthur Rosen, who would subsequently, in August 2025, be named a director of the Company (the “April 2023 Lender”), whereby Mr. Rosen issued the Company a promissory note of $130,000 (the “April 2023 Note”). Pursuant to the April 2023 Loan Agreement, the April 2023 Note has an effective interest rate of 18%. The maturity date of the April 2023 Note was April 26, 2023 (the “April 2023 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the April 2023 Loan Agreement were due.

In May 2024, Mr. Rosen agreed to extend the maturity date of the April 2023 Note until December 28, 2024 in exchange for warrants to purchase 3,778 shares of the Company’s common stock at an exercise price of $35.00, together valued at $177,560.

The May 2024 modification of the note was accounted for as a debt modification under ASC 470-50, with no gain or loss recognized and the carrying amount of the note unchanged. The fair value of the warrants issued $177,560 was recorded as an additional debt discount. The full amount of this debt discount was amortized during the year ended December 31, 2024.

On December 30, 2024, the Lender agreed to extend the maturity date of the April 2023 Note until March 31, 2025. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On July 8, 2025, the Lender agreed to extend the maturity date of the April 2025 Note to December 31, 2025. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On December 30, 2025, the Lender agreed to extend the maturity date of the April 2023 Note to June 30, 2026. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

During the three months ended March 31, 2026 and 2025, the Company recorded $1,333 and $1,809 in interest expense, respectively. As of March 31, 2026 and December 31, 2025, this note is outstanding.

The December 30, 2024 Loan Agreement

On December 30, 2024, the Company entered into a Loan Agreement with CEO Jeremy Frommer, where the Company consolidated the outstanding notes with Mr. Frommer (the February 22 Loan Agreement, the March 26 Loan Agreement, and the June 13 Loan Agreement). The Company issued the promissory note with a principal amount of $117,614, the sum of the balances of the three consolidated notes. The note has a maturity date of February 28, 2026.

The Company accrues interest at the rate of 20% per annum on the outstanding balance of the note. During the three months ended March 31, 2026 and 2025, the Company recorded $1,086 and $1,809 of interest expense, respectively.

On March 30, 2025, the Lender agreed to extend the maturity date of the December 30, 2024 Note until February 28, 2026.

The December 30, 2024 Loan Agreement with Jeremy Frommer matured on February 28, 2026 and entered into default. On March 30, 2026, the outstanding principal and accrued interest were repaid in full, and the lender waived all default interest and related penalties. This note is no longer outstanding as of the date of this filing as of March 31, 2026.

The February 27, 2025 Loan Agreement

On February 27, 2025, as part of the acquisition of Flewber Global, Inc., the Company assumed a demand loan between Flewber Global, Inc. and its CEO, Marc Sellouk in the amount of $365,000 (the “February 27, 2025 Note”). The Company formalized the loan through a written agreement (the “February 27, 2025 Loan Agreement”). The Loan Agreement has a maturity date of February 27, 2026 and accrues interest at a flat monthly rate of $3,000 per month. During the three months ended March 31, 2026 and March 31, 2025, the Company recorded $9,000 and $3,156 in interest expense, respectively.

In connection with the sale of Fly Flyte Inc., see Note 10 – Acquisitions, Investments and Disposals, on March 9, 2026 the February 27, 2025 Note, with a carrying value of $361,143, was derecognized upon the divestiture, as the obligor under the note was the entity included in the disposal group. All accrued interest had been paid prior to the closing, and no material accrued interest remained outstanding at the date of sale. Upon the loss of control and deconsolidation of the divested entity in accordance with ASC 810-10-40, the note was removed from the Company’s condensed consolidated balance sheet, and its carrying value was included in the net assets disposed of in the determination of the loss on sale. Accordingly, as of December 31, 2025, the February 27, 2025 Note was outstanding, and as of March 31, 2026, it was no longer outstanding.

Note 8 – Stockholders’ Equity

Shares Authorized

The Company is authorized to issue up to three billion and twenty million (3,020,000,000) shares of capital stock, of which three billion (3,000,000,000) shares are designated as common stock, par value $0.001 per share, and twenty million (20,000,000) are designated as preferred stock, par value $0.001 per share.

Preferred Stock

Series A Convertible Preferred Stock

On November 20, 2025, the Company filed a Certificate of Designation for the Preferred Series A class of stock. The Company has designated 50,000 shares of Series A Convertible Preferred stock and has 1,087 shares issued and outstanding as of March 31, 2026.

The shares of Series A Preferred Stock have a stated value of $120 per share and are convertible into Common Stock at the election of the holder, at any time beginning 18 months following the Original Issue Date, at a price of $12.00 per share, subject to adjustment. Each holder of Series A Preferred Stock shall be entitled to receive, with respect to each share of Series A Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

On November 12, 2025, the Company issued 125 shares of its Series A Convertible Preferred Stock with a fair value of $15,000 to settle outstanding liabilities.

On November 14, 2025, the Company issued 215 shares of Series A Convertible Preferred Shares with a fair value of $25,750 to settle outstanding liabilities. In addition, the Company issued 200 shares of Series A Preferred with a fair value of $24,400 as consideration for services performed.

On November 24, 2025, a lender converted $24,000 in notes payable into 200 shares of Series A Preferred with a fair value of $24,000.

On December 5, 2025, the Company issued 347 shares of Series A Convertible Preferred Stock with a fair value of $41,462 to settle outstanding liabilities. The Company recognized a gain of $4,957 on the settlement.

During the three months ended March 31, 2026, there was no activity in the Series A Preferred stock.

Series E Convertible Preferred Stock

The Company has designated 8,000 shares of Series E Convertible Preferred stock and has 450 shares issued and outstanding as of March 31, 2026.

The shares of Series E Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series E Preferred Stock, at any time following the Original Issue Date at a price of $2,060 per share, subject to adjustment. Each holder of Series E Preferred Stock shall be entitled to receive, with respect to each share of Series E Preferred Stock then outstanding and held by such holder, dividends on an as-converted basis in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

The holders of Series E Preferred Stock shall be paid pari passu with the holders of Common Stock with respect to payment of dividends and rights upon liquidation and shall have no voting rights. In addition, as further described in the Series E Designation, as long as any of the shares of Series E Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend this Series E Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series E Preferred Stock, (c) increase the number of authorized shares of Series E Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series E Preferred Stock shall be convertible, at any time and from time to time at the option of the holder of such shares, into that number of shares of Common Stock determined by dividing the Series E Stated Value by the Conversion Price, subject to certain beneficial ownership limitations.

During the three months ended March 31, 2026 and 2025, there was no activity in the Series E Preferred stock.

Series F Convertible Preferred Stock

The Company has designated 5,500,000 shares of Series F Convertible Preferred stock and has 2,283 shares issued and outstanding as of March 31, 2026.

The shares of Series F Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series F Preferred Stock, at any time following the Original Issue Date at a price of $20 per share, subject to adjustment. Each holder of Series F Preferred Stock shall be entitled to receive, with respect to each share of Series F Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

On January 2, 2025, 2 investors converted 835 shares of Preferred Series F stock into 8,350 shares of common stock.

On October 30, 2025, the remaining Series F Preferred shareholders approved to amend the Preferred Series F Certificate of Designation to reduce the conversion price from $100 to $20.

During the three months ended March 31, 2026 and 2025, 0 and 835 shares of Series F Preferred stock converted into common shares, respectively.

Series G Convertible Preferred Stock

The Company has designated 500,000 shares of Series G Convertible Preferred stock and has 17,280 shares issued and outstanding as of March 31, 2026.

The shares of Series G Preferred Stock have a stated value of $750 per share and are convertible into Common Stock at the election of the holder of the Series G Preferred Stock, at any time following the Original Issue Date at a price of $20.00 per share, subject to adjustment. Each holder of Series G Preferred Stock shall be entitled to receive, with respect to each share of Series G Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

The Series G Preferred Stock contains a full-ratchet anti-dilution provision. If the Company issues Common Stock or Common Stock Equivalents at an effective price below the then-current conversion price (a “Dilutive Issuance”), the conversion price is automatically reduced to equal that lower price (the “Base Conversion Price”), effective simultaneously with, or upon announcement of, such issuance. This adjustment applies to variable rate or floating-price instruments as well, using the lowest actual conversion or exercise price at the time of conversion/exercise. Exempt Issuances are excluded from triggering an adjustment. The Company is required to notify the Holder of any Dilutive Issuance no later than the following Trading Day.

During the three months ended March 31, 2025, 5 investors purchased 238 shares of Series G Preferred stock for proceeds to the Company of $175,000, and also received 8,825 warrants to purchase the Company’s common stock at an exercise price of $20.00.

During the three months ended March 31, 2025, 22 investors purchased 1,419 shares of Series G Preferred stock for proceeds to the Company of $1,056,000. These purchases were made in conjunction with the Company’s acquisition of Flewber Global, Inc. Additionally, 24 debt holders of Flewber Global, Inc. were issued 9,475 shares of Series G Preferred stock with a fair value of $6,395,625 to eliminate their debt in Flewber Global, Inc. as part of the acquisition purchase price. See Acquisition of Flewber Global, Inc. in Note 10 – Acquisitions, Investments and Disposals for further details on the acquisition structure.

During the year ended December 31, 2025, the Company issued 301 shares of Series G Preferred stock with a fair value of $88,793 to a consultant as payment for services.

On April 22, 2025, the Company issued 640 shares of Series G Preferred stock with a fair value of $192,000 to settle an outstanding payable of $480,000 for the office at 419 Lafayette Street, resulting in a gain on settlement of vendor liabilities of $288,000. See Lease Agreements for more information on the settlement of this liability.

On September 16, 2025, a lender converted $100,000 in notes payable into 134 shares of Series G Preferred with a fair market value of $28,140, resulting in a loss on conversion of $71,680.

On September 16, 2025, a shareholder in Fly Flyte, Inc. entered into a Conversion Agreement with the Company whereby they exchanged 10% ownership interest in the entity Fly Flyte, Inc., previously purchased for $100,000, into 134 shares of Preferred Series G. The 10% ownership interest in Fly Flyte, Inc. was returned to Creatd, Inc.

On November 4, 2025, a lender converted $936,608 from the First March 13 Loan Agreement into 1,249 shares of Series G Preferred with a fair value of $936,608. Additionally, the company issued 134 shares of Series G Preferred with a fair value of $28,844 for additional consideration. This was recorded as a $28,844 loss on extinguishment of debt, which is recorded in Gain (loss) on extinguishment of debt on the consolidated statement of operations.

On November 5, 2025, the Company issued 217 shares of preferred stock with an aggregate fair value of $44,594 as consideration for consulting services performed.

On November 5, 2025, a lender converted $92,512, including interest, from the First April 2 Loan Agreement and the November 22 Loan Agreement into 125 total shares of Series G Preferred with a fair value of $92,512.

On November 7, 2025, the Company issued consultants 367 shares with a fair value of $88,080 for services provided to the Company.

On November 9, 2025, in connection with the issuance of the First Tranche of the Uplist Financing (see Note 7 - Convertible Notes), a Dilutive Issuance occurred, triggering the full-ratchet anti-dilution provision described above. As a result, the conversion price for all outstanding shares of Series G Preferred Stock was repriced from $20.00 to $10.00 per share, effective as of that date.

During the three months ended March 31, 2026 and 2025, there was 0 and 11,132 shares of Preferred G Stock issued, respectively.

Series H Convertible Preferred Stock

The Company has designated 50,000 shares of Series H Convertible Preferred stock and has 3,798 shares issued and outstanding as of March 31, 2026.

The shares of Series H Preferred Stock have a stated value of $100 per share and are convertible into Common Stock at the election of the holder of the Series H Preferred Stock, at any time following the Original Issue Date at a price of $5.14 per share, subject to adjustment. Each holder of Series H Preferred Stock shall be entitled to receive, with respect to each share of Series H Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

The Series H Preferred Stock contains a full-ratchet anti-dilution provision. If the Company issues Common Stock or Common Stock Equivalents at an effective price below the then-current conversion price (a “Dilutive Issuance”), the conversion price is automatically reduced to equal that lower price (the “Base Conversion Price”), effective simultaneously with, or upon announcement of, such issuance. This adjustment applies to variable rate or floating-price instruments as well, using the lowest actual conversion or exercise price at the time of conversion/exercise. Exempt Issuances are excluded from triggering an adjustment. The Company is required to notify the Holder of any Dilutive Issuance no later than the following Trading Day. There were no events that occurred during the three months ended March 31, 2026 and 2025 triggering the anti-dilution provision.

During the year ended December 31, 2024, investors were issued 3,798 shares of Series H Preferred stock for the conversion of outstanding payroll and payables to Key Drivers of the Company.

During the three months ended March 31, 2026 and 2025, there was no activity in the Series H Preferred stock.

Series I Convertible Preferred Stock

The Company has designated 100,000 shares of Series I Convertible Preferred stock and has 37,812 shares issued and outstanding as of March 31, 2026.

The shares of Series I Preferred Stock have a stated value of $100 per share and are convertible into Common Stock at the election of the holder of the Series I Preferred Stock, at any time beginning 18 months after the Original Issue Date, at a price of $20.00 per share, subject to adjustment. Each holder of Series I Preferred Stock shall be entitled to receive, with respect to each share of Series I Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Series I Preferred Stock contains a full-ratchet anti-dilution provision. If the Company issues Common Stock or Common Stock Equivalents at an effective price below the then-current conversion price (a “Dilutive Issuance”), the conversion price is automatically reduced to equal that lower price (the “Base Conversion Price”), effective simultaneously with, or upon announcement of, such issuance. This adjustment applies to variable rate or floating-price instruments as well, using the lowest actual conversion or exercise price at the time of conversion/exercise. Exempt Issuances are excluded from triggering an adjustment. The Company is required to notify the Holder of any Dilutive Issuance no later than the following Trading Day.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. No adjustment, increase, or decrease in the Beneficial Ownership Limitation shall be permitted.

On June 27, 2025, the Company acquired 25% of equity in PCG Advisory, Inc. As consideration for this acquisition, PCG Advisory, Inc. received 12,500 shares of the Company’s Series I Preferred stock with a fair value of $456,250. This minority equity investment was booked in Minority interest in business on the condensed consolidated balance sheets at cost.

On June 27, 2025, the Company acquired 25% of equity in PRISM Media Holdings, Inc. As consideration for this acquisition, PRISM Media Holdings, Inc. received 5,000 shares of the Company’s Series I Preferred stock with a fair value of $182,500. This minority equity investment was booked in Minority interest in business on the condensed consolidated balance sheets at cost.

On June 27, 2025, the Company acquired 25% of equity in PRISM MediaWire, Inc. As consideration for this acquisition, PRISM MediaWire, Inc. received 2,500 shares of the Company’s Series I Preferred stock with a fair value of $91,250. This minority equity investment was booked in Minority interest in business on the condensed consolidated balance sheets at cost.

On June 27, 2025, the Company acquired 20% of equity in AIRHub, Inc. As consideration for this acquisition, AIRHub, Inc. received 3,000 shares of the Company’s Series I Preferred stock with a fair value of $109,500. This minority equity investment was booked in Minority interest in business on the condensed consolidated balance sheets at cost.

On June 30, 2025, the Company issued 14,812 shares of Series I Preferred stock with a fair value of $592,465 to Marc Sellouk, CEO of Fly Flyte, Inc. as part of a retention bonus after the Company’s acquisition of the former parent, Flewber Global, Inc. in February of 2025. See Stock based compensation under Common Stock below for more details on this overall retention package.

On November 9, 2025, in connection with the issuance of the First Tranche of the Uplist Financing (see Note 6 – Convertible Notes Payable), a Dilutive Issuance occurred, triggering the full-ratchet anti-dilution provision described above. As a result, the conversion price for all outstanding shares of Series I Preferred Stock was repriced from $20.00 to $10.00 per share, effective as of that date.

During the three months ended March 31, 2026 and 2025, there were no shares of Series I Preferred stock issued.

Common Stock

Shares issued for settlement of liabilities

On January 2, 2025, the Company issued 40 shares with a fair value of $264 to a vendor to settle $800 in outstanding liabilities, resulting in a gain on settlement of debt of $536.

On January 17, 2025, the Company issued 500 shares at a fair value of $5,800 to settle $5,800 in outstanding liabilities.

On March 4, 2025, the Company issued 207 shares at a fair value of $3,094 to settle $1,250 in outstanding liabilities, resulting in a loss on settlement of debt of $1,844.

On June 25, 2025, the Company issued 18,600 to 2 employees of Fly Flyte, Inc. at a fair value of $127,968 to settle $372,000 in outstanding liabilities, resulting in a gain on settlement of debt of $244,032.

Shares issued for settlement of compensation to employees and consultants

On September 16, 2025, the Company entered into a Conversion Agreement with a consultant, pursuant to which the consultant’s balance of $36,820 in accrued payables owed to the consultant by Fly Flyte, Inc. was settled through the issuance of stock options under the Company’s 2025 Omnibus Securities and Incentive Plan. Under the terms of the agreement, the Company converted the full amount of the accrued payroll liability into 5,406 fully vested stock options with an exercise price of $7.40 per share and 12,500 additional stock options at the same exercise price that vest as follows: 3,125 on March 31, 2026, 3,125 on June 30, 2026, 3,125 on September 30, 2026, and 3,125 on December 31, 2026, with a 10-year term expiring September 16, 2035. The options cumulatively have a fair value of $100,271. As a result, the Company recognized $55,031 of stock compensation expense for the year ended December 31, 2025, and $21,023 for the three months ended March 31, 2026. The Company has $24,216 remaining to be expensed throughout the year ending December 31, 2026.

Common stock issued for financing fees

On February 7, 2025, the Company issued 92 shares of common stock with a fair value of $2,122 to an investor for fees and penalties associated with a convertible note.

Shares issued for acquisition of consolidated subsidiary

On February 27, 2025, the Company issued 52,807 shares of common stock with a fair value of $950,526 to the shareholders of Flewber Global, Inc. in exchange for their equity in Flewber Global, Inc. as part of the acquisition of that entity. See Acquisition of Flewber Global, Inc. in Note 10 – Acquisitions, Investments and Disposals for further details on the acquisition structure.

Cash received for common stock

During February 2025, 13 investors purchased 13,807 shares of Common stock for proceeds to the Company of $276,140. These purchases were made in conjunction with the Company’s acquisition of Flewber Global, Inc. See Acquisition of Flewber Global, Inc. in Note 10 – Acquisitions, Investments and Disposals for further details on the acquisition structure.

Stock based compensation in Creatd, Inc.

On January 6, 2025, the Company issued 2,433 shares with a fair value of $22,377 to a vendor for services rendered.

On February 6, 2025, the Company issued 6,250 shares with a fair value of $131,250 to a vendor for services rendered for a service contract of 6 months. $109,250 of this was recognized in the current period, and $21,875 was recognized as prepaid expenses.

On February 27, 2025, the Company issued 25,000 shares with a fair value of $450,000 to Marc Sellouk, CEO of Flewber Global, Inc., as part of a retention package associated with the Company’s acquisition of that entity. Under this agreement, these 25,000 shares were to be issued at acquisition in exchange for his equity in Flewber Global, Inc. and another 23,442 shares, as well as 14,812 shares of Preferred Series I stock, were to be issued on June 30, 2025, if Mr. Sellouk’s employment at the Company continued through that date. Mr. Sellouk continues his employment with the Company, and on June 30, 2025, the Company issued the additional 23,442 shares of Common stock with a fair value of $187,583 and the 14,812 shares of Preferred Series I stock with a fair value of $592,465 under this agreement.

On October 31, 2025, the Company issued 10,000 shares to a vendor with a total fair value of approximately $60,000 in exchange for $68,000 in services to be provided. The expense was recorded to prepaid expense and is being recognized over the service term. During the three months ended March 31, 2026 and 2025, the Company recognized $29,834 and $0, respectively, in stock based compensation related to these services. The remaining prepaid balance related to this transaction is $10,276 as of March 31, 2026.

On November 1, 2025, the Company issued 2,500 shares at a fair value of $15,000 for consulting services provided during the fourth quarter of 2025.

On December 1, 2025, the Company issued 2,686 shares at a fair value of $22,557 to settle $20,000 in outstanding liabilities, resulting in a loss on settlement of debt of $2,557.

On December 5, 2025, the Company issued 10,000 shares with a fair value of $105,200 to consultants for services rendered. The expense was recorded to prepaid expense and is being recognized over the service term. During the three months ended March 31, 2026 and 2025, the Company recognized $73,395 and $0, respectively, in stock based compensation related to these services. The prepaid balance related to this transaction has been fully amortized as of March 31, 2026.

On December 8, 2025, the Company issued 5,000 shares with a fair value of $59,900 to consultants for services rendered. The expense was recorded to prepaid expense and is being recognized over the service term. During the three months ended March 31, 2026 and 2025, the Company recognized $22,185 and $0, respectively, in stock based compensation related to these services. The remaining prepaid balance related to this transaction is $32,045 as of March 31, 2026.

On January 1, 2026, the Company issued 1,819 shares with a fair value of $20,737 to consultants for services rendered.

Additional stock based compensation was provided in the form of options and warrants. See Stock Options and Warrants further below within this note.

Stock based compensation in consolidated subsidiaries

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation. The stock has a fair value of $2.89 million and was recorded as stock based compensation on the consolidated statement of operations and comprehensive loss.

On December 26, 2025, Vocal, Inc. issued an additional 21.73% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of Vocal. In connection with this issuance, 40,404 shares were issued with an aggregate fair value of approximately $78,010, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in Vocal, Inc. decreased from 41.73% to 20.00%.

On December 26, 2025, OG Collection, Inc. issued an additional 24.00% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of OG Collection. In connection with this issuance, 480,000 shares were issued with an aggregate fair value of approximately $57,600, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in OG Collection, Inc. decreased from 44.00% to 20.00%.

Shares issued for acquisition of marketable securities

On May 6, 2025, the Company acquired 17,000,000 shares in MineralRite Corporation, in exchange for 4,500 shares of the Company’s common stock.

Exercise of warrants to stock

Between February 12, 2025, and February 26, 2025, the Company issued 224,820 shares of common stock pursuant to the cashless exercise of warrants.

On June 23, 2025, the Company issued 100 shares of common stock pursuant to the exercise of warrants for gross proceeds of $2,000.

On June 30, 2025, the Company issued 10,000 shares of common stock pursuant to the cashless exercise of warrants.

On October 21, 2025, the Company issued 110,450 shares of common stock pursuant to the cashless exercise of warrants.

On December 31, 2025, the Company issued 22,500 shares of common stock pursuant to the cashless exercise of warrants.

Shares issued for rounding in reverse stock split

On February 24, 2026, the Company effectuated a 1-for-20 reverse stock split. 10,577 shares were issued pursuant to rounding from the reverse stock split.

Mezzanine Equity

On August 18, 2023, The Company commenced a Regulation CF offering to raise funds at the subsidiary level by issuing convertible preferred stock in Vocal, Inc., a subsidiary of Creatd, Inc. The offering closed in February 2024, with a total of 12,204 shares sold for proceeds to the Company of $84,790. Prior to this offering, a total of 100,000,000 shares were issued and outstanding, owned by the Company.

As of March 31, 2026 and December 31, 2025, these amounts are classified under mezzanine equity on the condensed consolidated balance sheets.

The preferred stock issued carries limited rights, including no voting rights unless converted into common stock, a fixed liquidation preference, a quarterly dividend right based on the subsidiary’s GAAP net revenues, and a redemption right exercisable after five years at a fixed face value. The preferred stock converts into common stock at a conversion price of $12.00.

Stock Options

The assumptions used for options granted during the three months ended March 31, 2026, are as follows:

March 31, 2026
Exercise Price	$9.00 - $12.00
Expected dividends	0%
Expected volatility	322.65% - 322.83%
Risk free interest rate	4.04% - 4.30%
Expected life of option	10 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2025 – outstanding	569,922	$36.05	9.06
Granted	1,093,500	$9.88	9.84
Exercised	-	$-	-
Forfeited/Cancelled	-	$-	-
Expired	(7)	$124,671.43	-
Balance – March 31, 2026 – outstanding	1,663,415	$20.45	6.47
Balance – March 31, 2026 – exercisable	1,087,500	$30.15	9.84

Option Outstanding			Option Exercisable
Weighted Average Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$20.45	1,663,415	6.47	$30.15	1,087,500	9.84

The Company maintains the 2026 Omnibus Securities and Incentive Plan (the “2026 Plan”), which the Board of Directors adopted by unanimous written consent on January 10, 2026 under the authority of the Company’s shareholder-approved 2024 Omnibus Securities and Incentive Plan. The 2026 Plan authorizes the issuance of up to 1,754,368 common share equivalents, which may be granted as incentive stock options, non-qualified stock options, restricted share awards, restricted share unit awards, share appreciation rights, tandem share appreciation rights, performance unit awards, distribution equivalent rights, and unrestricted share awards, to employees, directors, and consultants of the Company. The 2026 Plan is administered by the committee designated by the Board, which determines the recipients, award type, size, vesting, and other terms of each award. Stock options granted under the 2026 Plan have an exercise price not less than the fair market value of a common share on the grant date and a maximum term of ten years.

Awards under the 2026 Plan are granted in tranches authorized by the Board from time to time.

As of March 31, 2026, outstanding options and exercisable options had an aggregate intrinsic value of $3,361,319 and $3,288,569 respectively, based on the per share market price of $9.90 of the Company’s common stock as of such date.

Stock-based compensation for stock options has been recorded in the condensed consolidated statements of operations and comprehensive loss and totaled $11,163,501 and $798,417, for the three months ended March 31, 2026 and 2025.

As of March 31, 2026, there was $86,989 of total unrecognized compensation expense related to unvested employee options granted under the Company’s share-based compensation plans.

On September 25, 2025, the Company’s Board voted to lower the exercise price of 466,162 stock options from their current exercise prices to $5.00. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

Warrants

The Company applied fair value accounting for all share-based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

Warrant Activities

The assumptions used for warrants granted during the three months ended March 31, 2026, are as follows:

March 31, 2026
Exercise Price	$10.00
Expected dividends	—%
Expected volatility	197.79% - 197.90%
Risk free interest rate	3.61% - 3.82%
Expected life of warrants	5 years

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2025 – outstanding	2,401,378	$12.51	3.55
Granted	60,594	$10.00	5.00
Exercised	—	$—	—
Forfeited/Cancelled	—	$—	—
Balance – March 31, 2026 – outstanding	2,461,972	$12.45	3.34
Balance – March 31, 2026 – exercisable	2,461,972	$12.45	3.34

Warrants Outstanding			Warrants Exercisable
Weighted Average Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$12.45	2,461,972	3.34	$12.45	2,461,972	3.34

On February 27, 2025, the Company issued 375,503 warrants with an exercise price of $20.00 and a cumulative fair value of $6,726,164 as part of the acquisition of Flewber Global, Inc. This fair value was treated as part of the purchase price for Flewber Global, Inc. See Note 10 – Acquisitions, Investments and Disposals for further details on the acquisition structure.

During February 2025, a total of 82,289 warrants with a fair value of $1,363,243 were issued with the sale of common and preferred stock not associated with the acquisition of Flewber Global, Inc., the conversion of promissory notes, or as stock based compensation.

During the three months ended March 31, 2026, no deemed dividend was recorded to the condensed consolidated statements of operations and comprehensive loss. During the three months ended March 31, 2025, $1,311,581 of deemed dividend was recorded to the condensed consolidated statements of operations and comprehensive loss.

During the three months ended March 31, 2026, a total of 58,594 warrants were issued with convertible notes. Using a relative fair value allocation, $238,170 was allocated to the warrants and recorded as a debt discount, which is being amortized over the life of the related notes.

During the three months ended March 31, 2026, a total of 2,000 warrants with a fair value of $20,540 were issued as compensation to a consultant. The expense was recorded to prepaid expense and is being recognized over the service term. During the three months ended March 31, 2026 and 2025, the Company recognized $2,532 and $0, respectively, in stock based compensation related to these services. The remaining prepaid balance related to this transaction is $18,008 as of March 31, 2026.

Note 9 – Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

Michael Grecco Productions, Inc. v. Creatd, Inc.

On September 12, 2025, a complaint was filed against Creatd, Inc. in the United States District Court for the Southern District of New York by Michael Grecco Productions, Inc. (“MGP”) (Case No. 1:25-cv-07594), alleging direct, contributory, and vicarious copyright infringement under the Copyright Act, 17 U.S.C. §§ 101 et seq. The complaint concerned a photograph used in a user-submitted article published on the Company’s Vocal platform in July 2024. On March 4, 2026, the Company entered into a confidential settlement agreement with MGP to resolve the matter for a total of $13,000, with no admission of liability. The settlement amount has been paid in full and the matter is now closed.

Third Row LLC and Patrick Leung v. Flewber Global Inc.

On June 3, 2025, Third Row LLC and Patrick Leung filed a motion for summary judgment in lieu of complaint in the Supreme Court of the State of New York, County of New York, against Flewber Global Inc., now doing business as Flyte, Inc., seeking recovery under a $200,000 Unsecured Subordinated Promissory Note executed on November 17, 2023. The note accrued interest at 12% per annum and was amended four times, with a final maturity date of March 31, 2025, and the plaintiffs sought approximately $237,000 in principal and interest plus attorney’s fees and costs. The note was an obligation of Flyte, which was a consolidated subsidiary of the Company during the period the claim was pending. Upon the closing of the sale of the Company’s equity interest in Flyte on March 9, 2026, Flyte ceased to be a subsidiary of the Company, and the note and the related litigation were transferred with Flyte and deconsolidated from the Company’s consolidated financial statements. As a result, the Company no longer has any obligation or liability with respect to the note or the related action.

Avner Nebel v. Flewber Global Inc., et al.

On September 10, 2025, JAMS issued a Notice of Intent to Initiate Arbitration in the matter of Avner Nebel v. Flewber Global Inc., et al., pursuant to a pre-dispute arbitration clause contained in an employment agreement between the parties. The demand named Flewber Global Inc., now doing business as Flyte, Inc., and Creatd, Inc. as respondents under the JAMS Employment Arbitration Rules and Procedures, and concerns a disagreement over employee earnings and related compensation. The underlying employment-related claims arose at the Flyte level and were known and disclosed in connection with the sale of the Company’s equity interest in Flyte. Upon the closing of that sale on March 9, 2026, Flyte ceased to be a subsidiary of the Company, and the related obligations, including this matter, were assumed by the purchaser and deconsolidated from the Company’s consolidated financial statements. The Company expects to be dismissed as a respondent and does not believe the proceeding will have a material impact on its consolidated financial position or results of operations.

Lease Agreements

The Company currently does not own or lease any properties.

On May 1, 2022, the Company entered into a lease agreement for its former corporate headquarters, consisting of a total of 8,000 square feet and is located at 419 Lafayette Street, 6th Floor, New York, NY, 10003. The lease term was 7 years commencing May 1, 2022.

During 2025, the Company entered into and then subsequently amended the lease agreement for 419 Lafayette Street, with the goal of terminating the lease going forward contingent upon a payment plan for amounts owed under the lease. Under this agreement $120,000 was owed prior to February 4, 2025, which amount was satisfied via the issuance of 125,000 shares of common stock in August 2024. An additional $220,000 is due in monthly installments of $19,000 between February 2025 and February 2026, and an additional $252,000 is due in monthly installments of $21,000 per month between February 2026 and February 2027. These payments are subject to acceleration based upon the Company’s financing proceeds. On April 22, 2025, the Company settled the remaining $480,000 in Accounts Payable under this lease with the issuance of 640 shares of the Company’s Series G Preferred Stock with a fair value of $192,000, resulting in a gain on settlement of debt of $288,000. As of March 31, 2026, due to the settlement of the lease, there are no remaining Right of Use assets or liabilities for this lease on the Company’s condensed consolidated balance sheets.

On July 28, 2022, the Company signed a 3-year lease for approximately 1,364 square feet of office space at 1674 Meridian Ave., Miami Beach, FL, 33131. Commencement date of the lease is July 28, 2022. The total amount due under this lease is $181,299. During the year ended December 31, 2022, it was decided the Company would not be using the office space and recorded an impairment of $101,623 on the right-of-use asset. During March 2025, the Company settled the remaining accounts payable balance under this lease of $120,597 for a cash payment of $10,000, resulting in a $110,597 gain on settlement of liabilities.

Employment Agreements

As of March 31, 2026, the Company does not have employment agreements with its executives or any other employees.

Note 10 - Acquisitions, Investments and Disposals

Acquisition of Flewber Global, Inc.

On February 27, 2025, Creatd, Inc. (“Creatd” or the “Company”) completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc., which contains all operations; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC. On August 11, 2025, Vision FGAR 1 LLC and Flewber Global, Inc. were dissolved, and Flewber Inc., which contained all the operational infrastructure, was renamed to Fly Flyte, Inc (“Flyte”). Both Ponderosa Air LLC and Fly Flyte Inc. subsequently became a direct subsidiary of Creatd, Inc. At the time of its dissolution, this entity had no active operations. The acquisition was accounted for as a business combination under ASC 805, Business Combinations, using the acquisition method of accounting.

The Company acquired Flyte as part of its strategy to identify businesses where operational efficiencies and data-driven processes can drive growth and margin expansion. Management viewed Flyte and the private aviation sector as an industry with strong underlying demand and infrastructure that could benefit from the Company’s expertise in implementing scalable systems and optimizing operations.

Transaction Terms

The total purchase price, measured as the fair value of the consideration transferred, was $14,439,924, comprised of the following:

●	52,807 shares of common stock, with a fair value of $950,526

●	9,475 shares of Series G Preferred Stock, with a fair value of $6,395,625

●	Forgiveness of $367,609 in intercompany receivables due from Flewber

●	375,503 common stock purchase warrants, with a total fair value of $6,726,164

The terms of the consideration varied by stakeholder:

Flewber equity holders who participated in a concurrent offering received Creatd common stock at a $20.00 exchange ratio and 10% warrant coverage. Non-participating equity holders received only warrants.

Flewber debt holders agreed to waive all outstanding interest and default penalties in exchange for Series G Preferred Stock (with a 25% original issue discount), 100% warrant coverage, and conversion of legacy Flewber warrants into Series G Preferred Stock at $10.00 per warrant.

Shares of Series G Preferred Stock were valued based upon a common stock equivalent of 750 shares underlying each share of Series G Preferred Stock multiplied by the $0.90 per share closing price of the Company’s common stock on the closing date of the acquisition.

The warrants issued in connection with the acquisition were valued at fair value on the acquisition date using the Black-Scholes option pricing model. The valuation incorporated the following key inputs and assumptions: an expected term of five years, equal to the contractual life of the warrants, with no assumptions regarding early exercise; expected volatility based on the historical volatility of comparable companies over a five-year lookback period, consistent with the expected term of the warrants; a risk-free interest rate of 4.09%, derived from U.S. Treasury yields with a maturity corresponding to the expected term; an exercise price of $1.00 per share, subject to anti-dilution provisions; and a dividend yield of zero, as no dividends are expected to be paid. The fair value of the warrants at issuance was determined to be approximately $0.90 per warrant based on these assumptions. The warrants are equity-classified and were measured at fair value at initial recognition only.

Allocation of Consideration

The Company engaged a third-party valuation specialist to identify and measure the fair value of assets acquired and liabilities assumed. The non-intangible assets and liabilities acquired were short-term in nature, and their carrying values approximated fair value at the acquisition date. The final purchase price allocation is as follows:

Asset Description	Amount
Intangible Assets	$7,821,867
Cash	389
Prepaid Expenses	3,392
Property & Equipment	201,452
Deposits and Other Assets	24,837
Operating Lease ROU Asset	491,830
Total Assets Acquired	$8,543,767
Less: Deferred Revenue	$(228,371)
Less: Notes Payable	(312,697)
Less: Operating Lease Liability	(547,438)
Less: Accounts Payable and Accrued Liabilities	(1,103,239)
Net Assets Acquired	6,352,022
Goodwill	8,087,902
Total Purchase Price	$14,439,924

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is primarily attributable to expected synergies, assembled workforce, and other intangible benefits that do not qualify for separate recognition under ASC 805. Goodwill is not deductible for tax purposes.

The identifiable intangible assets acquired in the transaction consist of the FAA Part 135 Operating Certificate, developed technology (app), customer relationships, know-how, licensing agreements/vendor & supplier contracts, and trademark/tradename. The fair values of these intangible assets were determined in accordance with the guidance in ASC 805 and valuation best practices.

The FAA Part 135 Operating Certificate and developed technology (app) were valued using the Cost Approach, which estimates the cost to reproduce or replace the asset with one of equal utility, including applicable overhead and profit margins where appropriate. This method was considered appropriate given the lack of direct revenue generation by these assets and the ability to reliably estimate replacement costs.

The remaining intangible assets—customer relationships, know-how, licensing agreements/vendor & supplier contracts, and the trademark/tradename—were valued using the Income Approach. Specifically, the Multi-Period Excess Earnings Method (MPEEM) was applied to customer relationships and know-how, and the Relief-from-Royalty Method was applied to the trademark/tradename. These methods are based on projected cash flows attributable to the respective intangible assets, discounted at rates reflective of the risk profile of each asset. Where applicable, tax amortization benefits (TAB) were included in the fair value determinations.

The FAA Part 135 Operating Certificate was determined to have an indefinite useful life. The developed technology (app) is being amortized over an estimated useful life of 5 years. The trademark/tradename, licensing agreements/vendor & supplier contracts, know-how, and customer relationships are each being amortized over an estimated useful life of 5 years. Amortization of these definite-lived intangible assets is recognized on a straight-line basis over their estimated useful lives and is included in amortization expense in the accompanying consolidated statements of operations. For the three months ended March 31, 2026 and 2025, the Company recorded amortization expense of $82,485 and $36,391, respectively, related to the definite-lived intangible assets acquired in this transaction, which is recorded in general and administrative expenses and presented with discontinued operations. See Note 11 – Discontinued Operations for more information.

For the period from February 27, 2025 through December 31, 2025, Flyte contributed revenue of $1,913,443 and net income (loss) of $(3,647,042) to the Company’s consolidated results.

Subsequent to the acquisition, on June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in Flewber, Inc., which was subsequently renamed Fly Flyte, Inc. prior to such issuance, for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Fly Flyte, Inc., which the Company plans to make the operating entity for the Hops side of Flyte’s operations. On September 16, 2025, the Company entered into a Conversion Agreement with said investor whereby they exchanged 10% ownership interest in the entity Flewber, Inc., previously purchased for $100,000, into 134 shares of Preferred Series G. The 10% ownership interest in Fly Flyte, Inc. was returned to Creatd, Inc.

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation.

Divestiture of Fly Flyte, Inc. and Ponderosa Air, LLC

Overview

On March 9, 2026, the Company sold to Catheter Precision, Inc. (NYSE American: VTAK) (the “Buyer”) (i) 800,200 shares, representing 80.02% of the outstanding common stock of Fly Flyte, Inc. (“Fly Flyte”), and (ii) 100% of the membership interests of Ponderosa Air, LLC (“Ponderosa,” and together with Fly Flyte, the “Disposal Group”). The Buyer held the remaining 19.98% of Fly Flyte prior to the transaction and owns 100% of the entity following the closing. As a result, the Company no longer holds a controlling interest in the Disposal Group.

The Company previously consolidated Fly Flyte and Ponderosa. The transfer of its entire remaining interest resulted in a loss of control, and the Company accounted for the transaction as a deconsolidation under ASC 810-10-40, derecognizing the assets, liabilities, and noncontrolling interest of the Disposal Group, measuring the consideration received at fair value, and recording the resulting loss within discontinued operations in the accompanying condensed consolidated statements of operations and comprehensive loss (see Note 11 – Discontinued Operations).

Consideration received

The stated purchase price was $11,554,827, consisting of cash, a promissory note, and contingently issuable preferred stock. For purposes of measuring the deconsolidation under ASC 810-10-40-5, the Company measured the consideration received at fair value, including non-cash consideration in the form of Company liabilities assumed by the Buyer. The fair value of total consideration received was as follows:

Fair Value of Consideration Received	Amount
Cash	$1,035,827
Promissory note receivable, at fair value	4,787,469
Series D convertible preferred stock, at fair value	5,614,086
Company liabilities assumed by the Buyer	239,446
Total Fair Value of Consideration Received	$11,676,828

Cash consideration of $1,035,827 comprised a $259,000 advance received on February 13, 2026 and $145,000 received on February 13, 2026 under a shorter term loan agreement with the Buyer, and $631,827 paid within three business days of the closing. The $145,000 loan was recorded as a liability of the Company upon receipt and, at closing, was extinguished and applied against the purchase price as a component of the cash consideration.

Promissory note receivable

A portion of the consideration consists of a $5,000,000 promissory note payable by the Buyer in nine installments from April 2026 through December 2026. The note bears no stated interest if paid when due, with interest of 4% accruing on overdue amounts and an 18% default rate. Because the note is non-interest-bearing, the Company imputed interest under ASC 835-30 and recorded the note at the present value of the contractual cash flows, discounted at an imputed market rate of 10%. This resulted in an initial fair value of $4,787,469 and an aggregate discount of $212,531. The discount is being accreted to interest income over the term of the note using the effective interest method. The imputed rate reflects the Buyer’s status as a small-cap public issuer, the unsecured nature of the note, its weighted-average term of approximately nine months, and comparable unsecured corporate yields at issuance. The first five scheduled installments are not subject to indemnification setoff. During the three months ended March 31, 2026, the Company recorded $28,840 in accrued interest receivable.

Series D convertible preferred stock

The consideration also includes 5,778 shares of the Buyer’s Series D Convertible Preferred Stock, with a stated value of $1,000 per share (aggregate stated value of $5,778,000). Issuance of the preferred stock is contingent upon the Buyer obtaining the approval of its stockholders. As of March 31, 2026, the shares had not been issued and the Company had not received them.

The Series D Preferred is convertible into shares of VTAK common stock at a conversion price equal to the “Applicable Price” as defined in the Certificate of Designation (the “COD”), being the lower of (i) the VTAK closing price immediately prior to the closing date and (ii) the trailing five-trading-day volume-weighted average price (“VWAP”) immediately prior to such date, subject to a prospective downward reset following the effectiveness of a related resale registration statement and a floor of $0.35 per share.

The Company measured the Series D Preferred at fair value on the date of receipt in accordance with ASC Topic 820, Fair Value Measurement. Because the instrument derives its economic value from VTAK common stock, which is listed and quoted on the NYSE American, the Company applied an as-converted methodology using the conversion mechanics specified in the COD together with observable market inputs. The conversion price was determined under the COD as $1.41 per share (the lower of the $1.4100 VTAK closing price immediately prior to March 9, 2026 and the $1.4952 trailing five-day VWAP), yielding 4,097,873 as-converted common shares. Those shares were valued at the VTAK closing price of $1.37 on March 9, 2026, resulting in a fair value of approximately $5,614,086.

The fair value measurement uses observable inputs corresponding to Level 1 of the ASC 820 fair value hierarchy, as the measurement is derived from unadjusted quoted prices for VTAK common stock in an active market, applied through the contractually fixed conversion mechanics of the Series D Preferred.

Company liabilities assumed by the Buyer

Measured non-cash consideration of $239,446 consists of $186,446 of the Company’s accounts payable and accrued liabilities assumed by the Buyer under the purchase agreement and $53,000 of transition-period payroll assumed by the Buyer.

In accordance with ASC 405-20, an assumed payable is derecognized by the Company only when it is paid or the Company is legally released by the creditor. Creditors holding $96,500 of the assumed accounts payable agreed in writing to bill the Buyer directly and release the Company, and those amounts were derecognized at closing. The remaining $89,946 of assumed accounts payable remained on the Company’s balance sheet at closing, offset by a corresponding receivable from the Buyer, and unwinds as the underlying vendors are paid.

Separately, the purchase agreement provides for an aggregate cap on liabilities assume by the Buyer. In addition to the assumed amounts described above, the cap encompasses $418,434 of promissory notes carried on Fly Flyte’s books, which were derecognized through the sale of the subsidiary rather than added to the consideration, and certain litigation matters that were not accrued.

Carrying value of net assets derecognized

The carrying value of the net assets of the Disposal Group derecognized upon the loss of control was as follows:

Assets
Cash and cash equivalents	$42,495
Accounts receivable, net	985
Prepaid expenses	74,492
Property and equipment, net (aircraft, etc.)	155,216
Right-of-use assets (operating leases)	524,548
Deposits and other assets	48,615
Goodwill	7,818,805
Intangible assets	7,375,476
Total Assets	$16,040,632
Liabilities
Accounts payable and accrued liabilities	$493,278
Deferred revenue	190,850
Note payable	235,158
Operating lease payable	507,910
Intercompany payable, net	896,380
Total Liabilities	2,323,576
Net assets of the Disposal Group	$13,717,056

Loss on Sale

The loss recognized on the divestiture was calculated as follows:

Fair Value of Consideration Received	$11,676,828
Carrying value of net assets of the Disposal Group	(13,717,056)
Noncontrolling interest derecognized	1,953,772
Intercompany balances waived	(796,384)
Transaction costs	(30,000)
Loss on sale of subsidiaries, before income taxes	$(912,840)

The loss on sale is presented within discontinued operations in the accompanying condensed consolidated statements of operations and comprehensive loss (see Note 11 – Discontinued Operations).

Noncontrolling interest

Prior to the transaction, the Buyer’s 19.98% interest in Fly Flyte was presented as a noncontrolling interest in the Company’s consolidated financial statements. Upon deconsolidation, the carrying value of the noncontrolling interest was derecognized in accordance with ASC 810-10-40-5. The carrying value of the noncontrolling interest at the closing date was determined as follows:

Noncontrolling interest at inception (19.98% of Fly Flyte)	$2,885,097
Loss attributable to noncontrolling interest through December 31, 2025	(756,776)
Loss attributable to noncontrolling interest, January 1, 2026 through March 9, 2026	(174,549)
Noncontrolling interest at March 9, 2026	$1,953,772

Related party transactions

The liabilities of the Disposal Group derecognized through the sale included a $361,143 promissory note payable to its chief executive officer, carried on Fly Flyte’s books. The note was derecognized as part of the net assets of the Disposal Group upon the loss of control and was not assumed or settled by the Company. In connection with the closing, and pursuant to the purchase agreement, the Company waived intercompany balances with the Disposal Group. As a result, $796,382 of net due-to and due-from balances on the Company’s books, relating to Flyte, Flewber Global, and Vision FGAR, were written off within the net carrying basis derecognized, and the corresponding intercompany payable carried on Flyte’s books was derecognized through the sale.

Continuing involvement

Following the closing, the Company retains two relationships with the Disposal Group and the Buyer. First, the consideration includes non-voting Series D Convertible Preferred Stock of the Buyer, which, upon issuance, the Company will account for as a passive equity investment under ASC 321. The preferred stock carries no voting rights and conveys no board representation or other participating rights, and accordingly does not provide the Company with significant influence over the Buyer. Second, in April 2026 a subsidiary of the Company entered into a services agreement to provide marketing, creative, growth, and product-advisory services to Fly Flyte for a fixed monthly fee (see Note 14 – Subsequent Events— Services Agreement with Fly Flyte, Inc.”).

The Company evaluated whether these relationships represent a retained ability to direct the activities that most significantly affect the Disposal Group’s economic performance, or an exposure to variable returns, that would preclude a conclusion that control was lost under ASC 810-10. Neither relationship does so. The services arrangement is an advisory engagement compensated at a fixed monthly fee that is not contingent on the Disposal Group’s revenues or results of operations, and does not confer authority over the Disposal Group’s air-charter operations, governance, financing, or capital decisions. The Series D Preferred Stock is non-voting and non-participating. Accordingly, the Company concluded that it neither retained power over the relevant activities of the Disposal Group nor a variable interest exposing it to the Disposal Group’s returns, and that the transaction resulted in a loss of control accounted for as a deconsolidation under ASC 810-10-40.

Indemnifications and contingencies

In connection with the divestiture of the Disposal Group, the Buyer assumed certain liabilities of the Disposal Group, including specified litigation and settlement matters, pursuant to the purchase agreement. Two such matters remained unresolved as of the reporting date.

The first relates to an employment matter, for which the Company estimates the reasonably possible loss to be approximately $45,000. The second relates to a legal proceeding originally brought against a predecessor entity that was dissolved prior to the Company’s acquisition of Fly Flyte, for which settlement discussions are ongoing and the Company estimates the reasonably possible loss to be in the range of approximately $240,000 to $300,000.

The Company has assessed the likelihood of loss with respect to these matters as reasonably possible but not probable and, accordingly, has not accrued a liability for either matter as of the reporting date. Under the purchase agreement, the Buyer assumed responsibility for these matters. Because a loss has not been determined to be probable, the Company has not recognized a corresponding asset for amounts that may be recoverable from the Buyer. The Company’s exposure is limited to any amount not satisfied by the Buyer under the terms of the purchase agreement.

Presentation as discontinued operations

The disposal of the Disposal Group has been accounted for as a discontinued operation in accordance with ASC 205-20. Accordingly, the results of operations of the Disposal Group through the closing date, together with the loss on sale, are presented as discontinued operations in the condensed consolidated statements of operations and comprehensive loss for all periods presented. See Note 11 – Discontinued Operations for further information.

Enzylotics, Inc

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 1,992 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

MineralRite Corporation

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 4,500 shares of the Company’s common stock.

Note 11 – Discontinued Operations

Assets and Liabilities from discontinued operations

The results of operations, assets, and liabilities of the Disposal Group have been reclassified as discontinued operations for all periods presented. The comparative consolidated balance sheet as of December 31, 2025 has been recast to present the assets and liabilities of the discontinued operation separately in accordance with ASC 205-20-45-10. The comparative consolidated statements of operations for the periods presented have been recast to segregate the results of discontinued operations from continuing operations.

The Disposal Group was not classified as held for sale prior to the completion of the divestiture on March 9, 2026. In accordance with ASC 205-20-45-10, the assets and liabilities of the discontinued operation are presented separately in the comparative balance sheet for periods prior to the period of disposal, using “held for disposition” presentation, notwithstanding that the held-for-sale criteria were not met in those prior periods.

The following table presents the major classes of assets and liabilities of the discontinued operations as of December 31, 2025:

Assets:
Cash	$25,671
Accounts receivable, net	1,530
Prepaid expenses and other current assets	74,492
Property and equipment, net	176,866
Operating lease right-of-use asset, net	586,310
Goodwill	7,818,805
Intangible assets, net	7,457,961
Deposits and other assets	48,615
Total assets of discontinued operations	$16,190,250

Liabilities:
Accounts payable and accrued liabilities	$339,074
Deferred revenue	166,517
Notes payable, net of debt discount and issuance costs	419,056
Operating lease payable	567,423
Total liabilities of discontinued operations	$1,492,070

The loss recognized on the disposal of the Disposal Group is presented within discontinued operations in the consolidated statements of operations for the three months ended March 31, 2026. See Note 10 – Acquisitions, Investments and Disposals for additional detail on the consideration received and the calculation of the loss on disposition.

Leases

On February 27, 2025, as a result of the acquisition of Flewber Global, Inc., the Company assumed a 3-year lease agreement for a lease for an office suite at the air-taxi’s base of operation located at 7160 Republic Airport, Farmingdale, NY 11735. The lease agreement was originally signed on August 18, 2021, and was amended and extended on August 27, 2024, prior to the Company’s purchase of Flewber Global, Inc. The extended term commenced September 1, 2024 and expires August 31, 2027. The lease provides exclusive use of office space and non-exclusive use of hangar space sufficient to cover the footprint of the Company’s leased aircraft.

The lease is classified as an operating lease. Lease payments consist of fixed monthly base rent; initially $2,590 per month for the office space and $3,000 per month for the hangar space; subject to scheduled 3% annual escalations through the remainder of the term, plus reimbursement of the Company’s proportionate share of operating expenses. There are no residual value guarantees, purchase options, renewal options, or material restrictions or covenants imposed on the Company under the lease.

On September 9, 2025, the Company, through its subsidiary Ponderosa Air LLC, entered into an Exclusive Aircraft Dry Lease Agreement with SEG Jets LLC for the lease of one 2020 Cirrus Design Corp. SF50 aircraft (U.S. Registration No. N25MG) for a term of twenty-four (24) months commencing upon delivery of the aircraft. The lease requires monthly payments of approximately $23,778 and a security deposit equal to one month’s rent, which may be applied to the final month’s payment at the Lessor’s discretion. The lease includes a right of first refusal for Ponderosa Air LLC to extend the lease at market terms or to match any bona fide third-party offer to purchase the aircraft during the lease term. Under the terms of the agreement, the lessee is responsible for all operational costs, including crew, fuel, maintenance, hangar, and insurance expenses, as well as maintaining compliance with FAA Part 135 operational standards. The aircraft is leased on an “as is” basis and must be returned in airworthy condition at the end of the lease.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is the Company’s incremental borrowing rate, estimated to be 7% for real estate leases and 5.5% for equipment leases, including the aircraft lease, as the interest rate implicit in most of its leases is not readily determinable.

In connection with the execution of the aircraft dry lease described above, the Company recognized a new right-of-use asset and corresponding lease liability of $542,373 based on the present value of future lease payments under the 24-month term, using a discount rate of 5.5%.

Operating right-of-use assets are summarized below.

	As of March 31, 2026	As of March 9, 2026	As of December 31, 2025
Office and Plane Leases	$—	$752,101	$725,501
Less accumulated amortization	—	(227,553)	(139,191)
Right-of-use asset, net	$—	$524,548	$586,310

Operating lease liabilities are summarized below

	As of March 31, 2026	As of March 9, 2026	As of December 31, 2025
Office and Plane Leases	$—	$507,910	$567,423
Less: current portion	—	(337,667)	(331,137)
Long term portion	$—	$170,243	$236,286

In connection with the sale of Fly Flyte Inc., see Note 10 – Acquisitions, Investments and Disposals, on March 9, 2026 the Company’s operating leases for office and plane facilities, with a net right-of-use asset carrying value of $524,548 and corresponding operating lease liabilities of $507,910, were derecognized upon the divestiture, as the lessee under the underlying lease agreements was the entity included in the disposal group. All lease payments contractually due had been remitted prior to the closing, and no material lease obligations remained past due at the date of sale. Upon the loss of control and deconsolidation of the divested entity in accordance with ASC 810-10-40, the right-of-use assets and operating lease liabilities were removed from the Company’s consolidated balance sheet, and their net carrying value was included in the net assets disposed of in the determination of the loss on sale. Accordingly, as of December 31, 2025, the operating leases were recognized on the consolidated balance sheet, but as of March 31, 2026, they were no longer recognized.

Loss from discontinued operations

On March 9, 2026, the Company sold to Buyer (i) 800,200 shares, representing 80.02% of the outstanding common stock of Fly Flyte, and (ii) 100% of the membership interests of Ponderosa Air, LLC. The Buyer held the remaining 19.98% of Fly Flyte prior to the transaction and owns 100% of the entity following the closing. As a result, the Company no longer holds a controlling interest in the Disposal Group.

The disposal represented the Company’s exit from the ownership and operation of the air-charter business and constituted a strategic shift having a major effect on the Company’s operations and financial results. Accordingly, the results of the Disposal Group are reported as discontinued operations for all periods presented in accordance with ASC 205-20. The 2026 results reflect operations for the period from January 1, 2026 through the March 9, 2026 closing date.

Consideration for the transaction consisted of cash, a promissory note, and shares of the Buyer’s Series D Convertible Preferred Stock, together with the Buyer’s assumption of certain liabilities, as further described in Note 10 – Acquisitions, Investments and Disposals. The transaction resulted in a net loss on disposition of $912,840, recognized within discontinued operations in the accompanying condensed consolidated statements of operations and comprehensive loss.

Statement of Operations Information

The following table summarizes the major classes of line items included in loss from discontinued operations:

	Three months ended March 31,
	2026	2025
Net Revenue	$323,429	$136,131
Cost of Revenue	(333,201)	(121,073)
Gross Margin	(9,772)	15,058
General and Administrative	280,656	154,564
Compensation	165,882	154,637
Marketing	10,189	395
Interest expense	—	6,654
Loss from discontinued operations	(466,499)	(301,192)
Net loss on disposition of business	(912,840)	—
Loss from discontinued operations	$(1,379,339)	$(301,192)

During the three months ended March 31, 2026 and 2025, the Company recorded $67,077 and $18,519, respectively, as operating lease expense, which is included in cost of revenue on the condensed consolidated statements of operations and comprehensive loss. The components of the lease expense were as follows:

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Operating lease cost	$67,077	$18,519
Short term lease cost	-	-
Total net lease cost	$67,077	$18,519

Continuing Involvement

Following the disposition, the Company retains two relationships with the Disposal Group and the Buyer: a passive equity investment in the Buyer’s non-voting Series D Convertible Preferred Stock, accounted for under ASC 321, and a services agreement entered into in April 2026 under which a subsidiary of the Company provides marketing, creative, growth, and product-advisory services to Fly Flyte for a fixed monthly fee. The services agreement is not contingent on the Disposal Group’s results of operations, and neither relationship provides the Company with the ability to significantly influence the operating or financial policies of the Disposal Group. Because the services agreement was entered into subsequent to March 31, 2026, no amounts were recognized under the agreement during the period. See Note 10 – Acquisitions, Investments and Disposals for the Company’s analysis of the loss of control and deconsolidation under ASC 810-10-40, and Note 14 – Subsequent Events for the terms of the services agreement.

Statements of Cash Flow Information

The cash flows of the Disposal Group have not been separately classified and are included within the respective categories of the Condensed Consolidated Statements of Cash Flows for all periods presented. Depreciation and amortization of the Disposal Group included within discontinued operations was approximately $104,135 and $62,716 for the three months ended March 31, 2026 and 2025, respectively, and there were no material capital expenditures or other significant noncash items.

Supplemental cash flow and other information related to leases was as follows:

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Cash paid for amounts included in the measurement of lease liabilities:
Operating lease payments	$64,829	$7,289
Weighted average remaining lease term (in years):	N/A	2.42
Weighted average discount rate:	N/A	5.50%

The weighted-average remaining lease term and weighted-average discount rate are presented as not applicable as of March 31, 2026, as the Company’s operating leases were derecognized on March 9, 2026 in connection with the divestiture of the Disposal Group. See Leases above.

Note 12 – Segment Reporting

The Company operates in two reportable segments: Vocal and OG Collection. Following the divestiture of the Disposal Group on March 9, 2026 (see Note 10 – Acquisitions, Investments and Disposals), the Air Mobility segment is no longer presented as a reportable segment. All prior period segment information has been recast to exclude the results and balances of the discontinued operations.

The Company’s segments were determined based on the economic characteristics of its products and services, its internal organizational structure, the manner in which operations are managed and the criteria used by the Company’s Chief Operating Decision Maker (“CODM”) to evaluate performance, which include revenue, gross margin, operating profit, and platform engagement metrics.

Vocal

Vocal is the segment focused on development initiatives. Vocal houses the Company’s proprietary technology, including its flagship platform, Vocal, as well as oversees the Company’s content creation framework, and management of its digital communities and the relationships between brands and creators that this framework supports. Vocal derives revenues from Vocal creator subscriptions, platform processing fees and technology licensing fees. It also includes revenue generated from Vocal’s suite of agency services, offered through Vocal for Brands.

OG Collection

OG Collection is the segment focused on curation, preservation, and monetization of rare and archival media assets. This segment houses the Company’s legacy media library, consisting of vintage photographs, historical film negatives, celebrity ephemera, and related intellectual property. OG Collection oversees both the physical archive and the strategic transformation of these assets into modern IP across multiple formats.

OG Collection derives revenues from the sale and licensing of archival media, framed prints, and memorabilia; the development and sale of limited-edition books and publishing projects through Studio 96; and from collaborations with brands, creators, and institutions seeking access to OG’s library for creative or commercial use. This segment also includes revenue generated from custom publishing services and content creation built around OG Collection assets, with the goal of building long-term IP value through storytelling, editorial development, and collectible product releases.

The following tables present certain financial information related to our reportable segments and Corporate as of March 31,2026 and for the three months ended March 31,2026:

	As of March 31, 2026
	Vocal	OG Collection	Corporate	Total
Cash	$87,041	$28,983	$134,855	$250,879
Accounts receivable, net	—	—	5,000	5,000
Prepaid expenses and other current assets	18,686	23,117	117,275	159,078
Deposits and other assets	—	—	—	—
Intangible assets	—	—	25,258	25,258
Goodwill	—	—	—	—
All other assets	87,040	39,960	11,560,544	11,687,544
Total Assets	$192,767	$92,060	$11,842,932	$12,127,759

Accounts payable and accrued liabilities	$325,936	$7,011	$4,731,744	$5,064,691
Note payable, net of debt discount and issuance costs	90,175	81,853	25,346	197,374
Deferred revenue	98,511	—	—	98,511
All other Liabilities	—	—	3,029,061	3,029,061
Total Liabilities	$514,622	$88,864	$7,786,151	$8,389,637

	For the three months ended March 31, 2026
	Vocal	OG Collection	Corporate	Total
Net revenue	$170,967	$32,760	$—	$203,727
Cost of revenue	(3,999)	5,428	—	1,429
Gross margin	$174,966	$27,332	$—	$202,298

Marketing	65,734	40,740	—	106,474
Compensation	—	2,989	367,820	370,809
Stock based compensation	—	—	11,307,992	11,307,992
General and administrative	152,345	70,017	494,043	716,405
Research and development	41,225	—	—	41,225
Total operating expenses	$259,304	$113,746	$12,169,855	$12,542,905

Interest expense	$1,826	$4,110	$9,624	$15,560
All other expenses	2,232,462	9,233	(1,153,439)	1,088,256

Other expenses (income), net	$2,234,288	$13,343	$(1,143,815)	$1,103,816

Loss before income tax provision and equity in net loss from unconsolidated investments	$(2,318,626)	$(99,757)	$(11,026,040)	$(13,444,423)

The total loss before income tax provision of the Company’s reportable segments for the three months ended March 31, 2026 was $(13,444,423). Results attributable to the discontinued Air Mobility disposal group of $(1,379,339) are excluded from segment results and presented separately on the consolidated statements of operations as net loss from discontinued operations. Total consolidated net loss from continuing operations for the three months ended March 31, 2026 was $(13,444,423). See Note 11 – Discontinued Operations for more information.

The following tables present certain financial information related to our reportable segments and Corporate as of December 31, 2025 and for the three months ended March 31, 2025:

	As of December 31, 2025
	Vocal	OG Collection	Corporate	Total
Cash	$124,605	$5,772	$91,365	221,742
Accounts receivable, net	—	—	10,000	10,000
Prepaid expenses and other current assets	93,731	—	167,190	260,921
Intangible assets	—	—	28,043	28,043
All other assets	—	—	1,430,991	1,430,991
Total Assets	$218,336	$5,772	$1,727,589	$1,951,697

Accounts payable and accrued liabilities	$385,191	$250	$4,900,324	5,285,765
Note payable, net of debt discount and issuance costs	66,228		54,902	121,130
Deferred revenue	118,862	—	—	118,862
Convertible Notes, net of debt discount and issuance costs	—	—	383,374	383,374
All other Liabilities	—	—	1,668,038	1,668,038
Total Liabilities	$570,281	$250	$7,006,638	$7,577,169

The total assets of the Company’s reportable segments as of December 31, 2025 were $224,108. Assets attributable to the discontinued Air Mobility disposal group of $16,190,250 are excluded from segment assets and presented separately on the consolidated balance sheet as assets of discontinued operations (see Note 11 – Discontinued Operations). Total consolidated assets as of December 31, 2025 were $18,141,947.

The total liabilities of the Company’s reportable segments as of December 31, 2025 were $570,531. Liabilities attributable to the discontinued Air Mobility disposal group of $1,492,069 are excluded from segment liabilities and presented separately on the consolidated balance sheet as liabilities of discontinued operations (see Note 11 – Discontinued Operations). Total consolidated liabilities as of December 31, 2025 were $9,069,238.

	For the three months ended March 31, 2025
	Vocal	OG Collection	Corporate	Total
Net revenue	$268,099	$15,985	$7,800	$291,884
Cost of revenue	35,202	4,774	—	39,976
Gross margin	$232,897	$11,211	$7,800	$251,908

Marketing	34,820	6,643	—	41,463
Compensation	98,500	62,500	368,322	529,322
Stock based compensation	—	—	949,924	949,924
General and administrative	88,205	9,400	629,975	727,580
Total operating expenses	$221,525	$78,543	$1,948,221	$2,248,289

Interest expense	$1,741	$—	$66,354	$68,095
All other expenses	5,120	—	(331,113)	(325,993)

Other expenses (income), net	$6,861	$—	$(264,759)	$(257,898)

Income (Loss) before income tax provision and equity in net loss from unconsolidated investments	$4,511	$(67,332)	$(1,675,662)	$(1,738,483)

The total loss before income tax provision of the Company’s reportable segments for the three months ended March 31, 2025 was $(1,738,483). Results attributable to the discontinued Air Mobility disposal group of $(301,192) are excluded from segment results and presented separately on the consolidated statements of operations as net loss from discontinued operations. Total consolidated net loss from continuing operations for the three months ended March 31, 2025 was $(1,738,483). See Note 11 – Discontinued Operations) for more information.

Note 13 – Income Taxes

The Company recorded an income tax provision of $0 for the three months ended March 31, 2026, and $0 for the three months ended March 31, 2025.

The effective tax rate for both periods was 0%. This differs from the U.S. federal statutory rate of 21% primarily due to a full valuation allowance recorded against the Company’s deferred tax assets. Due to the Company’s historical operating losses, management has determined that it is more likely than not that the tax benefits generated from current period losses will not be realized.

Note 14 – Subsequent Events

Finalization of Catheter Precision Series D Convertible Preferred Stock

In April 2026, Catheter Precision, Inc. obtained the stockholder approval required for the issuance and conversion of the Series D Preferred, filed the related Certificate of Designation with the State of Delaware, and issued the 5,778 shares to the Company in relation to the sale of Fly Flyte and associated entities (see Note 10 – Acquisitions, Investments and Disposals - Divestiture of Fly Flyte, Inc. and Ponderosa Air, LLC). Under the Certificate of Designation, each share became convertible at the Company’s option, on and after the date of Catheter’s stockholder approval, into shares of Catheter common stock equal to its stated value of $1,000 divided by the conversion price, subject to a conversion price floor of $0.35 per share and to a downward-only adjustment that may occur following the effectiveness of the resale registration statement Catheter is required to file. The initial conversion price was set at $1.1038 per share. Catheter effected a reverse stock split of its common stock on or about April 15, 2026, which is reflected in the initial conversion price established on the closing date of the Series D Preferred.

Collections on Promissory Note Receivable

Subsequent to March 31, 2026, Catheter Precision, Inc. made scheduled installment payments on the $5,000,000 promissory note issued to the Company as part of the consideration for the sale of the Company’s equity interest in Fly Flyte, Inc., described above. Through the date of this filing, the Company had received aggregate payments of $1,000,000 under the note, representing $500,000 per month for the months of April and May 2026. All installments received through the date of this filing were paid when due, and no interest accrued on overdue amounts.

Issuance of Stock Options

Subsequent to March 31, 2026, the Company issued an aggregate of 95,000 stock options to employees and directors of the Company under the Company’s 2026 Omnibus Securities and Incentive Plan. The options were authorized by the Board of Directors and are subject to the terms and conditions of the 2026 Plan and the applicable award agreements.

Vocal, Inc. Equity Realignment

Subsequent to March 31, 2026, the Company’s Board of Directors approved a targeted repurchase of outstanding common shares and Series A Preferred shares of Vocal held by certain active executives, employees, and board members. The repurchase covered the entire common share position previously sold by the Company to such holders through its payroll-conversion program, in each case at the same aggregate value originally applied to acquire such shares, together with a partial, pro rata repurchase of Series A Preferred shares, for aggregate consideration of approximately $111,291. The repurchases were privately negotiated transactions with identified holders and did not constitute a tender offer or general liquidity program, and the rights of non-participating holders were unaffected. The transactions increased the Company’s ownership of Vocal from approximately 20% to approximately 51%. The agreement arose from conditions that did not exist as of the condensed consolidated balance sheet date and has been evaluated as a non-recognized subsequent event under ASC 855-10-25-3; accordingly, no adjustment to the March 31, 2026 condensed consolidated financial statements was required.

OG Collection, Inc. Equity Realignment

Subsequent to March 31, 2026, the Company’s Board of Directors approved a targeted repurchase of outstanding common shares and Series A Preferred shares of OG Collection held by certain active executives, employees, and board members, on substantially the same terms as the Vocal repurchase described above. The repurchase covered the entire common share position previously sold by the Company to such holders through its payroll-conversion program, in each case at the same aggregate value originally applied to acquire such shares, together with a partial, pro rata repurchase of Series A Preferred shares, for aggregate consideration of approximately $74,400. The transactions increased the Company’s ownership of OG Collection from approximately 20% to approximately 51%. The agreement arose from conditions that did not exist as of the condensed consolidated balance sheet date and has been evaluated as a non-recognized subsequent event under ASC 855-10-25-3; accordingly, no adjustment to the March 31, 2026 condensed consolidated financial statements was required.

Services Agreement with Fly Flyte, Inc.

In April 2026, subsequent to the March 31, 2026 condensed consolidated balance sheet date, a subsidiary of the Company entered into a services agreement to provide marketing, creative, growth, and product advisory services to Fly Flyte for an initial term of six months, at a fixed monthly fee. The agreement arose from conditions that did not exist as of the condensed consolidated balance sheet date and has been evaluated as a non-recognized subsequent event under ASC 855-10-25-3; accordingly, no adjustment to the March 31, 2026 condensed consolidated financial statements was required.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this Annual Report. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth in “Part I - Item 1A. Risk Factors” of the Company’s most recent Annual Report.

These consolidated financial statements and other reports filed by Creatd, Inc., formerly Jerrick Media Holdings, Inc. (the “Company”), from time to time with the OTC or otherwise provided to current and prospective stakeholders (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

We intend for this discussion to provide information that will assist in understanding our consolidated financial statements, the changes in certain key items in those consolidated financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our consolidated financial statements. Certain prior-period amounts have been reclassified to conform to the current-period presentation. These reclassifications had no impact on previously reported total assets, total liabilities, stockholders’ equity, or net loss.

Overview

Creatd operates a diversified portfolio of businesses generating revenue across media and publishing. Our operations include direct-to-consumer product sales, subscription memberships, advertising, licensing, and strategic investments. These businesses are supported by a shared operational infrastructure and a focus on monetizing first-party data, intellectual property, and scalable creative assets.

On March 9, 2026, the Company completed the divestiture of Fly Flyte, Inc., Flyte Global LLC, Ponderosa Air, LLC, and Vision FGAR 1 LLC (collectively, the “Disposal Group”), which comprised the Company’s air mobility business, to Catheter Precision, Inc. (Nasdaq: VTAK) pursuant to a Share Purchase Agreement. The disposal represented a strategic shift in the Company’s operations and has been classified as a discontinued operation in accordance with ASC 205-20. Accordingly, the results of operations, assets, and liabilities of the Disposal Group are presented as discontinued operations for all periods presented, and the amounts discussed herein reflect the Company’s continuing operations unless otherwise noted.

Results of Operations

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2025 compared to December 31, 2024:

	December 31, 2025	December 31, 2024	Increase / (Decrease)
Current Assets	$744,646	$85,166	$659,480
Current Liabilities	$7,562,858	$11,287,764	$(3,724,906)
Working Capital (Deficit)	$(6,818,212)	$(11,202,598)	$4,384,386

At December 31, 2025, the Company had a working capital deficit of $6,818,212 as compared to a working capital deficit of $11,202,598 at December 31, 2024, a decrease in working capital deficit of $4,384,386. The decrease is primarily attributable to an increase in cash on hand, decrease in Accounts Payable, and an increase in assets.

Net Cash

Net cash used in operating activities for the years ended December 31, 2025 and 2024 was $3,991,462 and $431,071, respectively. The net loss for the years ended December 31, 2025 and 2024 was $9,364,552 and $4,670,011, respectively. The increase in net cash used in operating activities is primarily attributable to cash used in the operating activities of the Company’s discontinued operations following the acquisition of Fly Flyte Inc. in the first quarter of 2025. The increase in net loss was primarily attributable to the loss from discontinued operations related to Fly Flyte, Inc., as well as an increase in net loss from continuing operations, partially offset by a decrease in stock based compensation and research and development.

Net cash used in investing activities for the year ended December 31, 2025, was $5,060, attributable to the purchase of certain property and equipment. Comparatively, net cash used investing activities for the year ended December 31, 2024, was $0.

Net cash provided by financing activities for the years ended December 31, 2025 and 2024 was $4,229,133 and $496,880, respectively. During the year ended December 31, 2025, the Company’s operations were predominantly financed by the proceeds from sale of common and preferred stock and proceeds of notes payable, partially offset by repayments of notes payable. For the year ended December 31, 2024, the Company’s operations were predominantly financed by the proceeds from sale of common and preferred stock and warrants of $431,600.

Summary of Statements of Operations for the Years Ended December 31, 2025 and 2024:

	Years Ended December 31,
	2025	2024
Revenue	$1,278,994	$1,498,874
Cost of revenue	$(219,405)	$(63,144)
Operating expenses	$(9,184,371)	$(13,772,951)
Loss from operations	$(8,124,782)	$(12,337,221)
Other income	$2,994,756	$7,667,210
Loss from continuing operations	$(5,130,026)	$(4,670,011)
Loss from discontinued operations, net of tax	$(4,234,526)	$-
Net loss	$(9,364,552)	$(4,670,011)
Loss per common share - basic and diluted	$(16.87)	$(36.40)

Revenue

Revenue from continuing operations was $1,278,994 for the year ended December 31, 2025, compared to $1,498,874 for the year ended December 31, 2024. The decrease of $219,880 was primarily attributable to a decrease in Vocal subscription revenue and Vocal for Brands revenue. Revenue generated by the Company’s air mobility business is presented within discontinued operations.

Cost of Revenue

Cost of revenue for the year ended December 31, 2025 was $219,405 as compared to $63,144 for the year ended December 31, 2024. The Company’s low cost of revenue for the year ended December 31, 2024 is attributable to a downward adjustment to the liability associated with unpaid balances in users’ Vocal Wallets. This adjustment was driven by a shift in user behavior and platform trends, including the frequency of welcome bonuses and a reduction of the number of challenges and challenge winners on Vocal, that materially impacted the estimated portion of wallet balances expected to be withdrawn. While the Company had previously adopted a weighted average methodology to estimate this liability based on historical payout activity, updated data revealed that a lower percentage of users were meeting the necessary thresholds to access their balances. This resulted in a lower liability estimate and corresponding negative cost of revenue during the period. The change reflects a revised estimate based on updated trends and was accounted for prospectively in accordance with applicable guidance. Without this adjustment, cost of revenue for the year ended December 31, 2024 would have been approximately $178,361.

Operating Expenses

Operating expenses for the year ended December 31, 2025 were $9,184,371 as compared to $13,772,951 for the year ended December 31, 2024. The decrease of $4,588,580 is primarily attributable to a decrease in stock based compensation expense, primarily due to an additional bonus of equity in subsidiaries paid to employees during the third quarter of 2024, as well as a decrease in research and development expenses.

Loss from Operations

Loss from operations for the year ended December 31, 2025, was $8,124,782 as compared to $12,337,221 for the year ended December 31, 2024. The decrease in loss from operations of $4,212,439 was primarily attributable to the decrease in operating expenses noted above.

Other Income

Other income for the year ended December 31, 2025, was $2,994,756 as compared to $7,667,210 for the year ended December 31, 2024. The decrease is attributable to a decrease of other expenses such as accretion of debt discount and issuance costs, a reduction in inducement expense related to certain equity mechanisms, a significant gain on settlement of vendor liabilities in 2025, and the receipt of the ERC from the IRS during the year ended December 31, 2025.

Net Loss

Net loss attributable to common stockholders for the year ended December 31, 2025 was $10,125,518, as compared to a net loss attributable to common stockholders of $35,132,840 for the year ended December 31, 2024. The loss per basic and diluted share was $16.87 for the year ended December 31, 2025, comprised of $9.24 from continuing operations and $7.63 from discontinued operations, as compared to a loss per basic and diluted share of $36.40 for the year ended December 31, 2024. The decrease in net loss attributable to common shareholders is primarily attributable to a decrease in deemed dividend, partially offset by the increase in net loss as noted above, including the loss from discontinued operations.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of December 31, 2025 and 2024.

Significant Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, revenue recognition, allowance for doubtful accounts, stock-based compensation, income tax provisions, excess and obsolete inventory reserve, and impairment of intellectual property.

The Company also uses estimates in determining the liability associated with unpaid balances in user accounts (“Vocal Wallets”) on its platform. These balances represent amounts earned by users for content views, bonuses, and contest winnings. However, due to various platform-specific contingencies—such as minimum withdrawal thresholds, third-party processor access, and account compliance requirements—not all users will be able to withdraw their full balances. The Company applies a weighted average methodology based on historical payout rates to estimate the proportion of wallet balances likely to be paid out. This estimate is updated each reporting period to reflect new trends in user behavior and platform data. In the year ended December 31, 2024, updated data supported a downward revision of the estimated liability in the amount of approximately $115,000, which was recognized as a change in estimate and accounted for prospectively, being recorded to cost of revenue on the consolidated statements of operations and comprehensive loss.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including Company assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, accounts payable, prepaid and other current assets, line of credit and due to related parties. Management believes the estimated fair value of these accounts at December 31, 2025 and 2024 approximate their carrying value as reflected in the consolidated balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined by using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

Long-lived Assets Including Acquired Intangible Assets

The Company evaluates the recoverability of property and equipment, acquired finite-lived intangible assets, and purchased infinite life digital assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. The Company routinely reviews the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If the Company changes the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life. As of December 31, 2025 and 2024, the Company has $28,043 and $103,550, respectively, of intangible assets on its consolidated balance sheets.

Amortization expense was $39,873 and $0 for the years ended December 31 2025 and 2024, respectively.

During the years ended December 31, 2025 and 2024, the Company recorded an impairment charge of $35,723 and $0, respectively.

Minority equity investments

Minority equity investments in private companies in which the Company holds a passive ownership interest and does not exercise significant influence are accounted for using the cost method in accordance with Accounting Standards Codification (“ASC”) Topic 321. These investments are recorded on the consolidated balance sheets as long-term assets under Minority investment in business. The carrying value of such investments is initially recognized at cost and is assessed periodically for impairment or other indicators that the investment may no longer be recoverable. Fair value adjustments are not required unless observable price changes in orderly transactions for the identical or a similar investment become available.

Goodwill

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with ASC Topic 350 “Intangibles – Goodwill and Other – Testing Indefinite-Lived Intangible Assets for Impairment” (“ASC Topic 350”). The Company tests goodwill for impairment on an annual basis as of the last day of the Company’s fiscal December each year or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company uses an income-based approach to determine the fair value of the reporting units. This approach uses a discounted cash flow methodology and the ability of our reporting units to generate cash flows as measures of fair value of our reporting units.

As of December 31, 2025 and 2024, the Company has an asset of $0 and $5,415 of goodwill on its consolidated balance sheets, respectively, and recorded an impairment charge of $3,034 and $0, respectively.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB ASC. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations and comprehensive loss as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the date of conversion or exercise or cancellation and then the related fair value is reclassified to equity. Upon extinguishment or cancellation of a derivative instrument, any difference between the fair value and the settlement amount is recognized as a gain or loss under change in derivative liability on the consolidated statements of operations and comprehensive loss.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a Monte Carlo simulation model for the make whole feature in the Company’s outstanding Equity Line of Credit and for convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

Revenue Recognition

Under ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mile basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Deferred Revenue

Deferred revenue consists of billings and payments from clients in advance of revenue recognition. The Company has two types of deferred revenue, subscription revenue whereas the revenue is recognized over the subscription period and contract liabilities where the performance obligation was not satisfied. The Company will recognize the deferred revenue within the next twelve months. As of December 31, 2025 and 2024, the Company had deferred revenue of $118,862 and $146,950, respectively.

Stock-Based Compensation

The Company recognizes a compensation expense for all equity-based payments granted in accordance with ASC 718 “Compensation - Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity-based compensation over the requisite service period of the award. The company has a relatively low forfeiture rate of stock-based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk-free interest rate, the expected life of the option, the dividend yield on the underlying stock and forfeitures are recognized as they occur. Expected volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk-free interest rates are calculated based on continuously compounded risk-free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity-based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity-based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity-based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

Recently Adopted Accounting Guidance

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 aims to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 requires disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss. The update also requires disclosure regarding the CODM and expands the interim segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of ASU 2023-07 did not have a material impact on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosure requirements by:

●	Standardizing and disaggregating rate reconciliation categories.

●	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03 – Income Statement—Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses, which enhances expense disclosure requirements by:

●	Requiring tabular disclosure of certain natural expense categories—such as employee compensation, depreciation, amortization, and inventory purchases—within relevant income statement line items.

●	Requiring qualitative descriptions of any remaining expenses included within those line items that are not separately disclosed.

●	Requiring annual disclosure of total selling expenses and the Company’s definition of selling expenses, where applicable.

This ASU is effective for annual periods beginning after December 15, 2026, and for interim periods within annual periods beginning after December 15, 2027. Early adoption is permitted.

The Company is currently evaluating the impact of ASU 2024-03 on its expense disclosures and related reporting requirements.

In November 2024, the FASB issued ASU 2024-04 – Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the accounting for inducements offered to holders of convertible debt. The amendments:

●	Require application of the “pre-existing contract” approach when determining whether a transaction qualifies as an induced conversion.

●	Clarify that induced conversion accounting may apply whether settlement is in cash or equity, provided the original conversion terms are preserved.

●	Provide guidance for evaluating inducements when the underlying convertible debt was modified or exchanged within the prior 12 months.

This ASU is effective for annual periods beginning after December 15, 2025, and for interim periods within those annual periods. Early adoption is permitted.

The Company is currently assessing the applicability and potential impact of ASU 2024-04.

ASU 2025-01 – Clarifying the Effective Date of ASU 2024-03

In January 2025, the FASB issued ASU 2025-01 – Income Statement—Reporting Comprehensive Income (Topic 220): Clarifying the Effective Date, which clarifies the effective date provisions of ASU 2024-03 for all public business entities. The amendments confirm that the guidance in ASU 2024-03 is effective for:

●	Annual periods beginning after December 15, 2026, and

●	Interim periods within annual periods beginning after December 15, 2027.

Early adoption remains permitted.

The Company is evaluating the impact of ASU 2025-01 in conjunction with its assessment of ASU 2024-03.

Revision of Previously Issued Consolidated Financial Statements

During the preparation of the Company’s consolidated financial statements for the current period, management identified immaterial errors within stockholders’ equity for the comparative period ended December 31, 2024. These errors were corrected by revising the prior periods to ensure consistency of presentation Please refer to Equity Reclassification and Correction of Prior-Period Presentation under Note 2 – Significant Accounting Policies and Practices to the condensed consolidated financial statements for further detail.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PCAOB

To the Board of Directors and
Stockholders of Creatd, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Creatd, Inc. (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13 to the financial statements, the accompanying consolidated balance sheets as of December 31, 2025, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the year ended December 31, 2025, have been retrospectively recast to reflect the discontinued operations of Fly Flyte, Inc. and Ponderosa Air, LLC. Our opinion is not modified with respect to this matter.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has recurring net losses and negative cash flow from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

PCAOB Firm ID #6920

Tampa, Florida

May 3, 2026, except for Note 13, as to which the date is July 17, 2026

Creatd, Inc.

Consolidated Balance Sheets

(Recast for Discontinued Operations — Flyte/Ponderosa/FGAR)

	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash	221,742	15,490
Accounts receivable, net	10,000	2,000
Marketable securities	251,983	67,676
Prepaid expenses and other current assets	260,921	-
Total Current Assets	744,646	85,166

Non-current Assets:
Property and equipment, net	6,176	18,062
Intangible assets, net	28,043	103,550
Goodwill	0	5,415
Deposits and other assets	-	83,616
Minority investment in businesses	1,172,833	333,333
Operating lease right of use asset, net	-	1,633,207
Total Non-current Assets	1,207,051	2,177,183

Assets of discontinued operations (Note 11)	16,190,250	-

Total Assets	18,141,947	2,262,349

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	5,285,764	8,450,804
Convertible notes, net of debt discount and issuance costs	383,374	1,216,158
Current portion of operating lease payable	-	547,439
Note payable, net of debt discount and issuance costs	106,819	926,413
Deferred revenue	118,862	146,950
Derivative liability	1,668,038	-
Total Current Liabilities	7,562,858	11,287,764

Non-current Liabilities:
Note payable	14,311	21,586
Operating lease payable	-	1,251,319
Total Non-current Liabilities	14,311	1,272,905

Liabilities of discontinued operations (Note 11)	1,492,069	-

Total Liabilities	9,069,238	12,560,669

Commitments and contingencies (Note 11)

Mezzanine Equity
Redeemable Preferred Stock in Vocal, Inc.	84,790	84,790

Stockholders’ Equity (Deficit)
Series A Preferred stock	1	-
Series F Preferred stock	2	3
Series G Preferred stock	17	2
Series H Preferred stock	4	4
Series I Preferred stock	38	-
Common stock	759	230
Less: Treasury stock	(78,456)	(78,456)
Additional paid-in capital	266,973,016	239,186,990
Accumulated deficit	(262,926,318)	(252,800,800)
Accumulated other comprehensive loss	(298,405)	(297,717)
Total Creatd, Inc. Stockholders’ Equity (Deficit)	3,670,658	(13,989,744)
Non-controlling interest in consolidated subsidiaries	5,317,261	3,606,634
Total Stockholders’ Equity (Deficit)	8,987,919	(10,383,110)

Total Liabilities and Stockholders’ Equity (Deficit)	18,141,947	2,262,349

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statement of Operations — Recast for Discontinued Operations

For the Year Ended December 31, 2025

	FY 2025	FY 2024

Net revenue	$1,278,994	$1,498,874
Cost of revenue	219,405	63,144
Gross margin	1,059,589	1,435,730

Operating expenses:
Compensation	1,564,212	1,941,672
Research and development	1,843	204,043
Marketing	518,594	274,039
Stock-based compensation	5,305,221	9,442,717
Impairment of intangible assets	35,723	-
Impairment of goodwill	3,034	-
General and administrative	1,755,745	1,910,480
Total operating expenses	9,184,371	13,772,951

Loss from operations	(8,124,782)	(12,337,221)

Other income (expenses):
Other income	1,154,885	9,474
Interest expense	(723,549)	(319,155)
Fees and penalties	(230,311)	-
Accretion of debt discount and issuance cost	(415,094)	(2,120,640)
Change in derivative liability	(992,731)	7,836,522
Settlement of liabilities, net	3,323,978	3,312,414
Inducement expense	(17,840)	(1,465,308)
Unrealized gain on marketable securities	166,114	-
Gain on extinguishment of debt	729,304	413,903
Other income (expense), net	2,994,756	7,667,210

Loss from continuing operations before income taxes	(5,130,026)	(4,670,011)
Income tax provision	-	-
Loss from continuing operations	(5,130,026)	(4,670,011)

Loss from discontinued operations, net of tax	(4,234,526)	-
Net loss	$(9,364,552)	$(4,670,011)

Net loss attributable to noncontrolling interests	(1,310,081)	(2,555,059)
Net loss attributable to Creatd, Inc.	(8,054,471)	(2,114,952)
Deemed dividend	2,071,047	(33,017,888)
Net loss attributable to common stockholders	$(10,125,519)	$(35,132,840)

Other comprehensive income (loss):
Currency translation adjustment	(688)	(123,574)
Comprehensive loss	$(9,365,240)	$(4,793,585)

Per share data — basic and diluted:
Weighted average common shares outstanding	555,189	128,301
Loss from continuing operations per share	$(9.24)	$(36.40)
Loss from discontinued operations per share	$(7.63)	$0.00
Net loss per common share	$(16.87)	$(36.40)

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2025 and 2024

	Series A Preferred Stock		Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock		Series I Preferred Stock		Common Stock		Treasury stock		Additional Paid In	Accumulated	Non-Controlling	Other Comprehensive	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Income	(Deficit)
Balance, January 1, 2025	-	$-	450	$-	3,118	$3	2,085	$2	3,798	$4	-	$-	230,700	$230	(9)	$(78,456)	$239,186,990	$(252,800,800)	$3,606,634	$(297,717)	$(10,383,110)
Cash received for stock	-	-	-	-	-	-	2,419	$2	-	-	-	-	13,807	$13	-	-	$2,077,124	-	-	-	$2,077,139
Common stock issued for financing fees	-	-	-	-	-	-	-	-	-	-	-	-	92	$1	-	-	$2,122	-	-	-	$2,123
Deemed Dividend	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$2,071,047	$(2,071,047)	-	-	-
Fair value allocation of warrants issued with debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$1,561,528	-	-	-	$1,561,528
Sale of noncontrolling interest in Flyte, Inc.	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$100,000	-	$100,000
Shares issued as part of acquisition of consolidated subsidiaries	-	-	-	-	-	-	9,475	$9	-	-	-	-	52,807	$53	-	-	$14,072,253	-	-	-	$14,072,315
Shares issued for acquisition of marketable securities	-	-	-	-	-	-	-	-	-	-	-	-	2,508	$3	-	-	$16,254	-	-	-	$16,257
Common stock issued upon conversion of notes payable	200	-	-	-	-	-	1,642	$2	-	-	-	-	-	-	-	-	$1,110,102	-	-	-	$1,110,104
Shares issued for conversion of preferred to common	-	-	-	-	(835)	$(1)	-	-	-	-	-	-	8,350	$9	-	-	$(8)	-	-	-	-
Shares issued for exercise of warrants	-	-	-	-	-	-	-	-	-	-	-	-	367,870	$368	-	-	$1,632	-	-	-	$2,000
Shares issued for minority interest	-	-	-	-	-	-	134	-	-	-	23,000	$23	-	-	-	-	$939,477	-	$(100,000)	-	$839,500
Shares issued for settlement of liabilities	687	$1	-	-	-	-	640	$1	-	-	-	-	24,533	$26	-	-	$443,909	-	$135,611	-	$579,548
Stock based compensation in Creatd, Inc.	200	-	-	-	-	-	885	$1	-	-	14,812	$15	57,125	$56	-	-	$5,305,149	-	-	-	$5,305,221
Stock based compensation in consolidated subsidiaries	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$2,885,097	-	$2,885,097
Shares issued for prepaid services	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$185,437	-	-	-	$185,437
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$(688)	$(688)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$(8,054,471)	$(1,310,081)	-	$(9,364,552)
Balance, December 31, 2025	1,087	$1	450	$-	2,283	$2	17,280	$17	3,798	$4	37,812	$38	757,792	$759	(9)	$(78,456)	$266,973,016	$(262,926,318)	$5,317,261	$(298,405)	$8,987,919

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2025 and 2024

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock		Common Stock		Treasury stock		Additional Paid In	Accumulated	Non-Controlling	Comprehensive	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Income	(Deficit)
Balance, January 1, 2024	450	$-	-	$-	-	$-	-	$-	25,370	$25	(9)	$(78,456)	$191,456,411	$(217,655,876)	$852,206	$(174,143)	$(25,599,833)
Cash received for common stock	-	-	-	-	-	-	-	-	8,882	$9	-	-	$221,591	-	-	-	$221,600
Cash received for preferred stock	-	-	-	-	284	-	-	-	-	-	-	-	$210,000	-	-	-	$210,000
Common stock issued for financing fees	-	-	-	-	-	-	-	-	1,651	$2	-	-	$78,254	-	-	-	$78,256
Common stock issued upon conversion of notes payable	-	-	-	-	-	-	-	-	64,967	$65	-	-	$1,377,185	-	-	-	$1,377,250
Deemed Dividend	-	-	-	-	-	-	-	-	-	-	-	-	$33,017,888	$(33,017,888)	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$(123,574)	$(123,574)
Preferred stock issued upon conversion of notes payable	-	-	7,863	$8	692	$1	-	-	-	-	-	-	$3,589,002	-	-	-	$3,589,011
Shares issued for acquisition of consolidated subsidiary	-	-	-	-	-	-	-	-	1,750	$2	-	-	$108,998	-	-	-	$109,000
Shares issued for acquisition of marketable securities	-	-	-	-	-	-	-	-	3,904	$4	-	-	$67,637	-	-	-	$67,641
Shares issued for acquisition of minority interest	-	-	-	-	-	-	-	-	16,667	$17	-	-	$333,316	-	-	-	$333,333
Shares issued for conversion of preferred to common	-	-	(4,745)	$(5)	-	-	-	-	47,450	$47	-	-	$(42)	-	-	-	-
Shares issued for rounding in reverse stock split	-	-	-	-	-	-	-	-	178	-	-	-	$12,084	$(12,084)	-	-	-
Shares issued for settlement of accounts payable	-	-	-	-	975	$1	3,798	$4	40,406	$40	-	-	$4,225,037	-	-	-	$4,225,082
Stock based compensation in consolidated subsidiaries	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$5,309,487	-	$5,309,487
Stock based compensation in Creatd, Inc.	-	-	-	-	134	-	-	-	19,476	$19	-	-	$4,132,833	-	-	-	$4,132,852
Fair value allocation of warrants issued with debt	-	-	-	-	-	-	-	-	-	-	-	-	$356,796	-	-	-	$356,796
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	$(2,114,952)	$(2,555,059)	-	$(4,670,011)
Balance, December 31, 2024	450	$-	3,118	$3	2,085	$2	3,798	$4	230,701	$230	(9)	$(78,456)	$239,186,990	$(252,800,800)	$3,606,634	$(297,717)	$(10,383,110)

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

Consolidated Statement of Cash Flows — Recast for Discontinued Operations

For the Year Ended December 31, 2025

	FY 2025	FY 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	(5,130,026)	(4,670,011)
Loss from discontinued operations	(4,234,525)	-
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	504,732	66,081
Accretion of debt discount and issuance cost	415,094	2,120,640
Inducement expense	17,840	-
Stock-based compensation	8,190,246	9,442,717
Unrealized gain on marketable securities	(166,114)	-
Impairment of goodwill	226,613	-
Impairment of intangible assets	35,723	-
Change in fair value of derivative liabilities	992,731	(7,836,522)
Amortization of right of use asset	144,138	121,655
Settlement of liabilities	(3,749,308)	(3,726,317)
Non-controlling interest in consolidated subsidiary	-	2,555,059
(Gain) loss on extinguishment of debt	(729,304)	-
Changes in operating assets and liabilities:
Accounts receivable	(9,530)	2,000
Prepaid expenses	(332,021)	-
Deposits and other assets	10,164	-
Accounts payable and accrued liabilities	1,143,363	1,916,129
Deferred revenue	(89,942)	(119,087)
Operating lease liability	(1,231,335)	(303,415)
Net Cash Used In Operating Activities	(3,991,462)	(431,071)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment	(5,060)	-
Net Cash Used In Investing Activities	(5,060)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of warrant	2,000	-
Proceeds from issuance of notes payable	813,829	430,730
Repayment of notes payable	(580,915)	(339,277)
Repayment of convertible notes payable	(395,699)	(326,173)
Proceeds from issuance of convertible notes	2,212,778	300,000
Proceeds from issuance of common stock and warrants	276,140	221,600
Proceeds from issuance of preferred stock (Creatd)	1,901,000	210,000
Net Cash Provided By Financing Activities	4,229,133	496,880

Effect of exchange rate changes on cash	(688)	(123,574)

Net Change in Cash	231,923	(57,765)
Cash — Beginning of period	15,490	73,255
Cash — End of period	$247,413	$15,490

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for income taxes	-	-
Cash paid during the period for interest	67,806	61,829

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Warrants issued with debt	1,561,528	356,796
Shares issued with debt	2,123	78,256
Stock paid for acquisitions	14,072,315	109,000
Stock paid for marketable securities, net of rescission	16,257	67,641
Stock paid for minority investments	839,500	333,333
Common stock issued upon conversion of notes payable	1,110,104	1,377,250
Non-cash settlement of liabilities	579,548	-
Derivative liability at inception	1,329,072	-
Deemed dividend	(2,071,047)	33,017,888

The accompanying notes are an integral part of these consolidated financial statements.

Creatd, Inc.

December 31, 2025

Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

Creatd, Inc., formerly Jerrick Media Holdings, Inc. (the “Company” or “Creatd”), is a technology company focused on providing economic opportunities for creators, which it accomplishes through its three main business pillars: Vocal, OG Collection, Inc., and Corporate. Vocal delivers a robust long-form, digital publishing platform organized into highly engaged niche-communities capable of hosting all forms of rich media content. Through Creatd’s proprietary algorithm dynamics, Vocal enhances the visibility of content and maximizes viewership, providing advertisers access to target markets that most closely match their interests. OG Collection, Inc. leverages Creatd’s digital and physical media assets to develop and monetize intellectual property, including photography, film, and historical archives, often through publishing, licensing, and brand development. On March 9, 2026, the Company completed the divestiture of its air mobility business, including Fly Flyte, Inc. and related aviation entities. The results of operations, assets, and liabilities of the air mobility business are presented as discontinued operations in these consolidated financial statements. See Note 13 — Discontinued Operations and Note 16 — Subsequent Events.

The Company was originally incorporated under the laws of the State of Nevada on December 30, 1999, under the name LILM, Inc. The Company changed its name on December 3, 2013, to Great Plains Holdings, Inc. (“GTPH”) as part of its plan to diversify its business.

On February 5, 2016 (the “Closing Date”), GTPH, GPH Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of GTPH (“Merger Sub”), and Jerrick Ventures, Inc., a privately-held Nevada corporation headquartered in New Jersey (“Jerrick”), entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which the Merger Sub was merged with and into Jerrick, with Jerrick surviving as a wholly-owned subsidiary of GTPH (the “Merger”). GTPH acquired, pursuant to the Merger, all of the outstanding capital stock of Jerrick in exchange for issuing Jerrick’s shareholders (the “Jerrick Shareholders”), pro-rata, a total of 950 shares of GTPH’s common stock. In connection therewith, GTPH acquired 33,415 shares of Jerrick’s Series A Convertible Preferred Stock (the “Jerrick Series A Preferred”) and 8,064 shares of Series B Convertible Preferred Stock (the “Jerrick Series B Preferred”).

In connection with the Merger, on the Closing Date, GTPH and Kent Campbell entered into a Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Mr. Campbell purchased from GTPH (i) all of GTPH’s interest in Ashland Holdings, LLC, a Florida limited liability company, and (ii) all of GTPH’s interest in Lil Marc, Inc., a Utah corporation, in exchange for the cancellation of 79 shares of GTPH’s Common Stock held by Mr. Campbell. In addition, Mr. Campbell assumed all debts, obligations and liabilities of GTPH, including any existing prior to the Merger, pursuant to the terms and conditions of the Spin-Off Agreement.

Upon closing of the Merger on February 5, 2016, the Company changed its business plan to that of Jerrick.

Effective February 28, 2016, GTPH entered into an Agreement and Plan of Merger (the “Statutory Merger Agreement”) with Jerrick, pursuant to which GTPH became the parent company of Jerrick Ventures, LLC, a wholly-owned operating subsidiary of Jerrick (the “Statutory Merger”) and GTPH changed its name to Jerrick Media Holdings, Inc. to better reflect its new business strategy.

On June 26, 2017, the Company filed to form Abacus Pty Ltd, an Australian-based entity, as a wholly-owned subsidiary of the Company.

On September 9, 2020, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada to change its name to “Creatd, Inc.”, which became effective on September 10, 2020.

On September 16, 2021, the Company filed a Certificate of Incorporation with the State of Delaware to form OG Gallery, Inc, a wholly owned subsidiary of the Company.

On April 24, 2022, the Company filed a certificate of amendment with the Secretary of State of the State of Delaware to change the name of OG Gallery, Inc. to “OG Collection, Inc.”

On December 13, 2022, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc., a subsidiary of the Company (“OG”), 150,000 shares of common stock of OG for a purchase price of $750,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On January 11, 2023, the Company filed a membership agreement to form CEOBLOC, LLC a wholly owned subsidiary of the Company.

On February 1, 2023, an investor entered into a Subscription Agreement whereby it purchased from OG Collection, Inc, 50,000 shares of common stock of OG for a purchase price of $250,000, and, in connection therewith OG, the Company, and the Investor entered into a Shareholder Agreement.

On July 31, 2023, the Company filed a Certificate of Incorporation with the state of Nevada to form Vocal, Inc., a wholly owned subsidiary. Vocal’s assets, which had been developed directly under the Company since 2016, were reorganized into this new entity. This restructuring marked a significant step in the growth and evolution of Vocal, which began as part of the Company’s business strategy to create a digital publishing platform supporting creators.

On July 17, 2024, Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. Under this agreement, Creatd issued 829 shares of its common stock (CRTD) to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence.

On July 26, 2024, Creatd acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. The terms of the acquisition involved Creatd issuing 1,750 shares of common stock at a cost basis of $24.00 per share and 3,250 warrants with an exercise price of $24.00.

On August 1, 2024, Vocal, Inc. granted 48.72% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 1,084 shares of the Company’s common stock.

On October 21, 2024, Vocal, Inc. granted an additional 8.26% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE, LLC received 16,667 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 1,992 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

On February 27, 2025, the Company completed the acquisition of Flewber Global, Inc., a private on-demand aviation company, in an all-equity transaction. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc., which contains all operations; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC, which was dissolved after the acquisition. On August 11, 2025, Flewber Global, Inc. was dissolved, and Flewber Inc., which contained all the operational infrastructure, was renamed to Fly Flyte, Inc (“Flyte”). Both Ponderosa Air LLC and Fly Flyte Inc. subsequently became a direct subsidiary of Creatd, Inc. The total purchase price, measured as the fair value of the consideration transferred, was approximately $14.4 million and consisted of shares of the Company’s common stock, Series G Preferred Stock, warrants, and forgiveness of an intercompany note. The acquisition was accounted for as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations, and the results of Fly Flyte, Inc.’s operations have been included in the Company’s consolidated financial statements from the date of acquisition. Additional information about the transaction, including the purchase price allocation, is provided in Note 12 – Acquisitions.

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 4,500 shares of the Company’s common stock.

On June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in the entity Fly Flyte, Inc. for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Fly Flyte, Inc., which the Company plans to make the operating entity for the Hops side of Flyte’s operations. The agreement includes customary investor protections such as down-round anti-dilution rights, a right of first refusal on future financings for 12 months, reinvestment rights, and participation in a potential spin-off of Flyte Luxe. Additionally, the investor received flight credits as non-cash consideration. On September 16, 2025, the Company entered into a Conversion Agreement with said investor whereby they exchanged 10% ownership interest in the entity Fly Flyte, Inc., previously purchased for $100,000, into 134 shares of Preferred Series G. The 10% ownership interest in Fly Flyte, Inc. was returned to Creatd, Inc.

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation. The shares were issued as fully paid, non-assessable restricted common stock, duly authorized and validly issued. The 2020 Cirrus Design Corp. SF50 aircraft continues to be leased to the Company under the terms of the Exclusive Aircraft Dry Lease Agreement, with SEG Jets, LLC serving as the lessor.

On October 22, 2025, the Company’s common stock was approved to trade on the OTCQB Venture Market, a higher tier of the OTC Markets requiring current reporting and additional eligibility standards, from the OTCID Market (formerly known as the OTC Pink Market) where it had previously traded. The uplisting became effective on October 22, 2025.

On December 26, 2025, Vocal, Inc. issued an additional 21.73% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of Vocal. In connection with this issuance, 40,404 shares were issued with an aggregate fair value of approximately $78,010, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in Vocal, Inc. decreased from 41.73% to 20.00%.

On December 26, 2025, OG Collection, Inc. issued an additional 24.00% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of OG Collection. In connection with this issuance, 480,000 shares were issued with an aggregate fair value of approximately $57,600, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in OG Collection, Inc. decreased from 44.00% to 20.00%.

Note 2 – Significant Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the consolidated financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. The Company uses estimates in accounting for, among other items, derivatives, acquisitions, revenue recognition, allowance for credit losses, stock-based compensation, income tax provisions, and impairment of intangible assets.

Actual results could differ from those estimates.

Principles of consolidation

The Company consolidates all majority-owned subsidiaries in which the parent’s power to control exists.

As of December 31, 2025 and 2024, the Company’s consolidated subsidiaries and/or entities are as follows:

		Company Ownership Interest
Name of combined affiliate	State or other jurisdiction of incorporation or organization	December 31, 2025	December 31, 2024
Jerrick Ventures LLC	Delaware	100%	100%
Abacus Tech Pty Ltd	Australia	100%	100%
OG Collection, Inc.	Delaware	20%	44.00%
Vocal, Inc.	Nevada	20%	41.73%
S96 NYC, LLC	New York	100%	100%

All intercompany balances and transactions have been eliminated.

Although the Company holds a minority equity interest in Vocal, Inc. and OG Collection, Inc. (the “Subsidiaries”), it consolidates these entities in its audited financial statements based on its controlling financial interest.

Under ASC Topic 810, Consolidation, a reporting entity consolidates an entity when it has a controlling financial interest, which is typically evidenced by ownership of a majority voting interest or, in certain circumstances, through contractual or governance rights that provide control. The Company maintains control over the Subsidiaries through its rights to direct key operating, financial, and strategic decisions, including control over budgeting, business plans, and significant transactions.

The Company also provides ongoing financial support to the Subsidiaries, including funding of operations and working capital requirements, and the Subsidiaries are dependent on such support. While employees and other service providers hold a majority of the economic equity interests in the Subsidiaries through stock-based compensation arrangements, these interests do not provide substantive participating rights that would overcome the Company’s control.

Discontinued Operations

The Company reports the results of operations of a business as discontinued operations when a disposal represents a strategic shift that has, or will have, a major effect on the Company’s operations and financial results, in accordance with ASC 205-20, Presentation of Financial Statements — Discontinued Operations. The results of operations, assets, and liabilities of the Company’s air mobility business, which was divested on March 9, 2026, are presented as discontinued operations for all periods presented. Assets and liabilities of the discontinued operations are presented separately on the consolidated balance sheet, and the results of the discontinued operations are reported as a separate component of net loss on the consolidated statements of operations. See Note 13 — Discontinued Operations.

Fair Value of Financial Instruments

The fair value measurement disclosures are grouped into three levels based on valuation factors:

●	Level 1 – quoted prices in active markets for identical investments

●	Level 2 – other significant observable inputs (including quoted prices for similar investments and market corroborated inputs)

●	Level 3 – significant unobservable inputs (including Company assumptions in determining the fair value of investments)

The Company’s Level 1 assets/liabilities include cash, accounts receivable, accounts payable, and prepaid and other current assets. Management believes the estimated fair value of these accounts at December 31, 2025 and 2024 approximate their carrying value as reflected in the consolidated balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments.

The Company does not currently hold any Level 2 assets/liabilities.

The Company’s Level 3 assets/liabilities include goodwill, intangible assets, and derivative liabilities. Inputs to determine fair value are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined by using model-based techniques, including option pricing models and discounted cash flow models. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

The following tables provide a summary of the relevant assets and liabilities that are measured at fair value on a recurring basis:

	Fair Value Measurements as of
	December 31, 2025
	Total	Level 1	Level 2	Level 3
Assets:
Marketable securities	$251,983	$251,983	$-	$-
Total assets	$251,983	$251,983	$-	$-
Liabilities:
Derivative liabilities	$-	$-	$-	$1,668,038
Total liabilities	$-	$-	$-	$1,668,038

	Fair Value Measurements as of
	December 31, 2024
	Total	Level 1	Level 2	Level 3
Assets:
Marketable securities	$67,676	$67,676	$-	$-
Total assets	$67,676	$67,676	$-	$-

The Company’s marketable equity securities are publicly traded stocks measured at fair value using quoted prices for identical assets in active markets and classified as Level 1 within the fair value hierarchy. There have been no material changes to the Company’s fair value measurement techniques since December 31, 2024.

The following tables provide a summary of the relevant assets that are measured at fair value on a non-recurring basis:

	Fair Value Measurements as of
	December 31, 2025
	Total	Level 1	Level 2	Level 3
Assets:
Intangible assets	$28,043	$-	$-	$28,043
Goodwill	-	-	-	-
Total assets	$28,043	$-	$-	$28,043

	Fair Value Measurements as of
	December 31, 2024
	Total	Level 1	Level 2	Level 3
Assets:
Intangible assets	$103,550	$-	$-	$103,550
Goodwill	5,415	-	-	5,415
Total assets	$108,965	$-	$-	$108,965

Other accounting policies

In May 2021, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance intended to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. (ASU 2021-04), Derivatives and Hedging Contracts in Entity’s Own Equity (Topic 815). This guidance’s amendments provide measurement, recognition, and disclosure guidance for an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after modification or exchange. During the years ended December 31, 2025 and 2024, the Company recognized a deemed dividend of $2,071,047 and $30,946,827 from the modification of warrants, respectively.

The Company accounts for credit losses in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 326, Financial Instruments – Credit Losses. The Company recognizes an allowance for expected credit losses for financial assets measured at amortized cost, including trade receivables, based on historical experience, current conditions, and reasonable and supportable forecasts.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. ASU 2020-06 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. The adoption of the guidance did not have a material impact on the Company’s consolidated financial statements.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805), which aims to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in recognition and payment terms that affect subsequent revenue recognition. ASU 2021-08 is effective for the fiscal year beginning after December 15, 2022, including interim periods within that fiscal year. There was no material impact on the Company’s consolidated financial statements upon the adoption of this ASU.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) or Financial Claims Scheme (“FCS”) insurable limits. The Company has never experienced any losses related to these balances. The uninsured cash balance as of December 31, 2025 was zero. The Company does not believe it is exposed to significant credit risk on cash and cash equivalents.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company provides credit in the normal course of business. The Company maintains allowances for credit losses on factors surrounding the credit risk of specific customers, historical trends, and other information.

The Company operates in Australia and holds total assets of zero. It is reasonably possible that operations located outside an entity’s home country will be disrupted in the near term.

Property and Equipment

Property and equipment are recorded at cost, or at fair value at the date of acquisition for assets acquired through business acquisitions. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)
Computer equipment and software	3 - 5
Furniture and fixtures	5
Automobile	5

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Goodwill

Goodwill is not amortized but is subject to periodic testing for impairment in accordance with ASC and ASC Topic 350 “Intangibles – Goodwill and Other – Testing Indefinite-Lived Intangible Assets for Impairment” (“ASC Topic 350”). The Company tests goodwill for impairment on an annual basis as of the last day of the Company’s fiscal year or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company uses an income-based approach to determine the fair value of the reporting units. This approach uses a discounted cash flow methodology and the ability of the reporting units to generate cash flows as measures of fair value of the reporting units.

Goodwill of $7,818,805 associated with the Company’s air mobility business is included within assets of discontinued operations as of December 31, 2025 (see Note 13 — Discontinued Operations). As of December 31, 2025 and 2024, goodwill attributable to continuing operations was $0 and $5,415, respectively. During the years ended December 31, 2025 and 2024, the Company recorded an impairment charge within continuing operations of $3,034 and $0, respectively; an additional impairment charge of $223,579 related to the air mobility business is included within loss from discontinued operations.

Impairment of Long-lived Assets Including Acquired Intangible Assets

The Company evaluates the recoverability of property and equipment and acquired finite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. The evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate from the use and eventual disposition. During the years ended December 31, 2025 and 2024, the Company recorded $35,723 and $0, respectively, in charges for impairment on intangible assets.

Acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets. The Company routinely reviews the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If the Company changes the estimated useful life assumption for any asset, the remaining unamortized balance is amortized or depreciated over the revised estimated useful life. As of December 31, 2025 and 2024, the Company has $28,043 and $103,550, respectively, in net intangible assets on its consolidated balance sheets. Amortization expense was $39,873 and $0 for the years ended December 31 2025 and 2024, respectively, recorded under general and administrative expenses on the consolidated statements of operations.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Foreign Currency

Foreign currency denominated assets and liabilities are translated into U.S. dollars using the exchange rates in effect at the consolidated balance sheet dates. Results of operations and cash flows are translated using the average exchange rates throughout the periods. The effect of exchange rate fluctuations on the translation of assets and liabilities is included as a component of stockholders’ deficit in accumulated other comprehensive loss. Gains and losses from foreign currency transactions, which are included in operating expenses, have not been significant in any period presented.

Derivative Liability

The Company evaluates its debt and equity issuances to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB ASC. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the date of conversion or exercise or cancellation and then the related fair value is reclassified to equity. Upon extinguishment or cancellation of a derivative instrument, any difference between the fair value and the settlement amount is recognized as a gain or loss under change in derivative liability on the consolidated statements of operations.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the consolidated balance sheet dates.

The Company adopted Section 815-40-15 of the FASB ASC (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a Monte Carlo simulation model for the make whole feature in the Company’s outstanding convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each consolidated balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as cost of revenue.

Revenue Recognition

Under ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company determines revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price. The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mile basis) and cash prizes offered to Challenge winners;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, the Company satisfies a performance obligation.

Revenue disaggregated by revenue source for the years ended December 31, 2025 and 2024 consists of the following:

	Year Ended
	December 31,
	2025	2024
Agency (Managed Services & Branded Content)	$483,550	$714,548
Platform (Creator Subscriptions)	569,901	736,567
Other Revenue	225,543	47,759
	$1,278,994	$1,498,874

The Company utilizes the output method to measure the results achieved and value transferred to a customer over time. Timing of revenue recognition for the years ended December 31, 2025 and 2024 consists of the following:

	Year Ended
	December 31,
	2025	2024
Products and services transferred over time	$1,207,251	$1,451,151
Products transferred at a point in time	71,743	47,723
	$1,278,994	$1,498,874

Customer and Sales Concentrations

The Company’s revenue stream may be dependent on a limited number of key customers. A loss of any significant customer, a decline in demand from such customers, or a deterioration in their financial condition could negatively impact the Company’s future revenues and profitability.

During the year ended December 31, 2025, one customer represented 38.58% of total revenue from continuing operations and 99.27% of Agency revenue.

Agency Revenue

Managed Services

The Company provides Studio/Agency Service offerings to business-to-business (“B2B”) and business-to-consumer (“B2C”) product and service brands which encompasses a full range of digital marketing and e-commerce solutions. The Company’s services include the setup and ongoing management of clients’ websites, Amazon and Shopify storefronts and listings, social media pages, search engine marketing, and other various tools and sales channels utilized by e-commerce sellers for sales and growth optimization. Contracts are broken into three categories: Partners, Monthly Services, and Projects. Contract amounts for Partner and Monthly Services clients range from approximately $5,000-$45,000 per month while Project amounts vary depending on the scope of work. Partner and Monthly clients are billed monthly for the work completed within that month. Revenue is recognized over time as service obligations and milestones in the contract are met.

Branded Content

Branded content represents the revenue recognized from the Company’s obligation to create and publish branded articles and/or branded challenges for clients on the Vocal platform and promote said stories, tracking engagement for the client. In the case of branded articles, the performance obligation is satisfied when the Company successfully publishes the articles on its platform and meets any required promotional milestones as per the contract. In the case of branded challenges, the performance obligation is satisfied when the Company successfully closes the challenge and winners have been announced. The Company utilizes the completed contract method when revenue is recognized over time as the services are performed and any required milestones are met. Certain contracts contain separate milestones whereas the Company separates its performance obligations and utilizes the stand-alone selling price method and residual method to determine the estimate of the allocation of the transaction price.

Below are the significant components of a typical agreement pertaining to branded content revenue:

●	The Company collects fixed fees ranging from $5,000 to $60,000 per month, with branded challenges ranging from $10,000 to $25,000 and branded articles ranging from $2,500 to $10,000 per article.

●	Branded articles are created and published, and challenges are completed, within three months of the signed agreement, or as previously negotiated with the client.

●	Branded articles and challenges are promoted per the contract and engagement reports are provided to the client.

Platform Revenue

Creator Subscriptions

Vocal+ is a premium subscription offering for Vocal creators. In addition to joining for free, Vocal creators now have the option to sign up for a Vocal+ membership for either $9.99 monthly or $99 annually, though these amounts are subject to promotional discounts and free trials. Vocal+ subscribers receive access to value-added features such as increased rate of cost per mille (thousand) (“CPM”) monetization, a decreased minimum withdrawal threshold, a discount on platform processing fees, member badges for their profiles, access to exclusive Vocal+ Challenges, and early access to new Vocal features. Subscription revenues stem from both monthly and annual subscriptions, the latter of which is amortized over a twelve-month period. Any customer payments received are recognized over the subscription period, with any payments received in advance being deferred until they are earned. Any discounts are run as coupon codes applied at the time of transaction and accounted for as a reduction in gross revenue.

The transaction price for any given subscriber could decrease based on any payments made to that subscriber. A subscriber may be eligible for payment through one or more of the monetization features offered to Vocal creators, including earnings through reads (on a cost per mille basis) and cash prizes offered to Challenge winners. Potential revenue offset is calculated by reviewing a subscriber’s earnings in conjunction with payments made by the subscriber on a monthly and/or annual basis.

Discounts and promotions are treated as reductions to gross revenue. Refunds or pricing adjustments are reflected in the period in which they occur.

Deferred Revenue

Deferred revenue consists of billings and payments received from clients in advance of revenue recognition. The Company has two types of deferred revenue: (i) subscription revenue, where revenue is recognized ratably over the subscription period, and (ii) contract liabilities, where revenue is recognized when the related performance obligation is satisfied.

For subscription revenue, the Company expects to recognize the deferred revenue within the next twelve months, over the life of the subscription. For contract liabilities, the Company will recognize the deferred revenue at the point in time the related service is performed, which can vary depending on the nature of the contract but is generally expected to occur within one year.

As of December 31, 2025 and 2024, the Company had deferred revenue of $118,862 and $146,950, respectively. Changes in the balance of deferred revenue for the periods presented are as follows:

Deferred Revenue
Balance as of December 31, 2023	$266,037
Billings for the period	1,379,787
Revenue recognized	(1,498,874)
Balance as of December 31, 2024	146,950
Billings for the period	1,250,906
Revenue recognized	(1,278,994)
Balance as of December 31, 2025	$118,862

Accounts Receivable and Allowances

Accounts receivable are recorded and carried when the Company has performed the work in accordance with managed services, project, partner, consulting and branded content agreements. For example, the Company bills a branded content client and records the receivable once milestones are reached that are set in the agreement. The Company makes estimates for the allowance for doubtful accounts and allowance for unbilled receivables based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, and other factors that may affect its ability to collect from customers.

The Company adheres to the provisions of ASC 326, Financial Instruments – Credit Losses, which requires the measurement of credit losses based on an expected loss model, known as the Current Expected Credit Losses (“CECL”) model. The CECL model replaces the incurred loss methodology and requires the Company to estimate credit losses over the life of its receivables, considering historical data, current conditions, and reasonable and supportable forecasts.

During the years ended December 31, 2025 and 2024, the Company recorded $0 as a credit loss.

Advertising Costs

Advertising costs are expensed as incurred, in accordance with ASC 720-35, “Advertising Costs.” These costs are recognized as operating expenses in the period in which they are incurred and are classified within general and administrative expenses in the consolidated statements of operations.

The Company does not capitalize direct-response advertising costs, as they do not meet the criteria for deferral under ASC 720-35-25-1.

The Company recognized $518,594 and $274,039 in marketing and advertising costs during the years ended December 31 2025 and 2024, respectively.

Stock-Based Compensation

The Company recognizes compensation expense for all equity–based payments granted in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation over the requisite service period of the award. The Company has a relatively low forfeiture rate of stock-based compensation and forfeitures are recognized as they occur.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and forfeitures are recognized as they occur. Expected volatility is derived from the Company’s historical data over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. Forfeitures are recognized as they occur.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. The Company issues awards of equity instruments, such as stock options and restricted stock units, to employees and certain non-employee directors. Compensation expense related to these awards is based on the fair value of the underlying stock on the award date and is amortized over the service period, defined as the vesting period. The vesting period is generally one to three years. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock units. Compensation expense is reduced for actual forfeitures as they occur.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. For the years ended December 31, 2025 and 2024, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The Company had the following common stock equivalents at December 31, 2025 and 2024:

	December 31,
	2025	2024
Series A preferred	10,870	-
Series E preferred	11	23
Series F preferred	114,150	31,180
Series G preferred	1,296,000	78,188
Series H preferred	73,891	73,891
Series I preferred	378,120	-
Options	569,922	103,679
Warrants	2,401,378	1,310,343
Convertible notes	276,597	14,808
Totals	4,181,859	1,612,112

Segment Reporting

The Company operates in two reportable segments: Vocal and OG Collection. Following the divestiture of the Company’s air mobility business, the Air Mobility segment is presented as discontinued operations for all periods presented (see Note 13 — Discontinued Operations). The Company’s segments are determined based on the economic characteristics of its products and services, the internal organizational structure, and the manner in which operations are managed. Segment determinations are also based on the information regularly reviewed by the Company’s Chief Operating Decision Maker (“CODM”), who evaluates segment performance primarily using measures such as revenue, gross margin, operating profit, and platform engagement metrics.

The Company discloses segment information in accordance with ASC Topic 280, Segment Reporting, including the identification of reportable segments and the presentation of measures of segment profit or loss that are regularly reviewed by the CODM. With the adoption of ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, the Company now provides enhanced disclosures of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment performance. The amended guidance also requires disclosure of the CODM’s role and expands required interim segment disclosures.

The Company adopted ASU 2023-07 as of January 1, 2024. The adoption did not have a material impact on the Company’s consolidated financial statements; however, it resulted in expanded qualitative and quantitative disclosures regarding the Company’s segment results and significant segment expenses.

Recently Adopted Accounting Guidance

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 aims to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 requires disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss. The update also requires disclosure regarding the CODM and expands the interim segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of ASU 2023-07 did not have a material impact on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances income tax disclosure requirements by:

●	Standardizing and disaggregating rate reconciliation categories.

●	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

Recently Issued Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03 – Income Statement—Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses, which enhances expense disclosure requirements by:

●	Requiring tabular disclosure of certain natural expense categories—such as employee compensation, depreciation, amortization, and inventory purchases—within relevant income statement line items.

●	Requiring qualitative descriptions of any remaining expenses included within those line items that are not separately disclosed.

●	Requiring annual disclosure of total selling expenses and the Company’s definition of selling expenses, where applicable.

This ASU is effective for annual periods beginning after December 15, 2026, and for interim periods within annual periods beginning after December 15, 2027. Early adoption is permitted.

The Company is currently evaluating the impact of ASU 2024-03 on its expense disclosures and related reporting requirements.

In November 2024, the FASB issued ASU 2024-04 – Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the accounting for inducements offered to holders of convertible debt. The amendments:

●	Require application of the “pre-existing contract” approach when determining whether a transaction qualifies as an induced conversion.

●	Clarify that induced conversion accounting may apply whether settlement is in cash or equity, provided the original conversion terms are preserved.

●	Provide guidance for evaluating inducements when the underlying convertible debt was modified or exchanged within the prior 12 months.

This ASU is effective for annual periods beginning after December 15, 2025, and for interim periods within those annual periods. Early adoption is permitted.

The Company is currently assessing the applicability and potential impact of ASU 2024-04.

ASU 2025-01 – Clarifying the Effective Date of ASU 2024-03

In January 2025, the FASB issued ASU 2025-01 – Income Statement—Reporting Comprehensive Income (Topic 220): Clarifying the Effective Date, which clarifies the effective date provisions of ASU 2024-03 for all public business entities. The amendments confirm that the guidance in ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim periods within annual periods beginning after December 15, 2027.

Early adoption remains permitted.

The Company is evaluating the impact of ASU 2025-01 in conjunction with its assessment of ASU 2024-03.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Revision of Previously Issued Consolidated Financial Statements

During the preparation of the Company’s consolidated financial statements for the year ended December 31, 2025, management identified certain errors in stockholders’ equity (deficit) of its previously issued unaudited condensed consolidated financial statements as of September 30, 2025 within the Company’s third quarter 2025 Quarterly Report.

The Company assessed the materiality of the errors on the prior period condensed consolidated financial statements and concluded they were not material to the prior interim period. The Company corrected these errors by revising its unaudited interim financial information for the nine months ended September 30, 2025 to correct for the impact of such errors. These errors are related to (i) the reporting of the par value of Stock in Subsidiaries: Vocal, Inc. Preferred stock, $0.001 par value, (ii) the reporting of the par value of Stock in Subsidiaries: OG Collection, Inc. Preferred stock, $0.001 par value, and (iii) the reporting of the value of non-controlling interest in consolidated subsidiaries.

These revisions had no impact on total assets, total liabilities, total stockholders’ deficit, or the Company’s previously reported net loss for the period as of and for the three and nine months ended September 30, 2025. The revisions have been reflected in the accompanying consolidated financial statements.

The following table summarizes the effects these corrections had on the Company’s unaudited condensed consolidated statement of changes in stockholders’ equity (deficit) by financial statement line item:

	As of September 30, 2025
	As Reported	Adjustment	As Revised

Stock in Subsidiaries: Vocal, Inc. Preferred stock, $0.001 par value	$178	$(178)	$-
Stock in Subsidiaries: OG Collection, Inc. Preferred stock, $0.001 par value	200	(200)	-
Non-Controlling Interest	5,541,786	378	5,542,164
Total Stockholders’ (Deficit)	9,048,046	-	9,048,046

Note 3 – Going Concern

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements as of December 31, 2025 the Company had an accumulated deficit of $262,926,318, a net loss of $9,364,552 and net cash used in operating activities of approximately $3,991,462 for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering of its debt or equity securities, there can be no assurance that it will be able to do so on reasonable terms, or at all. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment stated at cost, less accumulated depreciation, consisted of the following at:

	December 31, 2025	December 31, 2024
Computer Equipment	$471,457	$466,397
Furniture and Fixtures	184,524	184,524
Leasehold Improvements	-	47,616
	655,981	698,537
Less: Accumulated Depreciation	(649,805)	(680,475)
	$6,176	$18,062

Depreciation expense was $18,548 and $66,081 for the years ended December 31, 2025 and 2024, respectively.

Note 5 - Intangible Assets

Intangibles consisted of the following at December 31, 2025 and December 31, 2024, respectively:

Type	December 31, 2025	December 31, 2024	Estimated Useful Lives (Years)
Tradenames/trademarks	$59,254	$59,254	15
Customer relationships	1,076,401	1,082,813	5 to 15
Knowhow	26,502	43,600	5 to 15
Websites and apps	31,387	43,600	3 to 5
Less: accumulated amortization	(1,165,501)	(1,125,717)
Intangibles – net	$28,043	$103,550

Amortization expense for the year ended December 31, 2025 and 2024 was $39,873 and $0, respectively. Impairment expense for the year ended December 31, 2025 and 2024 was $35,723 and $0, respectively.

Note 6 – Notes Payable

Notes payable as of December 31, 2025 and 2024 is as follows:

	Outstanding Principal as of December 31, 2025	Outstanding Principal as of December 31, 2024	Interest Rate (%)	Original Maturity Date
The April 2020 PPP Loan Agreement	$-	$198,577	1%	April 2022
The Second September 2022 Loan Agreement	-	408,625	-	August 2023
The April 20 2023 Loan Agreement	31,213	41,213	-	June 2026
The April 5, 2024 Loan Agreement	-	56,250	-	February 2025
The May 3, 2024 Loan Agreement	-	48,489	-	May 2025
The May 31, 2024 Loan Agreement*	55,000	57,000	15	May 2025
The August 20, 2024 Loan Agreement	-	14,645	-	February 2025
The October 18, 2024 Loan Agreement	-	21,586	-	April 2026
The December 30, 2024 Loan Agreement	23,965	117,615	20	February 2026
The June 1, 2025 Loan Agreement	81	-	-	December 2026
The July 23, 2025 Loan Agreement	358	-	-	January 2027
The October 1, 2025 Loan Agreement	18,677	-	-	April 2027
	129,294	964,000
Less: Debt Discount	(8,164)	(16,000)
Total Debt	121,130	948,000
Less: Current Debt	(106,819)	(926,414)
Total Long Term Debt	$14,311	$21,586

*	In default as of December 31, 2025

The April 2020 PPP Loan Agreement

On April 30, 2020, the Company was granted a loan with a principal amount of $282,432 (the “Loan”), pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. The Loan, which was in the form of a Note dated April 30, 2020, matures on April 30, 2022, and bears interest at a fixed rate of 1.00% per annum, payable monthly commencing on October 30, 2020. The Note may be prepaid by the Company at any time prior to maturity without payment of any premium. Funds from the Loan may only be used to retain workers and maintain payroll or make mortgage payments, lease payments and utility payments.

On July 1, 2025, the SBA forgave the amount due, including interest and penalties, and refunded the Company $86,130 in payments already made. The SBA also furnished the Company with a Zero Balance letter, resulting in a $198,577 gain on settlement of debt.

As of December 31, 2025, this note is no longer outstanding.

The Second September 2022 Loan Agreement

On September 22, 2022, the Company entered into a loan agreement (the “Second September 2022 Loan Agreement”) with a lender (the “First September 2022 Lender”), whereby the Second September 2022 Lender issued the Company a promissory note of $876,000 (the “Second September 2022 Note”). The Company received cash proceeds of $272,614 and rolled the remaining $303,386 of principal from the First May 2022 Loan Agreement. Pursuant to the Second September 2022 Loan Agreement, the Second September 2022 Note has a flat interest fee of $321,637, for an effective interest rate of 100%. The maturity date of the Second September 2022 Note was May 5, 2023 (the “Second September 2022 Maturity Date”). The Company is required to make weekly payments of $27,375. The Second September 2022 Note is secured by officers of the Company. On June 23, 2023, the Company and the Second September 2022 Lender executed an agreement amending the payment terms and extending the Second September 2022 Maturity Date to December 31, 2023.

On June 13, 2025, the Company entered into a Settlement Agreement with the Second September 2022 Lender, whereby the Company agreed to make a payment of $2,500 by June 13, 2025, and two subsequent payments of $25,000 to close out the remaining note.

On July 9, 2025, the Company amended the Settlement Agreement with the Second September 2022 Lender, whereby the Second September 2022 Lender agreed to a payment of $40,000 and forgive the remainder of the note.

During the year ended December 31, 2025, the Company paid $65,000 towards this note and recorded a gain on settlement of debt of $343,625.

As of December 31, 2025, this note is no longer outstanding.

The April 20 2023 Loan Agreement

On April 20, 2023, the Company entered into a loan agreement (the “April 2023 Loan Agreement”) with Arthur Rosen, who would subsequently, in August 2025, be named a director of the Company (the “April 2023 Lender”), whereby Mr. Rosen issued the Company a promissory note of $130,000 (the “April 2023 Note”). Pursuant to the April 2023 Loan Agreement, the April 2023 Note has an effective interest rate of 18%. The maturity date of the April 2023 Note was April 26, 2023 (the “April 2023 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the April 2023 Loan Agreement were due.

In May 2024, Mr. Rosen agreed to extend the maturity date of the April 2023 Note until December 28, 2024 in exchange for warrants to purchase 3,778 shares of the Company’s common stock at an exercise price of $35.00, together valued at $177,560.

The May 2024 modification of the note was accounted for as a debt modification under ASC 470-50, with no gain or loss recognized and the carrying amount of the note unchanged. The fair value of the warrants issued ($177,560) was recorded as an additional debt discount. The full amount of this debt discount was amortized during the year ended December 31, 2024, which is included within Accretion of debt discount and issuance cost on the Consolidated Statements of Operations.

On December 30, 2024, the Lender agreed to extend the maturity date of the April 2023 Note until March 31, 2025. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On July 8, 2025, the Lender agreed to extend the maturity date of the April 2023 Note to December 31, 2025. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On December 30, 2025, the Lender agreed to extend the maturity date of the April 2023 Note to June 30, 2026. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

As of December 31, 2025 and 2024, the Loan had a principal balance of $31,213 and $41,213 respectively and interest balance of $3,024 and $7,521, respectively. During the years ended December 31, 2025 and 2024, the note accrued $5,503 and $7,521 in interest, respectively.

During the year ended December 31, 2025, the Company paid $10,000 in principal and $10,000 in interest towards the note.

As of December 31, 2025, this note is outstanding.

The April 5th, 2024 Loan Agreement

On April 5, 2024, the Company entered into a promissory note agreement (the “April 5 Loan Agreement”) with a lender (“April 5 lender”), whereby the April 5 lender issued the Company a promissory note of $56,250 (the “April 5 Note”). The original maturity date of the April 5 Note is February 15, 2025. This note has a flat interest fee of 15%.

The Company recorded a $11,250 debt discount relating to an original issue discount and debt issuance costs of $5,000, both of which were amortized across the life of the note. In 2025 and 2024, the Company recorded $2,366 and $13,884 in accretion of debt discount and issuance cost, respectively. The debt discount was fully amortized as of December 31, 2025.

On December 4, 2024, the Lender agreed to extend the note’s maturity date to March 31, 2025.

As of December 31, 2024, the Loan had a principal balance of $56,250 and an interest balance of $7,209. During the year ended December 31, 2025 and 2024, the note accrued $1,228 and $7,209 in interest, respectively.

On August 14, 2025, the Lender and the Company reached a Settlement Agreement, whereby the Lender agreed to accept $60,000 to satisfy all remaining principal, interest and penalties due. The Company paid this settlement amount on August 14, 2025, resulting in a gain on settlement of debt of $4,687.

As of December 31, 2025, this note is no longer outstanding.

The May 3rd, 2024 Loan Agreement

On May 3, 2024, the Company entered into a promissory note agreement (the “May 3 Loan Agreement”) with a lender (“May 3 lender”), whereby the May 3 lender issued the Company a convertible promissory note of $60,000 (the “May 3rd Note”). This note does not accrue interest. The May 3 Note has a maturity date of May 3, 2025.

The Company recorded a $24,600 debt discount relating to an original issue discount and debt issuance costs of $2,400, both of which were amortized across the life of the note. In 2025 and 2024, the Company recorded $9,099 and $17,901 in accretion of debt discount and issuance cost, respectively. The debt discount was fully amortized as of December 31, 2025.

During the years ended December 31, 2025 and 2024, the Company paid $40,800 and $38,511 in principal towards this note.

On July 7, 2025, the Company and the May 3 Lender agreed to settle the note with a $11,000 cash payment against the balance and forgave the remainder of the balance, resulting in a gain on settlement of debt of $7,689.

As of December 31, 2025, this note is no longer outstanding.

The May 31, 2024 Loan Agreement

On May 31, 2024, the Company entered into a promissory note agreement (the “May 31 Loan Agreement”) with a lender (the “May 31 Lender”) whereby the May 31 Lender issued the Company a promissory note in the amount of $60,000. The Maturity Date of the note is May 31, 2025. The principal of the note shall be due and payable in full on the Maturity Date.

This note has a flat interest fee of 15%.

The Company recorded debt issuance costs of $1,800 for an original issue discount, amortized over the life of the note. During the years ended 2025 and 2024, the company recorded $745 and $1,055 in accretion of debt discount and issuance cost, respectively. The debt discount has been fully amortized as of December 31, 2025.

During the years ended December 31, 2025 and 2024, the note accrued $6,166 and $5,101 in interest, respectively.

During the years ended December 31, 2025 and 2024, the Company paid $2,000 and $3,000 in principal towards this note.

As of December 31, 2025, this note is in default. Subsequent to December 31, 2025, the Company entered into a Settlement Agreement with the Lender. See Note 16 - Subsequent Events.

The August 20th, 2024 Loan Agreement

On August 20, 2024, the Company entered into a loan agreement (the “August 20 Loan Agreement”) with a lender (the “August 20 Lender”), whereby the August 20 Lender issued the Company a promissory note of $15,415 (the “August 20 Note”). The estimated term of the August 20 Note was approximately 181 days, or February 17, 2025, based on the Lender’s projection of daily collections at 10% of the Company’s receivables until the total payment amount was satisfied. Although payments continued beyond the estimated 181-day period, the note remained in good standing, all payment obligations were satisfied, and the note did not go into default.

The Company recorded a $1,615 debt discount relating to an original issue discount amortized across the life of the note. During the years ended 2025 and 2024, the Company recorded $428 and $1,187 in accretion of debt discount and issuance costs, respectively. The debt discount was fully amortized as of December 31, 2025.

During the years ended December 31, 2025 and 2024, the Company repaid $14,645 and $770, respectively, towards the balance of this note, and the note is paid in full.

As of December 31, 2025, this note is no longer outstanding.

The October 18, 2024 Loan Agreement

On October 18, 2024, the Company entered into a loan agreement (the “October 18 Loan Agreement”) with a lender (the “October 18 Lender”), whereby the October 18 Lender issued the Company a promissory note of $43,041 (the “October 18 Note”). The maturity date of the October 18 Note is April 18, 2025 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $4,782. The note does not accrue interest.

The Company recorded a $3,841 debt discount relating to an original issue discount, amortized across the life of the note. During the years 2025 and 2024, the Company recorded $3,364 and $477 in accretion of debt discount and issuance costs, respectively. The debt discount was fully amortized as of December 31, 2025.

During the years ended December 31, 2025 and 2024, the Company repaid $21,586 and $21,455 in principal towards this note, and the note is paid in full.

As of December 31, 2025, this note is no longer outstanding.

The December 30, 2024 Loan Agreement

On December 30, 2024, the Company entered into a Loan Agreement with CEO Jeremy Frommer, where the Company consolidated the outstanding notes with Mr. Frommer (the February 22 Loan Agreement, the March 26 Loan Agreement, and the June 13 Loan Agreement). The Company issued the promissory note with a principal amount of $117,615, the sum of the balances of the three consolidated notes. The note has a maturity date of February 28, 2026.

The Company accrues interest at the rate of 20% per annum on the outstanding balance of the note. During the years ended December 31, 2025 and 2024, this note accrued $13,943 and $64 of interest, respectively.

On March 30, 2025, the Lender agreed to extend the maturity date of the December 30, 2024 Note until February 28, 2026.

During the year ended December 31, 2025, the Company paid $93,649 in principal and $14,007 in interest towards the note.

As of December 31, 2025, this note is outstanding.

The June 1, 2025 Loan Agreement

On June 1, 2025, the Company entered into a loan agreement (the “June 1, 2025 Loan Agreement”) with a lender (the “June 1, 2025 Lender”), whereby the June 1, 2025 Lender issued the Company a promissory note of $44,871 (the “June 1, 2025 Note”). The maturity date of the June 1, 2025 Note is December 1, 2026 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $4,986. The note does not accrue interest.

The Company recorded debt issuance costs of $4,771, which is being amortized over the life of the note. In the year ended December 31, 2025, the Company amortized $1,331 of this discount, which was recorded under Accretion of debt discount and issuance cost on the consolidated statements of operations. As of December 31, 2025, the discount balance is $3,440.

During the year ended December 31, 2025, the Company repaid $44,790 towards the principal of this note.

As of December 31, 2025, there is $81 in principal remaining on this note.

The First June 4, 2025 Loan Agreement

On June 4, 2025, the Company entered into a loan agreement (the “First June 4, 2025 Loan Agreement”) with a lender (the “First June 4, 2025 Lender”) whereby the First June 4, 2025 Lender issued the Company a promissory note of $12,500 (the “First June 4, 2025 Notes”). The note had a maturity date of June 30, 2025.

As additional consideration, the First June 4, 2025 Lender was issued 37,500 5-year warrants to purchase the Company’s common stock at an exercise price of $1.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,477 to the debt instrument (52%) and $6,023 to the warrants (48%). The Company recorded a $6,023 debt discount over the life of the note. As of December 31, 2025 the discount has been fully amortized.

During the year ended December 31, 2025, the Company repaid $12,500 towards the principal of this note and satisfied the balance.

As of December 31, 2025, this note is no longer outstanding.

The Second June 4, 2025 Loan Agreement

On June 4, 2025, the Company entered into a loan agreement (the “First June 4, 2025 Loan Agreement”) with Jeremy Frommer, whereby Mr. Frommer issued the Company a promissory note of $12,500 (the “First June 4, 2025 Notes”). The note has a maturity date of June 30, 2025.

As additional consideration, Mr. Frommer was issued 1,875 5-year warrants to purchase the Company’s common stock at an exercise price of $20.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,477 to the debt instrument (52%) and $6,023 to the warrants (48%). The Company recorded a $6,023 debt discount over the life of the note. As of December 31, 2025 the discount has been fully amortized.

During the year ended December 31, 2025, the Company repaid $12,500 towards the principal of this note and satisfied the balance.

As of December 31, 2025, this note is no longer outstanding.

The June 13, 2025 Loan Agreement

On June 13, 2025, the Company entered into a loan agreement (the “June 13, 2025 Loan Agreement”) with a lender (the “June 13, 2025 Lender”) whereby the June 13, 2025 Lender issued the Company a promissory note of $100,000 (the “June 13, 2025 Note”). The note has a maturity date of February 15, 2026, and has repayment rights upon the return of the security deposit of a leased aircraft by the Company or any sale of Fly Flyte, Inc. or Ponderosa Air LLC or its assets.

As additional consideration for the issuance of the promissory note, the Company granted the lender seven complimentary Hops flights on the Company’s aircraft, with a total fair value of $7,805 ($1,115 per flight). The flights are redeemable at the lender’s discretion and are recorded as a flight obligation liability until redeemed under accounts payable and accrued liabilities on the consolidated balance sheet. The full value was recognized as interest expense upon issuance of the note.

On September 18, 2025, the Lender agreed to convert the remaining principal balance due on the Note of $100,000 to 134 shares of Series G Preferred Stock.

As of December 31, 2025, the note is no longer outstanding.

The July 23, 2025 Loan Agreement

On July 23, 2025, the Company entered into a loan agreement (the “July 23, 2025 Loan Agreement”) with a lender (the “July 23, 2025 Lender”) whereby the July 23, 2025 Lender issued the Company a promissory note of $7,827. The maturity date of the July 23, 2025 Note is January 23, 2027 (the “Maturity Date”). The note does not accrue interest.

The Company recorded a debt discount of $1,027, which is being amortized over the life of the note. During the year ended December 31, 2025, the company recorded $392 in accretion of debt discount cost. As of December 31, 2025, the debt discount balance is $634.

During the year ended December 31, 2025, the Company repaid $7,469 towards the principal of this note.

As of December 31, 2025, this note is outstanding.

The October 1, 2025 Loan Agreement

On October 1, 2025, the Company entered into a loan agreement (the “October 1, 2025 Loan Agreement”) with a lender, (the “October 1, 2025 Lender”) whereby the October 1, 2025 Lender issued the Company a promissory note of $43,758. The maturity date of the October 1, 2025 Loan Agreement is April 2, 2027 (the “Maturity Date”). The Company is required to make a minimum payment every 60 days of $4,862. The note does not accrue interest.

The Company recorded a debt discount of $4,862. The debt discount is being accreted over the life of the note. During the year ended December 31, 2025, the company recorded $772 in accretion debt discount issuance cost. As of December 31, 2025, the discount balance is $4,090.

During the year ended December 31, 2025, the Company repaid $25,081 towards the principal of this note.

As of December 31, 2025, this note is outstanding.

The October 21, 2025 Loan Agreement

On October 21, 2025, the Company entered into a loan agreement (the “October 21, 2025 Loan Agreement”) with Jeremy Frommer, whereby Mr. Frommer issued the company a promissory note of $14,000. The note has a maturity date of December 31, 2025. In addition, the company recorded a $12,069 debt discount associated with the issuance of warrants, which is being amortized over the life of the note.

As additional consideration, Mr. Frommer was issued 17,500 5-year warrants to purchase the Company’s common stock at an exercise price of $20.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $1,931 to the debt instrument (14%) and $12,069 to the warrants (86%).

On October 30, 2025, the Company repaid $14,000 towards the principal of this note and satisfied the balance, at which the debt discount was fully amortized.

As of December 31, 2025, this note is no longer outstanding.

The October 30, 2025 Loan Agreement

On October 30, 2025, the Company entered into a short-term bridge loan agreement (the “October 30, 2025 Loan Agreement”) with a lender, (the “October 30, 2025 Lender”) whereby the October 30, 2025 Lender issued the Company a promissory note of $97,995, prior to the closing of the Uplist Financing. Upon closing of the first tranche of the Uplisting Financing (the “First Tranche of Uplist Financing”), the Company paid $97,995 in cash to the October 30, 2025 Lender, and this note was completed.

The Company recorded a debt discount of $7,614. The debt discount is being accreted over the life of the note. As of December 31, 2025, the discount balance is $0.

As of December 31, 2025, this note is no longer outstanding.

The November 3, 2025 Loan Agreement

On November 3, 2025, the Company entered into a loan agreement (the “November 3, 2025 Loan Agreement”) with Jeremy Frommer, whereby Mr. Frommer issued the Company a promissory note of $12,100. The note has a maturity date of November 15, 2025. In addition, the Company recorded a $10,314 debt discount associated with the issuance of warrants, which is being amortized over the life of the note.

As additional consideration, Mr. Frommer was issued 12,050 5-year warrants to purchase the Company’s common stock at an exercise price of $20.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $1,786 to the debt instrument (15%) and $10,314 to the warrants (85%).

On November 10, 2025, the Company repaid $12,100 towards the principal of this note and satisfied the balance, at which point the debt discount has been fully amortized.

As of December 31, 2025, this note is no longer outstanding.

Debt Maturities

Of the $14,311 in total long-term debt, all $14,311 has maturity dates in the year ending December 31, 2027.

Note 7 – Convertible Notes Payable

Convertible notes payable as of December 31, 2025 and 2024 is as follows:

	Outstanding Principal as of	Outstanding Principal as of					Warrants Granted
	December 31, 2025	December 31, 2024	Interest Rate	Conversion Price		Maturity Date	Quantity	Exercise Price
The March 13, 2024 Loan Agreement	$–	$1,100,000	18%	170		Sep 2025	–	–
The First April 2nd Loan	–	105,370	18	50		Apr 2026	11,112	$5
Agreement
The November 22, 2024 Loan Agreement	–	30,000	18	20		Apr 2026	120,000	$0.87
The First Tranche of Uplist Financing	1,580,556	–	–	10	*	Nov 2026	–	–
The Second Tranche of Uplist Financing	1,185,417	–	–	10	*	Dec 2026	–	–
	2,765,973	1,235,370
Less: Debt Discount	(2,382,599)	(19,212)
Total	$383,374	$1,216,158

*	Variable conversion price, as further described below

The March 13 Loan Agreement

On March 13, 2024, the Company entered into a restructuring agreement with two of the remaining holders of the May 2022 Convertible Notes (the “First March 13 Loan Agreement”). As part of the agreement, the principal balance of the notes, each $495,000, was combined into a single note and increased to $1,100,000 and the conversion price was reduced to $170 per share. The notes accrue interest at a rate of 10% per annum for the first 12 months following closing and 15% thereafter, with interest payable monthly in cash beginning April 15, 2024. The maturity date was extended to 18 months from the date of closing, to September 13, 2025.

As additional consideration for the exchange, the Company cancelled all Series C and Series D Warrants held by the noteholders and issued preferred shares convertible into 1,500 shares of the Company’s common stock. The Company also granted the noteholders a first-priority security interest in all of its assets and those of its subsidiaries.

Since the present value of the cash flows of the new and old debt were more than 10% different, the Company used extinguishment accounting under ASC 470-50. As part of the agreement, the Company recognized a $110,000 loss on extinguishment of debt due to the additional principal and a $148,907 gain on extinguishment of debt due to the forgiveness of accrued interest.

On September 13, 2025, the Note went into default incurring 18% interest rate. On November 4, 2025, the Lender and the Company reached a settlement agreement. The Lender agreed to a $350,000 cash payment against the balance, and to convert the remainder of the balance to 1,249 shares of Series G preferred stock, for a consideration value of $936,750. As additional consideration, the Company issued 134 shares of Series G Preferred stock, for a consideration of $100,500. As a result of the settlement, the Company recorded $81,354 in gain on settlement.

During the years ended December 31, 2025 and 2024, the note accrued $179,661 and $88,301 in interest, respectively.

During the year ended December 31, 2025, the Company paid $186,608 towards interest of this note.

As of December 31, 2025, this note is no longer outstanding.

The First April 2nd Loan Agreement

On April 2, 2024, the Company entered into a loan agreement (the “First April 2 Loan Agreement”) with a lender (the “First April 2 Lender”), whereby the First April 2 Lender issued the Company a promissory note of $55,556 (the “First April 2 Note”). The maturity date of the First April 2 Note was October 2, 2024 (the “Maturity Date”). The First April 2 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $50.00. As additional consideration for entering in the First April 2 Loan Agreement, the Company issued 556 warrants of the Company’s common stock. The Company recorded a $5,556 debt discount relating to an original issue discount, and a $24,346 debt discount relating to the issuance of warrants with the debt. The debt discount and issuance costs had been fully amortized in 2024.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $31,210 to the debt instrument (56%) and $24,346 to the warrants (44%). The Company recorded $5,556 of debt discount relating to an original issue discount, which was amortized over the life of the note to accretion of debt discount and issuance cost. The debt discount is fully amortized as of December 31, 2024.

On October 15, 2024 the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to April 2, 2025. As consideration for the exchange, the Company agreed to increase the principal to $108,970, which was inclusive of all penalty principal additions and original issue discounts. The amendment was accounted for as a debt modification in accordance with ASC 470-50. As part of the agreement, the Company is required to make monthly payments of $1,800 towards the balance of the note per month.

On April 10, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to June 30, 2025. As consideration for the extension, the Company agreed to pay a one-time payment of $7,500 against the note, reinstate an 18% annualized interest rate, and continue $1,800 monthly payments. The amendment was evaluated in accordance with ASC 470-50, and as the change in the present value of the cash flows was less than 10%, the amendment was accounted for as a debt modification.

On July 8, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to September 30, 2025.

On September 4, 2025, the Lender agreed to extend the Maturity Date of the Note to April 2, 2026.

On November 5, 2025, the Company entered a settlement agreement with the April 2 Lender. The Lender agreed to a $26,157 cash payment against the balance, and to convert the remainder of the balance to 93 shares of Series G Preferred stock, for a consideration value of $69,127. As additional consideration, the Company issued 162 shares of Series G Preferred stock, for a consideration of $121,389.

During the year ended December 31, 2025, the note accrued $9,813 in interest.

During the years ended December 31, 2025 and 2024, the Company paid $36,856 and $3,600 in cash, respectively, towards principal of this note. During the year ended December 31, 2025, the Company paid $9,202 in cash towards the interest of this note. As part of the settlement agreement, the Company allocated the Preferred G stock issuance of $69,127 in value as $68,515 towards principal and $612 towards interest, satisfying the remainder owed on the note As of December 31, 2025, this note is no longer outstanding.

The November 22nd Loan Agreement

On November 22, 2024, the Company entered into a promissory note agreement (the “November 22 Loan Agreement”) with a lender (“November 22 lender”), whereby the November 22 lender issued the Company a convertible promissory note of $30,000 (the “November 22 Note”) with an original issuance discount of $5,000. The November 22 Note is convertible into shares of the Company’s common stock, par value $0.001 per share (“Conversion Shares”) equal to $20.00, or the lesser of and the lowest per-share amount of any financing consummated after the date of the Agreement. As additional consideration for entering in the November 22 Loan Agreement, the Company issued 120,000 warrants of the Company’s common stock. The original maturity date of the November 22 Note was March 22, 2025.

The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,537 to the debt instrument (22%) and $24,463 to the warrants (78%).

During the year ended December 31, 2024, the Company recorded a $28,463 debt discount relating to an original issue discount and the issuance of warrants, which is being amortized over the life of the note to accretion of debt discount and issuance cost. During the years ended December 31, 2025 and 2024, the Company recorded $19,213 and $9,250, respectively, in amortization of debt discount expense. As of December 31, 2025, the debt discount had been fully amortized.

On April 10, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to July 1, 2025. As consideration for the extension, the Company agreed to reinstate an 18% annualized interest rate. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On July 7, 2025, the Lender agreed to amend the loan agreement, whereby the Maturity Date was extended to September 30, 2025.

On September 4, 2025, the Lender agreed to extend the Maturity Date of the Note to April 2, 2026.

On November 5, 2025, the Company settled the note with the Lender. The Lender agreed to a $8,843 cash payment against the balance, and to convert the remainder of the balance to 32 shares of Series G Preferred stock, for a consideration value of $23,386. As additional consideration, the Company issued 55 shares of Series G Preferred stock, for a consideration of $41,123.

During the years ended December 31, 2025 and 2024, the note accrued $6,282 and $577 in interest, respectively.

During the year ended December 31, 2025, the Company paid, in cash, $8,843 towards principal and $2,000 towards interest of this note. As part of the settlement agreement, the Company allocated the Preferred G stock issuance of $23,386 in value as $21,157 towards principal and $2,229 towards interest, satisfying the remainder owed on the note. As of December 31, 2025, this note is no longer outstanding.

Uplist Financing

On November 9, 2025, the Company entered into a financing arrangement (the “Uplisting Financing”) with a group of nine accredited investors (the “nine Accredited Investors”). The financing provides for the issuance of senior convertible promissory notes (the “Notes”) and accompanying warrants (the “Warrants”) in an aggregate principal amount of up to $7,777,778, to be funded in four tranches. This includes a 20% original issue discount, yielding net cash proceeds to the Company of $6,222,222.

On November 9, 2025, the first tranche (the “First Tranche of Uplist Financing”) of $1,244,445 was funded at closing, whereby the nine Accredited Investors issued the Company a convertible promissory note of $1,555,556 with an original issuance discount of $311,111. The Company received net cash proceeds after the original issue discount. In addition, the Company recorded an additional $777,817 debt discount relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the note. Between November 9, 2025 to December 31, 2025, the Company recorded $155,135 in amortization of debt discount expense. As of December 31, 2025, the balance of debt discount is $933,793.

On December 5, 2025, the second tranche (the “Second Tranche of Uplist Financing”) of $933,333 was funded upon the submission of the Company’s Registration Statement to the Securities and Exchange Commission, whereby the nine Accredited Investors issued the Company a convertible promissory note of $1,166,667 with an original issuance discount of $233,334. The Company received net cash proceeds after the original issue discount. In addition, the Company recorded an additional $722,222 debt discount relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the note. Between December 5, 2025 to December 31, 2025, the Company recorded $70,182 in amortization of debt discount expense. As of December 31, 2025, the balance of debt discount is $885,374.

On December 9, 2025, an additional accredited investor (the “Tenth Accredited Investor”) subscribed to the Uplisting Financing on substantially the same terms as the nine Accredited Investors. On such date, the Tenth Accredited Investor funded the first and second tranches of its investment. The first tranche of $20,000 was funded at closing, whereby the Tenth Accredited Investor issued the Company a convertible promissory note of $25,000 with an original issue discount of $5,000. The second tranche of $15,000 was also funded at closing, whereby the Tenth Accredited Investor issued the Company a convertible promissory note of $18,750 with an original issue discount of $3,750. The Company received aggregate net cash proceeds of $35,000 from the Tenth Accredited Investor on December 9, 2025. In addition, the Company recorded an additional debt discount of $16,489 from the first tranche and $10,568 from the second tranche, relating to the issuance of warrants as part of the financing arrangement, which is being amortized over the life of the notes. Between December 5, 2025 to December 31, 2025, the Company recorded $4,513 in amortization of debt discount expense. As of December 31, 2025, the balance of debt discount is $31,294.

All tranches are held in third-party escrow until each respective milestone is achieved. The full subscription amount was divided among all investors, and the Company issued individual Notes to each of those investors.

Subsequent to December 31, 2025, one investor funded $375,000 towards the full third tranche of $933,333. Refer to Note 16 - Subsequent Events for more information.

The fourth tranche of $3,173,611 is to be funded upon formal approval of the Company’s uplisting to a national securities exchange.

Subsequent to December 31, 2025, the investors were released from the obligation to fund the remaining third and fourth tranches as part of the sale of Fly Flyte, Inc. Refer to Note 16 - Subsequent Events for more information.

The Notes carry no stated interest unless in default, mature twelve months from the initial closing, and are convertible at the holder’s option at $10.00 per share, or mandatorily upon an approved national-exchange uplisting at the lower of (i) $10.00 per share, (ii) the uplist offering price, or (iii) a twenty percent (20%) discount to the lowest daily VWAP during the ten trading days prior to uplist. Each Note holder received Warrant coverage equal to one hundred percent (100%) of the Note face value, exercisable at $10.00 per share for a five-year term, with customary cashless-exercise provisions and full ratchet anti-dilution protection, as well as a 9.99% beneficial ownership limitation which can be adjusted on 61 days’ notice. The warrants are automatically cashlessly exercised upon formal approval of the Company’s uplisting to a national securities exchange.

The Company entered into customary registration rights requiring it to file and maintain a resale Registration Statement for the shares underlying the Notes and Warrants. The agreement sets specific deadlines for filing and effectiveness and provides investors with protections and remedies if the Company fails to meet these requirements.

The Purchasers who invested at least $1,000,000 were also granted participation rights allowing them to purchase their pro rata portion of up to 50% of any future financing the Company conducts for a period of twelve months following the uplist, on the same terms and conditions as the new offering.

As part of the Uplisting Financing, holders representing approximately 90.38% of the Company’s outstanding preferred stock have agreed to convert their preferred shares into common stock upon uplist approval. The Company is continuing to obtain agreements from the remaining preferred stockholders representing approximately 9.62% of the outstanding preferred shares. Following the uplist, the Company expects to have almost entirely common stock outstanding and very few to no outstanding convertible debt or preferred securities.

In connection with this note, the Company recognized a derivative liability of $648,464 for tranche 1 and $680,609 for tranche 2. These derivatives are remeasured at fair value at each reporting period and a gain or loss on derivative recorded on the statement of operations as of the balance sheet date. These liabilities were recorded as additional debt discounts and amortized over the life of the note. However, because the liabilities, when added to the pre-existing debt discounts, exceeded the fair value of the notes, an immediate loss on derivative of $652,766 was recorded.

Note 8 – Related Party

Officer compensation

During the years ended December 31, 2025 and 2024, the Company paid $171,316 and $153,004, respectively for living expenses for officers of the Company under general and administrative expenses in the consolidated statements of operations.

During the years ended December 31, 2025 and 2024, the Company paid $58,750 and $0 in insurance and consulting services to board members of the Company, respectively, under general and administrative expenses in the consolidated statements of operations.

The April 20 2023 Loan Agreement

On April 20, 2023, the Company entered into a loan agreement (the “April 2023 Loan Agreement”) with Arthur Rosen, who would subsequently, in August 2025, be named a director of the Company (the “April 2023 Lender”), whereby Mr. Rosen issued the Company a promissory note of $130,000 (the “April 2023 Note”). Pursuant to the April 2023 Loan Agreement, the April 2023 Note has an effective interest rate of 18%. The maturity date of the April 2023 Note was April 26, 2023 (the “April 2023 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the April 2023 Loan Agreement were due.

In May 2024, Mr. Rosen agreed to extend the maturity date of the April 2023 Note until December 28, 2024 in exchange for warrants to purchase 3,778 shares of the Company’s common stock at an exercise price of $35.00, together valued at $177,560.

The May 2024 modification of the note was accounted for as a debt modification under ASC 470-50, with no gain or loss recognized and the carrying amount of the note unchanged. The fair value of the warrants issued ($177,560) was recorded as an additional debt discount. The full amount of this debt discount was amortized during the year ended December 31, 2024, which is included within accretion of debt discount and issuance cost in the consolidated statements of operations.

On December 30, 2024, the Lender agreed to extend the maturity date of the April 2023 Note until March 31, 2025. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On July 8, 2025, the Lender agreed to extend the maturity date of the April 2023 Note to December 31, 2025. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

On December 30, 2025, the Lender agreed to extend the maturity date of the April 2023 Note to June 30, 2026. The amendment was accounted for as a debt modification in accordance with ASC 470-50.

As of December 31, 2025 and 2024, the Loan had a principal balance of $31,213 and $41,213 respectively and interest balance of $3,024 and $7,521, respectively. During the years ended December 31, 2025 and 2024, the note accrued $5,503 and $7,521 in interest, respectively.

During the years ended December 31, 2025 and 2024, the Company paid $10,000 and $0 in principal and $10,000 and $0 in interest towards the note, respectively.

As of December 31, 2025, this note is outstanding.

The December 30, 2024 Loan Agreement

On December 30, 2024, the Company entered into a Loan Agreement with CEO Jeremy Frommer, where the Company consolidated the outstanding notes with Mr. Frommer (the February 22 Loan Agreement, the March 26 Loan Agreement, and the June 13 Loan Agreement). The Company issued the promissory note with a principal amount of $117,615, the sum of the balances of the three consolidated notes. The note has a maturity date of February 28, 2026.

The Company accrues interest at the rate of 20% per annum on the outstanding balance of the note. During the years ended December 31, 2025 and 2024, this note accrued $13,943 and $64 of interest, respectively.

On March 30, 2025, the Lender agreed to extend the maturity date of the December 30, 2024 Note until February 28, 2026.

During the year ended December 31, 2025, the Company paid $93,649 in principal and $14,007 in interest towards the note.

As of December 31, 2025, this note is outstanding.

The Second June 4, 2025 Loan Agreement

On June 4, 2025, the Company entered into a loan agreement (the “First June 4, 2025 Loan Agreement”) with Jeremy Frommer, whereby Mr. Frommer issued the Company a promissory note of $12,500 (the “First June 4, 2025 Notes”). The note has a maturity date of June 30, 2025.

As additional consideration, Mr. Frommer was issued 1,875 5-year warrants to purchase the Company’s common stock at an exercise price of $20.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $6,477 to the debt instrument (52%) and $6,023 to the warrants (48%). The Company recorded a $6,023 debt discount over the life of the note. As of December 31, 2025 the discount has been fully amortized.

During the year ended December 31, 2025, the Company repaid $12,500 towards the principal of this note and satisfied the balance.

As of December 31, 2025, this note is no longer outstanding.

The October 21, 2025 Loan Agreement

On October 21, 2025, the Company entered into a loan agreement (the “October 21, 2025 Loan Agreement”) with Jeremy Frommer, whereby Mr. Frommer issued the company a promissory note of $14,000. The note has a maturity date of December 31, 2025. In addition, the company recorded a $12,069 debt discount associated with the issuance of warrants, which is being amortized over the life of the note.

As additional consideration, Mr. Frommer was issued 17,500 5-year warrants to purchase the Company’s common stock at an exercise price of $20.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $1,931 to the debt instrument (14%) and $12,069 to the warrants (86%).

On October 30, 2025, the Company repaid $14,000 towards the principal of this note and satisfied the balance, at which the debt discount was fully amortized.

As of December 31, 2025, this note is no longer outstanding.

The November 3, 2025 Loan Agreement

On November 3, 2025, the Company entered into a loan agreement (the “November 3, 2025 Loan Agreement”) with Jeremy Frommer, whereby Mr. Frommer issued the company a promissory note of $12,100. The note has a maturity date of November 15, 2025. In addition, the company recorded a $10,314 debt discount associated with the issuance of warrants, which is being amortized over the life of the note.

As additional consideration, Mr. Frommer was issued 12,050 5-year warrants to purchase the Company’s common stock at an exercise price of $20.00 per share. The Company accounted for the issuance of the warrants and the note using the relative fair value method. The total relative fair value was allocated as follows: $1,786 to the debt instrument (15%) and $10,314 to the warrants (85%).

On November 10, 2025, the Company repaid $12,100 towards the principal of this note and satisfied the balance, at which point the debt discount has been fully amortized.

As of December 31, 2025, this note is no longer outstanding.

Note 9 – Derivative Liabilities

The Company has identified derivative instruments arising from convertible notes that have an option to convert at a variable number of shares in the Company’s convertible notes payable during the year ended December 31, 2025. For the terms of the conversion features see Note 7. The Company had no derivative liabilities measured at fair value on a recurring basis as of December 31, 2024.

The Company utilizes a Monte Carlo simulation model for the make whole feature in the Company’s outstanding convertible notes that have an option to convert at a variable number of shares to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The inputs utilized in the application of the Monte Carlo model included a starting stock price, an expected term of each debenture remaining from the valuation date to maturity, an estimated volatility, drift, and a risk-free rate. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note adjusted to be on a continuous return basis to align with the Monte Carlo simulation model and binomial model.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility based on the Company’s historical stock prices with a look back period commensurate with the period to maturity.

Expected term: The Company’s remaining term is based on the remaining contractual maturity of the convertible notes.

The following are the changes in the derivative liabilities during the years ended December 31, 2025 and 2024.

	Years Ended December 31, 2025 and 2024
	Level 1	Level 2	Level 3	Total
Derivative liabilities as January 1, 2024	$-	$-	$7,836,521	$7,836,521
Addition	-	-	-	-
Changes in fair value	-	-	6,370,621	6,370,621
Extinguishment	-	-	1,465,900	1,465,900
Derivative liabilities as December 31, 2024	$-	$-	$-	$-
Addition	-	-	1,329,072	1,329,072
Changes in fair value	-	-	338,966	338,966
Extinguishment	-	-	-	-
Derivative liabilities as December 31, 2025	$-	$-	$1,668,038	$1,668,038

Note 10 – Stockholders’ Equity

Shares Authorized

The Company is authorized to issue up to three billion and twenty million (3,020,000,000) shares of capital stock, of which three billion (3,000,000,000) shares are designated as common stock, par value $0.001 per share, and twenty million (20,000,000) are designated as preferred stock, par value $0.001 per share.

Equity Line of Credit

On October 20, 2022, the Company entered into a common stock purchase agreement (the “Equity Line of Credit”) with an otherwise unaffiliated third party (the “Investor”). Pursuant to the terms of the Equity Line of Credit, for a period of thirty-six (36) months commencing on the trading day immediately following the date of effectiveness of the Registration Statement, the Investor can purchase up to $15,000,000 of the Company’s common stock, par value $0.001 per share, pursuant to drawdown notices, covering the registrable securities. The purchase price of the shares under the Equity Line of Credit is equal to 82% of the lowest volume weighted average price (VWAP) during the last ten trading days after the Company delivers to the Investor a put notice or drawdown notice in writing requiring Investor to purchase shares of the Company, subject to the terms of the Equity Line of Credit.

During the year ended December 31, 2024, the Company sold 33,837 shares under this Equity Line of Credit for proceeds of $111,600. No sales have been made in 2025 under this Equity Line of Credit.

Preferred Stock

Series A Convertible Preferred Stock

On November 20, 2025, the Company filed a Certificate of Designation for the Preferred Series A class of stock. The Company has designated 50,000 shares of Series A Convertible Preferred stock and has 1,087 shares issued and outstanding as of December 31, 2025.

The shares of Series A Preferred Stock have a stated value of $120 per share and are convertible into Common Stock at the election of the holder, at any time beginning 18 months following the Original Issue Date, at a price of $12.00 per share, subject to adjustment. Each holder of Series A Preferred Stock shall be entitled to receive, with respect to each share of Series A Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

On November 12, 2025, the Company issued 125 shares of its Series A Convertible Preferred Stock with a fair value of $15,000 to settle outstanding liabilities.

On November 14, 2025, the company issued 215 shares of Series A Convertible Preferred Shares with a fair value of $25,750 to settle outstanding liabilities. In addition, the Company issued 200 shares of Series A Preferred with a fair value of $24,400 as consideration for services performed.

On November 24, 2025, a lender converted $24,000 in notes payable into 200 shares of Series A Preferred with a fair value of $24,000.

On December 5, 2025, the Company issued 347 shares of Series A Convertible Preferred Stock with a fair value of $41,462 to settle outstanding liabilities. The Company recognized a gain of $4,957 on the settlement, which is included in settlement of liabilities in the consolidated statement of operations.

During the years ended December 31, 2025, investors converted 0 shares of the Company’s Series A Convertible Preferred Stock into shares of the Company’s common stock.

Series E Convertible Preferred Stock

The Company has designated 8,000 shares of Series E Convertible Preferred stock and had 450 shares issued and outstanding as of December 31, 2025 and 2024.

The shares of Series E Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series E Preferred Stock, at any time following the Original Issue Date at a price of $41,200 per share, subject to adjustment. Each holder of Series E Preferred Stock shall be entitled to receive, with respect to each share of Series E Preferred Stock then outstanding and held by such holder, dividends on an as-converted basis in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

The holders of Series E Preferred Stock shall be paid pari passu with the holders of Common Stock with respect to payment of dividends and rights upon liquidation and shall have no voting rights. In addition, as further described in the Series E Designation, as long as any of the shares of Series E Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend this Series E Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series E Preferred Stock, (c) increase the number of authorized shares of Series E Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series E Preferred Stock shall be convertible, at any time and from time to time at the option of the holder of such shares, into that number of shares of Common Stock determined by dividing the Series E Stated Value by the Conversion Price, subject to certain beneficial ownership limitations.

During the years ended December 31, 2025 and 2024, investors converted 0 shares of the Company’s Series E Convertible Preferred Stock into shares of the Company’s common stock.

Series F Convertible Preferred Stock

The Company has designated 5,500,000 shares of Series F Convertible Preferred stock and has 2,283 and 3,188 shares issued and outstanding as of December 31, 2025 and 2024, respectively.

The shares of Series F Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series F Preferred Stock, at any time following the Original Issue Date at a price of $100.00 per share, subject to adjustment. Each holder of Series F Preferred Stock shall be entitled to receive, with respect to each share of Series F Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

During the year ended December 31, 2024, investors were issued 3,939 shares of Series F Preferred stock for the conversion of $3,930,001 in outstanding notes for a loss on settlement of debt of $3,589,203 and 3,774 shares of Series F Preferred stock for the exchange of 1,501,353 warrants, resulting in an inducement expense of $1,441,908.

During the year ended December 31, 2024, investors were issued 150 shares of Series F Preferred stock in exchange for 1,800 warrants with an exercise price of $480 as part of the restructuring of a previously outstanding note payable. See Note 7 - Convertible Notes Payable, The March 13 Loan Agreement for further details on the restructuring.

During the year ended December 31, 2024, 17 investors converted 4,745 shares of Preferred Series F stock into 949,000 shares of common stock.

On January 2, 2025, 2 investors converted 835 shares of Preferred Series F stock into 8,350 shares of common stock.

On October 30, 2025, the remaining Series F Preferred shareholders approved to amend the Preferred Series F Certificate of Designation to reduce the conversion price from $100 to $20.

Series G Convertible Preferred Stock

The Company has designated 500,000 shares of Series G Convertible Preferred stock and has 17,280 and 2,085 shares issued and outstanding as of December 31, 2025 and 2024, respectively.

The shares of Series G Preferred Stock have a stated value of $750 per share and are convertible into Common Stock at the election of the holder of the Series G Preferred Stock, at any time following the Original Issue Date at a price of $20.00 per share, subject to adjustment. Each holder of Series G Preferred Stock shall be entitled to receive, with respect to each share of Series G Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

The Series G Preferred Stock contains a full-ratchet anti-dilution provision. If the Company issues Common Stock or Common Stock Equivalents at an effective price below the then-current conversion price (a “Dilutive Issuance”), the conversion price is automatically reduced to equal that lower price (the “Base Conversion Price”), effective simultaneously with, or upon announcement of, such issuance. This adjustment applies to variable rate or floating-price instruments as well, using the lowest actual conversion or exercise price at the time of conversion/exercise. Exempt Issuances are excluded from triggering an adjustment. The Company is required to notify the Holder of any Dilutive Issuance no later than the following Trading Day.

During the year ended December 31, 2024, investors were issued 284 shares of Series G Preferred stock for gross proceeds of $210,000. As additional incentive, the Company issued 210,500 warrants with an exercise price of $1.00 and a fair value of $152,742.

During the year ended December 31, 2024, the Company issued 644 shares of Series G Preferred with a fair value of $355,305 for the conversion of $408,334 in notes payable, resulting in a gain on settlement of debt of $76,429. Additionally, the Company issued 48 shares of Series G Preferred in exchange for the cancellation of 71,230 warrants, resulting in an inducement expense of $23,400.

Additionally, on August 27, 2024, 134 shares of Series G Preferred were issued to a consultant of the company as compensation for services rendered at a value of $76,380.

On November 25, 2024, the Company entered into agreements with 2 vendors to settle a total of $665,620 in accounts payable for 437,347 shares of common stock with a fair value of $362,998 and 975 shares of Series G Preferred with a fair value of $606,938. This resulted in a loss on settlement of debt of $304,316.

During the year ended December 31, 2025, 5 investors purchased 238 shares of Series G Preferred stock for proceeds to the Company of $175,000, and also received 176,500 warrants to purchase the Company’s common stock at an exercise price of $20.00.

During the first quarter of 2025, 22 investors purchased 1,419 shares of Series G Preferred stock for proceeds to the Company of $1,056,000. These purchases were made in conjunction with the Company’s acquisition of Flewber Global, Inc. Additionally, 24 debtholders of Flewber Global, Inc. were issued 9,475 shares of Series G Preferred stock with a fair value of $6,395,625 to eliminate their debt in Flewber Global, Inc. as part of the acquisition purchase price. See Acquisition of Flewber Global, Inc. in Note 12 for further details on the acquisition structure.

During the year ended December 31, 2025, the Company issued 301 shares of Series G Preferred stock with a fair value of $88,793 to a consultant as payment for services.

On April 22, 2025, the Company issued 640 shares of Series G Preferred stock with a fair value of $192,000 to settle an outstanding payable of $480,000 for the office at 419 Lafayette Street, resulting in a gain on settlement of vendor liabilities of $288,000. See Lease Agreements for more information on the settlement of this liability.

On November 9, 2025, in connection with the issuance of the First Tranche of the Uplist Financing (see Note 7 - Convertible Notes), a Dilutive Issuance occurred, triggering the full-ratchet anti-dilution provision described above. As a result, the conversion price for all outstanding shares of Series G Preferred Stock was repriced from $20.00 to $10.00 per share, effective as of that date.

During the year ended December 31, 2025, a lender converted $100,000 in notes payable into 134 shares of Series G Preferred with a fair market value of $28,140, resulting in a loss on conversion of $71,680.

During the year ended December 31, 2025, a shareholder in Fly Flyte, Inc. entered into a Conversion Agreement with the Company whereby they exchanged 10% ownership interest in the entity Fly Flyte, Inc., previously purchased for $100,000, into 134 shares of Preferred Series G. The 10% ownership interest in Fly Flyte, Inc. was returned to Creatd, Inc.

On November 5, 2025, the Company issued 217 shares of preferred stock with an aggregate fair value of $44,594 as consideration for consulting services performed.

On November 7, 2025, the Company issued consultants 367 shares with a fair value of $88,080 for services provided to the Company.

During the year ended December 31, 2025, a lender converted $92,512, including interest, from the First April 2 Loan Agreement and the November 22 Loan Agreement into 125 total shares of Series G Preferred with a fair value of $92,512.

During the year ended December 31, 2025, a lender converted $936,608 from the First March 13 Loan Agreement into 1,249 shares of Series G Preferred with a fair value of $936,608. Additionally, the company issued 134 shares of Series G Preferred with a fair value of $28,844 for additional consideration. This was recorded as a $28,844 loss on extinguishment of debt, which is recorded in Gain (loss) on extinguishment of debt on the consolidated statement of operations.

Series H Convertible Preferred Stock

The Company has designated 50,000 shares of Series H Convertible Preferred stock and has 3,798 shares issued and outstanding as of December 31, 2025 and 2024.

The shares of Series H Preferred Stock have a stated value of $100 per share and are convertible into Common Stock at the election of the holder of the Series H Preferred Stock, at any time following the Original Issue Date at a price of $5.14 per share, subject to adjustment. Each holder of Series H Preferred Stock shall be entitled to receive, with respect to each share of Series H Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder.

The Series H Preferred Stock contains a full-ratchet anti-dilution provision. If the Company issues Common Stock or Common Stock Equivalents at an effective price below the then-current conversion price (a “Dilutive Issuance”), the conversion price is automatically reduced to equal that lower price (the “Base Conversion Price”), effective simultaneously with, or upon announcement of, such issuance. This adjustment applies to variable rate or floating-price instruments as well, using the lowest actual conversion or exercise price at the time of conversion/exercise. Exempt Issuances are excluded from triggering an adjustment. The Company is required to notify the Holder of any Dilutive Issuance no later than the following Trading Day. There were no events that occurred during the years ended December 31, 2025 or 2024 triggering the anti-dilution provision.

During the year ended December 31, 2024, investors were issued 3,798 shares of Series H Preferred stock for the conversion of outstanding payroll and payables to Key Drivers of the Company.

There was no activity in the Series H Preferred stock during the year ended December 31, 2025.

Series I Convertible Preferred Stock

On June 27, 2025, the Company filed a Certificate of Designation for the Preferred Series I class of stock. The Company has designated 100,000 shares of Series I Convertible Preferred stock and has 37,812 shares issued and outstanding as of December 31, 2025.

The shares of Series I Preferred Stock have a stated value of $100 per share and are convertible into Common Stock at the election of the holder of the Series I Preferred Stock, at any time beginning 18 months after the Original Issue Date, at a price of $20.00 per share, subject to adjustment. Each holder of Series I Preferred Stock shall be entitled to receive, with respect to each share of Series I Preferred Stock then outstanding and held by such holder, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

The Series I Preferred Stock contains a full-ratchet anti-dilution provision. If the Company issues Common Stock or Common Stock Equivalents at an effective price below the then-current conversion price (a “Dilutive Issuance”), the conversion price is automatically reduced to equal that lower price (the “Base Conversion Price”), effective simultaneously with, or upon announcement of, such issuance. This adjustment applies to variable rate or floating-price instruments as well, using the lowest actual conversion or exercise price at the time of conversion/exercise. Exempt Issuances are excluded from triggering an adjustment. The Company is required to notify the Holder of any Dilutive Issuance no later than the following Trading Day.

The Holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the Holders and the holders of Common Stock shall vote together and not as separate classes. Moreover, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. No adjustment, increase, or decrease in the Beneficial Ownership Limitation shall be permitted.

The Series I Preferred Stock contains a full-ratchet anti-dilution provision. If the Company issues Common Stock or Common Stock Equivalents at an effective price below the then-current conversion price (a “Dilutive Issuance”), the conversion price is automatically reduced to equal that lower price (the “Base Conversion Price”), effective simultaneously with, or upon announcement of, such issuance. This adjustment applies to variable rate or floating-price instruments as well, using the lowest actual conversion or exercise price at the time of conversion/exercise. Exempt Issuances are excluded from triggering an adjustment. The Company is required to notify the Holder of any Dilutive Issuance no later than the following Trading Day

On June 27, 2025, the Company acquired 25% of equity in PCG Advisory, Inc. As consideration for this acquisition, PCG Advisory, Inc. received 12,500 shares of the Company’s Series I Preferred stock with a fair value of $456,250. This minority equity investment was booked in Minority interest in business on the consolidated balance sheets at cost.

On June 27, 2025, the Company acquired 25% of equity in PRISM Media Holdings, Inc. As consideration for this acquisition, PRISM Media Holdings, Inc. received 5,000 shares of the Company’s Series I Preferred stock with a fair value of $182,500. This minority equity investment was booked in Minority interest in business on the consolidated balance sheets at cost.

On June 27, 2025, the Company acquired 25% of equity in PRISM MediaWire, Inc. As consideration for this acquisition, PRISM MediaWire, Inc. received 2,500 shares of the Company’s Series I Preferred stock with a fair value of $91,250. This minority equity investment was booked in Minority interest in business on the consolidated balance sheets at cost.

On June 27, 2025, the Company acquired 20% of equity in AIRHub, Inc. As consideration for this acquisition, AIRHub, Inc. received 3,000 shares of the Company’s Series I Preferred stock with a fair value of $109,500. This minority equity investment was booked in Minority interest in business on the consolidated balance sheets at cost.

On June 30, 2025, the Company issued 14,812 shares of Series I Preferred stock with a fair value of $592,465 to Marc Sellouk, CEO of Fly Flyte, Inc. as part of a retention bonus after the Company’s acquisition of the former parent, Flewber Global, Inc. in February of 2025. See Stock based compensation under Common Stock below for more details on this overall retention package.

On November 9, 2025, in connection with the issuance of the First Tranche of the Uplist Financing (see Note 7 - Convertible Notes), a Dilutive Issuance occurred, triggering the full-ratchet anti-dilution provision described above. As a result, the conversion price for all outstanding shares of Series I Preferred Stock was repriced from $20.00 to

$10.00 per share, effective as of that date.

Common Stock

Common stock issued upon conversion of notes payable

On January 9, 2024, the Company issued 1,000 shares of its common stock pursuant to a conversion of $100,000 in convertible notes and accrued interest at a price of $100.00 per share.

On February 2, 2024, the Company issued 822 shares of its common stock pursuant to a conversion of $82,103 in accrued interest on convertible notes at a price of $100.00 per share.

On March 15, 2024, the Company issued 65 shares pursuant to a conversion of $4,500 in promissory notes at a price of $70.00 per share.

On March 18, 2024, the Company agreed to the cancellation of a previous conversion of $4,285 in notes payable and rescinded the issuance of 18 shares of its common stock.

On March 19, 2024, the Company issued 250 shares pursuant to the conversion of $40,000 in convertible notes at a price of $160.00 per share.

On July 2, 2024, the Company issued 11,591 shares of common stock in exchange for $278,179 in convertible notes payable at a price of $23.99 per share.

On July 10, 2024, the Company issued 13,750 shares of common stock in exchange for $330,000 in notes payable and accrued interest at a price of $20.00 per share, resulting in a gain on settlement of debt of $55,000.

On July 11, 2024, the Company issued 6,411 shares of common stock in exchange for $41,129 in notes payable and $58,871 in interest at a price of $15.59 per share, resulting in a loss on settlement of debt of $28,205.

On July 22, 2024, the Company issued 8,552 shares of common stock in exchange for $133,411 in notes payable at a price of $18.00 per share, resulting in a loss on settlement of debt of $20,524. Additionally, the Company issued 524 shares with a fair value of $9,414 as penalties and fees in relation to the conversion of a note payable.

On July 29, 2024, the Company issued 4,097 shares of common stock for the conversion of $98,309 in notes payable and accrued interest at a price of $24.00 per share.

On September 12, 2024, the Company issued 8,068 shares of common stock for the conversion of $41,429 in notes payable at a price of $5.20 per share, resulting in a loss on settlement of debt of $40,857.

On November 6, 2024, a noteholder converted $54,000 in principal for 7,500 shares of common stock at a price of $7.60 per share, resulting in a loss on settlement of debt of $43,500.

On December 2, 2024, a noteholder converted $9,683 in principal and $11,999 in interest into 2,882 shares of common stock at a price of $7.52 per share, resulting in a loss on settlement of debt of $19,815.

Shares issued for settlement of liabilities

On February 28, 2024, the Company issued 115 shares at a fair value of $11,270 to a vendor to settle $2,300 in outstanding liabilities, resulting in a loss on settlement of liabilities of $8,970.

On February 28, 2024, the Company issued 900 shares of common stock with a fair value of $88,200 to a vendor to settle $15,120 in outstanding liabilities, resulting in a loss on settlement of liabilities of $73,080.

On March 22, 2024, the Company issued 1,695 shares of common stock with a fair value of $203,370 to a vendor to settle $27,472 in outstanding liabilities, resulting in a loss on settlement of liabilities of $174,898.

On August 22, 2024, the Company issued 6,250 shares of common stock with a fair value of $121,250 to a vendor in exchange for $120,000, resulting in a loss on settlement of liabilities of $1,250. This issuance satisfied the first stage of a payment plan entered into relating to the termination of the Company’s lease at 419 Lafayette Street. See Lease Agreements for further details on the lease agreement and its settlement.

On November 12, 2024, Jessica Skube and the Company executed a settlement agreement for the matter of Skube v WHE Agency Inc., et al. As part of the agreement, Ms. Skube received 7,500 shares of the Company’s common stock, with an additional 1,750 shares of common stock issued in legal fees with a fair value of $145,410 to settle the outstanding balance of $191,360, resulting in a gain on settlement of liabilities of $45,950.

On November 25, 2024, the Company entered into agreements with 2 vendors to settle a total of $665,620 in accounts payable for 21,868 shares of common stock with a fair value of $362,998 and 975 shares of Series G Preferred with a fair value of $606,938. This resulted in a loss on settlement of liabilities of $304,316.

On December 23, 2024, the Company entered into agreements with 2 vendors to settle a total of $13,400 in accounts payable for 670 common shares with a fair value of $5,360, resulting in a gain on settlement of liabilities of $8,040.

On January 2, 2025, the Company issued 40 shares to a vendor with a fair value of $264 to settle $800 in outstanding accounts payable liabilities, resulting in a gain on settlement of liabilities of $536.

On January 17, 2025, the Company issued 500 shares to a vendor at a fair value of $5,800 to settle $5,790 in outstanding liabilities.

On March 4, 2025, the Company issued 207 shares to a vendor at a fair value of $3,094 to settle $1,250 in outstanding liabilities, resulting in a loss on settlement of liabilities of $1,844.

On June 25, 2025, the Company issued 18,600 common shares to 2 employees of Fly Flyte, Inc. at a fair value of $127,968 to settle $372,000 in outstanding liabilities, resulting in a gain on settlement of liabilities of $244,032.

Shares issued for settlement of compensation to employees and consultants

On April 22, 2024, the Company issued 34,593 shares of common stock with a fair value of $1,252,239 in exchange for $609,535 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of liabilities of $642,704.

On June 7, 2024, the Company issued 10,977 shares of common stock with a fair value of $392,968 in exchange for $144,502 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of liabilities of $248,466.

On June 26, 2024, the Company issued 10,836 shares of common stock with a fair value of $343,476 in exchange for $84,514 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of liabilities of $258,962.

On July 31, 2024, the Company issued 12,517 shares of common stock with a fair value of $367,998 in exchange for $78,048 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of liabilities of $289,950.

During the year ended December 31, 2024, the Company reversed the majority of the above conversions and rescinded 69,263 shares of common stock previously issued for the conversion of net pay owed to employees, officers, and directors, and payables to key consultants. The rescinded shares had a fair value of $581,807, and resulted in the reinstatement of $881,304 of the net pay owed to employees and payables and key consultants previously converted on April 22, June 7, June 26, and July 31, 2024.

On October 1, 2024, the Company re-offered employees, officers, directors, and key consultants the ability to convert their payables into Preferred Series H stock, and issued 3,798 shares of Preferred Series H stock with a fair value of $755,422 in exchange for $379,405 in net pay owed to employees, officers, and directors, and payables to key consultants. These conversions resulted in a loss on settlement of debt of $376,017. The Series H Preferred shares issue contain all the standard terms and conditions under the certificate of destination for that class of stock, including conversion price adjustment upon the sale of equity at a lower price subsequent to the issuance of these shares. See Series H Convertible Preferred Stock for additional information on the terms of Series H Preferred.

On September 16, 2025, the Company entered into a Conversion Agreement with a consultant, pursuant to which the consultant’s balance of $36,820 in accrued payables owed to the consultant by Fly Flyte, Inc. was settled through the issuance of stock options under the Company’s 2025 Omnibus Securities and Incentive Plan. Under the terms of the agreement, the Company converted the full amount of the accrued payroll liability into 5,406 fully vested stock options with an exercise price of $0.37 per share and 12,500 additional stock options at the same exercise price that vest as follows: 3,125 on March 31, 2026, 3,125 on June 30, 2026, 3,125 on September 30, 2026, and 3,125 on December 31, 2026, with a 10-year term expiring September 16, 2035. The options cumulatively have a fair value of $100,271. As a result, the Company recognized $33,541 of stock compensation expense for the year ended December 31, 2025 and $66,730 of additional expense that will be recognized through December 31, 2026.

Common stock issued for financing fees

On January 10, 2024, the Company issued 700 shares of its restricted common stock at a fair value of $28,000 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 21, 2024, the Company issued 175 shares of its restricted common stock at a fair value of $21,700 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 25, 2024, the Company issued 150 shares of its restricted common stock at a fair value of $16,710 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On July 2, 2024, the Company issued 103 shares of common stock with a fair value of $2,431 to an investor for fees and penalties associated with a convertible note.

On February 7, 2025, the Company issued 89 shares of common stock with a fair value of $2,122 to an investor for fees and penalties associated with a convertible note.

Shares issued for acquisition of consolidated subsidiary

On July 26, 2024, the Company issued 1,750 common shares with a fair value of $38,150 to acquire 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. Additionally, the Company issued 3,250 warrants with an exercise price of $24.00 and an expected life of 5 years with a value of $70,850, for a total purchase price of $109,000. Of this purchase price, $5,450 was recorded as Goodwill and $103,550 was recorded as intangible assets.

On February 27, 2025, the Company issued 52,807 shares of common stock with a fair value of $950,526 to the shareholders of Flewber Global, Inc. in exchange for their equity in Flewber Global, Inc. as part of the acquisition of that entity. See Acquisition of Flewber Global, Inc. in Note 12 for further details on the acquisition structure.

Cash received for common stock

On January 3, 2024, the Company sold 500 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $27,728 to the Company.

On March 6, 2024, the Company sold 358 shares of its common stock for proceeds of $25,000. Additionally, the Company issued 358 warrants with an exercise price of $140.00 and an expected life of 5 years with a fair value of $33,215.

On March 25, 2024, the Company sold 1,193 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $83,872.

On April 8, 2024, the Company issued 500 shares of its restricted common stock for gross proceeds of $25,000. Additionally, the Company issued 500 warrants with an exercise price of $100.00 with an expected life of 5 years, and a fair value of $35,100.

On November 18, 2024, the Company entered into a purchase agreement with 2 investors whereby the Company issued 1,334 shares of common stock for net proceeds of $20,000. Additionally, the Company issued 6,334 warrants with an exercise price of $25.00, an expected life of 5 years, and a combined fair value of $114,000.

On December 10, 2024, the Company entered into a purchase agreement with 2 investors whereby the Company issued 5,000 shares of common stock for net proceeds of $40,000. Additionally, the Company issued 5,000 warrants with an exercise price of $20.00 and an expected term of 5 years with a fair value of $64,375.

During February 2025, 13 investors purchased 13,807 shares of Common stock for proceeds to the Company of $276,140. These purchases were made in conjunction with the Company’s acquisition of Flewber Global, Inc. See Acquisition of Flewber Global, Inc. in Note 12 for further details on the acquisition structure.

Stock based compensation in Creatd, Inc.

On March 1, 2024, the Company issued 500 shares at a fair value of $51,100 to a vendor for services rendered. On May 17, 2024, these shares were then rescinded as part of a renegotiation of the agreement with this vendor.

On April 22, 2024, the Company issued 572 shares at a fair value of $20,699 to a vendor for services rendered.

On May 28, 2024, the Company issued 2,750 shares of common stock with a fair value of $99,000 to a vendor for services rendered.

On March 5, 2024, the Company issued 500 shares at a fair value of $46,000 to a vendor for services rendered.

On March 6, 2024, the Company issued 750 shares with a fair value of $69,750 to a vendor for services.

On July 8, 2024, the Company issued 481 shares of common stock with a fair value of $10,288 to a vendor for services rendered.

On July 24, 2024, the Company issued 8,250 shares with a fair market value of $155,100 to a vendor for services rendered.

On August 20, 2024, the Company issued 500 shares of common stock with a fair value of $8,400 to 2 vendors for services rendered.

On September 27, 2024, the Company issued 29 shares with a fair value of $217 to 2 directors of the Company for services rendered.

On November 7, 2024, the Company issued 5,385 shares with a fair market value of $77,536 to consultants for services rendered.

On December 18, 2024, the Company issued 260 shares with a fair market value of $2,079 to consultants for services rendered.

On January 6, 2025, the Company issued 2,433 shares with a fair value of $22,377 to a vendor for services rendered.

On February 6, 2025, the Company issued 6,250 shares with a fair value of $131,250 to a vendor for services rendered for a service contract of 6 months. $109,250 of this was recognized in the current period, and $21,875 was recognized as prepaid expenses.

On February 27, 2025, the Company issued 25,000 shares with a fair value of $450,000 to Marc Sellouk, CEO of Flewber Global, Inc., as part of a retention package associated with the Company’s acquisition of that entity. Under this agreement, these 25,000 shares were to be issued at acquisition in exchange for his equity in Flewber Global, Inc. and another 23,442 shares, as well as 14,812 shares of Preferred Series I stock, were to be issued on June 30, 2025, if Mr. Sellouk’s employment at the Company continued through that date. Mr. Sellouk continues his employment with the Company, and on June 30, 2025, the Company issued the additional 23,442 shares of Common stock with a fair value of $187,583 and the 14,812 shares of Preferred Series I stock with a fair value of $592,465 under this agreement.

On October 31, 2025, the Company issued 10,000 shares to a vendor with a total fair value of approximately $60,000 in exchange for $68,000 in services to be provided. The Company recognized $19,890 of expense during the period, representing the portion of services rendered through December 31, 2025, with the remaining balance recorded as prepaid expense to be recognized over the service term.

On November 1, 2025, the Company issued 2,500 shares at a fair value of $15,000 for consulting services provided during the fourth quarter of 2025.

On December 1, 2025, the Company issued 2,686 shares at a fair value of $22,557 to settle $20,000 in outstanding liabilities, resulting in a loss on settlement of debt of $2,557.

On December 5, 2025, the Company issued 15,000 shares with a fair value of $157,800 to consultants for services rendered.

Stock based compensation in consolidated subsidiaries

On August 1, 2024, Vocal, Inc. granted 48.72% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation. The stock has a fair value of $2.89 million and was recorded as stock based compensation within loss from discontinued operations on the consolidated statement of operations and comprehensive loss.

On December 26, 2025, Vocal, Inc. issued an additional 21.73% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of Vocal. In connection with this issuance, 40,404 shares were issued with an aggregate fair value of approximately $78,010, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in Vocal, Inc. decreased from 41.73% to 20.00%.

On December 26, 2025, OG Collection, Inc. issued an additional 24.00% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of OG Collection. In connection with this issuance, 480,000 shares were issued with an aggregate fair value of approximately $57,600, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in OG Collection, Inc. decreased from 44.00% to 20.00%.

Shares issued for acquisition of marketable securities

On July 17, 2024, the Company acquired 0.5% of equity in Hollywall Entertainment Inc., in exchange for 829 shares of the Company’s common stock.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 1,084 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 1,992 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

On May 6, 2025, the Company acquired 17,000,000 shares in MineralRite Corporation, in exchange for 4,500 shares of the Company’s common stock.

Exercise of warrants to stock

Between February 12, 2025, and February 26, 2025, the Company issued 224,820 shares of common stock pursuant to the cashless exercise of warrants.

On June 23, 2025, the Company issued 100 shares of common stock pursuant to the exercise of warrants for gross proceeds of $2,000.

On June 30, 2025, the Company issued 10,000 shares of common stock pursuant to the cashless exercise of warrants.

On October 21, 2025, the Company issued 110,450 shares of common stock pursuant to the cashless exercise of warrants.

On December 31, 2025, the Company issued 22,500 shares of common stock pursuant to the cashless exercise of warrants.

Shares issued for rounding in reverse stock split

On January 24, 2024, the Company effectuated a 1-for-500 reverse stock split. 3,554 shares with a fair value of $12,084 were issued pursuant to rounding from this reverse stock split.

Mezzanine Equity

On August 18, 2023, The Company commenced a Regulation CF offering to raise funds at the subsidiary level by issuing convertible preferred stock in Vocal, Inc., a subsidiary of Creatd, Inc. The offering closed in February 2024, with a total of 12,204 shares sold for proceeds to the Company of $84,790. Prior to this offering, a total of 100,000,000 shares were issued and outstanding, owned by the Company.

As of December 31, 2025, these amounts are classified under mezzanine equity on the consolidated balance sheets.

The preferred stock issued carries limited rights, including no voting rights unless converted into common stock, a fixed liquidation preference, a quarterly dividend right based on the subsidiary’s GAAP net revenues, and a redemption right exercisable after five years at a fixed face value. The preferred stock converts into common stock at a conversion price of $0.60.

Stock Options

The assumptions used for options granted during the year ended December 31, 2025 and 2024, are as follows:

December 31, 2025
Exercise Price	$5.00 - $7.40
Expected dividends	0%
Expected volatility	363.00% - 366.01%
Risk free interest rate	4.04% - 4.57%
Expected life of option	10 years

December 31, 2024
Exercise Price	$35.60 - $38.40
Expected dividends	0%
Expected volatility	215.44% - 218.11%
Risk free interest rate	4.17% - 4.69%
Expected life of option	10 years

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2024 – outstanding	103,679	$178.60	8.84
Granted	466,243	$4.34	10.00
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Balance – December 31, 2025 – outstanding	569,922	$36.05	9.06
Balance – December 31, 2025 – exercisable	557,277	$34.96	9.04

Option Outstanding			Option Exercisable
Weighted Average Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$36.05	569,922	9.06	$34.96	557,277	9.04

As of December 31, 2025, outstanding options and exercisable options had an aggregate intrinsic value of $3,850,678 and $3,759,178, respectively, based on the per share market price of $11.40 of the Company’s common stock as of such date.

Stock-based compensation for stock options has been recorded in the consolidated statements of operations and totaled $3,567,402, for the year ended December 31, 2024.

As of December 31, 2024, there was $0 of total unrecognized compensation expense related to unvested employee options granted under the Company’s share-based compensation plans.

On February 12, 2024, the Company issued 47,938 stock options with an exercise price of $38.40, a vesting date of August 1, 2024, and an expiration date of February 12, 2034.

On April 30, 2024, the Company issued 48,500 stock options with an exercise price of $35.60, a vesting date of August 1, 2024, and an expiration date of April 30, 2034.

On February 12, 2024, the Company’s Board voted to lower the exercise price of 6,800 stock options from $300 to $38.40. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

On April 30, 2024, the Company’s Board voted to lower the exercise price of 54,738 stock options from $38.40 to $35.60. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

On August 9, 2024, the Company’s Board voted to lower the exercise price of 103,238 stock options from $35.60 to $17.40. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

On September 23, 2024, the Company’s Board voted to lower the exercise price of 103,238 stock options from $17.40 to $6.00. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

Stock-based compensation for stock options has been recorded in the consolidated statements of operations and comprehensive loss and totaled $3,025,061, for the year ended December 31, 2025.

As of December 31, 2025, there was $45,239 of total unrecognized compensation expense related to unvested employee options granted under the Company’s share-based compensation plans.

On September 25, 2025, the Company’s Board voted to lower the exercise price of 466,162 stock options from their former exercise prices to $5.00. As the fair value of the options after this modification was greater than the fair value previously recorded, no additional compensation expense was recorded.

Warrants

The Company applied fair value accounting for all share-based payments awards. The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model.

Warrant Activities

The assumptions used for warrants granted during the year ended December 31, 2025, are as follows:

December 31, 2025
Exercise Price	$6.80 - 24.00
Expected dividends	0%
Expected volatility	196.11% - 279.01%
Risk free interest rate	3.57% - 4.45%
Expected life of warrants	5 years

December 31, 2024
Exercise Price	$5.20 - 140.00
Expected dividends	0%
Expected volatility	201.06% - 309.08%
Risk free interest rate	3.41% - 4.66%
Expected life of warrants	5 years

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – December 31, 2024 – outstanding	1,310,343	$8.00	3.64
Granted	1,183,367	$14.71	5.00
Exercised	(92,043)	$5.14	-
Forfeited/Cancelled	(290)	$2,363	-
Balance – December 31, 2025 – outstanding	2,401,378	$6.73	3.55
Balance – December 31, 2025 – exercisable	2,401,378	$6.73	3.55

Warrants Outstanding			Warrants Exercisable
Weighted Average Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)
$6.73	2,401,378	3.55	$6.73	2,401,378	3.55

During the year ended December 31, 2024, a deemed dividend of $33,017,888 was recorded to the Consolidated Statements of Operations and Comprehensive Loss, of which $2,071,061 as in relation to the issuance of new warrants and $30,946,827 was in relation to the trigger of down round provision in outstanding warrants.

During the year ended December 31, 2024, a total of 20,562 warrants with a fair value of $363,173 were issued with convertible notes and promissory notes.

During the year ended December 31, 2024, a total of 266,883 warrants with a fair value of $4,526,593 were issued with the sale of common stock, the conversion of promissory notes, or the conversion of payables. This includes the settlement of $250,000 in accounts payable for consideration of 15,000 warrants with an exercise price of $20.00 and a fair value of $149,990, resulting in a gain on settlement of liability of $100,003.

565,971 warrants were cancelled on September 30, 2024 pursuant to the rescission of converted payroll and payable amounts (see Shares issued for settlement of compensation to employees and consultants for further detail on these conversions and their cancellation), leading to the reversal of $2,455,532 in deemed dividend related to the issuance of new warrants and $7,515,455 in deemed dividend related to the trigger of down round provisions.

During the year ended December 31, 2025, a deemed dividend of $2,071,047 was recorded to the consolidated statements of operations and comprehensive loss.

During the year ended December 31, 2025, a total of 23,275 warrants with a fair value of $1,561,528 were issued with convertible notes and promissory notes.

During the year ended December 31, 2025, a total of 157,983 warrants with a fair value of $1,070,291 were issued as compensation to consultants. 250 of these warrants, with a fair value of $26,229, contain a mandatory exercise provision that permits the Company, subject to specified equity conditions, to require holders to exercise the warrants if the Company’s common stock trades at or above $15.00 per share for ten consecutive trading days.

On February 27, 2025, the Company issued 375,503 warrants with an exercise price of $20.00 and a cumulative fair value of $6,726,164 as part of the acquisition of Flewber Global, Inc. This fair value was treated as part of the purchase price for Flewber Global, Inc. See Acquisition of Flewber Global, Inc. in Note 12 for further details on the acquisition structure.

During February 2025, a total of 82,289 warrants with a fair value of $1,363,243 were issued with the sale of common and preferred stock not associated with the acquisition of Flewber Global, Inc., the conversion of promissory notes, or as stock based compensation.

Bonus Warrants

On November 11, 2025, the Company issued 145,483 warrants as bonus compensation to key employees and directors, with an exercise price of $10.20. The warrants had a fair value of $991,423.

Note 11 – Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

Michael Grecco Productions, Inc. v. Creatd, Inc.

A complaint against Creatd, Inc. dated September 12, 2025, was filed in the United States District Court for the Southern District of New York by Michael Grecco Productions, Inc. (“MGPI”), alleging direct, contributory, and vicarious copyright infringement under the Copyright Act, 17 U.S.C. §§ 101 et seq. The complaint concerns an image of actress Nana Visitor from Star Trek: Deep Space Nine that MGPI asserts was used without authorization in a user-submitted article published on the Company’s Vocal platform in July 2024. The plaintiff seeks statutory damages, attorney’s fees, and injunctive relief. The Company disputes the allegations, maintains that the claim lacks merit, and intends to vigorously defend the matter.

Subsequent to December 31, 2025, the Company reached a settlement with Michael Grecco Productions where the Company paid $13,000 to close out the case. See Note 16 - Subsequent Events.

Lease Agreements

The Company currently does not own any properties.

On May 1, 2022, the Company entered into a lease agreement for its former corporate headquarters, consisting of a total of 8,000 square feet and is located at 419 Lafayette Street, 6th Floor, New York, NY, 10003. The lease term was 7 years commencing May 1, 2022.

During 2024, the Company entered into and then subsequently amended the lease agreement for 419 Lafayette Street, with the goal of terminating the lease going forward contingent upon a payment plan for amounts owed under the lease. Under this agreement $120,000 was owed prior to February 4, 2025, which amount was satisfied via the issuance of 125,000 shares of common stock in August 2024 (see Common Stock for full details on this issuance). An additional $220,000 is due in monthly installments of $19,000 between February 2025 and February 2026, and an additional $252,000 is due in monthly installments of $21,000 per month between February 2026 and February 2027. These payments are subject to acceleration based upon the Company’s financing proceeds. During the year ended December 31, 2025, the Company settled the remaining $480,000 in Accounts Payable under this lease with the issuance of 640 shares of the Company’s Series G Preferred Stock with a fair value of $192,000, resulting in a gain on settlement of debt of $288,000. As of December 31, 2025, due to the settlement of the lease, there are no remaining Right of Use assets or liabilities on the Company’s consolidated balance sheets related to this lease.

On July 28, 2022, the Company signed a 3-year lease for approximately 1,364 square feet of office space at 1674 Meridian Ave., Miami Beach, FL, 33131. Commencement date of the lease is July 28, 2022. The total amount due under this lease is $181,299. During the year ended December 31, 2022, it was decided the Company would not be using the office space and recorded an impairment of $101,623 on the right-of-use asset. During the year ended December 31, 2025, the Company settled the remaining accounts payable balance under this lease of $120,597 for a cash payment of $10,000, resulting in a $110,597 gain on settlement of liability, which is recorded in settlement of vendor liabilities in the consolidated statements of operations.

The following tables summarize the operating lease right-of-use assets, operating lease liabilities, lease costs, and supplemental lease information of the Company’s continuing operations. Operating right-of-use assets are summarized below.

	As of December 31, 2025	As of December 31, 2024
Office Leases	-	$2,243,971
Less accumulated amortization	-	(610,764)
Right-of-use asset, net	-	$1,633,207

Operating lease liabilities are summarized below.

	As of December 31, 2025	As of December 31, 2024
Office Leases	-	$1,822,053
Less: current portion	-	(547,439)
Long term portion	-	$1,274,614

The components of lease expense of continuing operations were as follows:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Operating lease cost	-	$488,047
Total lease cost	-	$488,047

Supplemental cash flow and other information related to leases of continuing operations was as follows:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating lease payments	-	$323,292
Weighted average remaining lease term (in years):	N/A	6.25
Weighted average discount rate:	N/A	12.50%

The weighted-average remaining lease term and weighted-average discount rate are presented as not applicable as of December 31, 2025, as the Company’s continuing operations had no operating leases as of that date. The leases of the Company’s former corporate offices were settled or terminated during the year ended December 31, 2025, as described above.

As of December 31, 2025, the Company’s continuing operations had no outstanding lease obligations. The right-of-use assets and operating lease liabilities of the Company’s air mobility business are included within assets and liabilities of discontinued operations (see Note 13 — Discontinued Operations).

Employment Agreements

As of December 31, 2025, the Company does not have employment agreements with its executives or any other employees.

Note 12 – Acquisitions and Investments

Acquisition of Flewber Global, Inc.

On February 27, 2025, Creatd, Inc. (“Creatd” or the “Company”) completed the acquisition of Flewber Global, Inc. (“Flewber”), a private on-demand aviation company. Flewber Global, Inc. had three subsidiaries included in the acquisition: (i) Flewber, Inc., which contains all operations; (ii) Ponderosa Air LLC, which holds the Company’s FAA Part 135 Operating Certificate; and (iii) Vision FGAR 1 LLC. On August 11, 2025, Vision FGAR 1 LLC and Flewber Global, Inc. were dissolved, and Flewber Inc., which contained all the operational infrastructure, was renamed to Fly Flyte, Inc (“Flyte”). Both Ponderosa Air LLC and Fly Flyte Inc. subsequently became a direct subsidiary of Creatd, Inc. At the time of its dissolution, this entity had no active operations. The acquisition was accounted for as a business combination under ASC 805, Business Combinations, using the acquisition method of accounting.

The Company acquired Flyte as part of its strategy to identify businesses where operational efficiencies and data-driven processes can drive growth and margin expansion. Management viewed Flyte and the private aviation sector as an industry with strong underlying demand and infrastructure that could benefit from the Company’s expertise in implementing scalable systems and optimizing operations.

Transaction Terms

The total purchase price, measured as the fair value of the consideration transferred, was $14,439,924, comprised of the following:

●	52,807 shares of common stock, with a fair value of $950,526

●	9,475 shares of Series G Preferred Stock, with a fair value of $6,395,625

●	Forgiveness of $367,609 in intercompany receivables due from Flewber

●	375,503 common stock purchase warrants, with a total fair value of $6,726,164 The terms of the consideration varied by stakeholder:

Flewber equity holders who participated in a concurrent offering received Creatd common stock at a $20.00 exchange ratio and 10% warrant coverage. Non-participating equity holders received only warrants.

Flewber debt holders agreed to waive all outstanding interest and default penalties in exchange for Series G Preferred Stock (with a 25% original issue discount), 100% warrant coverage, and conversion of legacy Flewber warrants into Series G Preferred Stock at $10.00 per warrant.

Allocation of Consideration

The Company engaged a third-party valuation specialist to identify and measure the fair value of assets acquired and liabilities assumed. The non-intangible assets and liabilities acquired were short-term in nature, and their carrying values approximated fair value at the acquisition date. The final purchase price allocation is as follows:

Asset Description	Amount
Intangible Assets	$7,821,867
Cash	389
Prepaid Expenses	3,392
Property & Equipment	201,452
Deposits and Other Assets	24,837
Operating Lease ROU Asset	491,830
Total Assets Acquired	$8,543,767
Less: Deferred Revenue	(228,371)
Less: Notes Payable	(312,697)
Less: Operating Lease Liability	(547,438)
Less: Accounts Payable and Accrued Liabilities	(1,103,239)
Net Assets Acquired	$6,352,022
Goodwill	8,087,902
Total Purchase Price	$14,439,924

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is primarily attributable to expected synergies, assembled workforce, and other intangible benefits that do not qualify for separate recognition under ASC 805. Goodwill is not deductible for tax purposes.

The identifiable intangible assets acquired in the transaction consist of the FAA Part 135 Operating Certificate, developed technology (app), customer relationships, know-how, licensing agreements/vendor & supplier contracts, and trademark/tradename. The fair values of these intangible assets were determined in accordance with the guidance in ASC 805 and valuation best practices.

The FAA Part 135 Operating Certificate and developed technology (app) were valued using the Cost Approach, which estimates the cost to reproduce or replace the asset with one of equal utility, including applicable overhead and profit margins where appropriate. This method was considered appropriate given the lack of direct revenue generation by these assets and the ability to reliably estimate replacement costs.

The remaining intangible assets—customer relationships, know-how, licensing agreements/vendor & supplier contracts, and the trademark/tradename—were valued using the Income Approach. Specifically, the Multi-Period Excess Earnings Method (MPEEM) was applied to customer relationships and know-how, and the Relief-from-Royalty Method was applied to the trademark/tradename. These methods are based on projected cash flows attributable to the respective intangible assets, discounted at rates reflective of the risk profile of each asset. Where applicable, tax amortization benefits (TAB) were included in the fair value determinations.

The FAA Part 135 Operating Certificate was determined to have an indefinite useful life. The developed technology (app) is being amortized over an estimated useful life of 5 years. The trademark/tradename, licensing agreements/vendor & supplier contracts, know-how, and customer relationships are each being amortized over an estimated useful life of 15 years. Amortization of these definite-lived intangible assets is recognized on a straight-line basis over their estimated useful lives and is included in amortization expense in the accompanying consolidated statements of operations. For the period from February 27, 2025 through December 31, 2025, the Company recorded amortization expense of $363,905 related to the definite-lived intangible assets acquired in this transaction, which is recorded in general and administrative expenses on the consolidated statement of operations.

Pro Forma Information

The following pro forma information presents the combined results of operations as if the acquisitions had occurred on January 1, 2024. The pro forma results include adjustments for amortization of acquired intangible assets and the impact of the capital structure at acquisition. The pro forma information is not necessarily indicative of the actual results that would have occurred had the acquisition been completed on the date indicated, nor is it indicative of future operating results of the combined company. The unaudited pro forma results presented below do not include any material, nonrecurring items directly attributable to the acquisition.

	As of December 31, 2025	As of December 31, 2024
Current Assets	846,339	115,323
Non-Current Assets	17,295,608	5,983,135
Total Assets	$18,141,947	$6,098,458

Current Liabilities	8,760,728	18,787,002
Non-Current Liabilities	308,510	3,551,643
Total Liabilities	$9,069,238	$22,338,645

Mezzanine Equity	84,790	84,790
Total Stockholders' Equity (Deficit)	$8,987,919	$(16,324,977)

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Revenue	$3,366,411	$3,946,445
Cost of Revenue	2,011,384	2,201,900
Gross Profit	1,355,027	1,744,545

Operating Expenses	14,456,452	17,141,229
Other income (expenses), net	3,208,409	6,868,878
Net Loss	$(9,893,016)	$(8,527,806)

For the period from February 27, 2025 through December 31, 2025, Flyte contributed revenue of $1,913,443 and net income (loss) of $(3,647,042) to the Company’s consolidated results.

Subsequent to the acquisition, on June 23, 2025, an investor entered into a Securities Purchase Agreement whereby it purchased from the Company 10% ownership interest in Flewber, Inc., which was subsequently renamed Fly Flyte, Inc. prior to such issuance, for a purchase price of $100,000. Proceeds were allocated to operating and marketing expenses of Fly Flyte, Inc., which the Company plans to make the operating entity for the Hops side of Flyte’s operations. On September 16, 2025, the Company entered into a Conversion Agreement with said investor whereby they exchanged 10% ownership interest in the entity Flewber, Inc., previously purchased for $100,000, into 134 shares of Preferred Series G. The 10% ownership interest in Fly Flyte, Inc. was returned to Creatd, Inc.

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation.

On March 9, 2026, the Company completed the sale of its 80.02% equity interest in Fly Flyte, Inc. (“Flyte”) to Catheter Precision, Inc. (VTAK). As a result of the transaction, VTAK now owns 100% of Flyte, reflecting the acquisition of Creatd’s remaining stake alongside VTAK’s existing 19.98% ownership interest which was purchased from a third party. The sale was based on an implied full-company equity valuation of $14,439,924, resulting in a total purchase price of $11,554,827 for Creatd’s 80.02% ownership interest. The results of the air mobility business are presented as discontinued operations — see Note 13 - Discontinued Operations and Note 16 - Subsequent Events.

Studio 96 Publishing

On July 26, 2024, the Company acquired 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. As consideration for the acquisition, the Company issued 1,750 shares of common stock with a fair value of $38,150 and 65,000 warrants with an exercise price of $24.00 per share and an expected term of five years, valued at $70,850. The total purchase price was $109,000.

The acquisition was accounted for as a business combination in accordance with ASC 805. The total purchase consideration was allocated to the identified intangible assets and goodwill based on their estimated fair values. Of the total purchase price, $43,600 was allocated to know-how, $16,350 to the Company’s website and app, and $43,600 to the acquired customer list. The remaining $5,450 was recorded as goodwill.

The know-how and customer list were valued using the income approach, specifically the multi-period excess earnings method, which estimates the present value of future cash flows attributable to each asset. The website and app were valued using the cost approach, which reflects the estimated cost to replace the existing digital infrastructure. Goodwill represents the expected synergies and benefits from the integration of Studio 96 Publishing with the Company’s existing operations. The goodwill recognized is not deductible for tax purposes.

Hollywall Entertainment, Inc.

Creatd entered into a strategic securities swap agreement with Hollywall Entertainment, Inc. on July 17, 2024. Under this agreement, Creatd issued 829 shares of its common stock with a fair value of $16,578 to Hollywall, while Hollywall issued 726,769 shares of its common stock (HWAL) to Creatd. This swap represents a minimum of 0.5% equity in each company, with the agreement forming part of a broader commitment towards potential expanded collaboration, subject to further due diligence. The agreement outlines confidentiality measures and is non-binding outside of the stock exchange. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Geopulse Explorations, Inc.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 1,084 shares of the Company’s common stock with a fair value of $18,208. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Murge E-Commerce, Inc.

On September 20, 2024, Creatd entered into a definitive agreement with Murge E-commerce Inc., acquiring a 49% equity stake in Murge in exchange for establishing an equity reserve. Murge’s initial assets include Letters of Intent with four named, target companies, each meeting a collective $30 million in revenue for 2024. Creatd’s equity stake is protected by anti-dilution measures contingent upon successful acquisitions. Financing utilizes non-dilutive Creatd preferred shares backed by a 100 million share reserve, capped at 4.99% voting rights for new holders. The agreement includes a 90-day exclusivity period and mandates confidentiality regarding transaction terms.

Investment in THEPOWERHOUSE, LLC

On November 11, 2024, the Company acquired 5% of equity in THEPOWERHOUSE, LLC, the parent company of thehouseofarts.com and several influential ventures spanning art, fashion, and design. As consideration for this acquisition, THEPOWERHOUSE LLC received 16,667 shares of the Company’s common stock. The value of the shares issued by the Company were recorded to long-term assets under Minority interest in business on the Company’s consolidated balance sheets.

Enzylotics, Inc.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992shares of the Company’s common stock at a fair value of $32,855. The value of the shares issued by the Company were recorded to marketable securities on the Company’s consolidated balance sheets.

Enzylotics, Inc

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 1,992 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

MineralRite Corporation

On May 6, 2025, the Company acquired 1% of equity in MineralRite Corporation in the form of 17,000,000 shares of its common stock. As consideration for this acquisition, MineralRite Corporation received 4,500 shares of the Company’s common stock.

Note 13 – Discontinued Operations

On March 9, 2026, the Company completed the divestiture of its air mobility business, including Fly Flyte, Inc. and Ponderosa Air, LLC (collectively, the “Disposal Group”), to Catheter Precision, Inc. (“VTAK”) pursuant to a Share Purchase Agreement. The disposal represented a strategic shift in the Company’s operations and has been classified as a discontinued operation in accordance with ASC 205-20. See Note 16 - Subsequent Events for additional detail on the terms of the transaction and the consideration received.

The results of operations, assets, and liabilities of the Disposal Group have been reclassified as discontinued operations for all periods presented. The consolidated balance sheet as of December 31, 2025 presents the assets and liabilities of the discontinued operation separately in accordance with ASC 205-20-45-10, and the consolidated statements of operations present the results of the discontinued operation separately from continuing operations.

The Disposal Group was not classified as held for sale prior to the completion of the divestiture on March 9, 2026. In accordance with ASC 205-20-45-10, the assets and liabilities of the discontinued operation are presented separately in the balance sheet for periods prior to the period of disposal, notwithstanding that the held-for-sale criteria were not met in those periods.

The following table presents the major classes of assets and liabilities of the discontinued operation as of December 31, 2025:

December 31, 2025
Assets:
Cash	$25,671
Accounts receivable, net	1,530
Prepaid expenses and other current assets	74,492
Property and equipment, net	176,866
Operating lease right-of-use asset, net	586,310
Goodwill	7,818,805
Intangible assets, net	7,457,961
Deposits and other assets	48,615
Total assets of discontinued operations	$16,190,250

Liabilities:
Accounts payable and accrued liabilities	$339,073
Deferred revenue	166,517
Notes payable, net of debt discount and issuance costs	419,056
Operating lease payable	567,423
Total liabilities of discontinued operations	$1,492,069

The gain or loss recognized on the disposal of the Disposal Group will be presented within discontinued operations in the consolidated statements of operations in the period of disposal. See Note 16 - Subsequent Events for additional detail on the consideration received.

The following table presents the major line items constituting the loss from discontinued operations for the year ended December 31, 2025:

Year Ended December 31, 2025
Net revenue	$1,913,443
Cost of revenue	(1,570,826)
Compensation	(754,760)
Marketing	(90,706)
Stock-based compensation	(2,885,097)
General and administrative	(627,377)
Amortization of intangible assets	(363,906)
Impairment of goodwill	(223,579)
Interest expense	(57,048)
Settlement of liabilities, net	425,330
Loss from discontinued operations, net of tax	$(4,234,526)

Statements of Cash Flow Information

The cash flows of the Disposal Group have not been separately classified and are included within the respective categories of the Consolidated Statements of Cash Flows for all periods presented. Net cash used in operating activities of the Disposal Group was approximately $4,619,376 for the year ended December 31, 2025, and net cash used in investing activities was $0. Depreciation, amortization and impairment of the Disposal Group included within discontinued operations was approximately $612,071 for the year ended December 31, 2025, and there were no material capital expenditures or other significant noncash items. The Disposal Group also incurred $108,800 of short-term lease cost for the year ended December 31, 2025 under a two-month aircraft lease, for which the Company elected the short-term lease practical expedient under ASC 842.

Supplemental cash flow and other information related to leases was as follows:

Year Ended December 31, 2025
Cash paid for amounts included in the measurement of lease liabilities:
Operating lease payments	$162,862
Weighted average remaining lease term (in years):	1.69
Weighted average discount rate:	6.25%

Leases of the Disposal Group

The operating lease right-of-use assets and operating lease liabilities of the Disposal Group, which are included within assets and liabilities of discontinued operations, are summarized below. Operating right-of-use assets are summarized below.

December 31, 2025
Office and Plane Leases	$725,501
Less accumulated amortization	(139,191)
Right-of-use asset, net	$586,310

Operating lease liabilities are summarized below.

December 31, 2025
Office and Plane Leases	$567,423
Less: current portion	(331,137)
Long term portion	$236,286

Total future minimum payments required under the leases of the Disposal Group as of December 31, 2025 are as follows:

Operating Leases
2026	$355,117
2027	237,666
Total	592,783
Less imputed interest	(25,360)
PV of Payments	$567,423

The components of lease expense of the Disposal Group, which are included within loss from discontinued operations, were as follows:

Year Ended December 31, 2025
Operating lease cost	$162,862
Short term lease cost	108,800
Total lease cost	$271,662

Note 14 - Segment Reporting

The Company operates in two reportable segments: Vocal and OG Collection. Following the divestiture of the Company’s air mobility business, the Air Mobility segment is presented as discontinued operations for all periods presented (see Note 13 – Discontinued Operations). The Company’s segments were determined based on the economic characteristics of its products and services, its internal organizational structure, the manner in which operations are managed and the criteria used by the Company’s Chief Operating Decision Maker (“CODM”) to evaluate performance, which include revenue, gross margin, operating profit, and platform engagement metrics.

Vocal

Vocal is the segment focused on development initiatives. Vocal houses the Company’s proprietary technology, including its flagship platform, Vocal, as well as oversees the Company’s content creation framework, and management of its digital communities and the relationships between brands and creators that this framework supports. Vocal derives revenues from Vocal creator subscriptions, platform processing fees and technology licensing fees. It also includes revenue generated from Vocal’s suite of agency services, offered through Vocal for Brands.

OG Collection

OG Collection is the segment focused on curation, preservation, and monetization of rare and archival media assets. This segment houses the Company’s legacy media library, consisting of vintage photographs, historical film negatives, celebrity ephemera, and related intellectual property. OG Collection oversees both the physical archive and the strategic transformation of these assets into modern IP across multiple formats.

OG Collection derives revenues from the sale and licensing of archival media, framed prints, and memorabilia; the development and sale of limited-edition books and publishing projects through Studio 96; and from collaborations with brands, creators, and institutions seeking access to OG’s library for creative or commercial use. This segment also includes revenue generated from custom publishing services and content creation built around OG Collection assets, with the goal of building long-term IP value through storytelling, editorial development, and collectible product releases.

The following tables present certain financial information related to our reportable segments and Corporate:

Amounts presented in the tables below are rounded to the nearest dollar. Segment amounts are rounded individually; accordingly, totals and subtotals may not foot due to rounding.

As of December 31, 2025

	Vocal	OG Collection	Corporate	Total
Cash	$124,605	$5,772	$91,365	$221,742
Accounts receivable, net	-	-	10,000	10,000
Prepaid expenses and other current assets	93,731	-	167,190	260,921
Intangible assets, net	-	-	28,043	28,043
Goodwill	-	-	-	-
All other assets	-	-	1,430,991	1,430,991
Total Assets	$218,336	$5,772	$1,727,589	$1,951,697

Accounts payable and accrued liabilities	$385,191	$250	$4,900,324	$5,285,765
Note payable, net of debt discount and issuance costs	66,228	-	54,902	121,130
Deferred revenue	118,862	-	-	118,862
Convertible Notes, net of debt discount and issuance costs	-	-	383,374	383,374
All other liabilities	-	-	1,668,038	1,668,038
Total Liabilities	$570,281	$250	$7,006,638	$7,577,169

The following table reconciles segment assets and liabilities of continuing operations to the consolidated balance sheet:

Total segment assets – continuing operations	$1,951,697
Assets of discontinued operations (Note 13)	16,190,250
Total consolidated assets	$18,141,947

Total segment liabilities – continuing operations	$7,577,169
Liabilities of discontinued operations (Note 13)	1,492,069
Total consolidated liabilities	$9,069,238

For the year ended December 31, 2025

	Vocal	OG Collection	Corporate	Total
Net Revenue	$1,053,451	$71,743	$153,800	$1,278,994
Cost of Revenue	150,602	12,095	56,708	219,405
Gross margin	$902,849	$59,648	$97,092	$1,059,589

Research and development	$1,842	-	-	$1,842
Marketing	417,072	101,522	-	518,594
Compensation	430,126	301,252	832,834	1,564,212
Stock based compensation	-	-	5,305,221	5,305,221
General and administrative	335,177	57,028	1,363,540	1,755,745
Impairment of intangible assets	-	-	35,723	35,723
Impairment of goodwill	-	-	3,034	3,034
Total Operating Expenses	$1,184,217	$459,802	$7,540,352	$9,184,371

Interest Expense	$(7,729)	-	$(715,820)	$(723,549)
All other (expenses) income, net	(6,361)	3,192	3,721,474	3,718,305
Other (expenses) income, net	$(14,090)	$3,192	$3,005,654	$2,994,756
Loss from continuing operations before income tax provision	$(295,458)	$(396,962)	$(4,437,606)	$(5,130,026)
Loss from discontinued operations, net of tax				(4,234,526)
Net loss				$(9,364,552)

As of December 31, 2024

	Vocal	OG Collection	Corporate	Total
Cash	$5,152	$1,319	$9,019	$15,490
Accounts receivable, net	-	-	2,000	2,000
Deposits and other assets	-	-	83,616	83,616
Intangible assets, net	-	-	103,550	103,550
Goodwill	-	-	5,415	5,415
All other assets	-	-	2,052,278	2,052,278
Total Assets	$5,152	$1,319	$2,255,878	$2,262,349

Accounts payable and accrued liabilities	$507,374	$17,447	$7,925,983	$8,450,804
Note payable, net of debt discount and issuance costs	88,695	-	859,304	947,999
Deferred revenue	146,950	-	-	146,950
Convertible Notes, net of debt discount and issuance costs	-	-	1,216,158	1,216,158
All other liabilities	-	-	1,798,758	1,798,758
Total Liabilities	$743,019	$17,447	$11,800,203	$12,560,669

For the year ended December 31, 2024

	Vocal	OG Collection	Corporate	Total
Net revenue	$1,444,458	$37,348	$17,068	$1,498,874
Cost of revenue	63,002	-	142	63,144
Gross margin	$1,381,456	$37,348	$16,926	$1,435,730

Research and development	$204,043	-	-	$204,043
Marketing	252,436	16,719	4,884	274,039
Compensation	2,500	-	1,939,172	1,941,672
Stock based compensation	709,926	4,600,000	4,132,791	9,442,717
General and administrative	316,089	43,714	1,550,678	1,910,480
Total Operating Expenses	$1,484,994	$4,660,433	$7,627,525	$13,772,951

Interest Expense	$(19,265)	-	$(299,890)	$(319,155)
All other income, net	954,958	5,000	7,026,407	7,986,365
Other income, net	$935,693	$5,000	$6,726,517	$7,667,210

Income (loss) before income tax provision	$832,155	$(4,618,085)	$(884,081)	$(4,670,011)

Note 15 –Income Taxes

Components of deferred tax assets are as follows:

	December 31, 2025	December 31, 2024
Net deferred tax assets – Non-current:
Depreciation	$(100,953)	$(66,080)
Stock based compensation	8,190,318	9,442,717
Expected income tax benefit from NOL carry-forwards	2,041,393	6,017,949
Less valuation allowance	(10,130,758)	(15,394,586)
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

The Company has elected to prospectively adopt the guidance in ASU 2023-09. A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes in accordance with the guidance prior to the adoption of ASU 2023-09 is as follows:

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024

Federal statutory income tax rate	21.0%	21.0%
State tax rate, net of federal benefit	7.1%	7.1%

Change in valuation allowance on net operating loss carry-forwards	(28.1)%	(28.1)%

Effective income tax rate	0.0%	0.0%

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets of the Company will not be fully realizable for the years ended December 31, 2025 and 2024. Accordingly, management applied a full valuation allowance against net deferred tax assets as of December 31, 2025 and 2024. The valuation allowance for 2025 was $(10,130,758), in comparison to a valuation allowance in 2024 of $(15,394,586), a decrease in valuation allowance of $5,263,828.

As of December 31, 2025, the Company had approximately $110.9 million of federal net operating loss carryforwards available to reduce future taxable income which will begin to expire in 2035 for both federal and state purposes.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code of 1986, as amended (the “Code”). The Act reduces the federal corporate income tax rate from 35% to 21% effective for tax years beginning after December 31, 2017. ASC 740 requires the Company to remeasure the existing net deferred tax asset in the period of enactment. The Act also provides for immediate expensing of 100% or the costs of qualified property that is incurred and placed in service during the period from September 27, 2017, to December 31, 2022. Beginning January 1, 2023, the immediate expensing provision is phased down by 20% per year until it is completely phased out as of January 1, 2027. Additionally, effective January 1, 2018, the Act imposes possible limitations on the deductibility of interest expense. As a result of the provisions of the Act, the Company’s deduction for interest expense could be limited in future years. The effects of other provisions of the Act are not expected to have a material impact on the Company’s consolidated financial statements.

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are evaluated for realizability, and a valuation allowance is recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2025, the Company has determined that it is more likely than not that its deferred tax assets will not be realized and has recorded a full valuation allowance; accordingly, no deferred tax asset is reflected on the consolidated balance sheet. The components of the deferred tax assets and the related valuation allowance are disclosed in the accompanying footnotes. The Company will continue to assess the realizability of its deferred tax assets in future periods and will adjust the valuation allowance as necessary.

Federal and state tax laws impose limitations on the utilization of net operating losses and credit carryforwards in the event of an ownership change for tax purposes, as defined in Section 382 of the Internal Revenue Code. Accordingly, the Company’s ability to utilize these carryforwards may be limited as a result of an ownership change which may have already happened or may happen in the future. Such an ownership change could result in a limitation in the use of the net operating losses in future years and possibly a reduction of the net operating losses available.

Note 16 – Subsequent Events

Note Issuances

Subsequent to December 31, 2025, the Company entered into a loan agreement with Jeremy Frommer, whereby Mr. Frommer issued the Company a promissory note of $125,000 on January 29, 2026. The note was issued with an original issue discount equal to 20% and has a maturity date of July 29, 2026. This note has a flat interest fee of 20% over the initial six-month term. No payments of principal or interest are due prior to the maturity date.

On February 13, 2026, the Company issued a $145,000 promissory note to a lender, bearing interest at 12% per annum and increasing to 18% upon default. The note had a maturity date of March 9, 2026. The note was repaid in full in connection with the sale of Fly Flyte, Inc. on March 9, 2026 and, accordingly, was no longer outstanding as of the date of this filing.

Subsequent to December 31, 2025, the Company entered into a loan agreement with a Lender whereby the Lender issued the Company a promissory note of $9,963 on January 5, 2026. The note was issued with an original issue discount equal to 8.3% and has a maturity date of January 5, 2027.

Note Defaults

On February 27, 2026, the February 27, 2025 Loan Agreement with Marc Sellouk went into default. In connection with the sale of Fly Flyte, Inc. on March 8, 2026, the note was transferred to the purchaser and, accordingly, was derecognized from the Company’s balance sheet as of the closing date. This note is no longer outstanding as of the date of this filing.

The December 30, 2024 Loan Agreement with Jeremy Frommer matured on February 28, 2026 and entered into default. On March 30, 2026, the outstanding principal and accrued interest were repaid in full, and the lender waived all default interest and related penalties. This note is no longer outstanding as of the date of this filing.

The Third Tranche of Uplist Financing

Subsequent to December 31, 2025, as part of the Uplist Financing (see Note 7 - Convertible Notes, Uplist Financing) one investor funded its agreed portion of the third tranche on January 16, 2026. The Company executed and delivered a Senior Convertible Note in the aggregate principal amount of $375,000 with common stock warrants, initially exercisable for an aggregate 595,938 shares, with a term of five years from the date of the issuance. The note had a 20% original issue discount, yielding net cash proceeds to the Company of $300,000.The note is convertible into shares of the Company’s common stock at the holder’s option at $10.00 per share, or mandatorily upon an approved national-exchange uplisting at the lower of (i) $10.00 per share, (ii) the uplist offering price, or (iii) a twenty percent (20%) discount to the lowest daily VWAP during the ten trading days prior to uplist. Each Note holder received Warrant coverage equal to one hundred percent (100%) of the Note face value, exercisable at $10.00 per share for a five-year term, with customary cashless-exercise provisions and full ratchet anti-dilution protection, as well as a 9.99% beneficial ownership limitation which can be adjusted on 61 days’ notice.

Settlement of May 31, 2024 Loan Agreement

Subsequent to December 31, 2025, the Company entered into a settlement agreement with the May 31, 2024 Lender, whereby the Company agreed to pay $46,899 over a period of six monthly installments. Upon completion of the full settlement payment, the remainder of the balance shall be forgiven and the loan will be completed.

Share Issuance

Subsequent to December 31, 2025, the Company issued 36,634 shares of its restricted common stock at a cost basis of $0.55 per share to BLSSM Communications, LLC in full satisfaction of the related $20,000 payable on January 1, 2026. The shares were issued as fully paid, non-assessable equity compensation in accordance with the Conversion Agreement dated October 31, 2025, and represent compensation earned upon issuance rather than a prepayment for future services. In accordance with Rule 144, the holding period for the securities begins on the issuance date.

Options Issuance

Subsequent to December 31, 2025, the Company granted an aggregate of 1,188,500 stock options to thirteen individuals, consisting of officers, directors, employees, and consultants, under its equity incentive plan. The grants were issued in six tranches between January 10, 2026 and April 21, 2026, with exercise prices ranging from $8.00 to $12.00 per share. The options vest immediately upon grant, with the exception of 6,000 options issued on January 20, 2026, which vest on July 20, 2027.

Reverse Stock Split Implementation

On November 18, 2025, the Company’s Board of Directors approved a 1-for-20 reverse stock split of the Company’s issued and outstanding common stock. The reverse stock split was subsequently implemented on February 24, 2026. In connection with the implementation, the per share amounts for loss per share calculations related to prior period and current period were adjusted on the basis of the new number of shares of common stock in the consolidated financial statements. 10,361 shares with a fair value of $103,610 were issued pursuant to rounding from this reverse stock split.

Michael Grecco Productions Settlement

On March 4, 2026, Creatd, Inc. entered into a confidential settlement agreement with Michael Grecco Productions, Inc. to resolve a pending legal matter in the United States District Court for the Southern District of New York (Case No. 1:25-cv-07594). The dispute related to claims arising from a photograph displayed by a third-party user on Creatd’s platform.

Under the terms of the agreement, Creatd agreed to pay a total settlement amount of $13,000, payable in two installments of $6,500, subject to customary conditions including execution of the agreement and dismissal of the action with prejudice. The second installment is due on April 17, 2026. Both parties agreed to mutual releases of claims related to the matter, and the plaintiff agreed not to pursue future claims relating to the subject content or similar third-party content prior to the effective date.

The settlement was entered into as a compromise of disputed claims, with no admission of liability by Creatd. Each party will bear its own legal fees, and the agreement includes customary confidentiality provisions, subject to applicable disclosure requirements.

Sale of Fly Flyte, Inc.

On March 9, 2026, the Company sold to Catheter Precision, Inc. (NYSE American: VTAK) (the "Buyer") (i) 800,200 shares, representing 80.02% of the outstanding common stock of Fly Flyte, Inc. ("Fly Flyte"), and (ii) 100% of the membership interests of Ponderosa Air, LLC ("Ponderosa," and together with Fly Flyte, the "Disposal Group"). The Buyer held the remaining 19.98% of Fly Flyte prior to the transaction and owns 100% of the entity following the closing. As a result, the Company no longer holds a controlling interest in the Disposal Group. The transfer of the Company's entire remaining interest resulted in a loss of control, and the Company accounted for the transaction as a deconsolidation under ASC 810-10-40, derecognizing the assets, liabilities, and noncontrolling interest of the Disposal Group, measuring the consideration received at fair value, and recording the resulting loss within discontinued operations in the period of disposal.

The stated purchase price was $11,554,827, consisting of cash, a promissory note, and contingently issuable preferred stock. For purposes of measuring the deconsolidation under ASC 810-10-40-5, the Company measured the consideration received at fair value for a total of $11,676,828, including non-cash consideration in the form of Company liabilities assumed by the Buyer, as follows:

●	Cash consideration of $1,035,827, comprising a $259,000 advance received on February 13, 2026, $145,000 received on February 13, 2026 under a short-term loan agreement with the Buyer that was extinguished and applied against the purchase price at closing, and $631,827 paid within three business days of the closing;

●	A $5,000,000 promissory note payable by the Buyer in nine installments from April 2026 through December 2026. The note bears no stated interest if paid when due, with interest of 4% accruing on overdue amounts and an 18% default rate. Because the note is non-interest-bearing, the Company imputed interest under ASC 835-30 and recorded the note at the present value of the contractual cash flows, discounted at an imputed market rate of 10%, resulting in an initial fair value of $4,787,469;

●	5,778 shares of the Buyer's Series D Convertible Preferred Stock, with a stated value of $1,000 per share (aggregate stated value of $5,778,000). Issuance of the preferred stock is contingent upon the Buyer obtaining the approval of its stockholders. The Series D Preferred is convertible into shares of VTAK common stock at a conversion price of $1.41 per share, determined under the Certificate of Designation as the lower of the VTAK closing price immediately prior to the closing date and the trailing five-trading-day volume-weighted average price, subject to a prospective downward reset following the effectiveness of a related resale registration statement and a floor of $0.35 per share. The Company measured the Series D Preferred at a fair value of approximately $5,614,086 on an as-converted basis using observable market inputs; and

●	$239,446 of Company liabilities assumed by the Buyer, consisting of $186,446 of the Company's accounts payable and accrued liabilities and $53,000 of transition-period payroll.

As part of the transaction, the Buyer acquired Fly Flyte, its subsidiary Ponderosa Air LLC, and all Flyte-related assets, including the FAA Part 135 operating certificate, all intellectual property and operational systems, all personnel and management structures, and all contracts, vendor relationships, and customer accounts. In addition, $418,434 of promissory notes carried on Fly Flyte's books, including a $361,143 promissory note payable to Fly Flyte's chief executive officer, and certain litigation matters of the Disposal Group were derecognized through the sale of the subsidiary or assumed by the Buyer under the purchase agreement.

Following the closing, the Company's continuing relationships with the Disposal Group and the Buyer consist of (i) the contingently issuable non-voting Series D Preferred Stock, which, upon issuance, the Company will account for as a passive equity investment under ASC 321, and (ii) a services agreement entered into by a subsidiary of the Company in April 2026 to provide marketing, creative, growth, and product-advisory services to Fly Flyte for a fixed monthly fee. Neither relationship provides the Company with power over the activities that most significantly affect the Disposal Group's economic performance or with significant influence over the Buyer.

180,030 Shares of Common Stock

PROSPECTUS

July 31, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$199
Placement agent fees	$100,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$5,000
Miscellaneous fees and expenses	$-
Total	$205,199

Item 14. Indemnification of Directors and Officers.

Each of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide for indemnification of our directors and officers. Our Amended and Restated Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, without more, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company may by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents of the Company with the same scope and effects as the indemnification provisions for officers and directors.

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the three months ended March 31, 2026, we issued securities that were not registered under the Securities Act and were not previously disclosed in a Current Report on Form 8-K or Quarterly Report on Form 10-Q as listed below. All of the securities discussed in this Item 2 were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

Common Stock

Common stock issued upon conversion of notes payable

On January 9, 2024, the Company issued 1,000 shares of its common stock pursuant to a conversion of $100,000 in convertible notes and accrued interest at a price of $100.00 per share.

On February 2, 2024, the Company issued 822 shares of its common stock pursuant to a conversion of $82,103 in accrued interest on convertible notes at a price of $100.00 per share.

On March 15, 2024, the Company issued 65 shares pursuant to a conversion of $4,500 in promissory notes at a price of $70.00 per share.

On March 18, 2024, the Company agreed to the cancellation of a previous conversion of $4,285 in notes payable and rescinded the issuance of 18 shares of its common stock.

On March 19, 2024, the Company issued 250 shares pursuant to the conversion of $40,000 in convertible notes at a price of $160.00 per share.

On July 2, 2024, the Company issued 11,591 shares of common stock in exchange for $278,179 in convertible notes payable at a price of $23.99 per share.

On July 10, 2024, the Company issued 13,750 shares of common stock in exchange for $330,000 in notes payable and accrued interest at a price of $20.00 per share, resulting in a gain on settlement of debt of $55,000.

On July 11, 2024, the Company issued 6,411 shares of common stock in exchange for $41,129 in notes payable and $58,871 in interest at a price of $15.59 per share, resulting in a loss on settlement of debt of $28,205.

On July 22, 2024, the Company issued 8,552 shares of common stock in exchange for $133,411 in notes payable at a price of $18.00 per share, resulting in a loss on settlement of debt of $20,524. Additionally, the Company issued 524 shares with a fair value of $9,414 as penalties and fees in relation to the conversion of a note payable.

On July 29, 2024, the Company issued 4,097 shares of common stock for the conversion of $98,309 in notes payable and accrued interest at a price of $24.00 per share.

On September 12, 2024, the Company issued 8,068 shares of common stock for the conversion of $41,429 in notes payable at a price of $5.20 per share, resulting in a loss on settlement of debt of $40,857.

On November 6, 2024, a noteholder converted $54,000 in principal for 7,500 shares of common stock at a price of $7.60 per share, resulting in a loss on settlement of debt of $43,500.

On December 2, 2024, a noteholder converted $9,683 in principal and $11,999 in interest into 2,882 shares of common stock at a price of $7.52 per share, resulting in a loss on settlement of debt of $19,815.

Shares issued for settlement of liabilities

On February 28, 2024, the Company issued 115 shares at a fair value of $11,270 to a vendor to settle $2,300 in outstanding liabilities, resulting in a loss on settlement of liabilities of $8,970.

On February 28, 2024, the Company issued 900 shares of common stock with a fair value of $88,200 to a vendor to settle $15,120 in outstanding liabilities, resulting in a loss on settlement of liabilities of $73,080.

On March 22, 2024, the Company issued 1,695 shares of common stock with a fair value of $203,370 to a vendor to settle $27,472 in outstanding liabilities, resulting in a loss on settlement of liabilities of $174,898.

On August 22, 2024, the Company issued 6,250 shares of common stock with a fair value of $121,250 to a vendor in exchange for $120,000, resulting in a loss on settlement of liabilities of $1,250. This issuance satisfied the first stage of a payment plan entered into relating to the termination of the Company’s lease at 419 Lafayette Street. See Lease Agreements for further details on the lease agreement and its settlement.

On November 12, 2024, Jessica Skube and the Company executed a settlement agreement for the matter of Skube v WHE Agency Inc., et al. As part of the agreement, Ms. Skube received 7,500 shares of the Company’s common stock, with an additional 1,750 shares of common stock issued in legal fees with a fair value of $145,410 to settle the outstanding balance of $191,360, resulting in a gain on settlement of liabilities of $45,950.

On November 25, 2024, the Company entered into agreements with 2 vendors to settle a total of $665,620 in accounts payable for 21,868 shares of common stock with a fair value of $362,998 and 975 shares of Series G Preferred with a fair value of $606,938. This resulted in a loss on settlement of liabilities of $304,316.

On December 23, 2024, the Company entered into agreements with 2 vendors to settle a total of $13,400 in accounts payable for 670 common shares with a fair value of $5,360, resulting in a gain on settlement of liabilities of $8,040.

On January 2, 2025, the Company issued 40 shares to a vendor with a fair value of $264 to settle $800 in outstanding accounts payable liabilities, resulting in a gain on settlement of liabilities of $536.

On January 17, 2025, the Company issued 500 shares to a vendor at a fair value of $5,800 to settle $5,790 in outstanding liabilities.

On March 4, 2025, the Company issued 207 shares to a vendor at a fair value of $3,094 to settle $1,250 in outstanding liabilities, resulting in a loss on settlement of liabilities of $1,844.

On June 25, 2025, the Company issued 18,600 common shares to 2 employees of Fly Flyte, Inc. at a fair value of $127,968 to settle $372,000 in outstanding liabilities, resulting in a gain on settlement of liabilities of $244,032.

Shares issued for settlement of compensation to employees and consultants

On April 22, 2024, the Company issued 34,593 shares of common stock with a fair value of $1,252,239 in exchange for $609,535 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of liabilities of $642,704.

On June 7, 2024, the Company issued 10,977 shares of common stock with a fair value of $392,968 in exchange for $144,502 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of liabilities of $248,466.

On June 26, 2024, the Company issued 10,836 shares of common stock with a fair value of $343,476 in exchange for $84,514 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of liabilities of $258,962.

On July 31, 2024, the Company issued 12,517 shares of common stock with a fair value of $367,998 in exchange for $78,048 in net pay owed to employees, officers, and directors, and payables to key consultants, resulting in a loss on settlement of liabilities of $289,950.

During the year ended December 31, 2024, the Company reversed the majority of the above conversions and rescinded 69,263 shares of common stock previously issued for the conversion of net pay owed to employees, officers, and directors, and payables to key consultants. The rescinded shares had a fair value of $581,807, and resulted in the reinstatement of $881,304 of the net pay owed to employees and payables and key consultants previously converted on April 22, June 7, June 26, and July 31, 2024.

On October 1, 2024, the Company re-offered employees, officers, directors, and key consultants the ability to convert their payables into Preferred Series H stock, and issued 3,798 shares of Preferred Series H stock with a fair value of $755,422 in exchange for $379,405 in net pay owed to employees, officers, and directors, and payables to key consultants. These conversions resulted in a loss on settlement of debt of $376,017. The Series H Preferred shares issue contain all the standard terms and conditions under the certificate of destination for that class of stock, including conversion price adjustment upon the sale of equity at a lower price subsequent to the issuance of these shares. See Series H Convertible Preferred Stock for additional information on the terms of Series H Preferred.

On September 16, 2025, the Company entered into a Conversion Agreement with a consultant, pursuant to which the consultant’s balance of $36,820 in accrued payables owed to the consultant by Fly Flyte, Inc. was settled through the issuance of stock options under the Company’s 2025 Omnibus Securities and Incentive Plan. Under the terms of the agreement, the Company converted the full amount of the accrued payroll liability into 5,406 fully vested stock options with an exercise price of $0.37 per share and 12,500 additional stock options at the same exercise price that vest as follows: 3,125 on March 31, 2026, 3,125 on June 30, 2026, 3,125 on September 30, 2026, and 3,125 on December 31, 2026, with a 10-year term expiring September 16, 2035. The options cumulatively have a fair value of $100,271. As a result, the Company recognized $33,541 of stock compensation expense for the year ended December 31, 2025 and $66,730 of additional expense that will be recognized through December 31, 2026.

Common stock issued for financing fees

On January 10, 2024, the Company issued 700 shares of its restricted common stock at a fair value of $28,000 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 21, 2024, the Company issued 175 shares of its restricted common stock at a fair value of $21,700 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On March 25, 2024, the Company issued 150 shares of its restricted common stock at a fair value of $16,710 as commitment shares pursuant to the extension of the maturity date of a promissory note.

On July 2, 2024, the Company issued 103 shares of common stock with a fair value of $2,431 to an investor for fees and penalties associated with a convertible note.

On February 7, 2025, the Company issued 89 shares of common stock with a fair value of $2,122 to an investor for fees and penalties associated with a convertible note.

Shares issued for acquisition of consolidated subsidiary

On July 26, 2024, the Company issued 1,750 common shares with a fair value of $38,150 to acquire 100% of the membership interests in S96 NYC, LLC (Studio 96 Publishing) from Ayelet Abitbul, an employee of the Company. Additionally, the Company issued 3,250 warrants with an exercise price of $24.00 and an expected life of 5 years with a value of $70,850, for a total purchase price of $109,000. Of this purchase price, $5,450 was recorded as Goodwill and $103,550 was recorded as intangible assets.

On February 27, 2025, the Company issued 52,807 shares of common stock with a fair value of $950,526 to the shareholders of Flewber Global, Inc. in exchange for their equity in Flewber Global, Inc. as part of the acquisition of that entity. See Acquisition of Flewber Global, Inc. in Note 12 for further details on the acquisition structure.

Cash received for common stock

On January 3, 2024, the Company sold 500 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $27,728 to the Company.

On March 6, 2024, the Company sold 358 shares of its common stock for proceeds of $25,000. Additionally, the Company issued 358 warrants with an exercise price of $140.00 and an expected life of 5 years with a fair value of $33,215.

On March 25, 2024, the Company sold 1,193 shares of its common stock pursuant to the Equity Line of Credit entered into on October 20, 2022, between the Company and Coventry Enterprises for gross proceeds of $83,872.

On April 8, 2024, the Company issued 500 shares of its restricted common stock for gross proceeds of $25,000. Additionally, the Company issued 500 warrants with an exercise price of $100.00 with an expected life of 5 years, and a fair value of $35,100.

On November 18, 2024, the Company entered into a purchase agreement with 2 investors whereby the Company issued 1,334 shares of common stock for net proceeds of $20,000. Additionally, the Company issued 6,334 warrants with an exercise price of $25.00, an expected life of 5 years, and a combined fair value of $114,000.

On December 10, 2024, the Company entered into a purchase agreement with 2 investors whereby the Company issued 5,000 shares of common stock for net proceeds of $40,000. Additionally, the Company issued 5,000 warrants with an exercise price of $20.00 and an expected term of 5 years with a fair value of $64,375.

During February 2025, 13 investors purchased 13,807 shares of Common stock for proceeds to the Company of $276,140. These purchases were made in conjunction with the Company’s acquisition of Flewber Global, Inc. See Acquisition of Flewber Global, Inc. in Note 12 for further details on the acquisition structure.

Stock based compensation in Creatd, Inc.

On March 1, 2024, the Company issued 500 shares at a fair value of $51,100 to a vendor for services rendered. On May 17, 2024, these shares were then rescinded as part of a renegotiation of the agreement with this vendor.

On April 22, 2024, the Company issued 572 shares at a fair value of $20,699 to a vendor for services rendered.

On May 28, 2024, the Company issued 2,750 shares of common stock with a fair value of $99,000 to a vendor for services rendered.

On March 5, 2024, the Company issued 500 shares at a fair value of $46,000 to a vendor for services rendered.

On March 6, 2024, the Company issued 750 shares with a fair value of $69,750 to a vendor for services.

On July 8, 2024, the Company issued 481 shares of common stock with a fair value of $10,288 to a vendor for services rendered.

On July 24, 2024, the Company issued 8,250 shares with a fair market value of $155,100 to a vendor for services rendered.

On August 20, 2024, the Company issued 500 shares of common stock with a fair value of $8,400 to 2 vendors for services rendered.

On September 27, 2024, the Company issued 29 shares with a fair value of $217 to 2 directors of the Company for services rendered.

On November 7, 2024, the Company issued 5,385 shares with a fair market value of $77,536 to consultants for services rendered.

On December 18, 2024, the Company issued 260 shares with a fair market value of $2,079 to consultants for services rendered.

On January 6, 2025, the Company issued 2,433 shares with a fair value of $22,377 to a vendor for services rendered.

On February 6, 2025, the Company issued 6,250 shares with a fair value of $131,250 to a vendor for services rendered for a service contract of 6 months. $109,250 of this was recognized in the current period, and $21,875 was recognized as prepaid expenses.

On February 27, 2025, the Company issued 25,000 shares with a fair value of $450,000 to Marc Sellouk, CEO of Flewber Global, Inc., as part of a retention package associated with the Company’s acquisition of that entity. Under this agreement, these 25,000 shares were to be issued at acquisition in exchange for his equity in Flewber Global, Inc. and another 23,442 shares, as well as 14,812 shares of Preferred Series I stock, were to be issued on June 30, 2025, if Mr. Sellouk’s employment at the Company continued through that date. Mr. Sellouk continues his employment with the Company, and on June 30, 2025, the Company issued the additional 23,442 shares of Common stock with a fair value of $187,583 and the 14,812 shares of Preferred Series I stock with a fair value of $592,465 under this agreement.

On October 31, 2025, the Company issued 10,000 shares to a vendor with a total fair value of approximately $60,000 in exchange for $68,000 in services to be provided. The Company recognized $19,890 of expense during the period, representing the portion of services rendered through December 31, 2025, with the remaining balance recorded as prepaid expense to be recognized over the service term.

On November 1, 2025, the Company issued 2,500 shares at a fair value of $15,000 for consulting services provided during the fourth quarter of 2025.

On December 1, 2025, the Company issued 2,686 shares at a fair value of $22,557 to settle $20,000 in outstanding liabilities, resulting in a loss on settlement of debt of $2,557.

On December 5, 2025, the Company issued 15,000 shares with a fair value of $157,800 to consultants for services rendered.

On January 1, 2026, the Company issued 1,819 shares with a fair value of $20,737 to consultants for services rendered.

Stock based compensation in consolidated subsidiaries

On August 1, 2024, Vocal, Inc. granted 48.72% of its membership interests, in the form of shares of Preferred Stock to officers, board members, employees, and consultants (“Key Drivers”) involved with operations of Vocal.

On August 1, 2024, OG Collection, Inc. granted 46% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On August 9, 2024, the OG Collection, Inc. amended its Articles of Incorporation, increasing its authorized shares from 2,000,000, all of which was Common Stock, to 1,050,000,000, of which 1,000,000,000 shares became Common Stock and 50,000,000 shares became Preferred Stock.

On August 9, 2024, Vocal, Inc. granted an additional 3.01% of its membership interests, in the form of shares of Preferred Stock, to Key Drivers involved with operations of Vocal.

On August 12, 2024, OG Collection, Inc. granted an additional 1.5% of its membership interests, in the form of shares of Preferred Stock to Key Drivers involved with operations of OG Collection.

On November 27, 2024, the Company rescinded 1.5% of its membership interests in OG Collection, Inc. and 1.70% of its membership interests in Vocal, Inc. previously issued to a board member after their resignation.

On September 9, 2025, Fly Flyte, Inc. and Ponderosa Air LLC entered into a Side Letter Agreement with SEG Jets, LLC (“SEG Jets”), the lessor of the 2020 Cirrus Design Corp. SF50 aircraft that is being leased by the Company pursuant to an Exclusive Aircraft Dry Lease Agreement. Under the terms of the Side Letter Agreement, Fly Flyte, Inc. agreed to issue to SEG Jets, or its designees, 19.98% of the issued and outstanding common stock of Fly Flyte, Inc. as of the date of the agreement as consideration for strategic business cooperation. The stock has a fair value of $2.89 million and was recorded as stock based compensation on the consolidated statement of operations and comprehensive loss.

On December 26, 2025, Vocal, Inc. issued an additional 21.73% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of Vocal. In connection with this issuance, 40,404 shares were issued with an aggregate fair value of approximately $78,010, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in Vocal, Inc. decreased from 41.73% to 20.00%.

On December 26, 2025, OG Collection, Inc. issued an additional 24.00% of its outstanding equity, in the form of shares of Common Stock, to certain officers, employees, and consultants involved with the operations of OG Collection. In connection with this issuance, 480,000 shares were issued with an aggregate fair value of approximately $57,600, which was satisfied through the application of accrued payroll obligations. As a result of the issuance, the Company’s ownership interest in OG Collection, Inc. decreased from 44.00% to 20.00%.

Shares issued for acquisition of marketable securities

On July 17, 2024, the Company acquired 0.5% of equity in Hollywall Entertainment Inc., in exchange for 829 shares of the Company’s common stock.

On August 20, 2024, the Company acquired 0.5% of equity in Geopulse Explorations, Inc. a holding company focused on owning and developing technologies in the cannabis industry. As consideration for this acquisition, Geopulse Explorations received 1,084 shares of the Company’s common stock.

On November 26, 2024, the Company acquired 1% of equity in Enzylotics, Inc. a biotechnology company focused on developing in the pharmaceutical industry. As consideration for this acquisition, Enzylotics received 1,992 shares of the Company’s common stock. On May 6, 2025, the Company and Enzylotics, Inc. agreed to rescind this agreement. The 1,992 shares of Creatd Common stock were cancelled, as were the Company’s shares of Enzylotics, Inc.

On May 6, 2025, the Company acquired 17,000,000 shares in MineralRite Corporation, in exchange for 4,500 shares of the Company’s common stock.

Exercise of warrants to stock

Between February 12, 2025, and February 26, 2025, the Company issued 224,820 shares of common stock pursuant to the cashless exercise of warrants.

On June 23, 2025, the Company issued 100 shares of common stock pursuant to the exercise of warrants for gross proceeds of $2,000.

On June 30, 2025, the Company issued 10,000 shares of common stock pursuant to the cashless exercise of warrants.

On October 21, 2025, the Company issued 110,450 shares of common stock pursuant to the cashless exercise of warrants.

On December 31, 2025, the Company issued 22,500 shares of common stock pursuant to the cashless exercise of warrants.

Shares issued for rounding in reverse stock split

On January 24, 2024, the Company effectuated a 1-for-500 reverse stock split. 3,554 shares with a fair value of $12,084 were issued pursuant to rounding from this reverse stock split.

On February 24, 2026, the Company effectuated a 1-for-20 reverse stock split. 10,577 shares were issued pursuant to rounding from the reverse stock split.

Item 16. Exhibits and Consolidated Financial Statement Schedules.

Exhibit	Description
2.1	Agreement and Plan of Merger dated February 5, 2016 by and among the Company, GPH Merger Sub., Inc., and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
2.2	Agreement and Plan of Merger dated February 28, 2016 by and among the Company and Jerrick Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s current report on Form 8-K filed with the Commission on March 3, 2016).
3.1	Articles of Incorporation, filed with the Nevada Secretary of State on December 30, 1999 (incorporated by reference to the Company’s annual report on Form 10-SB filed with the Commission on March 30, 2006).
3.2	Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on November 6, 2013 (incorporated by reference to Exhibit 3.3 to the Company’s current report on Form 8-K filed with the Commission on December 4, 2013).
3.3**	Certificate of Amendment to our Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on July 25, 2019.
3.4**	Second Amended and Restarted Articles of Incorporation, filed with the Nevada Secretary of State on July 13, 2020.
3.5**	Certificate of Amendment to our Second Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on August 13, 2020.
3.6**	Certificate of Amendment, filed with the Nevada Secretary of State on September 9, 2020.
3.7**	Certificate of Incorporation, filed with the State of Delaware on September 16, 2021.
3.8**	Certificate of Amendment, filed with the Delaware Secretary of State on April 24, 2022.
3.9**	Certificate of Incorporation, filed with the State of Nevada on July 31, 2023.
3.10**	Certificate of Amendment to our Second Amended and Restated Articles of Incorporation, filed with the Nevada Secretary of State on January 24, 2024.
3.11**	Amended and Restated Bylaws, dated January 2, 2026.
3.12	Certificate of Designation, Preferences, and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on April 8, 2014).
3.13	Certificate of Designation, Preferences and Rights of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on December 4, 2014).
3.14	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the Commission on August 3, 2015).
3.15	Certificate of Designation of Series D Preferred Stock (incorporated by reference to Exhibit 3.1(f) of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
4.1	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2022)
4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on March 9, 2022).
4.3	Form of Original Issue Discount Senior Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
4.4	Form of Series C Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
4.5	Form of Series D Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
4.6	Form of Original Issue Discount Senior Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
4.7	Form of Series E Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
4.8	Form of Series F Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
4.9	Form of Common Stock Warrant (incorporated by reference to Exhibit 4.9 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
4.10	Form of Replacement Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2022)
4.11	Form of November Warrant (incorporated by reference to Exhibit 4.11 of the Company’s form S-1 filed with the Commission on May 15, 2023)
4.12	Senior Convertible Debenture issued December 12, 2022 (incorporated by reference to Exhibit 4.12 of the Company’s form S-1 filed with the Commission on May 12, 2023)
4.13**	Form of Senior Convertible Promissory Note
4.14**	Form of Warrant
5.1	Opinion of Lucosky Brookman LLP
10.1	Spin-Off Agreement dated as of February 5, 2016 between the Company and Kent Campbell. (incorporated by reference to Exhibit 10.9 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
10.2	Share Exchange Agreement dated as of February 5, 2016 by and among Great Plains Holdings, Inc., Kent Campbell, Denis Espinoza and Sarah Campbell. (incorporated by reference to Exhibit 10.10 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).
10.3	Form of Stock Purchase Agreement. (incorporated by reference to Exhibit 10.11 of the Company’s current report on Form 8-K filed with the Commission on February 11, 2016).

10.4	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).
10.5	Assignment and Assumption Agreement, dated May 12, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).
10.6	Line of Credit Agreement, dated May 9, 2017 by and between the Company and Arthur Rosen (incorporated by reference to Exhibit 10.2 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).
10.7	Promissory Note Issued in Favor of Grawin, LLC, Dated May 12, 2017, (incorporated by reference to Exhibit 10.3 of the Company’s quarterly report on Form 10-Q filed with the Commission on May 15, 2017).
10.8	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on March 21, 2017).
10.9	Form of 8.5% Convertible Redeemable Debentures due April 18, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on July 21, 2017).
10.10	Jerrick Media Holdings Inc. 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)
10.11	First Amendment to 8.5% Convertible Redeemable Note Due April 11, 2018 (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)
10.12	Securities Purchase Agreement between the Company and Diamond Rock LLC dated July 24, 2017 (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2017)
10.13	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 18, 2017)
10.14	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on February 14, 2018)
10.15	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on February 13, 2018)
10.16	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on April 2, 2018)
10.17	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on May 29, 2018)
10.18	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on May 29, 2018)
10.19	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.20	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.21	Form of Series A Preferred Stock Conversion Letter Agreement (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.22	Form of Series B Preferred Stock Conversion Letter Agreement (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.23	Form of Promissory Note Conversion Letter Agreement (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed with the Commission on August 31, 2018)
10.24	Lease Agreement (incorporated by reference to Exhibit 10.5 of the Company’s quarterly report on Form 10-Q filed with the Commission on August 20, 2018)
10.25+	Jerrick Ventures, Inc. 2015 Incentive Stock and Award Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.53 the Company’s Amendment No. 3 to Registration Statement on Form S-1/A filed with the Commission on August 21, 2020)
10.26+	2020 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.54 the Company’s Amendment No. 3 to Registration Statement on Form S-1/A filed with the Commission on August 21, 2020)
10.27	Warrant Agreement, including form of Warrant, dated September 15, 2020 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on September 15, 2020).
10.28+	Weisberg Employment Letter Agreement, dated September 28, 2020 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on October 1, 2020).
10.29	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).

10.30	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.31	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.32	Form of PA Warrant (incorporated by reference to Exhibit 10.4 of the Company’s current report on Form 8-K filed with the Commission on January 5, 2021).
10.33	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on October 27, 2021).
10.34	Placement Agency Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on October 27, 2021).
10.35	Membership Interest Purchase Agreement, dated as of June 4, 2021, by and among, Creatd Partners, LLC, Angela Hein and Heidi Brown (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 10, 2021).
10.36	Stock Purchase Agreement, dated as of July 20, 2021, by and among, Creatd Partners, LLC, WHE Agency, Inc., and individuals named therein (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on July 26, 2021).
10.37	Voting Agreement and Proxy, dated as of July 19, 2021, by and among, Creatd Partners, LLC, and individuals named therein (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on July 26, 2021).
10.38	Stock Purchase Agreement by and among Standard Holdings Inc., Mark De Luca, Stephanie Roy Dufault, Dune Inc. and Creatd Partners, LLC dated October 3, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed with the Commission on October 7, 2021).
10.39	Stockholders Agreement by and among Dune Inc., Creatd Partners, LLC, Mark De Luca and Standard Holdings Inc. dated October 3, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s current report on Form 8-K filed with the Commission on October 7, 2021).
10.40+	Executive Employment Agreement between the Company and Jeremy Frommer (incorporated by reference to Exhibit 10.40 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.41+	Executive Employment Agreement between the Company and Laurie Weisberg (incorporated by reference to Exhibit 10.41 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.42+	Executive Employment Agreement between the Company and Justin Maury (incorporated by reference to Exhibit 10.42 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.43+	Executive Employment Agreement between the Company and Chelsea Pullano (incorporated by reference to Exhibit 10.43 of the Company’s annual report on Form 10-K filed with the Commission on April 6, 2022)
10.44	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2022)
10.45	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on March 9, 2022).
10.46	Letter of resignation of Mark Standish (incorporated by reference to Exhibit 17.1 to the Company’s current report on Form 8-K filed with the Commission on February 18, 2022).
10.47	Letter of resignation of Leonard Schiller (incorporated by reference to Exhibit 17.2 to the Company’s current report on Form 8-K filed with the Commission on February 18, 2022).
10.48	Letter of resignation of LaBrena Martin (incorporated by reference to Exhibit 17.3 to the Company’s current report on Form 8-K filed with the Commission on February 18, 2022).
10.49	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
10.50	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)

10.51	Form of Guaranty (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed with the Commission on June 3, 2022)
10.52	Creatd, Inc. 2022 Omnibus Securities and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 7, 2022)
10.53	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
10.54	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
10.55	Form of Guaranty (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed with the Commission on July 29, 2022)
10.56	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.57	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.58	Form of Restructuring Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.59	Form of Security Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.60	Form of Subsidiary Guarantee (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.61	Form of Lockup Agreement (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the Commission on September 19, 2022)
10.62	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2022)
10.63	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2022)
10.64	Form of Letter Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on October 25, 2022)
10.65	Common Stock Purchase Agreement (incorporated by reference to Exhibit 10.65 of the Company’s form S-1/A filed with the Commission on August 29, 2023)
10.66	Securities Purchase Agreement dated December 12, 2022 (incorporated by reference to Exhibit 10.65 of the Company’s form S-1 filed with the Commission on May 15, 2023)
10.67	Registration Rights Agreement dated December 12, 2022 (incorporated by reference to Exhibit 10.66 of the Company’s form S-1 filed with the Commission on May 15, 2023)
10.68	Subsidiary Guaranty Dated December 12, 2022 (incorporated by reference to Exhibit 10.67 of the Company’s form S-1 filed with the Commission on May 15, 2023)
10.69**	Securities Purchase Agreement dated as of November 9, 2025
10.70**	Registration Rights Agreement dated as of November 9, 2025
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s annual report on Form 10-K filed with the Commission on March 30, 2020)
23.1	Consent of Astra Audit & Advisory LLC
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107**	Filing Fee Table

+	Indicates management contract or compensatory plan.
**	Previously filed.

(b) Consolidated Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 31, 2026.

Creatd, Inc.

By:	/s/ Jeremy Frommer
	Name:	Jeremy Frommer
	Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jeremy Frommer, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeremy Frommer	Chief Executive Officer, Chairman, Chief Financial Officer	July 31, 2026
Jeremy Frommer	(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ Justin Maury	Chief Operating Officer, Director	July 31, 2026
Justin Maury

/s/ Peter Majar	Director	July 31, 2026
Peter Majar

/s/ Arthur Rosen	Director	July 31, 2026
Arthur Rosen